Exhibit 10.1
RESTRUCTURING SUPPORT AGREEMENT
This RESTRUCTURING SUPPORT AGREEMENT (together with all exhibits, schedules and attachments hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of October 4, 2015, is entered into by and among (a) American Apparel, Inc., a Delaware corporation (“American Apparel”), and its undersigned subsidiaries (each an “Company Party” and, collectively with American Apparel, the “Company”); (b) each of the creditor parties identified on the signature pages hereto (such Persons (as defined below) described in this clause (b), together with their respective successors and permitted assigns under this Agreement, each, a “Supporting Party” and, collectively, the “Supporting Parties”). The Company and the Supporting Parties are referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Plan (as defined below).
PRELIMINARY STATEMENTS
WHEREAS, as of the date hereof, the Supporting Parties collectively own or control in excess of 95% of the aggregate outstanding principal amount of the 13% Senior Secured Notes due 2020 (the “Notes”) issued pursuant to an indenture, dated as of April 4, 2013, (as amended, supplemented or otherwise modified from time to time, the “Indenture”) by and among the American Apparel, the subsidiary guarantors listed on the signatures pages thereto and U.S. Bank National Association, as trustee and collateral agent (the “Indenture Trustee”);
WHEREAS, as of the date hereof, the Supporting Parties collectively comprise 100% of the lenders under the Amended and Restated Credit Agreement, dated as of August 17, 2015 (the “ABL Credit Agreement”) among American Apparel (USA), LLC, as a borrower and as borrower representative, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC, as the other borrowers party thereto, the other credit parties thereto, the lenders party thereto and Wilmington Trust, National Association, as Administrative Agent;
WHEREAS, Standard General (as defined below) is party to that certain Credit Agreement dated as of March 25, 2015 among American Apparel (Carnaby) Limited ("AA Carnaby"), as the initial borrower, certain additional borrowers party thereto, American Apparel, as guarantor, Standard General L.P., on behalf of one or more of its controlled funds and the lenders from time to time party thereto (the “U.K. Loan Agreement”);
WHEREAS, the Company and the Supporting Parties have agreed to implement a restructuring transaction for the Company in accordance with, and subject to the terms and conditions set forth in, this Agreement, the Plan, the DIP Credit Agreement, the Exit Facility Term Sheet, the Equity Commitment Agreement, and the Governance Term Sheet (each such document as defined below and including any schedules, annexes and exhibits attached thereto, each as may be modified in accordance with the terms hereof and, collectively, the “Operative Documents” and, such restructuring transaction, the “Restructuring Transaction”);
WHEREAS, the Operative Documents are the product of arm’s-length, good faith negotiations among the Company and the Supporting Parties and sets forth the material terms and conditions of the Restructuring Transaction, as supplemented by the terms and conditions of this Agreement;
WHEREAS, the Company plans to commence voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Company and the Supporting Parties have agreed to implement the Restructuring Transaction through the Plan, any modification, supplement or amendment of which shall be in form and substance acceptable to the Company and the Requisite Supporting Parties; and
WHEREAS, the Parties desire to express to one another their mutual support and commitment in respect of the matters discussed herein.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Section 1.Operative Documents. The Operative Documents are expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The Operative Documents set forth the material terms and conditions of the Plan and the Restructuring Transaction; provided, however, that the Operative Documents are supplemented by the terms and conditions of this Agreement.
Section 2.    Certain Definitions; Rules of Construction. As used in this Agreement, the following terms have the following meanings:
(a)    “ABL Credit Agreement Lenders” means lenders under the ABL Credit Agreement as of the date hereof.
(b)    “Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity) or restructuring of or by the Company, other than the Restructuring Transaction.
(c)    “Business Day” means a day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.
(d)    “Claims and Interests” means, as applicable, Note Claims, Other Claims, SG U.K. Loan Claims, Lion Loan Claims, and Equity Interests.
(e)    “Committee of Lead Lenders’ Advisors” means (i) Milbank, Tweed, Hadley and McCloy LLP (“Milbank”), as lead counsel for the Committee of Lead Lenders, (ii) Fox Rothschild LLP, as local counsel for the Committee of Lead Lenders’ Advisors, (iii) Ducera Partners LLC, as financial advisor to the Committee of Lead Lenders, and (iv) any successor counsel or advisor to any of the foregoing.
(f)    “Committee of Lead Lenders” that certain group of holders of Notes and ABL Credit Agreement Lenders comprised of certain funds associated with Monarch Alternative Capital LP, Coliseum Capital Management, LLC, Goldman Sachs Asset Management, L.P., and Pentwater Capital Management LP.
(g)    “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
(h)    “DIP Credit Agreement” means that certain superpriority debtor-in-possession credit agreement entered into among American Apparel (USA) LLC, the lenders from time to time parties thereto and Wilmington Trust, National Association, as it may be amended from time to time in accordance with the terms thereof and attached hereto as Exhibit B.
(i)    “DIP Facility” means term loan credit facility evidenced by the DIP Credit Agreement.

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(j)    “DIP Order” means, as applicable, (i) an interim order in the proposed form annexed hereto as Exhibit F and to be entered by the Bankruptcy Court approving, inter alia, the Company’s entry into the DIP Credit Agreement or (ii) the Final DIP Order.
(k)    “Disclosure Statement” means the disclosure statement for the Plan that is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and other applicable law, and all exhibits, schedules, supplements, modifications and amendments thereto.
(l)    “Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement and the Solicitation (as defined below).
(m)    “Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have either been satisfied or expressly waived in accordance with the terms thereof, and on which the transactions to occur on the Effective Date pursuant to the Plan occur or are consummated.
(n)    “Equity Commitment Agreement” means the agreement setting forth the material terms for the New Equity Investment and related commitment, attached hereto as Exhibit D, and any modification, supplement or amendment thereto, which shall be in form and substance acceptable to the Company and the Requisite Supporting Parties.
(o)    “Equity Interests” means any capital stock, limited liability company interests, partnership interests or other equity, ownership or profits interests in American Apparel or in any of its subsidiaries, and any options, warrants, conversion privileges or rights of any kind to acquire any capital stock, limited liability company interests, partnership interests or other equity, ownership or profits interests in American Apparel or any of its undersigned subsidiaries.
(p)    “Exit Facility Term Sheet” means the term sheet setting forth the material terms for the exit financing facility attached hereto as Exhibit C and any modification, supplement or amendment thereto, which shall be in form and substance acceptable to the Company and the Requisite Supporting Parties.
(q)    “Final DIP Order” means the Final Order approving, inter alia, the Company’s entry into the DIP Credit Agreement.
(r)    “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court) that is not subject to a stay and has not been modified, amended, reversed or vacated without the consent of the Company and the Requisite Supporting Parties.
(s)    “Governance Term Sheet” means the term sheet attached hereto as Exhibit E, setting forth the material terms for the governance and organization of the restructured Debtors on the effective date of the Plan (including the terms of the New LLC Agreement and the Registration Rights Agreement) and any modification, supplement or amendment to such term sheet, which shall be in form and substance acceptable to the Company and the Requisite Supporting Parties.
(t)    “Lion Loan” means that certain Credit Agreement, dated as of May 22, 2013, by and between American Apparel, Inc. and Lion/Hollywood LLC as further amended and in respect of which the loans held by and other rights and obligation thereunder of Lion/Hollywood LLC were assigned to and assumed by Standard General.
(u)    “Lion Loan Claims” means any and all claims arising under the Lion Loan.
(v)    “Nomination Agreement” means that certain Nomination, Standstill and Support Agreement, dated July 9, 2014 among Standard General, the Company, and Dov Charney.

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(w)    “Note Claims” means any and all claims arising under the Indenture or in respect of the Notes.
(x)    “Other Claims” means any “claims” (as such term is defined in section 101(5) of the Bankruptcy Code) against the Company and/or any of its undersigned subsidiaries other than Note Claims.
(y)    “Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a governmental or regulatory authority, or any legal entity or association.
(z)    “Plan” means the plan of reorganization to be confirmed in the Chapter 11 Cases attached hereto as Exhibit A, together with all exhibits, schedules and attachments thereto, as amended, supplemented or otherwise modified from time to time.
(aa)    “Requisite Supporting Parties” means, as of any date of determination, the Support Parties who own or control as of such date at least 66 and two-thirds percent in principal amount of the Notes.
(bb)    “Restructuring Documents” means all agreements, instruments or orders (including all exhibits, schedules, supplements, appendices, annexes and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, this Agreement, the Operative Documents, the Plan and/or the Restructuring Transaction, each in form and substance acceptable or reasonably acceptable (as applicable according to the specific provisions of this Agreement) to the Company and the Requisite Supporting Parties, including (i) the Plan Supplement, (ii) the Disclosure Statement and any motion seeking the approval thereof, (iii) the Disclosure Statement Order, (iv) the Confirmation Order, (v) the ballots, the motion to approve the form of the ballots and the Solicitation, and the order of the Bankruptcy Court approving the form of the ballots and the Solicitation, (vi) any documentation relating to the DIP Facility, the Exit Term Loan Facility, and the New Equity Interests, and (vii) any documentation relating to exit financing, post-emergence organizational documents, equityholder-related agreements or other related documents to be executed on the Effective Date.
(cc)    “Restructuring Support Period” means, with reference to any Party, the period commencing on the Restructuring Support Effective Date and ending on the earlier of (i) the Effective Date and (ii) the date on which this Agreement is terminated with respect to such Party in accordance with Section 7 hereof.
(dd)    “SG U.K. Loan Claims” means any and all claims arising under the SG U.K. Loan.
(ee)    “Solicitation” means the solicitation of votes to accept or reject the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.
(ff)    “Standard General” means Standard General L.P., Standard General Master Fund L.P., P Standard General Ltd., and any affiliate or subsidiary of such entities.
(gg)    “Standard General Advisors” means Debevoise & Plimpton LLP, counsel to Standard General, and one local counsel to Standard General.
(hh)    “Transaction Expenses” means all reasonable and documented fees and expenses of the Committee of Lead Lenders’ Advisors and Standard General’s Advisors in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and enforcement of this Agreement, the Plan, the Restructuring Documents, and the transactions contemplated thereby, in each case as provided in the DIP Order, but shall not include, among other things, fees and expenses relating to any litigation commenced against Standard General or any challenges to Standard General’s Claims (other than fees and expenses incurred as a result of (x) any such litigation or challenges asserted by another Party or (y) the commencement against Standard General of any litigation related to this Agreement, the Plan, the Restructuring Documents and the transactions contemplated thereby).

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Unless otherwise specified, references in this Agreement to any Section or clause refer to such Section or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import in this Agreement refer to this Agreement as a whole, and not to any particular Section or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall each be deemed to be followed by the words “without limitation”.
Section 3.    Bankruptcy Process; Plan of Reorganization
(a)    Commencement of the Chapter 11 Cases. The Company hereby agrees that, as soon as reasonably practicable, but in no event later than October 5, 2015 (the date on which such filing occurs, the “Commencement Date”), the Company shall file with the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Case of each Company Party.
(b)    Filing of Plan and Disclosure Statement: The Company shall file with the Bankruptcy Court (i) the Plan and (ii) the Disclosure Statement. Any modifications, supplements or amendments of the Plan or Disclosure Statement shall be in form and substance acceptable to the Company and the Requisite Supporting Parties.
(c)    Filing of Solicitation Motion: The Company shall file with the Bankruptcy Court a motion seeking approval of the Disclosure Statement and related solicitation procedures, which shall be in form and substance acceptable to the Company and reasonably acceptable to the Requisite Supporting Parties.
(d)    Confirmation of the Plan: The Company shall use its commercially reasonable efforts to obtain confirmation of the Plan as soon as reasonably practicable following the Commencement Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement and the DIP Credit Agreement, and each Supporting Party shall use its commercially reasonable efforts to cooperate fully in connection therewith.
(e)    Approval of the DIP Facility: On the Commencement Date, the Company shall file a motion seeking entry of the DIP Order that shall authorize the Company’s entry into the DIP Credit Agreement and DIP Facility, which motion shall be in form and substance acceptable to the Company and reasonably acceptable to the Requisite Supporting Parties (the “DIP Motion”).
(f)    Restructuring Documents: All Restructuring Documents shall be in form and substance acceptable or reasonably acceptable (as applicable according to the specific provisions of this Agreement) to the Company and the Requisite Supporting Parties.
Section 4.    Agreements of the Supporting Parties.
(a)    Support of Restructuring Transaction. Each of the Supporting Parties agrees that, for the duration of the Restructuring Support Period, such Supporting Party shall:
(i)    subject to receipt of a Disclosure Statement approved by the Bankruptcy Court soliciting the Plan, timely vote or cause to be voted its Claims and Interests, as applicable, to accept the Plan, by delivering its duly executed and completed ballots accepting the Plan on a timely basis following the commencement of the Solicitation, which ballots shall not indicate that the Supporting Party opts out of third-party releases provided under the Plan; provided that such vote shall be immediately revoked and deemed void ab initio upon termination of this Agreement pursuant to the terms hereof (except any termination pursuant to Section 7(d) hereof);
(ii)    not change or withdraw (or cause to be changed or withdrawn) any such vote;

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(iii)    not (x) object to, delay, impede or take any other action to interfere with acceptance or implementation of the Plan, (y) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of or vote for, any restructuring, sale of assets, merger, workout or plan of reorganization for the Company or any of its affiliates or subsidiaries other than the Plan or (z) otherwise take any action that would in any material respect interfere with, delay or postpone the consummation of the Restructuring Transaction;
(iv)    support, and take all reasonable actions necessary to facilitate the implementation and consummation of, the Restructuring Transaction (including the Bankruptcy Court’s approval of the Restructuring Documents, the Solicitation and confirmation of the Plan and the consummation of the Restructuring Transaction pursuant to the Plan);
(v)    not (1) directly or indirectly propose, support, assist, encourage, solicit, or vote for, any Alternative Transaction, (1) support or encourage the termination or modification of the Company’s exclusive period for the filing of a plan or the Company’s exclusive period to solicit votes on a plan, (1) take any other action, including initiating any legal proceedings or enforcing rights as a holder of Claims and Interests, as applicable, that is inconsistent with this Agreement or the Restructuring Documents, or that would reasonably be expected to prevent, interfere with, delay or impede the implementation or consummation of the Restructuring Transaction (including the Bankruptcy Court’s approval of the Restructuring Documents, the Solicitation and confirmation of the Plan and the consummation of the Restructuring Transaction pursuant to the Plan); and (1) oppose or object to, or support any other Person’s efforts to oppose or object to, any motions filed by the Company that are not inconsistent with this Agreement;
(vi)    support, and not object to, the Company’s establishment (including the Company’s motion seeking approval of) and the Bankruptcy Court’s approval of a customary key employee retention plan and key employee incentive plan for certain employees of the Company on terms and conditions reasonably acceptable to the Supporting Parties;
(vii)    timely vote or cause to be voted its Claims and Interests, as applicable, against any Alternative Transaction; and
(viii)    concurrently with the delivery to the Debtors of executed signature pages to this Agreement, deliver to the Company its executed signature pages to the DIP Credit Agreement and the Equity Commitment Agreement.
(b)    Rights of Supporting Parties Unaffected. Nothing contained herein shall limit (i) the rights of a Supporting Party under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, without limitation, appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as the exercise of any such right is consistent with such Supporting Party’s obligations hereunder; (ii) subject to Section 4(e) and Section 6 hereof, any right of a Supporting Party under (x) the Indenture, or constituting a waiver or amendment of any provision of the Indenture, and (y) any other applicable agreement, instrument or document that gives rise to a Supporting Party’s Claims and Interests, as applicable, or constituting a waiver or amendment of any provision of any such agreement, instrument or document; (iii) the ability of a Supporting Party to consult with other Supporting Parties or the Company; or (iv) the ability of a Supporting Party to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the Restructuring Documents.
(c)    Transfers. Each Supporting Party agrees that, for the duration of the Restructuring Support Period, such Supporting Party shall not sell, transfer, loan, issue, pledge, hypothecate, assign, grant, or otherwise dispose of (including by participation), directly or indirectly, in whole or in part, any of its Claims and Interests, as applicable, or any option thereon or any right or interest therein (including granting any proxies, depositing any Claims and Interests into a voting trust or entering into a voting agreement with respect to any Claims

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and Interests) (collectively, a “Transfer”), unless (A) after providing 10 days’ notice of such proposed transfer to the Supporting Parties, the Requisite Supporting Parties do not object to such transfer; and (B) the transferee of such Claims and Interests (the “Transferee”) either (v) is a Supporting Party or, (vi) if such Transferee is not a Supporting Party and there is no objection pursuant to subsection (A), prior to the effectiveness of such Transfer, such Transferee agrees in writing, for the benefit of the Parties, to become a Supporting Party and to be bound by all of the terms of this Agreement applicable to a Supporting Party (including with respect to any and all Claims and Interests the Transferee already may then or subsequently own or control) by executing a joinder agreement, substantially in the form attached hereto as Exhibit G (each, a “Joinder Agreement”), and by delivering an executed copy thereof to Milbank, Standard General Advisors, and the Company (in accordance with the notice provisions set forth in Section 23 hereof and prior to the effectiveness of such Transfer), in which event (x) the Transferee shall be deemed to be a Supporting Party hereunder with respect to all of its owned or controlled Claims and Interests and (y) the transferor Supporting Party shall be deemed to relinquish its rights, and be released from its obligations, under this Agreement to the extent of the transferred Claims and Interests. Each Supporting Party agrees that any Transfer of any Claims and Interests that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company and each other Supporting Party shall have the right to enforce the voiding of such Transfer. The restrictions of this paragraph shall not apply to any Transfers from a Supporting Party to a Person that controls, is controlled by, or is under common control with such Supporting Party, whether such control is derived from equity ownership, contractual authority or otherwise. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, any Transfer shall be subject to any order governing trading of Claims and/or Interests entered by the Bankruptcy Court pursuant to a customary “NOL motion” filed by the Company.
(d)    Additional Claims and Interests. In the event that any Supporting Party acquires additional Claims and Interests, as applicable, such Supporting Party agrees that all such Claims and Interests shall automatically become subject to the provisions of this Agreement.
(e)    Forbearance. During the Restructuring Support Period, each Supporting Party hereby agrees to (i) forbear from the exercise of any rights or remedies it may have against the Company, AA Carnaby or any Supporting Party under any agreement with the Company or AA Carnaby, including, without limitation, the ABL Credit Agreement, the Indenture (including any collateral documents referenced therein), the Nomination Agreement, the U.K. Loan Agreement, and the Lion Loan Agreement, and under applicable United States or foreign law or otherwise, in each case, with respect to any defaults or events of default which may arise under any such agreements or such applicable law at any time on or before the termination of this Agreement and (ii) not commence any legal action or assert a claim against any other Party or object to any of the Prepetition ABL Claims, Note Claims, SG U.K. Loan Claims, Lion Loan Claims or DIP Claims of any other Party in the Chapter 11 Cases. For the avoidance of doubt, except as provided in this Agreement, the forbearance set forth in this Section 4(e) shall not constitute a waiver with respect to any defaults or any events of default under any of the foregoing agreements and shall not bar any Supporting Party from filing a proof of claim or taking action to establish the amount of such claim. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Supporting Party, the ability of each of the Supporting Parties to protect and preserve its rights, remedies and interests, including its claims, against the Company. If the transactions contemplated hereby are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.
Section 5.    Agreements of the Company. (a) Affirmative Covenants. Subject to Section 25(a) hereof, the Company, jointly and severally, agrees that, for the duration of the Restructuring Support Period, unless otherwise consented to or waived in writing by the Requisite Supporting Parties, the Company shall use commercially reasonable efforts to:
(v)    (A) support and take all reasonable actions necessary to facilitate the implementation and consummation of the Restructuring Transaction (including, without limitation, seeking the Bankruptcy Court’s approval of the Restructuring Documents and DIP Credit Agreement, adequate protection, and other relief set forth in the DIP Order, as applicable, the Solicitation,

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confirmation of the Plan and the consummation of the Restructuring Transaction pursuant to the Plan); and (B) not take any action that is inconsistent with the implementation or consummation of the Restructuring Transaction;
(vi)    comply with each of the deadlines provided in the DIP Order or the DIP Credit Agreement;
(vii)    timely file an objection to any motion filed with the Bankruptcy Court by any Person seeking an order (A) directing the appointment in the Chapter 11 Cases of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases or (D) granting any relief that is inconsistent with this Agreement in any material respect;
(viii)    timely file an objection to any motion filed with the Bankruptcy Court by any Person seeking an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan;
(ix)    provide to the Committee of Lead Lenders’ Advisors, and direct their employees, officers, advisors and other representatives to provide the Supporting Parties’ Advisors, (A) reasonable access (without any material disruption to the conduct of the Company’s businesses) during normal business hours to the Company’s books and records, (B) reasonable access to the management and advisors of the Company for the purposes of evaluating the Company’s assets, liabilities, operations, businesses, finances, strategies, prospects and affairs and (C) timely and reasonable responses to all reasonable diligence requests;
(x)    promptly notify the Supporting Parties of any newly commenced material governmental or third party litigations, investigations or hearings;
(xi)    promptly notify the Supporting Parties of any breach by the Company of which the Company has knowledge in respect of any of the obligations, representations, warranties, or covenants set forth in this Agreement by furnishing written notice to Milbank within three (3) Business Days of actual knowledge of such breach;
(xii)    distribute any and all material pleadings to be filed with the Bankruptcy Court to Milbank as promptly as practicable in advance of any filing thereof; and
(xiii)    to obtain any and all required governmental, regulatory and/or third party approvals necessary or required for the implementation or consummation of the Restructuring Transaction or the approval by the Bankruptcy Court of the Restructuring Documents, as applicable.
(b)    Negative Covenants. Subject to Section 25(a) hereof, the Company, jointly and severally, agrees that, for the duration of the Restructuring Support Period, unless otherwise consented to in writing by the Requisite Supporting Parties, the Company shall not, directly or indirectly, do any of the following:
(vii)    seek, solicit, propose or support an Alternative Transaction;
(viii)    (D) publicly announce its intention not to pursue the Restructuring Transaction; (E) suspend or revoke the Restructuring Transaction; or (F) execute, file or agree to file any Restructuring Documents (including any modifications or amendments thereof) that are inconsistent in any material respect with this Agreement or the Operative Documents;
(ix)    commence an avoidance action or other legal proceeding that challenges the validity, enforceability or priority of the Indenture, the Notes, or any Claim or Interest held by any Supporting Party;

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(x)    enter into any commitment or agreement with respect to debtor-in- possession financing, use of cash collateral, adequate protection, exit financing and/or any other financing arrangements other than the DIP Facility; or
(xi)    file any motion, pleading or other Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof), or publicly announce that it intends to take or has taken any action, in each case, that is inconsistent in any material respect with this Agreement or the Documents.
Section 6.    Additional Agreements of Standard General: Standard General, jointly and severally, agrees, on or before the Effective Date, to waive any defaults under the U.K. Loan Agreement (other than defaults arising from AA Carnaby's failure to pay principal and interest thereunder) necessary to implement the treatment of the SG U.K. Loan Claims under the Plan and to make reasonable modifications to the U.K. Loan Agreement, in each case, so long as (a) no Party or AA Carnaby takes any action that materially adversely affects the rights of Standard General under the U.K. Loan Agreement and (b) the Plan provides for the reinstatement of the SG U.K. Loan Claims.
Section 7.    Termination of Agreement. (a) Supporting Party Termination Events. Upon written notice (the “Supporting Party Termination Notice”) from the Requisite Supporting Parties delivered in accordance with Section 23 hereof, the Requisite Supporting Parties may terminate this Agreement at any time after the occurrence, and during the continuation, of any of the following events (each, a “Supporting Party Termination Event”):
(i)    the breach in any material respect by the Company of any of its covenants, obligations, representations or warranties contained in this Agreement, and such breach remains uncured for a period of five (5) Business Days from the date the Company receives a Supporting Party Termination Notice;
(ii)    the acceleration of the DIP Facility after the occurrence of an “Event of Default” under the DIP Facility;
(iii)    on October 5, 2015, unless the Company has commenced the Chapter 11 Cases;
(iv)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring Transaction, unless such ruling, judgment or order has not been stayed, reversed or vacated within five (5) Business Days after the date of such issuance; provided, however, that if such issuance has been made at the request of any of the Supporting Parties, then the Supporting Parties shall not be entitled to exercise the Supporting Party Termination Event with respect to such issuance;
(v)    the Company files any motion or pleading with the Bankruptcy Court that is not consistent with this Agreement or the Operative Documents and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) Business Days after the Company receives written notice from the Requisite Supporting Parties (in accordance with Section 23) that such motion or pleading is inconsistent with this Agreement or the Operative Documents and (ii) entry of an order of the Bankruptcy Court approving such motion or pleading;
(vi)    the Bankruptcy Court grants relief that is inconsistent with this Agreement in any material respect;
(vii)    the Company proposes or supports an Alternative Transaction;

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(viii)    the Company (A) withdraws the Plan or publicly announces its intention to withdraw the Plan or to pursue an Alternative Transaction, (B) files a Restructuring Document in form and substance that has not been consented to by the Requisite Supporting Parties, (C) moves voluntarily to dismiss any of the Chapter 11 Cases, (D) moves for conversion of any of the Chapter 11 Cases to chapter 7 under the Bankruptcy Code, or (E) moves for the appointment of an examiner with expanded powers or a chapter 11 trustee;
(ix)    the waiver, amendment or modification of the Plan or any of the other Restructuring Documents, in a manner inconsistent with this Agreement or the Plan without the consent the Requisite Supporting Parties;
(x)    the Plan, the Disclosure Statement and motion seeking entry of the Disclosure Statement Order are not filed with the Bankruptcy Court by the date that is 10 days after the Commencement Date; and
(xi)    the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a chapter 11 trustee, (B)  converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing the Chapter 11 Cases.
(b)    Company Termination Events. The Company may terminate this Agreement as to all Parties (unless otherwise provided below in this Section 7(b)), upon written notice (the “Company Termination Notice”) delivered in accordance with Section 23 hereof, upon the occurrence of any of the following events (each, a “Company Termination Event”):
(i)    the breach in any material respect by a Supporting Party of their covenants, obligations, representations or warranties contained in this Agreement, which breach remains uncured for a period of five (5) Business Days from the date the Supporting Party receives the Company Termination Notice (except for any breach of Section 4(a)(viii), for which there shall be no cure period), but such termination only shall be with respect to such Supporting Party; provided, however, that if the termination of this Agreement with respect to such Supporting Party is based on a breach of Section 4(a)(viii) or causes the remaining Supporting Parties to hold less than 66 and 2/3rds of the then-outstanding principal amount of the Notes, then the Company shall have the right to terminate this Agreement with respect to all Parties;
(ii)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring Transaction, unless, in each case, such ruling, judgment or order has been issued at the request of the Company, or, in all other circumstances, such ruling, judgment or order has not been stayed, reversed or vacated within three Business Days after such issuance; and
(iii)    the board of directors of any Company Party, after consultation with outside counsel, determines in good faith that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law, including because such board’s fiduciary obligations require it to direct such Company Party to accept a proposal for an Alternative Transaction.
(c)    Mutual Termination. This Agreement may be terminated by mutual written agreement among the Company and the Requisite Supporting Parties.
(d)    Automatic Termination. This Agreement shall automatically terminate upon the Effective Date.
(e)    Effect of Termination. Upon the termination of this Agreement in accordance with Section 5(a), 5(b), or 5(c), and except as provided in Section 17 herein, this Agreement shall become void and of no

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further force or effect, and each Party shall, except as otherwise expressly provided in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Claims and Interests, the Restructuring Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the Indenture and the ABL Credit Agreement and/or any ancillary documents or agreements thereto; provided, however, that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to the date of such termination and (ii) obligations under this Agreement that by their express terms expressly survive termination of this Agreement. If this Agreement has been terminated at a time when permission of the Bankruptcy Court shall be required for a Supporting Party to change or withdraw (or cause to change or withdraw) its vote to accept the Plan, the Company shall not oppose any attempt by such Supporting Party to change or withdraw (or cause to change or withdraw) such vote at such time.
(f)    Automatic Stay. The Company acknowledges and agrees, and shall not dispute, that the giving of a Supporting Party Termination Notice by any of the Supporting Parties or the Indenture Trustee pursuant to this Agreement shall not be a violation of the automatic stay under section 362 of the Bankruptcy Code (and the Company hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice), and no cure period contained in this Agreement shall be extended pursuant to sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of the Requisite Supporting Parties.
Section 8.    Good Faith Cooperation; Further Assurances; Acknowledgement. The Parties shall cooperate with one another in good faith and shall coordinate their activities with one another (to the extent practicable and subject to the terms hereof) in respect of (a) all matters concerning the implementation of the Restructuring Transaction, and (b) the pursuit and support of the Restructuring Transaction (including confirmation of the Plan). Without limiting the foregoing, upon the reasonable request of the Standard General Advisors, the Committee of Lead Lenders’ Advisors shall consult with the Standard General Advisors with respect to the matters contemplated hereby, including any consent required of the Requisite Supporting Parties. Furthermore, subject to the terms hereof, each of the Parties shall take such actions as may be reasonably necessary to carry out the purposes and intent of this Agreement and the Restructuring Transaction, including making and filing any required governmental or regulatory filings and voting any Claims and Interests in favor of the Plan, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement. This Agreement is not, and shall not be deemed, a solicitation of votes for the acceptance of a chapter 11 plan or a solicitation to tender or exchange any securities. The acceptance of the Plan by the Supporting Parties will not be solicited until the Supporting Parties have received the Disclosure Statement and related ballots, as approved by the Bankruptcy Court.
Section 9.    Representations and Warranties. (a) Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true and correct as of the date hereof (or as of the date a Supporting Party becomes a party hereto):
(i)    such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and perform its obligations under, and carry out the transactions contemplated in, this Agreement, and the execution and delivery of this Agreement by such Party and the performance of such Party’s obligations under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;
(ii)    the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default

11

under any material contractual obligation to which it or any of its subsidiaries is a party, other than breaches that arise from (1) the commencement or filing of a voluntary or involuntary petition under any bankruptcy, insolvency or debtor relief laws of any jurisdiction or (2) any agreement to enter into or commence any bankruptcy, insolvency proceeding or any proceeding under any debtor relief laws, in each case, of any jurisdiction;
(iii)    the execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action of, with or by, any federal, state or governmental authority, regulatory body or commission, except such filings as may be necessary or required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or any rule or regulation promulgated thereunder (the “Exchange Act”), “blue sky” laws or the Bankruptcy Code; and
(iv)    this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.
(b)    Each Supporting Party severally (and not jointly) represents and warrants that, as of the date hereof (or as of the date such Supporting Party becomes a party hereto):
(i)    it is the beneficial owner of the principal or notional (as applicable) amount (which amount shall be denominated in the applicable currency) or number of Claims and Interests, as applicable, set forth below its name on the signature page hereof (or below its name on the signature page of a Joinder Agreement for any Supporting Party that becomes a party hereto after the date hereof), and/or has, with respect to the beneficial owners of such Claims and Interests, (C) full power and authority to vote on, and consent to, matters concerning such Claims and Interests, or to exchange, assign and Transfer such Claims and Interests, or (D) full power and authority to bind, or act on behalf of, such beneficial owners with respect to such Claims and Interests;
(ii)    it has made no prior assignment, sale, participation, grant, conveyance or other Transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in any Claims and Interests that is inconsistent with the representations and warranties of such Supporting Party herein or would render such Supporting Party otherwise unable to comply with this Agreement and perform its obligations hereunder; and
(iii)    the Claims and Interests owned by such Supporting Party are free and clear of any option, proxy, voting restriction, right of first refusal or other limitation on disposition of any kind, that would reasonably be expected to adversely affect in any way the performance by such Supporting Party of its obligations contained in this Agreement at the time such obligations are required to be performed.
(c)    It is understood and agreed that the representations and warranties made by a Supporting Party that is an investment manager of a beneficial owner of Claims and Interests are made with respect to, and on behalf of, such beneficial owner and not such investment manager, and, if applicable, are made severally (and not jointly) with respect to the investment funds, accounts and other investment vehicles managed by such investment manager.
Section 10.    Amendments and Waivers. This Agreement, including any exhibits or schedules hereto, and the Operative Documents may not be modified, amended or supplemented except in a writing signed by the Company and the Requisite Supporting Parties; provided, however, that, notwithstanding any provision herein to the contrary, if any such amendment, modification, waiver or supplement would adversely affect any of the rights or obligations (as applicable) of any Supporting Party in a manner that is different or

12

disproportionate in any material respect from the effect on the rights or obligations (as applicable) of Supporting Parties generally other than in proportion to the amount of such Note Claims, or if any such amendment, modification, waiver or supplement would impose any cost or liability upon any Supporting Party, such amendment, modification, waiver or supplement shall also require the written consent of such affected Supporting Party. In determining whether any consent or approval has been given or obtained by the Requisite Supporting Parties, any then-existing Supporting Party that is in material breach of its covenants, obligations or representations under this Agreement (and the Notes held by such Supporting Party) shall be excluded from such determination, and the Notes held by such Supporting Party shall be treated as if they were not outstanding.
Section 11.    Transaction Expenses. Subject to the terms of the DIP Order, the Company hereby agrees to pay in cash the Transaction Expenses incurred prior to the termination of this Agreement or following such termination for Transaction Expenses that result from litigation commenced by a third party related to this Agreement. The Company hereby acknowledges and agrees that the Transaction Expenses incurred prior to the termination of this Agreement are of the type that should be entitled to treatment as administrative expense claims pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code.
Section 12.    Effectiveness. This Agreement shall become effective and binding upon each Party upon the execution and delivery by such Party of an executed signature page hereto; provided that signature pages executed by Supporting Parties shall be delivered to (a) other Supporting Parties in a redacted form that removes such Supporting Party’s holdings of the Notes and (b) the Company, Jones Day and the Company’s other advisors in an unredacted form (to be held by Jones Day and such other advisors on a professionals’ eyes only basis) (the “Restructuring Support Effective Date”).
Section 13.    Conflicts. In the event the terms and conditions set forth in the Operative Documents and in this Agreement are inconsistent, the Operative Documents shall control. In the event any of the terms and conditions set forth in any of the Operative Documents is inconsistent with the terms and conditions of another Operative Document, the Plan shall control. In the event of any conflict among the terms and provisions of the Confirmation Order, the Plan, this Agreement and the Operative Documents, the terms of the Confirmation Order shall control. Notwithstanding the foregoing, nothing contained in this Section 13 shall affect, in any way, the requirements set forth herein for the amendment of this Agreement.
Section 14.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT, DISPUTE OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTIONS AS TO VENUE OR INCONVENIENT FORUM. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, SO LONG AS THE BANKRUPTCY COURT HAS JURISDICTION OVER THE COMPANY, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF THE BANKRUPTCY COURT. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 15.    Specific Performance/Remedies. It is understood and agreed that if any Party seeks specific performance and injunctive or other equitable relief (including attorney’s fees and costs) as a remedy of any such breach, in addition to any other remedy to which such nonbreaching Party may be entitled, at law

13

or in equity, the other Party will not raise the adequacy of money damages as a defense. Each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.
Section 16.    Disclosure; Publicity. The Company shall submit drafts to each counsel of each Supporting Party of any press releases, public documents and any and all filings with the SEC that (i) constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least 2 Business Days prior to making any such disclosure, or (ii) any other disclosure that includes descriptions of the Restructuring Transaction or any Supporting Party. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Supporting Party, no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Supporting Party), other than advisors to the Company, the principal amount or percentage of any Notes held by any Supporting Party, in each case, without such Supporting Party’s prior written consent; provided that (a) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Supporting Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the Company), (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Notes (including any series of Notes) held by all the Supporting Party collectively and (c) any Party may disclose information requested by a regulatory authority with jurisdiction over its operations to such authority without limitation or notice to any Party or other person. Notwithstanding the provisions in this Section 16, any Party may disclose, to the extent consented to in writing by a Supporting Party, such Supporting Party’s individual holdings. Any public filing of this Agreement, with the Bankruptcy Court or otherwise, which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the holdings of each Supporting Party (provided that the holdings disclosed in such signature pages may be filed in unredacted form with the Bankruptcy Court under seal).
Section 17.    Survival. Notwithstanding the termination of this Agreement pursuant to Section 7 hereof, the agreements and obligations of the Parties in this Section 17 and Sections 7(e), 7(f), 11, 14, 15, 18, 19, 20, 23, 24, 25, 26 and 27 hereof and the last paragraph of Section 2 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.
Section 18.    Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.
Section 19.    Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 19 shall be deemed to permit sales, assignments or other Transfers of the Claims and Interests other than in accordance with Section 4(c) of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect; provided, however, that nothing in this Section 19 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Supporting Party Termination Event or any Company Termination Event.
Section 20.    No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other Person shall be a third-party beneficiary hereof.
Section 21.    Prior Negotiations; Entire Agreement. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and any Supporting Party shall continue in full force and effect.

14

Section 22.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, e-mail or otherwise, which shall be deemed to be an original for the purposes of this Section 22.
Section 23.    Notices. All notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided or made (a) when delivered personally, (b) when sent by electronic mail (“e-mail”) or (c) one Business Day after deposit with an overnight courier service, with postage prepaid to the Parties at the following addresses or e-mail addresses (or at such other addresses or e-mail addresses for a Party as shall be specified by like notice):
If to the Company:
American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
Attention: Chelsea Grayson, Esq. (cgrayson@americanapparel.net)

with a copy to (which shall not constitute notice):
Jones Day
222 East 41st Street
New York, New York 10017
Attention:     Scott J. Greenberg (sgreenberg@jonesday.com)        Michael J. Cohen (mcohen@jonesday.com)
If to the Supporting Parties:
To each Supporting Party at the addresses or e-mail addresses set forth below the Supporting Parties’ signature page to this Agreement (or to the signature page to a Joinder Agreement in the case of any Supporting Party that becomes a party hereto after the Restructuring Support Effective Date)
with a copy to (which shall not constitute notice):
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005
Attention:     Gerard Uzzi (guzzi@milbank.com)    Alexander M. Kaye (akaye@milbank.com), and
Bradley Scott Friedman (bfriedman@milbank.com)
with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Natasha Labovitz (nlabovitz@debevoise.com)
Section 24.    Reservation of Rights; No Admission. Except as expressly provided in this Agreement or in any amendment thereof agreed upon by the Parties pursuant to the terms hereof, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve

15

its rights, remedies and interests, including its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in the Chapter 11 Cases. Without limiting the foregoing sentence in any way, if the Restructuring Transaction is not consummated, or if this Agreement is terminated for any reason, nothing in this Agreement shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims and defenses, and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as, or be deemed to be, evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.
Section 25.    Fiduciary Duties.
(a)    Notwithstanding anything to the contrary herein, (i) nothing in this Agreement shall require any Company Party or any directors or officers of any Company Party to take any action, or to refrain from taking any action, that would breach, or be inconsistent with, its or their fiduciary obligations under applicable law, and (ii) to the extent that such fiduciary obligations require any Company Party or any directors or officers of any Company Party to take any such action, or refrain from taking any such action, they may do so without incurring any liability to any Party under this Agreement; provided, however, that nothing in this Section 25 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Termination Event that may arise as a result of any such action or omission.
(a)    Notwithstanding anything to the contrary herein, nothing in this Agreement shall create any additional fiduciary obligations on the part of the Company or any directors or officers of the Company that did not exist prior to the execution of this Agreement.
Section 26.    Representation by Counsel. Each Party acknowledges that it has been represented by counsel with respect to this Agreement and the Restructuring Transaction. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. Neither Party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any statute, decision or rule of interpretation or construction that would, or might cause, any provision to be construed against such Party.
Section 27.    Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Supporting Parties under this Agreement shall be several, not joint. It is understood and agreed that no Supporting Party has any duty of trust or confidence of any kind or form with respect to any other Supporting Party or the Company, and, except as expressly provided in this Agreement, there are no commitments between or among them. In this regard, it is understood and agreed that any Supporting Party may trade in the Claims and Interests without the consent of the Company or any other Supporting Party, subject to applicable securities laws and the terms of this Agreement; provided, however, that no Supporting Party shall have any responsibility for any such trading to any other Person by virtue of this Agreement. No prior history, pattern or practice of sharing confidences between or among the Supporting Parties or the Company shall in any way affect or negate this Agreement.
[Signature pages follow]

16

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

AMERICAN APPAREL, INC.
By:	/s/ Hassan Natha
Name:	Hassan Natha
Title:	Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

AMERICAN APPAREL (USA), LLC
By: /s/ Hassan Natha
Name: Hassan Natha
Title: Chief Financial Officer
AMERICAN APPAREL RETAIL, INC.
By: /s/ Hassan Natha
Name: Hassan Natha
Title: Chief Financial Officer
FRESH AIR FREIGHT, INC.
By: /s/ Hassan Natha
Name: Hassan Natha
Title: Chief Financial Officer
KCL KNITTING, LLC
By: /s/ Hassan Natha
Name: Hassan Natha
Title: Chief Financial Officer
AMERICAN APPAREL DYEING & FINISHING, INC.
By: /s/ Hassan Natha
Name: Hassan Natha
Title: Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

MONARCH MASTER FUNDING LTD.
By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Christopher Santana
Name: Christopher Santana
Title: Managing Principal

Notice Information:
C/O Monarch Alternative Capital LP
535 Madison Avenue
New York NY 10022
Attn: Michael Gillin
Phone: (212) 554-1743
Fax: 1-(866)-741-3564
Email: Michael.gillin@monarchlp.com; fundops@monarchlp.com

Principal Amount of Note Claims:
____________________________________

[Restructuring Support Agreement Signature Pages]

COLISEUM CAPITAL PARTNERS, L.P.
By:	Coliseum Capital, LLC, General Partner
By:	/s/ Adam Gray

BLACKWELL PARTNERS, LLC, SERIES A
By:	Coliseum Capital Management, LLC, Attorney-in-fact
By:	/s/ Adam Gray

COLISEUM CAPITAL PARTNERS II, L.P.
By:	Coliseum Capital, LLC, General Partner
By:	/s/ Adam Gray

Notice Information:
Adam Gray
Coliseum Capital Management, LLC
One Station Place
7th Floor South
Stamford, CT 06902

Principal Amount of Note Claims:
____________________________________

[Restructuring Support Agreement Signature Pages]

GOLDMAN SACHS TRUST, on behalf of the GOLDMAN SACHS HIGH YIELD FLOATING RATE FUND
By:	Goldman Sachs Asset Management, L.P., as investment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GOLDMAN SACHS LUX INVESTMENT FUNDS for the benefit of GOLDMAN SACHS HIGH YIELD FLOATING RATE PORTFOLIO (LUX)
By:	Goldman Sachs Asset Management, L.P., solely as itsinvestment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GOLDMAN SACHS LUX INVESTMENT FUNDS for the benefit of GOLDMAN SACHS GLOBAL MULTI-SECTOR CREDIT PORTFOLIO (LUX)
By:	Goldman Sachs Asset Management, L.P., solely as its investment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

[Restructuring Support Agreement Signature Pages]

GLOBAL OPPORTUNITIES, LLC
By:	Goldman Sachs Asset Management, L.P., not in its individual capacity, but solely as investment advisor
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GLOBAL OPPORTUNITIES OFFSHORE, LTD.
By:	Goldman Sachs Asset Management, L.P., not in its individual capacity, but solely as investment advisor
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

Notice Information:
Michael Abatemarco
30 Hudson St, 5th Floor
Jersey City, NY 07302
am-gsbankloans@gs.com

Principal Amount of Note Claims:
____________________________________

[Restructuring Support Agreement Signature Pages]

Pentwater Capital Management LP, as investment advisor to:
Oceana Master Fund Ltd.
PWCM Master Fund Ltd.
AAI Pentwater Fund Public Limited Company
LMA SPC for and on behalf of Map 98 Segregated Portfolio
Pentwater Credit Opportunities Master Fund Ltd.
Pentwater Event Driven Cayman Fund Ltd.

By:	/s/ Neal Nenadovic
Name: Neal Nenadovic
Title: Chief Financial Officer Pentwater Capital Management LP

Notice Information:
Pentwater Capital Management LP
614 Davis St
Evanston, IL 60201
312-589-6400

Principal Amount of Note Claims:
____________________________________

[Restructuring Support Agreement Signature Pages]

STANDARD GENERAL MASTER FUND, L.P.
By:	Standard General L.P., its investment manager
By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	CEO

P STANDARD GENERAL LTD.
By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	CEO of its Investment Manager

Notice Information:
Standard General L.P.
Joseph Mause
767 Fifth Avenue, 12th Fl
New York, NY 10153
(212) 257-4701
legal@standgen.com

Principal Amount of Note Claims:
____________________________________

[Restructuring Support Agreement Signature Pages]

EXHIBIT A

PLAN

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: AMERICAN APPAREL, INC., et al., Debtors.	: : : : : : :	Chapter 11 Case No. 15- _______ (___) (Joint Administration Requested)

JOINT PLAN OF REORGANIZATION OF
THE DEBTORS AND DEBTORS IN POSSESSION

JONES DAY
Richard L. Wynne (admission pro hac vice pending)
Erin N. Brady (admission pro hac vice pending)
555 South Flower Street, 50th Floor
Los Angeles, California 90071
Telephone: (213) 489-3939
Facsimile: (213) 243-2539

Scott J. Greenberg (admission pro hac vice pending)
Michael J. Cohen (admission pro hac vice pending)
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
– and –

PACHULSKI STANG ZIEHL & JONES LLP
Laura Davis Jones (DE Bar No. 2436)
James E. O’Neill (DE Bar No. 4042)
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19801
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
ATTORNEYS FOR DEBTORS
PROPOSED ATTORNEYS FOR THE DEBTORS
AND DEBTORS IN POSSESSION

Dated: October 5, 2015

- ii -

- i -

- ii -

- iii -

TABLE OF EXHIBITS

Exhibit A – Operating Agreement for Reorganized American Apparel
Exhibit B – New Directors of Reorganized American Apparel
Exhibit C – List of Assumed Executory Contracts and Unexpired Leases
Exhibit D – Litigation Trust Agreement
Exhibit E – New Exit Financing Agreement
Exhibit F – Equity Commitment Agreement
Exhibit G – Form of Indemnification Agreement
Exhibit H – List of Retained Causes of Action
Exhibit I – List of Excluded Parties
Exhibit J – Registration Rights Agreement

INTRODUCTION
American Apparel, Inc., American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc., as debtors and debtors in possession, propose this joint plan of reorganization for the resolution of Claims against and Interests in each of the Debtors pursuant to chapter 11 of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.
Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' assets, liabilities, history, business, results of operations, historical financial information, projections of future operations and for a summary of the Plan and the distributions to be made thereunder.
Other agreements and documents supplementing the Plan are appended as Exhibits hereto and have been or will be Filed with the Bankruptcy Court. These supplemental agreements and documents are referenced in the Plan and the Disclosure Statement and will be available for review.
ALL CREDITORS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE DISCLOSURE STATEMENT IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, IN BANKRUPTCY RULE 3019 AND IN THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME
Defined Terms
Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth below. Any term that is not defined in this Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
"Administrative Claim" means a Claim against a Debtor or its Estate for costs or expenses of administration of Estates pursuant to sections 364(c)(1), 503(b), 503(c), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. §§ 1911-1930; and (d) DIP Claims.
"Administrative Claims Bar Date" means the date that is thirty (30) days after the Effective Date.
"Administrative Claims Objection Deadline" means the date that is sixty (60) days after the Effective Date.
"Affiliate" has the meaning set forth in section 101(2) of the Bankruptcy Code.
"Allowed" means with respect to Claims: (a) any Claim (i) for which a Proof of Claim has been timely filed on or before the applicable Claims Bar Date (or for a Proof of Claim that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed) or (ii) that is listed in the Schedules as of the Effective Date as not disputed, not contingent and not unliquidated, and for which no Proof of Claim has been timely filed; provided that, in each case, any such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or such an objection has been interposed and the Claim has been thereafter Allowed by a Final Order; or (b) any Claim Allowed pursuant to the Plan, a Final Order of the Bankruptcy Court (including pursuant to any stipulation approved by the Bankruptcy Court) and any Stipulation of Amount and Nature of Claim; provided, further, that the Claims described in clauses (a) and (b) above shall not include any Claim on account of a right, option, warrant, right to convert or other right to purchase an Equity Interest. Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder.
"American Apparel" means American Apparel, Inc.
"APP Interests" means any Interests in American Apparel.
"Avoidance Actions" means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or the Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code and other similar state law claims and causes of action other than any such claims or causes of action against any post-Effective Date customers, vendors or employees of the Reorganized Debtors or any of the Released Parties.
"Ballot" means the applicable form or forms of ballot(s) distributed to Holders of Claims entitled to vote on the Plan and on which the acceptance or rejection of the Plan is to be indicated.

"Bankruptcy Code" means title 11 of the United States Code, as now in effect or hereafter amended, as applicable to these Chapter 11 Cases.
"Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. § 157, the bankruptcy unit of such District Court.
"Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.
"Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).
"Equity Commitment Agreement" means that certain Equity Commitment Agreement attached hereto as Exhibit F, which evidences the Supporting Parties' commitment to provide the New Equity Investment.
"Cash" means the lawful currency of the United States of America and equivalents thereof.
"Causes of Action" means all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, arising on, prior to or after the Petition Date, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, including Avoidance Actions, asserted, or which may be asserted, by or on behalf of any of the Debtors and/or the Estates, which are or may be pending on the Effective Date or prosecuted thereafter against any Entity, based in law or equity, including, without limitation, under the Bankruptcy Code, whether direct, indirect, derivative or otherwise and whether asserted or unasserted as of the Confirmation Date.
"Chapter 11 Cases" means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors in the Bankruptcy Court.
"Claim" means a claim, as such term is defined in section 101(5) of the Bankruptcy Code, against a Debtor.
"Claims Bar Date" means, as applicable, the Administrative Claims Bar Date and any other date or dates to be established by an Order of the Bankruptcy Court by which Proofs of Claim must be filed.
"Class" means a class of Claims or Interests, as described in Section II.
“Commitment Parties” shall have the meaning ascribed to such term in the Equity Commitment Agreement.
"Committee of Lead Lenders" means, collectively, certain lenders under the Prepetition ABL Facility and holders of Prepetition Notes comprised of funds associated with Monarch Alternative Capital LP, Coliseum Capital Management, LLC, Goldman Sachs Asset Management, L.P. and Pentwater Capital Management LP.
"Confirmation" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.
"Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

"Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan, as such hearing may be continued from time to time.
"Confirmation Order" means the order of the Bankruptcy Court, which shall be in form and substance acceptable to the Debtors and the Requisite Supporting Parties, confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
"Creditors' Committee" shall mean the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.
"Debtors" means, collectively, American Apparel, American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc.
"DIP Agent" means Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent under the DIP Credit Agreement.
"DIP Claim" means a Claim of the DIP Agent or DIP Lenders arising under the DIP Credit Agreement or any of the DIP Orders, including Claims for payment of DIP Expenses.
"DIP Credit Agreement" means that certain Debtor-in-Possession Secured Superpriority Credit Agreement, dated as of October 4, 2015 (as the same may have been subsequently modified, amended, supplemented or otherwise revised from time to time, and together with all instruments, documents and agreements related thereto) among American Apparel (USA), LLC, American Apparel Dyeing & Finishing, Inc., American Apparel Retail, Inc. and KCL Knitting, LLC (as borrowers), the Guarantors (as defined in the DIP Credit Agreement), the DIP Agent and the DIP Lenders party thereto.
"DIP Expenses" means all reasonable and documented fees and expenses of the DIP Agent and the advisors of the DIP Lenders and the DIP Agent in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and enforcement of the Restructuring Support Agreement, the Plan, the Plan Documents, and the transactions contemplated thereby, in each case, as provided in the DIP Order, but shall not include, among other things, fees and expenses incurred by Standard General relating to any litigation commenced against Standard General or any challenges to Standard General’s Claims (other than fees and expenses incurred as a result of (x) any such litigation or challenges asserted by the Debtors or another Supporting Party or (y) the commencement against Standard General of any litigation related to the Restructuring Support Agreement, the Plan, the Restructuring Documents (as defined in the Restructuring Support Agreement) and the transactions contemplated thereby).
"DIP Lenders" means, collectively, those entities identified as "Lenders" in the DIP Credit Agreement and their respective permitted successors and assigns (solely in their capacity as "Lenders" under the DIP Credit Agreement).
"DIP Orders" means, collectively, the Interim DIP Order and the Final DIP Order.
"Disbursing Agent" means, with respect to distributions made (i) under the Plan, Reorganized American Apparel (or such other Entity designated by the Debtors in their sole discretion and without the need for any further order of the Bankruptcy Court) in its capacity as disbursing agent pursuant to Section V and (ii) from the Litigation Trust or from the Litigation Trust Assets in accordance with the Litigation Trust Agreement and the Plan, the Litigation Trustee or the Third Party Disbursing Agent.
"Disclosure Statement" means the Disclosure Statement for the Joint Plan of Reorganization of the Debtors and Debtors in Possession, dated [_______], 2015 (including all exhibits and schedules thereto or referenced therein), that has been prepared and distributed by the Debtors, pursuant to section 1125(g) of the Bankruptcy Code, as the same may be amended, modified or supplemented.

"Disclosure Statement Order" means an order entered by the Bankruptcy Court, approving, among other things, the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code, authorizing solicitation of the Disclosure Statement and the Plan and approving related solicitation materials.
"Disputed Claim" means any portion of a Claim (a) that is neither an Allowed Claim nor a disallowed Claim, (b) that is listed as disputed, contingent or unliquidated on the Schedules or that is otherwise subject to an objection or (c) for which a Proof of Claim has been timely filed with the Bankruptcy Court or a written request for payment has been made, to the extent the Debtors have, or any party in interest entitled to do so has, interposed a timely objection or request for estimation, which objection or request for estimation has not been withdrawn or determined by a Final Order.
“Distribution Date” means the Initial Distribution Date or the applicable Periodic Distribution Date.
"Distribution Record Date" means the date for determining which Holders of Allowed Claims or Interests are eligible to receive distributions hereunder, which, unless otherwise specified, shall be the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court; provided, however, that the Distribution Record Date shall not apply to Holders of Allowed Prepetition Note Secured Claims in the event the Reorganized American Apparel Equity Interests are distributed through DTC.
"Document Website" means the internet site at www.gardencitygroup.com/cases/AAI at which all of the exhibits and schedules to the Plan and the Disclosure Statement will be available to any party in interest and the public, free of charge.
"DTC" means The Depositary Trust Company.
"Effective Date" means the day selected by the Debtors, with the consent of the Requisite Supporting Parties (not to be unreasonably delayed, withheld or conditioned), that is a Business Day as soon as reasonably practicable after the Confirmation Date on which all conditions to the Effective Date in Section VII.B shall have been satisfied or waived in accordance with Section VII.C and, if a stay of the Confirmation Order is in effect, such stay shall have expired, dissolved, or been lifted.
"Eligible Holder" means (a) an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) or (b) "qualified institutional buyer" (as such term is defined in Rule 144A(a)(1) under the Securities Act).
"Entity" means an individual, firm, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization or government or any political subdivision thereof, or other person or entity.
"Estate" means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.
"Excluded Party" means any Entity identified on Exhibit I to the Plan and any immediate family member of such individuals.
"Executory Contract" or "Unexpired Lease" means a contract or lease to which a Debtor is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code, including any modifications, amendments, addenda or supplements thereto or restatements thereof.
"Exhibit" means an exhibit attached to this Plan or included in the Plan Supplement.

"Fee Claim" means a Claim under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other Entity for services rendered or expenses incurred in the Chapter 11 Cases.
"Fee Order" means any order establishing procedures for interim compensation and reimbursement of expenses of Professionals that may be entered by the Bankruptcy Court.
"File," "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
"Final DIP Order" means the final order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders dated [_______], 2015 [D.I. __].
"Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.
"General Unsecured Claim" means any Claim that is not an Administrative Claim, Priority Claim, Prepetition Note Secured Claim, Priority Tax Claim, Other Secured Claim, Section 510 Claim or Intercompany Claim, but includes any Claim that is a Prepetition Note Deficiency Claim.
“Governance Term Sheet” means that term sheet describing the material terms of the New LLC Agreement and the Registration Rights Agreement, appended as Exhibit E to the Restructuring Support Agreement.
"GUC Support Payment" means:
in the case of Class 4A, $[___] in Cash;
in the case of Class 4B, $[___] in Cash;
in the case of Class 4C, $[___] in Cash;
in the case of Class 4D, $[___] in Cash;
in the case of Class 4E, $[___] in Cash; and
in the case of Class 4F, $[___] in Cash;
"Holder" means an Entity holding a Claim or Interest, as the context requires.
"Impaired" means, when used in reference to a Claim or an Interest, a Claim or an Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Agreement” means the indemnification agreements the form of which shall be Filed with the Plan Supplement and be reasonably acceptable to the Debtors and the Requisite Supporting Parties, which Reorganized American Apparel shall enter into with officers, directors and certain employees of the Reorganized Debtors or Debtors (as applicable) serving in such capacity on or after the Petition Date, but excluding any officers, directors or employees who is not a Released Party, under which Reorganized American Apparel shall be obligated to such officer, director or employee for any (a) losses, claims, costs, damages or Liabilities set forth in Section IV.H.3 and (b) litigation costs incurred in connection with any Causes of Action asserted and based on such person's service to the Debtors prior to the Petition Date, in each case, in such a capacity at any time as a director, officer or employee of a Debtor or Non-Debtor Affiliate.
"Indenture Trustee" means U.S. Bank National Association (or any successor thereto), in its capacity as trustee under the Prepetition Indenture.
"Initial Distribution Date" means the Effective Date or the date occurring as soon as reasonably practicable after the Effective Date when distributions under the Plan shall commence.
"Intercompany Claim" means any Claim held by American Apparel or any of its direct or indirect subsidiaries, including a Debtor, against a Debtor.
"Interest" means the rights of the Holders of the common stock, membership interests or partnership interests issued by a Debtor and outstanding immediately prior to the Petition Date, and any options, warrants or other rights with respect thereto, or any other instruments evidencing an ownership interest in a Debtor and the rights of any Entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights (including any rights in respect of accrued and unpaid dividends); (b) liquidation preferences; and (c) stock options and warrants.
"Interim DIP Order" means the interim order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders dated [______], 2015 [D.I. __].
"Liabilities" means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction or agreement.
"Litigation Trust" means the trust established pursuant to Section III.H, among other things, to administer the Litigation Trust Assets pursuant to the Litigation Trust Agreement.
"Litigation Trust Agreement" means the trust agreement, to be dated as of or prior to the Effective Date, between the Debtors and the Litigation Trustee, governing the Litigation Trust, which shall be substantially in the form of Exhibit D.
"Litigation Trust Assets" means (a) the Specified Causes of Action and (b) the Litigation Trust Funds.
"Litigation Trust Beneficiaries" shall have the meaning ascribed to the term "Beneficiaries" in the Litigation Trust Agreement.
"Litigation Trust Board" shall have the meaning set forth in the Litigation Trust Agreement.
"Litigation Trust Expenses" means any and all reasonable fees, costs and expenses incurred by the Litigation Trust or the Litigation Trustee (or any Third Party Disbursing Agent or any

professional or other Entity retained by the Litigation Trustee) on or after the Effective Date in connection with any of their duties under the Plan and the Litigation Trust Agreement, including any administrative fees, attorneys' fees and expenses, insurance fees, taxes and escrow expenses.
"Litigation Trust Funds" means the $250,000 in Cash used to initially fund the Litigation Trust pursuant to the Plan.
"Litigation Trustee" means the natural person appointed by the Creditors' Committee to act as trustee of the Litigation Trust in accordance with the terms of the Plan, the Confirmation Order and the Litigation Trust Agreement, or any successor appointed in accordance with the terms of the Plan and the Litigation Trust Agreement.
"Management Incentive Plan" means an incentive plan for the management of Reorganized American Apparel to be developed and implemented by the New Board promptly following the Effective Date pursuant to which Reorganized American Apparel may distribute to certain members of the management of Reorganized American Apparel membership interests for, or options to purchase such membership interests, up to an amount equal to 8% of Reorganized American Apparel Equity Interests on a fully diluted basis as of the Effective Date.
"Management Incentive Plan Interests" means any Reorganized American Apparel Equity Interests issued as a result of the exercise of options, restricted stock or other securities granted pursuant to the Management Incentive Plan.
"Member Certification" means the certification by a Holder of an Allowed Prepetition Note Secured Claim indicating, among other things, (a) whether such Holder, or any Affiliate of the Holder, or any Entity holding, directing or indirectly, any type of ownership interest (including stock, membership interests, partnership interests, or units) of such Holder, or any contracting party with such Holder, is (i) a competitor of the Debtors (or an Affiliate of such a competitor), (ii) an Excluded Party or an Affiliate of an Excluded Party or (iii) otherwise satisfies certain provisions regarding eligibility to own Reorganized American Apparel Equity Interests set forth in the Governance Term Sheet and (b) whether such Holder is an Eligible Holder.
"New Board" means the initial board of directors of Reorganized American Apparel.
"New Equity Investment" means the investment in the Reorganized Debtors at least in the amount of the New Equity Minimum Investment plus any additional amount determined by the Supporting Parties, which New Equity Investment shall be made pursuant to, and subject to the terms and conditions set forth in, the Equity Commitment Agreement.
"New Equity Investment Interests" means any membership interests in Reorganized American Apparel issued in exchange for the New Equity Investment.
"New Equity Minimum Investment Amount" means $10 million.
"New Exit Accordion" means up to $30 million of incremental loans as further set forth in the term sheet regarding the New Exit Financing Facility attached to the Restructuring Term Sheet and the DIP Credit Agreement (subject to a dollar-for-dollar reduction for the amount of the Debtors' Cash on hand on the Effective Date and the amount of the New Equity Investment in excess of the New Equity Minimum Investment Amount) and to be made available under the New Exit Financing Agreement.
"New Exit Financing Agreement" means the credit agreement evidencing the New Exit Facility Term Loan, which shall provide for the New Exit Accordion and otherwise be in form and substance acceptable to the Requisite Supporting Parties and Filed with the Plan Supplement.

"New Exit Financing Documents" means, collectively, the definitive documents, statements and filings that evidence the New Exit Facility Term Loan, including, without limitation, the New Exit Financing Agreement.
"New Exit Facility Term Loan" means a financing facility that is entered into by one or more of the Reorganized Debtors on the Effective Date.
"New LLC Agreement" means the new operating agreement for Reorganized American Apparel, which shall be in form and substance acceptable to the Requisite Supporting Parties and Filed with the Plan Supplement.
"New Securities and Documents" means the Reorganized American Apparel Equity Interests, the New Equity Investment, the Equity Commitment Agreement, the New LLC Agreement, the Registration Rights Agreement, the New Exit Financing Documents and any and all other securities, notes, stock, instruments, certificates, and other documents or agreements required to be issued, executed or delivered pursuant to or in connection with this Plan.
"Non-Debtor Affiliate" means any direct or indirect subsidiary of American Apparel that is not a Debtor.
"Notice and Claims Agent" means Garden City Group, LLC, in its capacity as noticing, claims and solicitation agent for the Debtors.
"Ordinary Course Professionals Order" means any order entered by the Bankruptcy Court authorizing the Debtors to retain, employ and pay professionals and service providers, as specified in such order, which are not materially involved in the administration of the Chapter 11 Cases.
"Other Secured Claim" means a Secured Claim, including a Secured Tax Claim but excluding a DIP Claim, Prepetition ABL Claim or a Prepetition Note Secured Claim.
“Periodic Distribution Date” means, unless otherwise ordered by the Bankruptcy Court, (a) the first Business Day that is 180 days after the Initial Distribution Date or (b) the first Business Day that is 180 days after the immediately preceding Periodic Distribution Date, as applicable.
"Petition Date" means October 5, 2015.
"Plan" means this joint plan of reorganization for the Debtors, and all Exhibits attached hereto or referenced herein, supplements, appendices, schedules, and the Plan Supplement, as the same may be amended, modified or supplemented.
"Plan Supplement" means the compilation of documents and forms of documents as amended from time to time that constitute Exhibits to the Plan Filed with the Bankruptcy Court no later than seven days before the earlier of the (a) Voting Deadline and (b) deadline for objections to Confirmation of this Plan (or such later date as may be approved by the Bankruptcy Court), including, without limitation, the following: (i) the New LLC Agreement; (ii) the  list of directors of Reorganized American Apparel; (iii) the list of Executory Contracts and Unexpired Leases to be assumed by the Debtors; (iv) the Litigation Trust Agreement; (v) the New Exit Facility Financing Agreement; (vi) the Equity Commitment Agreement; (vii) a form of the Indemnification Agreement, (viii) a list of the Retained Causes of Action, (ix) the Registration Rights Agreement and (x) the list of Excluded Parties.
"Prepetition ABL Claim" means any Claim against any of the Debtors under or evidenced by the Prepetition ABL Facility.

"Prepetition ABL Facility" means that certain Amended and Restated Credit Agreement dated as of August 17, 2015 by and among American Apparel, the guarantors thereunder and the Prepetition Agent, as the same may be amended, modified or supplemented from time to time.
"Prepetition Agent" means Wilmington Trust, National Association, in its capacity as administrative agent under the Prepetition ABL Facility.
"Prepetition Indenture" means that certain Indenture dated April 4, 2013 by and among the American Apparel, the Prepetition Note Guarantors and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.
"Prepetition Note Deficiency Claim" means the unsecured portion of any Claim against any of the Debtors under or evidenced by the Prepetition Note Indenture or the Prepetition Notes, including any guaranty obligations of the Prepetition Note Guarantors with respect to any of the foregoing.
"Prepetition Note Secured Claim" means any Secured Claim against any of the Debtors under or evidenced by the Prepetition Note Indenture or the Prepetition Notes, including any guaranty obligations of the Prepetition Note Guarantors with respect to any of the foregoing. For the purpose of determining distributions under the Plan, the Prepetition Note Secured Claims shall be deemed allowed in the amount of $85,800,000 or such other amount as determined by the Court in connection with Confirmation.
"Prepetition Note Guarantors" means all of the Debtors except for American Apparel.
"Prepetition Notes" means the 13.0% senior secured notes due 2020 issued in the original aggregate principal amount of $206 million pursuant to the Prepetition Indenture.
"Priority Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim, DIP Claim or a Priority Tax Claim.
"Priority Tax Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.
"Pro Rata" means:
when used with reference to a distribution of Reorganized American Apparel Equity Interests to Holders of Allowed Claims in Classes 3A through 3F, proportionately so that with respect to a particular Allowed Claim in any such Class, the ratio of (w) the amount of Reorganized American Apparel Equity Interests distributed on account of such Claim to (x) the Allowed amount of such Claim is the same as the ratio of (y) Reorganized American Apparel Equity Interests distributed on account of all Allowed Claims in such applicable Class to (z) the amount of all Allowed Claims in such applicable Class; and
when used with reference to a distribution of Litigation Trust units or the GUC Support Payment (if applicable) to Holders of Allowed Claims in Classes 4A through 4F, proportionately so that with respect to a particular Allowed Claim in any such Class, the ratio of (w) the number of Litigation Trust units or the amount of the applicable GUC Support Payment (if applicable) distributed on account of such Claim to (x) the Allowed amount of such Claim is the same as the ratio of (y) Litigation Trust units or the applicable GUC Support Payment (if applicable) distributed on account of all Allowed Claims in such applicable Class to (z) the amount of all Allowed Claims in such applicable Class.
"Professional" means any professional employed in the Chapter 11 Cases pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code or any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

"Proof of Claim" means a proof of claim filed with the Bankruptcy Court or the Notice and Claims Agent in connection with the Chapter 11 Cases.
“Registration Rights Agreement” means a registration rights agreement, by and among Reorganized American Apparel and the Registration Rights Parties, which shall be in form and substance consistent in all material respects with the terms set forth in the Governance Term Sheet and otherwise acceptable to Reorganized American Apparel and the Requisite Supporting Parties and Filed with the Plan Supplement.
“Registration Rights Parties” means each of the Supporting Parties and any other recipient of membership interests in Reorganized American Apparel that receives (together with its Affiliates and related funds) 10% or more of the aggregate Reorganized American Apparel Equity Interests issued under the Plan (including Reorganized American Apparel Equity Interests pursuant to the Equity Commitment Agreement).
"Reinstated" means, unless the Plan specifies a particular method pursuant to which a Claim or Interest shall be Reinstated, (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest so as to render such Claim or Interest Unimpaired; or (b) notwithstanding any contractual provisions or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (i) curing any such default that occurred before or after the commencement of the applicable Chapter 11 Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of a Claim or Interest as such maturity existed before such default; (iii) compensating the Holder of a Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest.
"Released Parties" means, collectively and individually, (i) the Debtors, (ii) the Creditors' Committee, (iii) the members of the Creditors' Committee, (iv) the Indenture Trustee, (v) the Prepetition Agent, (vi) the Supporting Parties, (vii) the DIP Agent, (viii) the DIP Lenders and (ix) the Representatives of each of the parties enumerated in the preceding clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) (solely in their capacities as such); provided that any Excluded Party, any Entity that objects to Confirmation of, or votes to reject, the Plan, and any of their respective Representatives, in each case, shall not be a Released Party.
"Reorganized" means, (a) when used in reference to a particular Debtor, such Debtor on and after the Effective Date, and (b) when used in reference to the Debtors collectively, then all of the Debtors on and after the Effective Date.
"Reorganized American Apparel Equity Interests" means the membership interests in Reorganized American Apparel to be initially authorized pursuant to the Plan as of the Effective Date, including such membership interests to be issued pursuant to the Plan.
"Representatives" means, with respect to any Entity, any successor, predecessor, officer, director, partner, limited partner, general partner, shareholder, manager, management company, investment manager, affiliate, employee, agent, attorney, advisor, investment banker, financial advisor, accountant or other Professional of such Entity or any of the foregoing and any committee of which such Entity is a member, in each case, in such capacity, serving on or after the Petition Date; provided that Representatives do not include any Excluded Party.
"Requisite Supporting Parties" shall have the meaning ascribed to such term in the Restructuring Support Agreement.

"Restructuring Support Agreement" means that certain Restructuring Support Agreement, dated October 4, 2015, among the Debtors and the Supporting Parties, pursuant to which the Supporting Parties have agreed to support and vote in favor of this Plan, appended as Exhibit A to the Declaration of Mark Weinsten in Support of First Day Pleadings [D.I. [___]], as such agreement may be amended from time to time.
"Restructuring Transactions" means, collectively, those mergers, consolidations, restructurings, dispositions, conversions, liquidations, dissolutions or other transactions that the Debtors and Requisite Supporting Parties determine to be necessary or appropriate to effect a corporate restructuring of the Debtors' business or otherwise to simplify the overall corporate structure of the Reorganized Debtors, as described in greater detail in, and subject to, Section III.C.
"Retained Causes of Action" shall mean the known Causes of Action set forth on Exhibit H hereto.
"Schedules" means, collectively, the (a) schedules of assets, Liabilities and Executory Contracts and Unexpired Leases and (b) statements of financial affairs, as each may be amended and supplemented from time to time, Filed by the Debtors pursuant to section 521 of the Bankruptcy Code.
"Section 510 Claim" means any Claim against a Debtor arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim and any other claim subject to subordination under section 510 of the Bankruptcy Code.
“Secured Claim” means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to a valid right of setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in such Estate's interest in such property or to the extent of the amount subject to such valid right of setoff, as applicable, as determined pursuant to section 506 of the Bankruptcy Code.
"Secured Tax Claim" means a Secured Claim arising out of a Debtor's liability for any Tax.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Specified Causes of Action" means those Causes of Action solely comprising (a) Avoidance Actions pursuant to section 547 of the Bankruptcy Code and (b) Causes of Action arising before the Petition Date against or related to the conduct of any of the Excluded Parties; provided that (a) the Specified Causes of Action shall not include any Causes of Action against any of the Released Parties or any post-Effective Date customers, vendors or employees of the Reorganized Debtors and (b) the Litigation Trust shall only recover against an Excluded Party net of any contribution claim of such Excluded Party against any Released Party, as determined by a court of competent jurisdiction.
"Standstill Agreement" means that certain Nomination, Standstill and Support Agreement dated July 9, 2014 by and among American Apparel, Mr. Dov Charney, Standard General L.P., Standard General Master Fund L.P. and P Standard General Ltd.
"Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a Holder of a Claim or Interest establishing the allowed amount or nature of such Claim or Interest that is (a) entered into in accordance with any Claim settlement procedures established by order of the Bankruptcy Court in these Chapter 11 Cases, (b) expressly permitted by the Plan or (c) approved by order of the Bankruptcy Court.

"Subsidiary Debtor" means any Debtor other than American Apparel.
"Subsidiary Debtor Equity Interests" means, as to a particular Subsidiary Debtor, any Interests in such Debtor.
"Supporting Parties" shall mean the lenders under the Prepetition ABL Facility or beneficial owners of Prepetition Notes that are, and any transferee of a Supporting Party that becomes, a party to the Restructuring Support Agreement in accordance therewith.
"Tax" means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Entity.
"Third Party Disbursing Agent" means an Entity engaged by Reorganized American Apparel in its capacity as Disbursing Agent or engaged by the Litigation Trustee to act as a Disbursing Agent pursuant to Section V.
“UK Guaranty” means the guaranty of the UK Loan by American Apparel.
“UK Guaranty Claim” means any Claim arising under or evidenced by UK Guaranty.
“UK Loan” means the loans made pursuant to that certain Credit Agreement dated as of March 25, 2015 among American Apparel (Carnaby) Limited, as the initial borrower, certain additional borrowers party thereto, American Apparel, as guarantor, Standard General L.P., on behalf of one or more of its controlled funds and the lenders from time to time party thereto.
"Unimpaired" means, when used in reference to a Claim or an Interest, a Claim or an Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.
"U.S. Trustee" means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in the District of Delaware.
"Voting Deadline" means 5:00 p.m. (prevailing Eastern time) on [_________], 2015, which is the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.
Rules of Interpretation and Computation of Time
Rules of Interpretation
For purposes of the Plan, unless otherwise provided herein: (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, includes both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan, Confirmation Order or otherwise; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, articles or certificates of incorporation, bylaws, codes of regulation, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code (other than subsection (5) thereof) shall apply to the extent not inconsistent with any other provision of this Section I.B.1.
Computation of Time
In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
Reference to Monetary Figures
All references in the Plan to monetary figures refer to the lawful currency of the United States of America, unless otherwise expressly provided.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section II.A, are not classified herein. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.
Unclassified Claims
Administrative Claims
Administrative Claims in General
Except as specified in this Section II.A.1, and subject to Section II.A.1.f and subject to the bar date provisions herein, unless otherwise agreed by the Holder of an Administrative Claim and the applicable Reorganized Debtor, each Holder of an Allowed Administrative Claim shall receive, in full satisfaction of its Administrative Claim, Cash equal to the Allowed amount of such Administrative Claim on either (i) the latest to occur of (A) the Effective Date (or as soon thereafter as practicable), (B) the date such Claim becomes an Allowed Administrative Claim and (C) such other date as may be agreed upon by the Reorganized Debtors and the Holder of such Claim or (ii) on such other date as the Bankruptcy Court may order.
Statutory Fees
All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid by the applicable Reorganized Debtor in accordance therewith until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.
Ordinary Course Postpetition Administrative Liabilities
Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Claims arising from or with respect to the sale of goods or provision of services on or after the Petition Date, Administrative Claims of governmental units for Taxes (including Tax Claims related to Tax years or portions thereof ending after the Petition Date), Administrative Claims arising under Executory Contracts and Unexpired Leases and all Intercompany Administrative Claims, shall be paid by the applicable Reorganized Debtor, pursuant to the terms and conditions of the particular transaction giving rise to those Administrative Claims, without further action by the Holders of such Administrative Claims or further approval by the Bankruptcy Court. Holders of the foregoing Claims shall not be required to File or serve any request for payment of such Administrative Claims.
DIP Claims
On the Effective Date, all DIP Expenses shall be paid in Cash and the remaining DIP Claims will be converted into loans under the New Exit Facility Term Loan pursuant to the terms of the New Exit Financing Agreement.
Prepetition ABL Claims
All obligations and claims in respect of or arising under the Prepetition ABL Facility shall be paid in full, in Cash, on the Effective Date to the extent not previously paid pursuant to the DIP Orders.
Professional Compensation
Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Fee Order, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any party who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order). Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than ninety (90) days after the Effective Date. To the extent necessary, the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.
Post-Effective Date Professionals' Fees and Expenses
Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented fees and expenses of the Professionals or other fees and expenses incurred by the Reorganized Debtors on or after the Effective Date, in each case, related to implementation and consummation of the Plan. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or any order of the Bankruptcy Court entered before the Effective Date governing the retention of, or compensation for services rendered by, Professionals after the Effective Date shall terminate, and the Reorganized Debtors may employ or pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
Bar Dates for Administrative Claims
Except as otherwise provided herein, requests for payment of Administrative Claims (other than DIP Claims, Fee Claims and Administrative Claims based on Liabilities incurred by a Debtor in the ordinary course of its business as described in Section II.A.1.c) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than the Administrative Claims Objection Deadline.
Payment of Priority Tax Claims
Priority Tax Claims
Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Priority Tax Claim and the Debtors (with the consent of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed), each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, on account of and in full and complete settlement, release and discharge of such Claim, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim or (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors as they become due.
Other Provisions Concerning Treatment of Priority Tax Claims
Notwithstanding Section II.A.2.a, any Claim on account of any penalty arising with respect to or in connection with an Allowed Priority Tax Claim that does not compensate the Holder for actual pecuniary loss shall be treated as a General Unsecured Claim, and the Holder (other than as the Holder of a General Unsecured Claim) may not assess or attempt to collect such penalty from the Reorganized Debtors or their respective property.
Classification of Claims and Interests
General
Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for voting and distribution pursuant to this Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such other Class. Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, and except as otherwise specifically provided for herein, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable bankruptcy law, in no event shall the aggregate value of all property received or retained under the Plan on account of an Allowed Claim exceed 100% of the underlying Allowed Claim.
Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for the purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no Holder of a Claim with respect to a specific Class for a particular Debtor timely submits a Ballot in compliance with the Disclosure Statement Order indicating acceptance or rejection of this Plan, such Class will be deemed to have accepted this Plan. The Debtors may seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.
To the extent a Holder has Claims arising from the same transaction or occurrence that may be asserted against more than one Debtor, the vote of such Holder in connection with such Claims will be counted as a vote of each such Claim against each applicable Debtor against which such Holder has a Claim. The Plan assigns a letter to each Debtor and a number to each of the Classes of Claims against or Interests in the Debtors. For consistency, similarly designated Classes of Claims and Interests are assigned the same number across each of the Debtors. Any non-sequential enumeration of the Classes is intentional to maintain consistency.
Claims against and Interests in each of the Debtors are classified in up to 9 separate Classes as follows:

Letter	Debtor	Class	Designation
A	American Apparel, Inc.	1	Priority Claims
B	American Apparel (USA), LLC	2	Other Secured Claims
C	American Apparel Retail, Inc.	3	Prepetition Note Secured Claims
D	American Apparel Dyeing & Finishing, Inc.	4	General Unsecured Claims
E	KCL Knitting, LLC	5	UK Guaranty Claims
F	Fresh Air Freight, Inc.	6	Section 510 Claims
		7	Intercompany Claims
		8	APP Interests
		9	Subsidiary Debtor Equity Interests
Identification of Classes of Claims Against and Interests in the Debtors
Claims against and Interests in the Debtors are classified in up to 9 separate Classes. The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
1A-1F	Priority Claims	Unimpaired	Deemed to Accept
2A-2F	Other Secured Claims	Unimpaired	Deemed to Accept
3A-3F	Prepetition Note Secured Claims	Impaired	Entitled to Vote
4A-4F	General Unsecured Claims	Impaired	Entitled to Vote
5A	UK Guaranty Claims	Unimpaired	Deemed to Accept
6A-6F	Section 510 Claims	Impaired	Deemed to Reject
7A-7F	Intercompany Claims	Unimpaired	Deemed to Accept
8A	APP Interests	Impaired	Deemed to Reject
9B-9F	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to Accept
Treatment of Claims
Priority Claims (Classes 1A through 1F)
Classification: Classes 1A through 1F consists of all Priority Claims against the respective Debtors.
Treatment: On the later of (a) the Effective Date and (b) the date on which such Priority Claim becomes an Allowed Priority Claim, unless otherwise agreed to by the Debtors and the Holder of an Allowed Priority Claim (in which event such other agreement will govern), each Holder of an Allowed Priority Claim against a Debtor shall receive on account and in full and complete settlement, release and discharge of such Claim, at the Debtors' election, Cash in the amount of such Allowed Priority Claim in accordance with section 1129(a)(9) of the Bankruptcy Code. All Allowed Priority Claims against the Debtors that are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof.
Voting: Claims in Classes 1A through 1F are Unimpaired. Each Holder of an Allowed Claim in Classes 1A through 1F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is, therefore, not entitled to vote.
Other Secured Claims (Classes 2A through 2F)
Classification: Classes 2A through 2F consists of all Other Secured Claims against the respective Debtors.
Treatment: Unless otherwise agreed by the Holder of an Other Secured Claim and the Debtors, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Other Secured Claim shall receive the following treatment at the option of the Debtors: (i) such Allowed Other Secured Claim shall be Reinstated; (ii) payment in full (in Cash) of any such Allowed Other Secured Claim; or (iii) satisfaction of any such Allowed Other Secured Claim by delivering the collateral securing any such Allowed Other Secured Claim and paying any interest required to be paid under section 506(b) of the Bankruptcy Code.
Voting: Claims in Classes 2A through 2F are Unimpaired. Each Holder of an Allowed Claim in Classes 2A through 2F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is, therefore, not entitled to vote.
Prepetition Note Secured Claims (Classes 3A through 3F)
Allowance: On the Effective Date, the Prepetition Note Secured Claims shall be deemed Allowed Claims under the Plan.
Classification: Classes 3A through 3F consist of all Prepetition Note Secured Claims.
Treatment: Unless otherwise agreed by the Holder of a Prepetition Note Secured Claim and the Debtors, on the Effective Date or as soon as reasonably practicable thereafter each Holder of an Allowed Prepetition Note Secured Claim, subject to the terms of this Plan, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Claim, shall receive its Pro Rata share of 100% of Reorganized American Apparel Equity Interests, subject to dilution by the Management Incentive Shares and the New Equity Investment Interests; provided, however, that the Debtors, upon the request of the Requisite Supporting Parties, shall provide an alternative distribution to any Holder of a Prepetition Note Secured Claim that is not a Supporting Party in Cash in an amount equal to such Holder's Prepetition Note Secured Claim, to be paid on or promptly after the Effective Date.
Voting: Claims in Classes 3A through 3F are Impaired. Each Holder of an Allowed Claim in Classes 3A through 3F is entitled to vote.
General Unsecured Claims (Classes 4A through 4F)
Classification: Classes 4A through 4F consists of all General Unsecured Claims.
Treatment: Unless otherwise agreed by the Holder of a General Unsecured Claim and the Debtors, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed General Unsecured Claim in Classes 4A through 4F shall receive, subject to the terms of this Plan, in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim, a distribution equal to its Pro Rata share of (i) units in the Litigation Trust and (ii) solely if the Class in which such Claim is classified accepts the Plan, the applicable GUC Support Payment, which shall be paid in semi-annual installments for 1 year from and after the Effective Date.
Voting: Claims in Classes 4A through 4F are Impaired. Each Holder of an Allowed Claim in Classes 4A through 4F is entitled to vote.
UK Guaranty Claims (Class 5A)
Classification: Class 5A consists of all UK Guaranty Claims.
a.    Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all UK Guaranty Claims shall be Reinstated, subject to Section 6 of the Restructuring Support Agreement.
Voting: Claims in Class 5A are Unimpaired. Each Holder of an Allowed Claim in Class 5A is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote.
Section 510 Claims (Classes 6A through 6F)
Classification: Classes 6A through 6F consists of all Section 510 Claims.
Treatment: No property shall be distributed to or retained by the Holders of Section 510 Claims, and such Claims shall be extinguished on the Effective Date. Holders of Section 510 Claims shall not receive any distribution pursuant to the Plan.
Voting: Claims in Classes 6A through 6F are Impaired. Each Holder of an Allowed Claim in Classes 6A through 6F is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote.
Intercompany Claims (Classes 7A through 7F)
Classification: Classes 7A through 7F consists of all Intercompany Claims.
b.    Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all Intercompany Claims may be extinguished or compromised by distribution, contribution or otherwise, or Reinstated, at the discretion of the Debtors or the Reorganized Debtors, as the case may be, on or after the Effective Date.
Voting: Claims in Classes 7A through 7F are Unimpaired. Each Holder of an Allowed Claim in Classes 7A through 7F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote.
APP Interests (Class 8A)
Classification: Class 8A consists of all APP Interests.
Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all APP Interests shall be cancelled and extinguished. Holders of APP Interests shall not receive any distribution pursuant to the Plan.

Voting: Interests in Class 8A are Impaired. Each Holder of an Allowed Interest in Class 8A is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote.
Subsidiary Debtor Equity Interests (Classes 9B through 9F)
Classification: Classes 9B through 9F consists of all Subsidiary Debtor Equity Interests.
Treatment: On the Effective Date, all Subsidiary Debtor Equity Interests shall not receive any distribution pursuant to the Plan and shall be Reinstated, subject to Section III.C.1.
Voting: Interests in Classes 9B through 9F are Unimpaired. Each Holder of an Allowed Interest in Classes 9B through 9F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote.
Reservation of Rights Regarding Claims
Except as otherwise provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, whether legal or equitable, with respect to any Claims, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoffs or recoupment.
Postpetition Interest on Claims
Except as required by applicable bankruptcy law, postpetition interest shall not accrue or be payable on account of any General Unsecured Claim.
Insurance
Notwithstanding anything to the contrary herein, if any Allowed Claim is covered by an insurance policy, such Claim shall first be paid from proceeds of such insurance policy, with the balance, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.
MEANS OF IMPLEMENTATION
Conversion of American Apparel and Issuance of Reorganized American Apparel Equity Interests
On the Effective Date, American Apparel shall be converted, merged or otherwise reorganized into a Delaware limited liability company, and membership interests in Reorganized American Apparel shall be issued pursuant to the Plan, including the distribution of Reorganized American Apparel Equity Interests to holders of Claims in Classes 3A through 3F pursuant to the Plan. The issuance of additional interests in Reorganized American Apparel by Reorganized American Apparel, including New Equity Investment Interests and Management Incentive Plan Interests, shall be authorized without the need for further corporate action and without any further action by the Holders of Claims or Interests.
Each distribution and issuance of the Reorganized American Apparel Equity Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.
On the Effective Date, each of the applicable Reorganized Debtors will be authorized to and shall issue or execute and deliver, as applicable, the Reorganized American Apparel Equity Interests and the New Securities and Documents, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.
The issuance or execution and delivery of the Reorganized American Apparel Equity Interests and the distribution thereof under this Plan shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or any other applicable exemptions. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan shall become and shall remain effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).
Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors
Except as otherwise provided herein (including with respect to the Restructuring Transactions described in Section III.C.1): (1) as of the Effective Date, Reorganized American Apparel shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the operating agreement, appended hereto as Exhibit A; (2) subject to the Restructuring Transactions, each of the Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law; and (3) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, shall vest, subject to the Restructuring Transactions, in the applicable Reorganized Debtors, free and clear of all Claims, liens, charges, other encumbrances, Interests and other interests. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for appropriate Professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Bankruptcy Court.
Restructuring Transactions
Restructuring Transactions Generally
On or after the Confirmation Date, American Apparel shall convert, merge or otherwise reorganize into a limited liability company, which shall elect to be treated as a corporation for U.S. federal income tax purposes effective on the earlier of the Effective Date or the date of formation, absent an alternative structure determined by the Requisite Supporting Parties, which alternative structure shall require the consent of the Debtors only if such structure results in a transfer of a Debtor’s assets to a new entity that is not a successor of the Debtor for tax purposes. Certain other Restructuring Transactions may be undertaken as necessary or appropriate to effect, in accordance with applicable non-bankruptcy law, a corporate restructuring of the Debtors’ or the Reorganized Debtors’ respective businesses or simplify the overall corporate structure of the Reorganized Debtors, all to the extent not inconsistent with any other terms of the Plan. Without limiting the foregoing, unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date and may include one or more mergers, conversions, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors and the Requisite Supporting Parties to be necessary or appropriate. Subject to the immediately preceding sentence, the actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, conversion, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of merger, conversion, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) the taking of all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. Any such transactions may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors or the Reorganized Debtors.
Obligations of Any Successor Corporation in a Restructuring Transaction
The Restructuring Transactions may result in substantially all of the respective assets, properties, rights, Liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will succeed to the rights and obligations of such Reorganized Debtor under the Plan and will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in the Plan or in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations
New Exit Facility Term Loan
On the Effective Date, the Reorganized Debtors shall be authorized to consummate the New Exit Facility Term Loan and to execute, deliver and enter into the New Exit Financing Documents, and any related agreements or filings without the need for any further corporate or other organizational action and without further action by or approval of the Bankruptcy Court, and the New Exit Financing Documents and any related agreements or filings shall be executed and delivered and the applicable Reorganized Debtors shall enter into the New Exit Facility Term Loan and be permitted to incur or issue the indebtedness available thereunder. The New Exit Financing Agreement shall be included in the Plan Supplement.
New Equity Commitment
On the Effective Date, the Reorganized Debtors shall be authorized to consummate the transactions contemplated by the Equity Commitment Agreement (including the issuance of Reorganized American Apparel Equity Interests in accordance therewith) and to execute, deliver, make or enter into any related agreements, instruments, documents or filings without the need for any further corporate or other organizational action and and without further action by or approval of the Bankruptcy Court, and any such agreements, instruments, documents or filings shall be executed, delivered or made, as applicable, and Reorganized American Apparel shall be authorized to issue the New Equity Investment Interests and the other Reorganized American Apparel Equity Interests, if any, issuable pursuant to the Equity Commitment Agreement. In addition to providing for the issuance of the New Equity Investment Interests to the Commitment Parties, the Equity Commitment Agreement requires that Holders of Prepetition Note Secured Claims that are Eligible Holders and receive Reorganized American Apparel Equity Interests pursuant the Plan be granted the opportunity to purchase additional Reorganized American Apparel Equity Interests on the terms and subject to the conditions set forth in the Equity Commitment Agreement. The New Equity Investment Interests will not be registered under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom, as well as contractual restrictions on transfer contained in the New LLC Agreement.

Sources of Cash for Plan Distributions
The Debtors or Reorganized Debtors, as applicable, are authorized to execute and deliver any documents necessary or appropriate to obtain Cash for funding the Plan, including, without limitation, pursuant and subject to the New Exit Financing Documents and Equity Commitment Agreement. All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained through a combination of one or more of the following: (a) Cash on hand of the Debtors, including Cash from business operations, or distributions from Non-Debtor Affiliates; (b) proceeds of the New Exit Facility Term Loan and the New Equity Investment; (c) the proceeds of any tax refunds and other causes of action; and (d) any other means of financing or funding that the Debtors or the Reorganized Debtors determine is necessary or appropriate, subject to the terms of the New Exit Financing Documents. Further, the Debtors and the Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices and shall not violate the terms of the Plan or any orders entered by the Bankruptcy Court with respect to the Debtors' cash management system.
Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs; Other Agreements
Operating Agreement of Reorganized American Apparel and Other Corporate Governance Documents
As of the Effective Date, the New LLC Agreement and the Registration Rights Agreement shall have been Filed as part of the Plan Supplement and shall be in form and substance consistent in all material respects with the Governance Term Sheet. The New LLC Agreement and the certificate of incorporation and bylaws (or comparable constituent documents) of each Reorganized Debtor, among other things, shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, each Reorganized Debtor may amend and restate its operating agreement, certificate of incorporation, bylaws or comparable constituent documents, as applicable, as permitted by applicable non-bankruptcy law, subject to the terms and conditions of such constituent documents. On the Effective Date, or as soon thereafter as is practicable, each Reorganized Debtor shall file any such certificate of incorporation (or comparable constituent documents) with the secretary of state or jurisdiction or similar office of the state or jurisdiction in which such Reorganized Debtor is incorporated or organized, to the extent required by and in accordance with the applicable corporate law of such state. On or as soon as practicable after the Effective Date, Reorganized American Apparel and the Registration Rights Parties will enter into the Registration Rights Agreement. The Registration Rights Agreement shall provide certain registration rights to the Registration Rights Parties with respect to the Reorganized American Apparel Equity Interests that are issued to such parties under the Plan (including Reorganized American Apparel Equity Interest issued pursuant to the Equity Commitment Agreement).
Directors and Officers of the Reorganized Debtors
In accordance with section 1129(a)(5) of the Bankruptcy Code, from and after the Effective Date, the initial officers and directors of Reorganized American Apparel shall be comprised of the individuals identified in a disclosure to be Filed as part of the Plan Supplement and who will be selected in the manner described below.
The initial officers of Reorganized American Apparel shall include Paula Schneider, Hassan Natha, Chelsea Grayson and other existing officers of the Debtors to the extent such officers are serving in such capacities on the Effective Date.

The New Board shall initially consist of seven (7) directors, including (a) the chief executive officer of Reorganized American Apparel, (b) three independent directors comprised of (i) one director selected by holders of a majority of the Reorganized American Apparel Equity Interests, (ii) one director selected by Monarch Alternative Capital LP and (iii) one director selected by Goldman Sachs Asset Management, L.P., (c) one additional director selected by Monarch Alternative Capital LP, (d) one director selected by Pentwater Capital Management LP and (e) one director selected by Coliseum Capital Management, LLC.
The directors for the boards of directors of the direct and indirect subsidiaries of Reorganized American Apparel shall be identified and selected by the New Board.
Employment-Related Agreements and Compensation Programs
Except as otherwise provided herein, as of the Effective Date, each of the Reorganized Debtors shall have authority to: (i) maintain, reinstate, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with its active and retired directors, officers and employees, subject to the terms and conditions of any such agreement and applicable non-bankruptcy law; and (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees.
On or after the Effective Date, the New Board shall adopt and implement the Management Incentive Plan.
From and after the Effective Date, the Reorganized Debtors shall continue to administer and pay the Claims arising before the Petition Date under the Debtors' workers' compensation programs in accordance with their prepetition practices and procedures.
Other Matters
Notwithstanding anything to the contrary in the Plan, no provision in any contract, agreement or other document with the Debtors that is rendered unenforceable against the Debtors or the Reorganized Debtors pursuant to sections 541(c), 363(l) or 365(e)(1) of the Bankruptcy Code, or any analogous decisional law, shall be enforceable against the Debtors or Reorganized Debtors as a result of this Plan.
Transactions Effective as of the Effective Date
Pursuant to section 1142 of the Bankruptcy Code and section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state or jurisdiction the following shall occur and be effective as of the Effective Date, if no such other date is specified in such other documents, and shall be authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or directors of the Debtors or any of the Reorganized Debtors: (a) the Restructuring Transactions, if any; (b) the adoption of new or amended and restated operating agreements, certificates of incorporation and bylaws (or comparable constituent documents) for each Reorganized Debtor; (c) the initial selection of directors and officers for each Reorganized Debtor; (d) the distribution of Cash and other property pursuant to the Plan, subject to Section V; (e) the authorization and issuance of Reorganized American Apparel Equity Interests pursuant to the Plan, including all Reorganized American Apparel Equity Interests issued pursuant to the Equity Commitment Agreement; (f) the entry into and performance of the New Exit Financing Documents (if applicable); (g) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (h) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, including the Management Incentive Plan, retirement income plans, welfare benefit plans and other employee plans and related agreements; and (i) any other matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors or corporate action to be taken by or required of a Debtor or Reorganized Debtor.

Litigation Trust
Formation of the Litigation Trust
On the Effective Date, the Litigation Trust shall be established pursuant to the Litigation Trust Agreement for the purpose of prosecuting the Specified Causes of Action (as determined by the Litigation Trustee) and making distributions (if any) to holders of Allowed General Unsecured Claims (in their capacities as Litigation Trust Beneficiaries) in accordance with the terms of the Plan. The Litigation Trust shall have a separate existence from all of the Reorganized Debtors. The Litigation Trust's prosecution of any of the Specified Causes of Action will be on behalf of and for the benefit of the Litigation Trust's Beneficiaries.
On the Effective Date, the Litigation Trust Assets will be transferred or issued to, and vest in, the Litigation Trust. On the Effective Date, standing to commence, prosecute and compromise all Specified Causes of Action shall transfer to the Litigation Trust; provided, however, that all Causes of Action other than the Specified Causes of Action shall be retained by the Reorganized Debtors and shall not be transferred to the Litigation Trust. A list of all known Causes of Action to be retained by the Reorganized Debtors shall be filed with the Plan Supplement.
Subject to, and to the extent set forth in, the Plan, the Confirmation Order, the Litigation Trust Agreement or other agreement (or any other order of the Bankruptcy Court entered pursuant to, or in furtherance of, the Plan), the Litigation Trust and the Litigation Trustee will be empowered to take the following actions, and any other actions, as the Litigation Trustee determines to be necessary or appropriate to implement the Litigation Trust, all without further order of the Bankruptcy Court:
adopt, execute, deliver or file all plans, agreements, certificates and other documents and instruments necessary or appropriate to implement the Litigation Trust;
accept, preserve, receive, collect, manage, invest, supervise, prosecute, settle and protect the Specified Causes of Action;
calculate and make distributions to Litigation Trust Beneficiaries;
retain Third Party Disbursing Agents and professionals and other Entities;
file appropriate Tax returns and other reports on behalf of the Litigation Trust and pay Taxes or other obligations owed by the Litigation Trust; and
dissolve the Litigation Trust.
The Litigation Trust has no objective to, and will not, engage in a trade or business and will conduct its activities consistent with the Plan and the Litigation Trust Agreement.
On the Effective Date, the Debtors will transfer, and will be deemed to have irrevocably transferred, the Litigation Trust Assets to the Litigation Trust. Furthermore, the Debtors' and Creditors' Committee's counsel and financial advisors will provide to the Litigation Trustee (or such professionals designated by the Litigation Trustee) documents and other information gathered, and relevant work product developed, during the Chapter 11 Cases in connection with its investigation of the Specified Causes of Action, provided that the provision of any such documents and information will be without waiver of any evidentiary privileges, including without limitation the attorney-client privilege, work-product privilege or other privilege or immunity attaching to any such documents or information (whether written or oral). The Plan will be considered a motion pursuant to sections 105, 363 and 365 of the Bankruptcy Code for such relief.
The Litigation Trust and the Litigation Trustee will each be a "representative" of the Estates under section 1123(b)(3)(B) of the Bankruptcy Code, and the Litigation Trustee will be the trustee of the

Litigation Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), and, as such, the Litigation Trustee succeeds to all of the rights, powers and obligations of a trustee in bankruptcy with respect to collecting, maintaining, administering and liquidating the Litigation Trust Assets. Without limiting other such rights, powers, and obligations, on the Effective Date, the Creditors' Committee will transfer, and will be deemed to have irrevocably transferred, to the Litigation Trust and shall vest in the Litigation Trust, the Litigation Trustee and all of his or her professionals the Creditors' Committee's evidentiary privileges, including, without limitation, the attorney-client privilege, work product privilege and other privileges and immunities that they possess related to the Specified Causes of Action. The Creditors' Committee and its financial advisors will provide to the Litigation Trustee (or such professionals designated by the Litigation Trustee) documents, other information, and work product relating to the Specified Causes of Action, provided that the provision of any such documents and information will be without waiver of any evidentiary privileges or immunity.
To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Debtors or Reorganized Debtors, as the case may be, and the Litigation Trustee shall be deemed to have been designated as a representative of the Debtors or Reorganized Debtors, as the case may be, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Debtors or the Reorganized Debtors, as the case may be.
Litigation Trustee
The Litigation Trustee will be the exclusive trustee of the Litigation Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3) and, solely with respect to the Litigation Trust Assets, the representative of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The powers, rights and responsibilities of the Litigation Trustee will be specified in the Litigation Trust Agreement. The Litigation Trustee will distribute the Litigation Trust Assets (or the proceeds thereof) in accordance with the provisions of the Plan and the Litigation Trust Agreement. Other rights and duties of the Litigation Trustee and the beneficiaries of the Litigation Trust will be as set forth in the Litigation Trust Agreement.
Fees and Expenses of the Litigation Trust
Except as otherwise ordered by the Bankruptcy Court, the Litigation Trust Expenses will be paid from the Litigation Trust Assets in accordance with the Plan and the Litigation Trust Agreement.
Indemnification
The Litigation Trust Agreement may include reasonable and customary indemnification provisions. Any such indemnification will be the sole responsibility of the Litigation Trust.
Tax Treatment
The Litigation Trust generally is intended to be treated, for federal income Tax purposes, as a grantor trust that is a liquidating trust within the meaning of Treasury Regulations section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. For U.S. federal income tax purposes, the transfer of the Litigation Trust Assets to the Litigation Trust will be treated as a transfer of the Litigation Trust Assets from the Debtors to the Litigation Trust Beneficiaries, followed by the Litigation Trust Beneficiaries' transfer of the Litigation Trust Assets to the Litigation Trust. The Litigation Trust Beneficiaries will thereafter be treated for U.S. federal income tax purposes as the grantors and deemed owners of their respective shares of the Litigation Trust Assets. The Litigation Trust Beneficiaries shall include in their annual taxable incomes, and pay tax to the extent due on, their allocable shares of each item of income, gain, deduction, loss and credit, and all other such items shall be allocated by the Litigation Trustee to the Litigation Trust Beneficiaries using any reasonable allocation method. The Litigation Trustee will be required by the Litigation Trust Agreement to file income Tax returns for the Litigation Trust as a grantor trust of the Litigation Trust Beneficiaries. In addition, the Litigation Trust Agreement will require consistent valuation by the Litigation Trustee and the Litigation Trust Beneficiaries, for all federal income Tax and reporting purposes, of any property held by the Litigation Trust. The Litigation Trust Agreement will provide that termination of the trust will occur no later than five years after the Effective Date, unless the Bankruptcy Court approves an extension based upon a finding that such an extension is necessary for the Litigation Trust to complete its liquidating purpose. The Litigation Trust Agreement also will limit the investment powers of the Litigation Trustee in accordance with IRS Rev. Proc. 94-45 and will require the Litigation Trust to distribute at least annually to the Litigation Trust Beneficiaries (as such may have been determined at such time) its net income (net of any payment of or provision for Taxes), except for amounts retained as reasonably necessary to maintain the value of the Litigation Trust Assets.
No Revesting of Litigation Trust Assets
No Litigation Trust Asset will revest in any Reorganized Debtor on or after the date such Litigation Trust Asset is transferred to the Litigation Trust but will vest upon such transfer in Litigation Trust to be administered by the Litigation Trustee in accordance with the Plan and the Litigation Trust Agreement.
Preservation of Causes of Action; Compromise and Settlement of Disputes
Preservation of All Causes of Action Not Expressly Settled or Released
Unless a Cause of Action against any Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order and the Final DIP Order), the Debtors expressly reserve such Causes of Action, which are to be either (i) comprised of the Retained Causes of Action and retained by the Debtors or Reorganized Debtors or (ii) comprised of the Specified Causes of Action and transferred to the Litigation Trust pursuant to the Plan, and, therefore, in each case, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppels (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Plan or the Confirmation Order, except where such Causes of Action have been released in the Plan or any Final Order (including the Confirmation Order and the Final DIP Order). In accordance with section 1123(b) of the Bankruptcy Code, the Debtors or Reorganized Debtors or Litigation Trust may enforce all rights to commence and pursue any and all of the Retained Causes of Action or Specified Causes of Action (as applicable), and the Debtors' or Reorganized Debtors' or Litigation Trust's respective rights to commence, prosecute, or settle any such Retained Causes of Action or Specified Causes of Action (as applicable) shall be preserved, notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors, Reorganized Debtors or Litigation Trustee will not pursue any and all available Retained Causes of Action or Specified Causes of Action (as applicable) against it. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Specified Causes of Action that a Debtor may hold against any Entity shall vest in the Litigation Trust and the Litigation Trustee on behalf of the Litigation Trust and any Retained Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.
Comprehensive Settlement of Claims and Controversies
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates an integrated compromise and settlement designed to achieve a beneficial and efficient resolution of these Chapter 11 Cases for all parties in interest. Accordingly, in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IX.E, shall constitute a good-faith compromise and settlement of all Claims, disputes, or controversies relating to the rights that a Holder of a Claim may have with respect to any Claim (other than Claims Reinstated hereunder)

or any distribution to be made pursuant to the Plan on account of any such Claim (other than Claims Reinstated hereunder).
The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such Claims, disputes, or controversies provided for herein, and the Bankruptcy Court's determination that such compromises and settlements are in the best interests of the Debtors, their estates, the Reorganized Debtors, creditors and all other parties in interest, and are fair, equitable and within the range of reasonableness. If the Effective Date does not occur, the settlements set forth herein shall be deemed to have been withdrawn without prejudice to the respective positions of the parties.
Reinstatement and Continuation of Insurance Policies
From and after the Effective Date, each of the Debtors' insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Section IV.A of the Plan. Nothing in the Plan shall affect, impair or prejudice the rights of the insurance carriers or the Reorganized Debtors under the insurance policies in any manner, and such insurance carriers and Reorganized Debtors shall retain all rights and defenses under such insurance policies, and such insurance policies shall apply to, and be enforceable by and against, the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date.
Cancellation and Surrender of Instruments, Securities and Other Documentation
Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section II, all notes, instruments, certificates, and other documents evidencing Claims or Interests (including, without limitation, the APP Interests, the Prepetition Indenture and the Prepetition Notes) shall be deemed cancelled and surrendered and of no further force and effect against the Debtors and the Debtors, without any further action on the part of any Debtor; provided, however, that the Prepetition Indenture and the Prepetition Notes shall remain in effect after the Effective Date only as follows: (1) for so long as is necessary to permit distributions to be made pursuant to the Plan and the Indenture Trustee to perform necessary functions with respect thereto; and (2) to allow the Indenture Trustee to exercise its charging lien for the payment of its fees and expenses and for indemnification as provided in the Prepetition Indenture. Notwithstanding the foregoing, to the extent not previously paid, the Debtors shall pay all outstanding reasonable and documented fees and expenses of the Indenture Trustee in Cash in full on the Effective Date. From and after the making of the applicable distributions pursuant to Section II, the Holders of the Prepetition Note Secured Claims shall have no rights against the Debtors or the Reorganized Debtors arising from or relating to such instruments and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan. No distribution under the Plan shall be made to or on behalf of any Holder of a Prepetition Note Secured Claim until such Prepetition Notes are received by the Indenture Trustee to the extent required pursuant to Section V.B.
Release of Liens
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and consistent with the treatment provided for Claims and Interests in Section II, all mortgages, deeds of trust, liens or other security interests, including any liens granted as adequate protection against the property of any Estate, shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns. For the avoidance of doubt, the charging liens of the Indenture Trustee under the Prepetition Indenture may be asserted on the distributions to Holders of

Allowed Claims in Classes 3A through 3F and, to the extent asserted, shall remain in place until the reasonable and documented fees and expenses of the Indenture Trustee are satisfied. As of the Effective Date, the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, mortgage releases or such other forms as may be necessary or appropriate to implement the provisions of this Section III.M.
Effectuating Documents; Further Transactions
On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the Reorganized American Apparel Equity Interests issued pursuant to the Plan, the Equity Commitment Agreement and the New Exit Financing Documents, in each case, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization or consents except those expressly required pursuant to the Plan.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
Assumption and Rejection of Executory Contracts and Unexpired Leases
On the Effective Date, except as otherwise provided herein, each of the Debtors' Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on Exhibit C to this Plan (which shall be Filed as part of the Plan Supplement) as an Executory Contract or Unexpired Lease designated for assumption, (2) which is the subject of a separate motion or notice to assume or reject Filed by the Debtors and pending as of the Confirmation Hearing, (3) that previously expired or terminated pursuant to its own terms or (4) that was previously assumed by any of the Debtors.
Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without limitation, any "change of control" provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement Exhibit C to the Plan in their discretion prior to the Effective Date on no less than three (3) days' notice to any counterparty to an Executory Contract or Unexpired Lease affected thereby.
Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. No later than the date on which the Plan Supplement is Filed, to the extent not previously Filed with the Bankruptcy Court and served on affected counterparties, the Debtors shall provide for notices of proposed assumption and proposed cure amounts to be sent to applicable Executory Contract and Unexpired Lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a contract or lease counterparty to a proposed assumption or related cure amount must be Filed, served, and actually received by the Debtors by the date on which objections to Confirmation are due (or such other date as may be provided in the applicable assumption notice). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount shall be deemed to have assented to such assumption or cure amount.
Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged without further notice to or action, order or approval of the Bankruptcy Court.
Claims Based on Rejection of Executory Contracts and Unexpired Leases
Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Notice and Claims Agent within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Proofs of Claim arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Section II.C.5.
The Debtors reserve the right to object to, settle, compromise or otherwise resolve any Claim Filed on account of a rejected Executory Contract or Unexpired Lease.
Contracts and Leases Entered Into After the Petition Date
Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, shall be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) shall survive and remain unaffected by entry of the Confirmation Order.
Reservation of Rights
Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, nor the Debtors' delivery of a notice of proposed assumption and proposed cure amount to applicable contract and lease counterparties shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
Pre-Existing Obligations to the Debtors Under Executory Contracts and
Unexpired Leases
Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors under such Executory Contracts or Unexpired Leases. Notwithstanding any applicable non-bankruptcy law to the contrary, the Debtors and Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnifications or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors from counterparties to rejected Executory Contracts or Unexpired Leases.
Certain Compensation and Benefit Programs
Notwithstanding anything to the contrary in this Plan, all contracts, agreements, policies, programs and plans in existence on the Petition Date that provided for the issuance of APP Interests or other Interests in any of the Debtors to current or former employees or directors of the Debtors are, to the extent not previously terminated or rejected by the Debtors, rejected or otherwise terminated as of the Effective Date without any further action of the Debtors or Reorganized Debtors or any order of the Court, with rejection damages of $0.00, and any unvested APP Interests or other Interests granted under any such agreements, policies, programs and plans in addition to any APP Interests or other Interests granted under such agreements previously terminated or rejected by the Debtors to the extent not previously cancelled shall be cancelled pursuant to Section III.L. Objections to the treatment of these plans or the Claims for rejection or termination damages arising from the rejection or termination of any such plans, if any, must be submitted and resolved in accordance with the procedures and subject to the conditions for objections to Confirmation. If any such objection is not timely Filed and served before the deadline set for objections to the Plan, each participant in or counterparty to any agreement described in this Section IV.G shall be forever barred from (1) objecting to the rejection or termination provided hereunder, and shall be precluded from being heard at the Confirmation Hearing with respect to such objection; (2) asserting against any Reorganized Debtor, or its property, any default existing as of the Effective Date or any counterclaim, defense, setoff or any other interest asserted or assertable against the Debtors; and (3) imposing or charging against any Reorganized Debtor any accelerations, assignment fees, increases or any other fees as a result of any rejection pursuant to this Section IV.G.
Obligations to Insure and Indemnify Directors, Officers and Employees
Any and all directors and officers liability and fiduciary insurance or tail policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed or assumed and assigned by the applicable Debtor or Reorganized Debtor, pursuant to section 365 of the Bankruptcy Code and Section IV.A of the Plan. Each insurance carrier under such policies shall continue to honor and administer the policies with respect to the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors prior to the Effective Date.
Reorganized American Apparel shall enter into the Indemnification Agreements with officers, directors and certain employees of the Reorganized Debtors or Debtors (as applicable) serving in such capacity on or after the Petition Date.
The Reorganized Debtors shall be obligated to indemnify any person, other than the Excluded Parties or any party who is not a Released Party, who is serving or has served as one of the Debtors' directors, officers or employees at any time from and after the Petition Date for any losses, claims, costs, damages or Liabilities resulting from such person's service in such a capacity at any time from and after the Petition Date or as a director, officer or employee of a Non-Debtor Affiliate at any time from and after the Petition Date

(provided that nothing herein shall limit any obligations of such Non-Debtor Affiliate), to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, shall be deemed and treated as Executory Contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of the Confirmation Order. For the avoidance of doubt, no indemnification obligations to any Excluded Party or a party that is not a Released Party shall be assumed, reinstated or provided for pursuant to the Plan.
PROVISIONS GOVERNING DISTRIBUTIONS
Distributions for Allowed Claims as of the Effective Date
Except as otherwise provided in this Section V, distributions to be made on the Effective Date to Holders of Allowed Claims as provided by Section II or this Section V shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable by the Debtors or the Reorganized Debtors, as applicable.
Disbursing Agent; No Liability
The Disbursing Agent shall make all distributions required hereunder. The Reorganized Debtors (or such entity as they may designate) shall be appointed to serve as the Disbursing Agent with respect to all Claims and Interests, except that the Litigation Trustee, or its Third Party Disbursing Agent, shall be appointed to serve as the Disbursing Agent with respect to the distributions of the units in the Litigation Trust to Holders of Allowed General Unsecured Claims.
Each of the Reorganized Debtors, any Entity engaged by the Debtors or Reorganized Debtors as a disbursing agent, the Litigation Trustee, and the Third Party Disbursing Agent, shall have all powers, rights, protections, obligations, and duties afforded or imposed upon the Disbursing Agent under the Plan, but solely with respect to those Claims and Interests on account of which the applicable Disbursing Agent is designated to make distributions under the Plan and with respect to the Litigation Trust.
The Debtors, the Reorganized Debtors, the Disbursing Agent, and the Indenture Trustee, as applicable, shall only be required to act and make distributions in accordance with the terms of the Plan. Such parties shall have no (i) liability to any party for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (ii) obligation or liability for distributions under the Plan to any party who does not hold a Claim against the Debtors as of the Distribution Record Date or any other date on which a distribution is made or who does not otherwise comply with the terms of the Plan.
Delivery of Distributions and Undeliverable Distributions to Holders of Claims
Address for Delivery of Distribution.
Except as otherwise provided in the Plan, distributions to holders of Allowed Claims (other than Holders of DIP Claims or Prepetition Note Secured Claims) shall be made to holders of record as of the Distribution Record Date by the Reorganized Debtors as set forth on the latest date of the following documents: (1) to the signatory set forth on any of the Proofs of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related Proof of Claim; (3) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors have not received a written notice of a change of address; or (4) on any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. Subject to this Section V, and unless the Disbursing Agent otherwise determines with respect to a distribution on account of a Claim, distributions under the Plan on account of

Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Disbursing Agent shall not incur any liability whatsoever on account of any distributions under the Plan.
Undeliverable Distributions
The Disbursing Agent shall make one attempt to make the distributions contemplated hereunder in accordance with the procedures set forth herein. The Disbursing Agent in its sole discretion may, but shall have no obligation to, attempt to locate holders of undeliverable distributions. Any distributions returned to the Disbursing Agent as undeliverable or otherwise shall remain in the possession of the applicable Reorganized Debtor until such time as a distribution becomes deliverable, and no further distributions shall be made to such Holder unless such Holder notifies the Disbursing Agent of its then current address. Any Holder of an Allowed Claim entitled to a distribution of property under this Plan that does not assert a claim pursuant to the Plan for an undeliverable distribution, or notify the Disbursing Agent of such Holder’s then current address, within 180 days after the Effective Date shall have its claim for such undeliverable distribution, and any subsequent distribution to which Holder may have been entitled, discharged and shall be forever barred from asserting any such claim against the Reorganized Debtors or their respective property, notwithstanding any federal or state escheat laws to the contrary.
Distribution to Holders of Prepetition Note Secured Claims
Distributions to Holders of Allowed Prepetition Note Secured Claims shall only be made to those Holders that have completed and delivered a Member Certification to the Debtors or Reorganized Debtors (as applicable), and a Holder of Allowed Prepetition Note Secured Claims shall not be permitted to exercise any rights in connection with the Reorganized American Apparel Equity Interests, and shall not be entitled to purchase any Reorganized American Apparel Equity Interests pursuant to the Equity Commitment Agreement, unless and until it delivers a completed Member Certification to the Debtors or Reorganized Debtors, as applicable. If such Holder does not deliver to the Reorganized Debtors a completed Member Certification within 180 days of the Effective Date, such Holder shall be deemed to have waived its distribution and shall not longer be entitled to any distribution on account of its Prepetition Note Secured Claims and to purchase any Reorganized American Apparel Equity Interests pursuant to the Equity Commitment Agreement. Such Holder shall have its claim for such undeliverable distribution, and any subsequent distribution to which Holder may have been entitled, discharged and shall be forever barred from asserting any such claim against the Reorganized Debtors or their respective property, notwithstanding any federal or state escheat laws to the contrary. In addition, a Holder of Allowed Prepetition Note Secured Claims shall not receive any distribution of Reorganized American Apparel Equity Interests under the Plan or pursuant to the Equity Commitment Agreement unless and until such Holder delivers to the Debtors or Reorganized Debtors (as applicable) a duly executed counterpart signature page to the New LLC Agreement in accordance with the procedures set forth in the Disclosure Statement Order or as otherwise provided in the Confirmation Order.
The Reorganized American Apparel Equity Interests will be issued in uncertificated book-entry form, and the distribution of Reorganized American Apparel Equity Interests to Holders of Allowed Prepetition Note Secured Claims pursuant to the Plan will be evidenced solely by entry of such issuance in the books and records of Reorganized American Apparel. All subsequent sales and other transfers of Reorganized American Apparel Equity Interests will be subject to the restrictions set forth in the New LLC Agreement and will be valid and recognized only if made in accordance with the terms and conditions set forth in the New LLC Agreement.
Distribution Record Date
As of 5:00 p.m. (prevailing Eastern Time) on the Distribution Record Date, the transfer registers for Claims shall be closed. The Disbursing Agent shall have no obligation to recognize the transfer or sale of any Claim that occurs after such time on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make distributions only to those Holders who are Holders of Claims as of 5:00 p.m. on the Distribution Record Date.
Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to 5:00 p.m. (prevailing Eastern Time) on the Distribution Record Date shall be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.
Minimum Distributions and Fractional Interests
No fractional amount of Reorganized American Apparel Equity Interests shall be distributed under this Plan. To the extent any Holder of a Prepetition Note Secured Claim would be entitled to receive a fractional amount of Reorganized American Apparel Equity Interests, the Debtors or Reorganized Debtors, as applicable, shall round downward the number of such interests to be distributed to that Holder to the nearest whole integer. No consideration shall be provide in lieu of such fractional amounts of interests that are rounded down.
No distribution of less than twenty-five dollars ($25.00) shall be made by the Disbursing Agent to the holder of any Claim unless a request therefor is made in writing to the Disbursing Agent within 180 days of the Effective Date. Each distribution of less than twenty-five dollars ($25.00) as to which no such request is made shall automatically revert without restriction to the Reorganized Debtors on the 181st day after the Effective Date.
Compliance with Tax Requirements
In connection with the Plan and all instruments issued in connection herewith and distributed hereunder, to the extent applicable, the Debtors, the Reorganized Debtors, Litigation Trustee, the Disbursing Agent or any other party issuing any instruments or making any distributions under the Plan shall comply with all applicable Tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan and all related agreements shall be subject to such withholding and reporting requirements. Each of the Debtors, Reorganized Debtors, Litigation Trustee, and the Disbursing Agent, as applicable, shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including applying a portion of any Cash distribution to be made under the Plan to pay applicable Tax withholding. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Any amounts withheld pursuant to the immediately preceding sentence shall be deemed to have been distributed and received by the applicable recipient for all purposes of the Plan. Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim receiving a distribution pursuant to the Plan shall have the sole and exclusive responsibility for the satisfying and paying of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations. Any party issuing any instrument or making any distribution to the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to the issuing or disbursing party for the payment of any tax obligations.
Any party entitled to receive any property as an issuance or distribution under the Plan shall be required, if so requested, to deliver to the Disbursing Agent (or such other Entity designated by the Debtors, which Entity shall subsequently deliver to the Disbursing Agent) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8, unless such Entity is exempt under the Internal Revenue Code and so notifies the Disbursing Agent. Unless a properly completed Form W-9 or Form W-8, as appropriate, is delivered to the Disbursing Agent (or such other Entity), the Disbursing Agent, in its sole discretion, may (a) make a distribution net of any applicable withholding, including backup withholding, or (b) reserve such distribution. If the Disbursing Agent reserves such distribution, and the Holder fails to comply with the requirement to deliver the Form W-9 or Form W-8 within 180 days after the Effective Date, such distribution shall be deemed undeliverable in accordance with Section V.C.2.
Manner of Payment Under the Plan.
Unless a Holder of an Allowed Claim and the Disbursing Agent otherwise agree, any distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank. Cash payments to foreign creditors may, in addition to the foregoing, be made at the option of the Disbursing Agent in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.
Time Bar to Cash Payments.
Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 180 days after the date of issuance thereof. Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the Entity to whom such check was originally issued. Any claim in respect of such a voided check shall be made within 30 days after the date upon which such check was deemed void. If no request is made as provided in the preceding sentence, any claims in respect of such voided check shall be discharged and forever barred and such unclaimed distribution shall revert without restriction to the Reorganized Debtors, notwithstanding any federal or state escheat laws to the contrary.
Setoffs
Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Claim and the payments or distributions to be made on account of the Claim the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of the Claim; provided, however, that the failure to effect a setoff shall not constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against the Holder of a Claim; provided, further, however, that the Debtor or Reorganized Debtor shall not set off or assert a right of set off against any Prepetition Note Secured Claims, Prepetition ABL Claims or DIP Claims.
Allocation Between Principal and Accrued Interest
Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.
Distributions to Holders of Disputed Claims
Notwithstanding any other provision of the Plan, (1) no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim, if ever and (2) except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. On the Distribution Date that is at least 30 days after a Disputed Claim becomes an Allowed Claim (or such lesser period as the Disbursing Agent may determine), the Holder of such Claim shall receive the distribution (if any) to which such Holder would have been entitled under the Plan as of the Effective Date (including any payments such

Holder would have been entitled to on the Distribution Date on which such Holder is receiving its initial payment) if such claim had been Allowed as of the Effective Date, without any interest to be paid on account of such Claim.
Distributions to Holders of Allowed General Unsecured Claims
Except as set forth in this paragraph and only to the extent applicable, on each Distribution Date, the Disbursing Agent will distribute to each Holder of an Allowed General Unsecured Claim its Pro Rata share of the GUC Support Payment minus the aggregate amount of Cash previously distributed upon such Claim; provided, however, that the Disbursing Agent may postpone such distribution if it determines that, taking into account the aggregate amount of the distribution and the number of such Holders eligible to receive distributions thereunder, the expense of administering such distribution does not warrant making such distribution. On a date selected by the Disbursing Agent in its discretion, that is no later than 60 days after all Disputed Claims in Classes 4A through 4F have become Allowed Claims or shall have been disallowed, the Disbursing Agent shall distribute to each Holder of an Allowed General Unsecured Claim its Pro Rata share of the GUC Support Payment (to the extent applicable) minus the aggregate amount of Cash previously distributed upon such Claim; provided, however, that if the aggregate amount of amount of Cash to be distributed to Holders of Allowed General Unsecured Claims on such date is likely to exceed the expense of administering such distribution, then the Disbursing Agent may, in its discretion, contribute such funds to one or more charitable organizations exempt from income tax under section 501(c)(3) of the Internal Revenue Code selected by the Disbursing Agent and that is unrelated to the Disbursing Agent.
DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
Allowance of Claims
After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately prior to the Effective Date, except with respect to any Claim deemed Allowed under the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.
Any Claim that has been listed in the Schedules as disputed, contingent or unliquidated, and for which no Proof of Claim has been timely filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order or approval of the Bankruptcy Court.
Prosecution of Objections to Claims
Except as otherwise specifically provided in the Plan, the Debtors, prior to the Effective Date, and the Reorganized Debtors, after the Effective Date, shall have the sole authority: (1) to File, withdraw or litigate to judgment, objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) to administer and adjust the claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court.
Estimation of Claims
The Debtors, prior to the Effective Date, and the Reorganized Debtors after the Effective Date, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.
Adjustment to Claims Without Objection
Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Reorganized Debtors without a claim objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.
Disallowance of Certain Claims
EXCEPT AS PROVIDED HEREIN, IN AN ORDER OF THE BANKRUPTCY COURT OR OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS.
Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize the master proof of claim (Claim No. ___) filed by the Indenture Trustee in respect of the Prepetition Note Secured Claims. Accordingly, any proof of claim filed by a holder of a Prepetition Note Secured Claim shall be disallowed as duplicative of the Indenture Trustee's master proof of claim and deemed expunged from the claims register, without further action or Bankruptcy Court order.
Offer of Judgment
The Reorganized Debtors are authorized to serve upon a Holder of a Disputed Claim an offer to allow judgment to be taken on account of such Disputed Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Disputed Claim must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to set off such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.
Amendments to Claims
On or after the Effective Date, except as provided herein, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such prior authorization is not received, any such new or amended Claim filed shall be deemed disallowed in full and expunged without any further action.
CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN
Conditions to Confirmation
The Bankruptcy Court shall not be requested to enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section VII.C:
The Bankruptcy Court shall have entered the Disclosure Statement Order.

The Plan and Confirmation Order shall be in form and substance acceptable to the Debtors and the Requisite Supporting Parties.
Conditions to the Effective Date
The Effective Date shall not occur, and the Plan shall not be consummated unless and until the following conditions have been satisfied or duly waived pursuant to Section VII.C:
All documents and agreements necessary to consummate the Plan shall have been effected or executed.
The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect.
All other documents and agreements necessary to implement the Plan on the Effective Date shall have been executed and delivered and all other actions required to be taken in connection with the Effective Date shall have occurred.
The Debtors have received from the Commitment Parties all funds comprising the New Equity Investment or such funds have been funded into the escrow account in accordance with the Equity Commitment Agreement and all conditions precedent to the effectiveness of the New Exit Facility Term Loan shall have been satisfied or waived in accordance therewith (except any condition precedent requiring that all conditions to the Effective Date shall have been satisfied or waived) .
The New Securities and Documents shall be in form and substance acceptable to the Debtors and the Requisite Supporting Parties.
All statutory fees and obligations then due and payable to the Office of the United States Trustee shall have been paid and satisfied in full.
Waiver of Conditions to Confirmation or the Effective Date
The conditions to Confirmation and the conditions to the Effective Date (other than such conditions set forth in Section VII.B.2 and Section VII.B.4) may be waived in whole or part at any time by the Debtors, with the consent of the Requisite Supporting Parties.
Effect of Nonoccurrence of Conditions to the Effective Date
The Debtors reserve the right to seek to vacate the Plan at any time prior to the Effective Date. If the Confirmation Order is vacated pursuant to this Section VII.D: (1) the Plan shall be null and void in all respects, including with respect to (a) the discharge of Claims pursuant to section 1141 of the Bankruptcy Code, (b) the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases, as applicable, and (c) the releases described in Section IX.E; and (2) nothing contained in the Plan shall (a) constitute a waiver or release of any claims by or against, or any Interest in, any Debtor or (b) prejudice in any manner the rights of the Debtors or any other party in interest.
NON-CONSENSUAL CONFIRMATION
In the event that any Impaired Class of Claims or Interests rejects this Plan, the Debtors reserve the right, without any delay in the occurrence of the Confirmation Hearing or Effective Date, to (A) request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, in which case this Plan shall constitute a motion for such relief and/or (B) amend this Plan in accordance with Section XI.A.

EFFECT OF CONFIRMATION
Dissolution of Official Committees
Except to the extent provided herein, upon the Effective Date, the current and former members of the Creditors' Committee and any other creditor, equity or other committee appointed pursuant to section 1102 of the Bankruptcy Code in the Chapter 11 Cases, and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases; provided, however, that following the Effective Date the Creditors' Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (1) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (2) any appeals to which the Creditors' Committee is a party; and (3) any adversary proceedings or contested matters as of the Effective Date to which the Creditors' Committee is a party. Following the completion of the Creditors' Committee's remaining duties set forth above, the Creditors' Committee shall be dissolved, and the retention or employment of the Creditors' Committee's respective attorneys, accountants and other agents shall terminate.
Discharge of Claims and Interests
Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests arising or existing on or before the Effective Date, including any interest accrued on Claims from and after the Petition Date. From and after the Effective Date, the Debtors shall be discharged from any and all Claims and Interests that arose or existed prior to the Effective Date, subject to the obligations of the Debtors under the Plan.
Injunctions
As of the Effective Date, except with respect to the obligations of the Reorganized Debtors under the Plan or the Confirmation Order, all Entities that have held, currently hold or may hold any Claims or Interests, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities that are waived, discharged or released under the Plan shall be permanently enjoined from taking any of the following enforcement actions against the Debtors, the Reorganized Debtors, the Released Parties or any of their respective assets or property on account of any such waived, discharged or released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities: (1) commencing or continuing in any manner any action or other proceeding; (2) enforcing, levying, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting any right of setoff, subrogation or recoupment of any kind against any debt, liability or obligation due to any Debtor, Reorganized Debtor or Released Party; and (5) commencing or continuing any action, in any manner, in any place to assert any Claim waived, discharged or released under the Plan or that does not otherwise comply with or is inconsistent with the provisions of the Plan.
Exculpation
From and after the Effective Date, the Released Parties, the Debtors and the Reorganized Debtors shall neither have nor incur any liability to any Entity, and no Holder of a Claim or Interest, no other party in interest and none of their respective Representatives shall have any right of action against any Debtor, Reorganized Debtor, Released Party or any of their respective Representatives for any act taken or omitted to be taken before the Effective Date in connection with, related to or arising out of the Chapter 11 Cases, any of the Debtors or the Estates or the negotiation, consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Restructuring Support Agreement, Plan, the Exhibits, the Disclosure Statement, the DIP Credit

Agreement, any of the New Exit Financing Documents, any of the New Securities and Documents, the Restructuring Transactions or any other transactions proposed in connection with the Chapter 11 Cases, or any distributions made under or in connection with the Plan or any contract, instrument, release or other agreement or document created or entered into or any other act taken or omitted to be taken in connection therewith or in connection with any other obligations arising under the Plan or the obligations assumed hereunder; provided, however, that the foregoing provisions of this Section IX.D shall have no effect on the liability of (1) any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2)  any Released Party that would otherwise result from any act or omission of such Released Party to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct (including fraud).
Releases
Releases by Debtors and Reorganized Debtors
Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, to the fullest extent permitted by law, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, shall forever release, waive and discharge all Liabilities that they have, had or may have against any Released Party with respect to any of the Debtors or the Estates, the Chapter 11 Cases or the negotiation, consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Restructuring Support Agreement, the Plan, the Exhibits, the Disclosure Statement, the DIP Credit Agreement, the New Exit Financing Documents, any of the New Securities and Documents, the Restructuring Transactions or any other transactions proposed in connection with the Chapter 11 Cases or any distributions made under or in connection with the Plan or any contract, instrument, release or other agreement or document created or entered into or any other act taken or omitted to be taken in connection therewith or in connection with any obligations arising under the Plan or the obligations assumed hereunder; provided, however, that the foregoing provisions of this Section IX.E.1 shall not affect (a) the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct (including fraud), (b) any rights to enforce the Plan or the other contracts, instruments, releases, agreements or documents to be, or previously, entered into or delivered in connection with the Plan, (c) except as otherwise expressly set forth in this Plan, any objections by the Debtors or the Reorganized Debtors to Claims or Interests filed by any Entity against any Debtor and/or the Estates, including rights of setoff, refund or other adjustments, (d) the rights of the Debtors to assert any applicable defenses in litigation or other proceedings with their employees (including the rights to seek sanctions, fees and other costs) and (e) any claim of the Debtors or Reorganized Debtors, including (but not limited to) cross-claims or counterclaims or other causes of action against employees or other parties, arising out of or relating to actions for personal injury, wrongful death, property damage, products liability or similar legal theories of recovery to which the Debtors or Reorganized Debtors are a party.
Releases by Holders of Claims
Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the consideration and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, unless otherwise provided in the Confirmation Order, each Holder of a Claim that (a) votes in favor of the Plan or (b) either (i) abstains from voting or (ii) votes to reject the Plan and, in the case of either (i) or (ii), does not opt out of the voluntary release contained in this Secion IX.E.2 by checking the opt out box on the Ballot and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, shall be deemed to forever release, waive and discharge all Liabilities in any way that such Entity has, had or may have against any Released Party (which release shall be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code), in each case, relating to any of the Debtors or the Estates, the Chapter 11 Cases or the negotiation, consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Restructuring Support Agreement, the Plan, the Exhibits, the Disclosure Statement, the DIP Credit Agreement, the New Exit Financing Documents, any of the New Securities and Documents, the Restructuring Transactions or any other transactions proposed in connection with the Chapter 11 Cases or any contract, instrument, release or other agreement or document created or entered into or any other act taken or omitted to be taken in connection therewith or in connection with any obligations arising under the Plan or the obligations assumed hereunder; provided, however, that the foregoing provisions of this Section IX.E.2 shall have no effect on the liability of (a) any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan and (b)  any Released Party that would otherwise result from any act or omission of such Released Party to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct (including fraud).
Votes Solicited in Good Faith
The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.
Term of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.
Termination of Certain Subordination Rights
The classification and manner of satisfying Claims under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, sections 510(a) and 510(c) of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to the Plan. All subordination rights that a Holder of a Claim, other than a Holder of a Claim Reinstated hereunder, may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:
Allow, disallow, estimate, determine, liquidate, reduce, classify, re-classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the amount, allowance, priority or classification of Claims or Interests;
Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;
Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;
Ensure that distributions to Holders of Claims are accomplished pursuant to the provisions of the Plan;
Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications Filed in the Bankruptcy Court involving any Debtor or any Reorganized Debtor that may be pending on the Effective Date or brought thereafter;
Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any Entity's rights arising from or obligations incurred in connection with the Plan or such documents;
Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;
Hear and determine any matter, case, controversy, suit, dispute, or Causes of Action regarding the existence, nature and scope of the releases, injunctions, and exculpation provided under the Plan, and issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to implement, enforce or restrain interference by any Entity with respect to the consummation, implementation or enforcement of the Plan or the Confirmation Order, including the releases, injunctions, and exculpation provided under the Plan;
Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
Enforce, clarify or modify any orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;
Enter a final decree closing the Chapter 11 Cases;
Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;
Recover all assets of the Debtors and their Estates, wherever located; and
Hear any other matter over which with the Bankruptcy Court has jurisdiction.
If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Section X, the provisions of this Section X shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.
MISCELLANEOUS PROVISIONS
Modification of the Plan
Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and the consent of the Requisite Supporting Parties and, to the extent a modification to the Plan disproportionately affects a Supporting Party, the consent of such Supporting Party, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court. Holders of Claims that have accepted the Plan shall be deemed to have accepted the Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder; provided, however, that any Holders of Claims who were deemed to accept the Plan because such Claims were Unimpaired shall continue to be deemed to accept the Plan only if, after giving effect to such amendment, modification, or supplement, such Claims continue to be Unimpaired.
Revocation of the Plan
The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date or at the Confirmation Hearing. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then the Plan shall be null and void in all respects with respect to such Debtors or, if consented to by the Requisite Supporting Parties, all Debtors, and nothing contained in the Plan shall: (1) prejudice in any manner the rights of any such Debtor(s) or any other party in interest with respect to such Debtor(s); or (2) constitute an admission of any sort by any such Debtor(s) or any other party in interest with respect to such Debtor(s). The revocation or withdrawal of the Plan with respect to one or more Debtors shall not require the re-solicitation of the Plan with respect to the remaining Debtors.

Conversion or Dismissal of Certain of the Chapter 11 Cases
If the requisite Classes do not vote to accept this Plan or the Bankruptcy Court does not confirm this Plan, the Debtors reserve the right to have any Debtor's Chapter 11 Case dismissed or converted, or to liquidate or dissolve any Debtor under applicable non-bankruptcy procedure or chapter 7 of the Bankruptcy Code.
Inconsistency
In the event of any inconsistency among the Plan, the Disclosure Statement, or any exhibit or schedule to the Disclosure Statement, the provisions of the Plan shall govern. In the event of any inconsistencies among the Plan and the New Securities and Documents, the New Securities and Documents (as applicable) shall control.
Exhibits / Schedules
All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and constitute a part of the Plan as if set forth herein.
Section 1145 Exemption
To the maximum extent provided by section 1145(a) of the Bankruptcy Code, the Reorganized American Apparel Equity Interests issued under the Plan shall be exempt from registration under the Securities Act and any state's securities law registration requirements and all rules and regulations promulgated thereunder.
Exemption from Transfer Taxes
Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, including the Reorganized American Apparel Equity Interests issued pursuant to the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan (including, without limitation, the New Exit Financing Documents, the Restructuring Transactions, the New LLC Agreement, the New Equity Investment, the Equity Commitment Agreement and the creation of the Litigation Trust), shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.
Request for Expedited Determination of Taxes
Reorganized American Apparel and any Reorganized Debtor may request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, on behalf of the Debtor for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.
Severability
If prior to the entry of the Confirmation Order, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court may, at the request of the Debtors, subject to the consent of the Requisite Supporting Parties, alter and interpret such term or provision to the extent necessary to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as so altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
Governing Law
Except to the extent that (1) the Bankruptcy Code or other federal law is applicable or (2) an exhibit or schedule to the Plan or the Disclosure Statement or any agreement entered into with respect to any of the Restructuring Transactions provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit, schedule or agreement), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws that would require application of the laws of another jurisdiction.
No Admissions
If the Effective Date does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan shall (1) constitute a waiver or release of any claims by or against, or any interests in, any of the Debtors or any other Entity, (2) prejudice in any manner the rights of any of the Debtors or any other Entity, or (3) constitute an admission of any sort by any of the Debtors or any other Entity.
Successors and Assigns
The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.
Service of Documents
To be effective, any pleading, notice or other document required by the Plan or the Confirmation Order to be served on or delivered to counsel to the Debtors, the Reorganized Debtors, the Creditors' Committee, the Prepetition Agent, the Indenture Trustee, and each of the Requisite Supporting Parties must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:
The Debtors and the Reorganized Debtors
JONES DAY
555 South Flower Street, 50th Floor
Los Angeles, California 90071
Telephone: (213) 489-3939
Facsimile: (213) 243-2539
Richard L. Wynne
Erin N. Brady

222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
Scott J. Greenberg
Michael J. Cohen
– and –
PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
P.O. Box 8705

Wilmington, Delaware 19801-8705
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
Laura Davis Jones
James E. O'Neill

Proposed Attorneys for the Debtors and Reorganized Debtors
Creditors' Committee
[TBD]

Attorneys for the Creditors' Committee

The Indenture Trustee
U.S. BANK NATIONAL ASSOCIATION
1420 Fifth Avenue, 7th Floor
Seattle, Washington 98101
Telephone: (206) 344-4680
Facsimile: (206) 344-4694

The Committee of Lead Lenders
MILBANK, TWEED, HADLEY & McCLOY LLP
28 Liberty Street
New York, New York 10005            Telephone: (212) 530-5000
Facsimile: (212) 530-5219
Gerard Uzzi            Bradley Scott Friedman

FOX ROTHSCHILD LLP            Citizens Bank Center            919 North Market Street, Suite 300            P.O. Box 2323
Wilmington, Delaware 19899-2323
Telephone: (302) 624-7444
Facsimile: (302) 656-8920
Jeffrey M. Schlerf

Attorneys for the Committee of Lead Lenders

DIP Agent
WILMINGTON TRUST, NATIONAL ASSOCIATION
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 54402
Telephone: (612) 217-5647
Facsimile: (612) 217-5651
Megan McCauley

COVINGTON & BURLING LLP
620 Eighth Avenue
New York, New York 10018
Telephone: (212) 841-1000
Facsimile: (212) 841-1010
Ronald Hewitt
Attorneys for the DIP Agent
Office of the U.S. Trustee
OFFICE OF THE UNITED STATES TRUSTEE
844 King Street, Suite 2207
Wilmington, Delaware 19801
Telephone: (302) 573-6491
Facsimile: (302) 573-6497
Jane Leamy

CONFIRMATION REQUEST
The Debtors request Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

Dated: October 5, 2015	Respectfully submitted,

American Apparel, Inc., on its own behalf and on behalf of each affiliate Debtor
By:
	Name:	Hassan Natha
	Title:	Chief Financial Officer

PROPOSED COUNSEL TO THE DEBTORS AND DEBTORS IN POSSESSION:

JONES DAY
Richard L. Wynne (admitted pro hac vice)
Erin N. Brady (admitted pro hac vice)
555 South Flower Street, 50th Floor
Los Angeles, California 90071
Telephone: (213) 489-3939
Facsimile: (213) 243-2539

Scott J. Greenberg (admitted pro hac vice)
Michael J. Cohen (admitted pro hac vice)
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
– and –

PACHULSKI STANG ZIEHL & JONES LLP
Laura Davis Jones (DE Bar No. 2436)
James E. O’Neill (DE Bar No. 4042)
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19801
Telephone: (302) 652-4100
Facsimile: (302) 652-4400

EXHIBIT B

DIP CREDIT AGREEMENT

DEBTOR-IN-POSSESSION CREDIT AGREEMENT
Dated as of October 4, 2015
among
AMERICAN APPAREL (USA), LLC,
as Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as a Borrower and as Borrower Representative,
AMERICAN APPAREL RETAIL, INC.,
AMERICAN APPAREL DYEING & FINISHING, INC.,
KCL KNITTING, LLC,
as Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code, as the other Borrowers Party Hereto,
the Other Credit Parties Party Hereto,
the Lenders Party Hereto,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS..........................................................................1

1.01	Defined Terms......................................................................................................................1

1.02	Other Interpretive Provisions.............................................................................................24

1.03	Accounting Terms..............................................................................................................25

1.04	Rounding............................................................................................................................25

1.05	Times of Day......................................................................................................................25

1.06	Certain Currency Translations...........................................................................................25
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS.........................................................26

2.01	Commitments to Lend; Loans...........................................................................................26

2.02	Borrowings and Continuations of Loans...........................................................................26

2.03	[Intentionally Omitted]......................................................................................................28

2.04	[Intentionally Omitted]......................................................................................................28

2.05	Mandatory Prepayments....................................................................................................28

2.06	Voluntary Prepayments; Termination or Reduction of Commitments...............................29

2.07	Repayment of Loans..........................................................................................................29

2.08	Interest...............................................................................................................................30

2.09	Fees....................................................................................................................................30

2.10	Computation of Interest and Fees......................................................................................30

2.11	Evidence of Debt...............................................................................................................30

2.12	Payments Generally; Administrative Agent’s Clawback...................................................31

2.13	Sharing of Payments by Lenders.......................................................................................32

2.14	Collateral and Guarantees; Joint and Several Liabilities...................................................32

2.15	Defaulting Lenders.............................................................................................................34

2.16	Loan Account.....................................................................................................................34

2.17	Borrower Representative...................................................................................................35

2.18	Conversion of Loans to Exit Facility; Implementation......................................................35
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...........................................................36

3.01	Taxes..................................................................................................................................36

3.02	Illegality.............................................................................................................................40

3.03	Inability to Determine Rates..............................................................................................40

3.04	Increased Costs..................................................................................................................40

3.05	Compensation for Losses...................................................................................................41

3.06	Mitigation Obligations; Replacement of Lenders..............................................................42

3.07	Survival..............................................................................................................................42
ARTICLE IV CONDITIONS PRECEDENT................................................................................................42

4.01	Conditions to Effectiveness of the Commitments.............................................................42

4.02	Conditions to Closing Date and Initial Credit Extension..................................................42

4.03	Conditions to each Credit Extension and each Withdrawal Date......................................45
ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................46

5.01	Corporate Authority, Etc....................................................................................................46

5.02	Financial Statements; Projections......................................................................................47

5.03	[Intentionally Omitted]......................................................................................................48

5.04	No Material Adverse Change.............................................................................................48

i

5.05	Ownership of Property; Liens............................................................................................48

5.06	Franchises, Patents, Copyrights, etc..................................................................................48

5.07	Litigation............................................................................................................................48

5.08	No Default..........................................................................................................................49

5.09	Compliance with Laws......................................................................................................49

5.10	Tax Status...........................................................................................................................49

5.11	Insurance............................................................................................................................49

5.12	Holding Company and Investment Company Acts............................................................49

5.13	ERISA Compliance............................................................................................................49

5.14	Regulations U and X..........................................................................................................50

5.15	True Copies of Governing Documents..............................................................................50

5.16	Fiscal Year..........................................................................................................................50

5.17	Subsidiaries, etc.................................................................................................................50

5.18	Environmental Compliance...............................................................................................50

5.19	Bank Accounts...................................................................................................................50

5.20	Labor Contracts..................................................................................................................51

5.21	Disclosure..........................................................................................................................51

5.22	OFAC.................................................................................................................................51

5.23	Other Debt Documents......................................................................................................51

5.24	Approved Budget...............................................................................................................51
ARTICLE VI AFFIRMATIVE COVENANTS.............................................................................................51

6.01	Intentionally Omitted.........................................................................................................51

6.02	Maintenance of Office; Certain Changes...........................................................................51

6.03	Records and Accounts........................................................................................................52

6.04	Financial Statements, Certificates and Information...........................................................52

6.05	Notices...............................................................................................................................55

6.06	Legal Existence; Maintenance of Properties......................................................................57

6.07	Insurance............................................................................................................................57

6.08	Taxes..................................................................................................................................57

6.09
Compliance with Laws, Contracts, Licenses, Permits; Leaseholds and Payment of Obligations Generally........................................................................................................58

6.10	Physical Inventories...........................................................................................................58

6.11	Use of Proceeds..................................................................................................................59

6.12	Covenant to Guarantee Obligations and Give Security.....................................................59

6.13	Further Assurances.............................................................................................................61

6.14	Inspections; Collateral Reports; Appraisals, etc................................................................61

6.15	Bank Accounts...................................................................................................................62

6.16	Chapter 11 Cases................................................................................................................63

6.17	Post-Closing Obligations...................................................................................................63
ARTICLE VII NEGATIVE COVENANTS..................................................................................................63

7.01	Investments........................................................................................................................63

7.02	Restrictions on Indebtedness..............................................................................................65

7.03	Restrictions on Liens..........................................................................................................66

7.04	Restricted Payments; Prepayments....................................................................................68

7.05	Merger, Consolidation and Disposition of Assets..............................................................68

7.06	Sale and Leaseback............................................................................................................69

7.07	Accounting Changes; Change of Fiscal Year.....................................................................69

7.08	Transactions with Affiliates...............................................................................................69

7.09	No Speculative Transactions..............................................................................................70

7.10	Change in Terms of Governing Documents; Material Agreements...................................70

7.11	Change in Nature of Business............................................................................................70

7.12	Margin Regulations............................................................................................................70

7.13	Financial Covenant............................................................................................................70

7.14	Maximum Capital Expenditures........................................................................................71

7.15	Contingent Obligations under Approved Budget...............................................................71

7.16	Sanctions............................................................................................................................71

7.17	Consignments.....................................................................................................................71

7.18	Chapter 11 Claims; Adequate Protection...........................................................................71

7.19	Chapter 11 Orders..............................................................................................................71
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES.......................................................................71

8.01	Events of Default...............................................................................................................71

8.02	Remedies Upon Event of Default......................................................................................75

8.03	Application of Funds..........................................................................................................76
ARTICLE IX ADMINISTRATIVE AGENT.................................................................................................77

9.01	Appointment and Authority................................................................................................77

9.02	Rights as a Lender..............................................................................................................77

9.03	Exculpatory Provisions......................................................................................................78

9.04	Reliance by Administrative Agent.....................................................................................79

9.05	Delegation of Duties..........................................................................................................79

9.06	Resignation of Administrative Agent.................................................................................79

9.07	Non-Reliance.....................................................................................................................80

9.08	Administrative Agent May File Proofs of Claim...............................................................80

9.09	Collateral and Guarantee Matters; Credit Bidding............................................................80
ARTICLE X SECURITY AND ADMINISTRATIVE PRIORITY...............................................................81

10.01	Prepetition ABL Obligations..............................................................................................81

10.02	Acknowledgment of Security Interests..............................................................................81

10.03	Binding Effect of Documents............................................................................................82
10.04 Collateral; Grant of Lien and Security Interest..................................................................82

10.05	Priority and Liens Applicable to Credit Parties.................................................................82

10.06	Administrative Priority.......................................................................................................83

10.07	Grants, Rights and Remedies.............................................................................................83

10.08	No Filings Required...........................................................................................................83

10.09	Survival..............................................................................................................................83
ARTICLE XI MISCELLANEOUS...............................................................................................................84

11.01	Amendments, Etc...............................................................................................................84

11.02	Notices; Effectiveness; Electronic Communication..........................................................86

11.03	No Waiver; Cumulative Remedies.....................................................................................87

11.04	Expenses; Indemnity; Damage Waiver..............................................................................88

11.05	Payments Set Aside............................................................................................................89

11.06	Successors and Assigns......................................................................................................90

11.07	Treatment of Certain Information; Confidentiality............................................................93

11.08	Right of Setoff....................................................................................................................94

11.09	Interest Rate Limitation.....................................................................................................94

11.10	Counterparts; Integration; Effectiveness............................................................................95

11.11	Survival of Representations and Warranties......................................................................95

11.12	Severability........................................................................................................................95

11.13	Replacement of Lenders....................................................................................................95

11.14	Governing Law; Jurisdiction; Etc......................................................................................96

11.15	USA PATRIOT Act Notice................................................................................................97

11.16	ENTIRE AGREEMENT....................................................................................................97

11.17	No Advisory or Fiduciary Responsibility..........................................................................97

11.18	Standstill............................................................................................................................97

SCHEDULES
Schedule 1.01    Prepetition Existing Letters of Credit
Schedule 1.02    Disqualified Assignees
Schedule 2.01    Commitments and Applicable Percentages
Schedule 5.07    Litigation
Schedule 5.17    Subsidiaries
Schedule 5.18    Environmental Compliance
Schedule 5.20    Labor Contracts
Schedule 6.17    Post-Closing Obligations
Schedule 7.01    Existing Investments
Schedule 7.02    Existing Indebtedness
Schedule 7.03    Existing Liens
Schedule 7.06    Sale-Leasebacks
Schedule 7.08    Transactions with Affiliates
Schedule 7.13    Financial Covenants
Schedule 11.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Exhibit A    Form of Borrowing Request Notice
Exhibit B    Form of Notice of Withdrawal
Exhibit C    Form of Interim Order
Exhibit D    Form of Compliance Certificate
Exhibit E    Form of Assignment and Assumption
Exhibit F    Initial Approved Budget
Exhibit G    Form of U.S. Tax Compliance Certificates
Exhibit H    Exit Term Sheet
Exhibit I    Form of Notice of Continuation

v

DEBTOR-IN-POSSESSION CREDIT AGREEMENT
This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”) is entered into as of October 4, 2015, among:
(a)    (a)    AMERICAN APPAREL (USA), LLC, a California limited liability company, as debtor and debtor-in-possession (“AA USA”), as a Borrower (as defined below) and as the Borrower Representative (as defined in Section 2.17) for the other Borrowers party hereto;
(b)    (b)    AMERICAN APPAREL RETAIL, INC., a California corporation, as debtor and debtor-in-possession (“AA Retail”), AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation, as debtor and debtor-in-possession (“AA Dyeing & Finishing”), and KCL KNITTING, LLC, a California limited liability company, as debtor and debtor-in-possession (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”);
(c)    (c)    the other Credit Parties party hereto;
(d)    (d)    each Lender from time to time party hereto; and
(e)    (e)    WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
(f)    RECITALS
WHEREAS, on October 5, 2015, (the “Petition Date”), the Borrowers and the other Credit Parties commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Borrowers and the other Credit Parties have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.
WHEREAS, the Borrowers and the other Credit Parties have requested and the Lenders have agreed to provide a secured super-priority debtor-in-possession term loan facility to the Borrowers (the “DIP Facility”), the proceeds of which will be used to repay on the Closing Date an amount equal to, and used to refinance, all amounts due and owing under that certain Prepetition ABL Facility as of the date of repayment of the Prepetition ABL Facility, to pay related transaction costs, fees and expenses with respect to the DIP Facility and fund working capital and certain permitted administrative expenses of the Borrowers during the pendency of the Chapter 11 Cases in accordance with the Approved Budget.
WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrower hereunder and the Borrower and the Guarantors have agreed to secure their respective Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a lien on substantially all of their respective assets, in accordance with the priorities provided in the DIP Order.
NOW THEREFORE: for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“AA Canadian Subsidiaries” means, collectively, American Apparel Canada Retail, Inc., a company organized under the federal laws of Canada, American Apparel Canada Wholesale, Inc., a company organized under the federal laws of Canada, and any other direct or indirect Subsidiary of Holdings formed or acquired after the Closing Date and organized under the laws of Canada.
“AA Dyeing & Finishing” has the meaning specified in the introductory paragraph hereto.
“AA Retail” has the meaning specified in the introductory paragraph hereto.
“AA UK Subsidiaries” means, collectively, American Apparel (Carnaby) Limited, a company organized under the laws of England and Wales, and American Apparel (UK) Limited, a company organized under the laws of England and Wales and any other direct or indirect Subsidiary of Holdings formed or acquired after the Closing Date and organized under the laws of England and Wales.
“AA USA” has the meaning specified in the introductory paragraph hereto.
“Acquisition” means any transaction or series of related transactions resulting in the (a) acquisition of all or substantially all of the assets or business of any Person, or of any business unit, line of business or division of any Person or assets constituting a business unit, line of business or division of any other Person, (b) acquisition of in excess of 50% of the Capital Stock of any Person or otherwise causing a person to become a Subsidiary of the acquiring Person, or (c) merger, consolidation, amalgamation or other combination, whereby a Person becomes a Subsidiary of the acquiring Person.
“Act” has the meaning specified in Section 11.15.
“Administrative Agent” means Wilmington Trust, National Association, acting as administrative agent for the Secured Parties, or any successor administrative agent appointed in accordance with this Agreement.
“Administrative Agent’s Letter Agreement” means the fee letter, dated as of October 4, 2015, by and between the Borrower Representative and the Administrative Agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and/or the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Lender” shall mean, at any time, any Lender that is (i) Standard General or an Affiliate of Standard General (including Standard General Master Fund L.P. and P Standard General Ltd.), provided that each of Standard General and its Affiliates will cease to be an Affiliated Lender at such time as such Persons cease (A) to have or otherwise control the voting power over more than 5.0% of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body on a fully diluted basis, (B) to have or otherwise control the right to designate or appoint any member of the board of directors or equivalent governing body on a fully diluted basis and (C) to have or otherwise control the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Holdings and its Subsidiaries, whether through the ability to exercise voting power, by contract or otherwise, and (ii) any other Affiliate of any Credit Party (other than any Credit Party or any of their respective Subsidiaries) at such time.

“Agency Account Agreement” means any deposit account control agreement, lockbox control agreement, blocked account agreement or other similar agreement entered into by a Credit Party, the Administrative Agent and the applicable financial institution, in form and substance reasonably satisfactory to the Administrative Agent.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Applicable Percentage” means with respect to any Lender at any time, as applicable, (i) with respect to such Lender’s Commitment, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Commitments represented by such Lender’s Commitment at such time and (ii) with respect to such Lender’s Loans, the percentage (carried out to the ninth decimal place) of the aggregate outstanding principal amount of all Loans represented by such Lender’s Loans at such time. The initial Applicable Percentage of each Lender with respect to its Commitment as of the date hereof is set forth opposite the name of such Lender on Schedule 2.01. For each Lender that becomes a party hereto pursuant to an Assignment and Assumption, the initial Applicable Percentage of such Lender shall be set forth in such Assignment and Assumption Agreement.
“Applicable Rate” means (a) with respect to Loans that are Base Rate Loans, 6.00% per annum, and (b) with respect to Loans that are Eurodollar Rate Loans, 7.00% per annum.
“Appraiser” means an appraisal firm reasonably acceptable to the Administrative Agent.
“Approved Budget” means the aggregate, without duplication, of all items that are set forth in the Initial Approved Budget and any Supplemental Approved Budget.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Plan of Reorganization” shall mean a plan of reorganization filed by the Credit Parties with the Bankruptcy Court that is acceptable in form and substance satisfactory to the Administrative Agent and the Required Lenders and a disclosure statement filed by the Credit Parties with the Bankruptcy Court that is acceptable in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(b)), and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(b)) if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Credit Parties, including the notes thereto.
“Avoidance Actions” means all causes of action arising under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code and any proceeds therefrom.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as applicable to the Chapter 11 Cases, now and hereafter in effect or any successors to such statute.

“Bankruptcy Court” shall have the meaning assigned to such term in the recitals hereto; provided that “Bankruptcy Court” shall also mean any other court having competent jurisdiction over the Chapter 11 Cases.
“Base Rate” means, for any day, a per annum rate equal to the higher of (a) the Prime Rate for such day and (b) the Eurodollar Rate for a 30-day interest period as determined on such day plus 1.00%. Any change in the Base Rate due to a change in any of the foregoing shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means any Loan that bears interest based on the Base Rate.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person or any authorized committee thereof, (ii) in the case of any limited liability company, the board of managers of such Person or any authorized committee thereof, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person or any authorized committee thereof and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.
“Borrower Materials” means information, reports, financial statements and other materials delivered by the Borrowers hereunder, as well as other reports and information provided by the Administrative Agent to the Lenders.
“Borrower Representative” means AA USA in its capacity as borrower agent pursuant to Section 2.17.
“Borrowing” means a borrowing of Loans simultaneously by each of the Lenders pursuant to Section 2.01 and Section 2.02.
“Borrowing Request Notice” means a notice of a Borrowing, which, if in writing, shall be substantially in the form of Exhibit A.
“Breakage Costs” has the meaning specified in Section 3.05.
“Budget Period” means each week period set forth in the Budget.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to the calculation of the Eurodollar Rate, means any such day that is a London Banking Day; provided that, for purposes of the definition of “Defaulting Lender,” Section 2.01 and Section 2.02 only, “Business Day” shall exclude any other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Canada.
“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed or capital assets or improvements or for replacements, substitutions or additions thereto that are required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP; provided that Capital Expenditures for any Person shall not include (i) expenditures that are accounted for as capital expenditures by such Person and that actually are paid for, or reimbursed to such Person, by a Person other than any Subsidiary or Affiliate of such Person (including landlords) during such measuring period; (ii) the purchase price of equipment or other fixed assets that are purchased substantially contemporaneously (and in any event within the same Fiscal Month) with the trade-in or sale of existing equipment or other fixed assets or with insurance proceeds received for the equipment or fixed assets being replaced to the extent that the gross amount of such purchase price is reduced or funded by such insurance proceeds or sale proceeds or the credit being granted by the seller of such equipment or fixed assets being acquired at such time, as applicable; provided that such purchase price shall not be deemed to be less than $0; and (iii) any portion of the purchase price of an Acquisition which is allocated to property, plant or equipment acquired as part of such Acquisition or required to be capitalized and shown on the balance sheet of any Credit Party or Subsidiary. For the avoidance of doubt, Capital

Expenditures, as used and measured in Section 7.14, exclude any such expenditures by a Subsidiary of a Credit Party that is not a Credit Party.
“Capital One” means Capital One, N.A., a national banking association, and its successors and assigns.
“Capital One Control Agreement” means the Deposit Account Control Agreement dated as of April 4, 2013, among Capital One, National Association, as clearing bank, certain Credit Parties thereto, Wilmington Trust, National Association, in its capacity as administrative agent for the secured parties (as successor-in-interest to Capital One Business Credit Corp.) and U.S. Bank National Association, in its capacity as collateral agent for the noteholders. The Capital One Control Agreement is an Agency Account Agreement for all purposes of the Loan Documents.

“Capital One Direction” has the meaning specified in Section 4.02(k).
“Capital Stock” means any and all shares, limited liability company interests, partnership interests, other interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, and any and all warrants, rights or options to purchase any of the foregoing.
“Capitalized Leases” means leases under which any Credit Party is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP (subject to Section 1.03(b)) and the amount of Indebtedness represented by such obligations shall be the Attributable Indebtedness in respect thereof.
“CapOne Agreement” means that certain Assignment and Assumption, dated as of August 17, 2015, by and among Capital One Business Credit Corp., Bank of Montreal, Chicago Branch and the Lenders party thereto, as in effect on the Petition Date.
“Carve-Out” has the meaning specified in the DIP Order.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Credit Party or a Subsidiary thereof:
(a)    marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof;
(b)    commercial paper maturing no more than 270 days from the date of creation thereof and having the highest or next highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. determined at the time of investment;
(c)    certificates of deposit, banker’s acceptances and time deposits maturing no more than 180 days from the date of creation thereof issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, (i) any Lender or (ii) any commercial bank, that at the time of investment, (x) has combined capital, surplus and undivided profits of not less than $500,000,000, (y) a senior unsecured rating of “A” or better by a nationally recognized rating agency and (z) is organized under the laws of the United States of America, any state thereof or is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any state thereof; and
(d)    money market mutual funds that invest solely in one or more of the investments described in clauses (a) through (c) above.
“Cash Management Orders” has the meaning specified in Section 4.02(c).

“Casualty Event” means, with respect to any property (including any interest in property) of any Credit Party, any loss of, damage to, or condemnation or other taking of, such property for which any Credit Party receives insurance proceeds, proceeds of a condemnation award or other compensation.
“CERCLA” has the meaning specified in the definition of “Environmental Laws”.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that notwithstanding the foregoing, no Change of Control shall be deemed to occur as a result of or in connection with (x) the equity securities of Holdings owned by Standard General and its Affiliates, or (y) any voting agreements between any Permitted Holders and any of Standard General or any of its Affiliates, in each case of clause (x) or (y), so long as Standard General and its Affiliates do not beneficially own in excess of 49% of the equity securities of Holdings entitled to vote for members of the board of directors; or
(b)    Holdings shall cease to directly own and control legally and beneficially (i) 100% of the Capital Stock of AA USA (free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents, the Prepetition ABL Liens and the Prepetition Senior Notes Liens), (ii) 100% of the Capital Stock of each of the AA Canadian Subsidiaries (free and clear of all Liens other than (x) Liens in favor of the Administrative Agent granted under the Security Documents and (y) the Prepetition ABL Liens and the Prepetition Senior Notes Liens and (iii) 100% of the Capital Stock of any of its Subsidiaries acquired or formed after the date hereof and directly held by Holdings (other than directors’ qualifying shares and other similar equity interest holdings of Foreign Subsidiaries required to be held by local Persons in accordance with applicable law), in the case of clause (b)(iii), free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents, the Prepetition ABL Liens and the Prepetition Senior Notes Liens); or
(c)    any Borrower or any Subsidiary of any Borrower shall cease to directly own and control, individually or collectively with any other Subsidiary (or Subsidiaries) of any Borrower, legally and beneficially 100% of the Capital Stock of each of its Subsidiaries in existence on the date hereof or acquired or formed after the date hereof to the extent directly held by such Borrower or such Subsidiary (other than directors’ qualifying shares and other similar equity interest holdings of Foreign Subsidiaries required to be held by local Persons in accordance with applicable law), free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents, the Prepetition ABL Liens and the Prepetition Senior Notes Liens; or
(d)    at any time, a majority of the seats (other than vacant seats) on the Board of Directors of the Borrowers shall be occupied by persons who were not on the Board of Directors on the Closing Date; or
(e)    any change that is not reasonably acceptable to the Required Lenders shall have occurred in the Specified Senior Management of any Borrower.
For purposes of this definition, notwithstanding anything to the contrary set forth above, a Person shall not be deemed to have beneficial ownership of Capital Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and, until the consummation of such transactions, a Change of Control will be deemed not to have occurred with respect to any such stock purchase agreement, merger agreement or similar agreement.
“Chapter 11 Cases” shall have the meaning assigned to such term in the recitals hereto.
“Chapter 11 Orders” means, collectively, the DIP Order and the Cash Management Order.
“Claim” shall have the meaning assigned to such term in Section 101(5) of the Bankruptcy Code.
“Closing Date” means the first date all conditions in Section 4.02 have been satisfied or waived.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) all of the assets, property, rights and interests of the Credit Parties that are or are intended to be subject to the Liens created by or pursuant to the Security Documents and (ii) the “DIP Collateral” referred to in the DIP Order, it being understood that “Collateral” shall include all such “DIP Collateral” irrespective of whether any such property was excluded pursuant to the Prepetition ABL Documents.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Commitments as of the Closing Date is $30,000,000.
“Commitment Fees” shall have the meaning assigned to such term in the Lender’s Letter Agreement.
“Committee of Lead Lenders” means the ad hoc committee of Prepetition ABL Lenders and Prepetition Senior Notes Lenders (as such group is constituted from time to time), represented by Milbank, Tweed, Hadley & McCloy LLP and one local counsel, and its financial advisor Ducera Partners LLC.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Concentration Accounts” has the meaning specified in Section 6.15(a).
“Confirmation Order” means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Required Lenders (and with respect to any provisions that affect the rights and duties of the Administrative Agent, the Administrative Agent), confirming the Approved Plan of Reorganization.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” or “consolidated” means, with reference to any term defined herein, shall mean that term as applied to the accounts of the Credit Parties, consolidated in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Card Agreements” shall mean all agreements or notices, each in form and substance reasonably satisfactory to the Required Lenders, now or hereafter entered into by Borrowers with any credit card issuer or any credit card processor, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided that, any such credit card agreement or notice shall provide, among other things, that each such credit card processor shall transfer all proceeds due with respect to credit card charges for sales (net of expenses and chargebacks of the credit card issuer or processor) by Borrowers received by it (or other amounts payable by such credit card processor) into a designated Concentration Account in accordance with Section 6.15 subject to an Agency Account Agreement on a daily basis.
“Credit Card Receivables” shall mean, collectively, all present and future “accounts” (as such term is defined in the UCC) or amounts owing to any Borrower from (a) a credit card or debit card issuer or credit card or debit card processor arising from sales of inventory to a Borrower’s customers who have purchased such inventory using a credit, charge or debit card, (b) any credit card or debit card issuer or credit card or debit card processor in connection with the sale or transfer of “accounts” (as such term is defined in the UCC) or amounts due that arise from the sale of inventory or rendition of services to a Borrower’s customers who have purchased such inventory or services using a credit, charge card or a debit card and (c) all amounts at any time due or to become due from any credit card or debit card issuer or credit card or debit card processor under the Credit Card Agreements or otherwise.
“Credit Extension” means each Borrowing.
“Credit Parties” means the Borrowers, Holdings, Fresh Air and the other Guarantors.
“Cumulative Period” has the meaning specified in Section 6.04(o).
“Debtor” shall have the meaning assigned to the term in the recitals hereto.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium (by way of voluntary arrangement, scheme or arrangement or otherwise), rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada, England and Wales or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to Obligations, an interest rate or rate equal to the interest rate or rate otherwise applicable thereto plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the

Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowers or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund Loans hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal or foreign regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrowers and each other Lender.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“DIP Facility” shall have the meaning assigned to the term in the recitals hereto.
“DIP Funding Account” means the trust account established by the Administrative Agent in which the proceeds of the Loans shall be deposited and held as provided herein.
“DIP Order” means, collectively, the Interim Order and the Final Order.
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in each case on or prior to the Maturity Date, for cash or is convertible into or exchangeable for, in each case at the option of the holder thereof, debt or debt securities of Holdings or its Subsidiaries, at any time prior to the Maturity Date; provided, however, that (a) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Capital Stock and (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.04; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Electronic Medium” means the electronic medium through which notices and other communications are sent (including e-mail) pursuant to procedures approved by the Administrative Agent and otherwise in accordance with Section 11.02(b).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). Notwithstanding anything herein to the contrary, “Eligible Assignee” shall not include (i) any Credit Party or Affiliate of a Credit Party (other than an Affiliated Lender, subject to Section 11.06(g)), (ii) Dov Charney, (iii) the spouse or a family member, estate or heir of Dov Charney, (iv) any trust, corporation, partnership or other entity Controlled (or, in the case of a trust, holding a 50% or more beneficial interest) by Dov Charney and/or such other Persons referred to in clause (iii) above or any combination thereof or any Affiliate thereof, or (v) those Persons set forth in Schedule 1.02.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems and including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”) and the Superfund Amendments and Reauthorization Act of 1986 (“SARA”).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the per annum rate of interest determined by the Administrative Agent at approximately 11:00 a.m. (London time) two London Banking Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the rate for Dollar deposits as reported on Reuters screen LIBOR01 Page (or any successor thereto or similar source determined by the Administrative Agent from time to time, “LIBOR01”); or (b) if LIBOR01 is not available for any reason, the interest rate determined by the Administrative Agent to be the arithmetic mean of the rates at which Dollar deposits in the approximate amount of the Eurodollar Rate Loan are offered by the principal London office of major banks in the London interbank Eurodollar market selected by the Administrative Agent; provided that, if fewer than two quotations are provided by the Administrative Agent by such major banks as requested, the Eurodollar Rate shall be the arithmetic mean of the rates quoted to the Administrative Agent by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m. (New York City time) for loans in Dollars to leading European banks for a term comparable to such Interest Period commencing on the first day of such Interest Period and in an amount equal to the principal amount of the requested Borrowing.
“Eurodollar Rate Loan” means each Loan that bears interest based on the Eurodollar Rate having a common length and commencement of Interest Period.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Accounts” means any (a) deposit account or securities account specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s salaried employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (b) pension fund accounts, 401(k) accounts and trust accounts, (c) Local Accounts so long as the Credit Parties are in compliance with Section 6.15(a) or (d) other deposit accounts, securities accounts and commodities accounts having a balance of less than $300,000 at all times in the aggregate for all such accounts.
“Excluded Debt Incurrence” means the incurrence or any issuance by any Credit Party or any of its Subsidiaries of any Indebtedness permitted by Section 7.02.
“Excluded Equity Issuance” means a sale or issuance of any Capital Stock by (a) any Credit Party or any of its Subsidiaries to a Credit Party, (b) any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party and (c) any Credit Party or any of its Subsidiaries to its present or former directors, officers or employees pursuant to a stock option plan, stock purchase plan or other employee benefits plan in effect from time to time, in each case, approved in good faith by the board of directors (or equivalent governing body) of such Credit Party or such Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or any other Recipient of a payment hereunder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient on the date such Recipient becomes a party to this Agreement or to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the any Borrower under Section 3.06) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), such amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Primed Secured Facilities” shall have the meaning set forth in Section 10.05(b).

“Exit Conversion” shall have the meaning set forth in Section 2.18(a).

“Exit Credit Agreement” shall have the meaning set forth in Section 2.18(b)(i).

“Exit Fee” means 1%, payable upon any reduction of the DIP Facility and any payments, prepayments or repayments of Loans whatsoever (whether voluntary or mandatory, and including as a result of acceleration), other than in connection with (i) any mandatory prepayment under Section 2.05(b) or (ii) the conversion to exit facility financing upon the consummation of the Approved Plan of Reorganization pursuant to Section 2.18.

“Exit Term Sheet” means the term sheet attached hereto as Exhibit H.
“Extraordinary Receipt” means any cash received by or paid to or for the account of any Credit Party not in the ordinary course of business, including, tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments (including, without limitation, in connection with any acquisition) and any purchase price adjustments (including, without limitation, in connection with any acquisition); provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards or payments arose as a result of a Casualty Event and are applied to prepay the Obligations in accordance with of Section 2.07(c).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements entered into in connection therewith, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any current or future regulations or official interpretations of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to major financial institutions reasonably acceptable to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Final Loan” means a Loan made on the Final Loan Date.

“Final Loan Date” means the date on which the Final Loans are made, which date shall be not later than three Business Days after the Final Order Entry Date.

“Final Order” means the final order of the Bankruptcy Court with respect to the Credit Parties, in form and substance satisfactory to the Required Lenders in their sole discretion (and with respect to any provisions that affect the rights and duties of the Administrative Agent, the Administrative Agent), as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).
“Final Order Entry Date” means the date on which the Final Order shall have been entered on the docket of the Bankruptcy Court.
“Financial Officer” means, with respect to any Person, its chief financial officer, treasurer, controller or assistant controller or other officer reasonably acceptable to the Administrative Agent.
“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Borrowers.
“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each March, June, September or December of such Fiscal Year in accordance with the fiscal accounting calendar of the Borrowers.
“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Credit Party or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Credit Party or Subsidiary.
“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary and any Subsidiary of such Subsidiary and (b) any Subsidiary substantially all the assets of which are CFCs.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fresh Air” means Fresh Air Freight, Inc., a California corporation.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governing Documents” means, with respect to any Person, its certificate or articles of incorporation, certificate of change of name (if any), certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, memorandum and articles of association, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantees” means, collectively, (a) the Guaranty dated as of the Closing Date among the Guarantors (other than the Borrowers) in favor of the Administrative Agent and (b) any other guaranty in form and substance reasonably satisfactory to the Administrative Agent and executed by any Guarantor in favor of the Administrative Agent and the other Secured Parties in respect of the Obligations.
“Guarantors” means Holdings, the Borrowers, Fresh Air, each other Person party to any of the Guarantees as a guarantor thereunder and each other Person, if any, that executes a guaranty or other similar agreement in favor of the Administrative Agent in connection with the transactions contemplated by this Agreement and the other Loan Document; provided that no Foreign Subsidiary shall be required to be a Guarantor.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Holdings” means American Apparel, Inc., a Delaware corporation.
“Incremental Exit Loan” has the meaning specified in the Exit Term Sheet.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business consistently with past practices);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capitalized Leases and Synthetic Lease Obligations;
(g)    all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or unless such Person expressly does not have liability for such obligations of a joint venture. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payments hereunder or any other Loan Documents and (b) to the extent not otherwise described in clause (a) herein, Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Approved Budget” has the meaning specified in Section 4.02(i).

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in clauses (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.
“Intercompany Note” means, collectively, (a) that certain Intercompany Note dated April 4, 2013, among the Credit Parties, as payors, and the Credit Parties, as payees, subject to the terms of a Subordination Agreement, (b) that certain Intercompany Note dated April 4, 2013, among certain Foreign Subsidiaries of the Credit Parties, as payors, and the Credit Parties, as payees, and (c) any other intercompany note among any of the Credit Parties, as payors or payees, on the one hand, and their Subsidiaries, on the other hand, entered into after the date hereof.
“Interest Payment Date” means, as to any Loan, (a) the first day of each month, (b) the date of any prepayment with respect to the principal amount of Loans being prepaid, and (c) the Maturity Date.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower Representative in the applicable Borrowing Request Notice.
“Interim Loan” means a Loan made on the Closing Date.

“Interim Order” means the order of the Bankruptcy Court with respect to the Credit Parties, substantially in the form of Exhibit C hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).
“Interim Order Entry Date” means the date on which the Interim Order shall have been entered on the docket of the Bankruptcy Court.
“Investment” means, all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of Capital Stock, assets that constitute a business unit or Indebtedness of, or for loans, advances or capital contributions to, or in respect of any Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including, without limitation, any Acquisition). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment all cash returns, cash dividends and cash distributions received with respect thereto; and (c) there shall not be deducted from the aggregate amount of Investments any decrease in the value, write-downs or write-offs with respect thereof.
“IP Security Agreement” means, collectively, (i) the Intellectual Property Security Agreement made by each Credit Party party thereto in favor of the Administrative Agent, on behalf of itself and the other Secured Parties and

(ii) each other intellectual property security agreement, patent security agreement, trademark security agreement and copyright security agreement required to be delivered pursuant to Section 6.12 in form and substance reasonably satisfactory to the Administrative Agent.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Letter Agreement” means the fee letter, dated as of October 4, 2015, by and between the Borrower Representative and the Lenders.
“Lenders” means each Lender with a Commitment, or following the termination of the Commitments, which has Loans outstanding and any other Person who becomes an assignee of the rights and obligations of a Lender pursuant to terms of this Agreement.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and the filing of or agreement to authorize, any financing statement under the UCC or comparable law of any jurisdiction (other than precautionary filing of UCC financing statements with respect to obligations that do not constitute Indebtedness).
“Lion Credit Agreement” means that certain Credit Agreement dated as of May 22, 2013, among Holdings, the other Credit Parties party thereto as facility guarantors, Lion/Hollywood L.L.C., as the initial lender, and the other lenders from time to time party thereto.
“Lion Debt” means all Indebtedness and all other obligations incurred by any Credit Party or any of its Subsidiaries under the Lion Debt Documents.
“Lion Debt Documents” means the Lion Credit Agreement and any other related material documents or instruments from time to time executed in favor of Lion/Hollywood L.L.C. and its successors and assigns.
“Lion Facility” means that facility created by the Lion Credit Agreement.
“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Loan (including the Loans made and deemed made under Section 2.01(b)).
“Loan Account” has the meaning specified in Section 2.16(a).
“Loan Documents” means this Agreement, the Chapter 11 Orders, each Security Document, the Administrative Agent’s Letter Agreement, the Lender Letter Agreement, each Subordination Agreement, and each other agreement or instrument delivered by any Credit Party in connection with any Loan Document, whether or not specifically mentioned herein or therein.
“Local Accounts” has the meaning specified in Section 6.15.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
“Master Operating Account” means each deposit account of the Credit Parties maintained at Capital One, National Association and specified as a “Master Operating Account” in the Capital One Control Agreement.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Credit Parties, taken as a whole (excluding (i) any matters publicly disclosed prior to the filing of the Chapter 11 Cases, (ii) any matters disclosed in the schedules hereto, (iii) any matters disclosed in any first day pleadings or declarations, and (iv) the effect of filing the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the Loan Documents or under the Chapter 11 Orders); (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Credit Parties, taken as a whole, to pay any Obligations under the Loan Documents, when due; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Documents to which it is a party.
“Material Agreements” means each of the (i) Prepetition ABL Documents, (ii) Prepetition Senior Notes Documents, (iii) the Lion Debt Documents, (iv) the SG Debt Documents and (v) any lease entered into by any Credit Party for (a) its chief executive office or (b) any warehouse, any distribution center, any plant, any shipping center, or any other single location, in each case, containing inventory with a book value representing 10% or more of the aggregate book value of all inventory of the Credit Parties.
“Maturity Date” means the date that is the earliest of:
(a)    April 5, 2016;
(b)    the date the Bankruptcy Court orders the conversions of the bankruptcy case of any of the Credit Parties to a Chapter 7 liquidation or the dismissal of any of the Chapter 11 Cases;
(c)    the acceleration of the Loans and the termination of all Commitments under the DIP Facility pursuant to Section 8.02;
(e)    the sale of all or substantially all of the Credit Parties’ assets; and
(f)    the consummation of the Approved Plan of Reorganization for the Credit Parties.
“Maximum Rate” has the meaning specified in Section 11.09.
“Mortgages” means each mortgage or deed of trust with respect to each fee interest of each Credit Party in Real Estate executed and delivered to the Administrative Agent after the Closing Date pursuant to Section 6.12 hereof, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means, with respect to any event or transaction described in Sections 2.05(b) through (e), (a) the cash proceeds received in respect of such event or transaction, including (i) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received or (ii) in the case of a Casualty Event, insurance proceeds, proceeds of a condemnation award or other compensation payments, in each case net of (b) the sum of (x) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, advisory, banking, title and recording tax expenses and commissions) paid by any Credit Party or a Subsidiary to third parties (other than Affiliates) in connection with such event, (y) in the case of a sale or other disposition of an asset described in Section 2.05(b) other than Collateral, income or other taxes paid or reasonably estimated by the Borrower Representative (determined in good faith by a Financial Officer) to be actually payable in connection therewith and (z) in the case of a sale or other disposition of an asset described in Sections 2.05(b) and (c), the amount of all payments required to be made by any Credit Party (or to establish an escrow) for the repayment of any Indebtedness by the terms thereof (other than the Obligations) secured by such asset to the extent the lien in favor of the holder of such Indebtedness is permitted by Section 7.03(a)(viii); provided that such payments made shall not exceed the amount of cash proceed received by such Credit Party or the aggregate amount of such Indebtedness.
“Non-Consenting Lender” means any Lender (other than the Administrative Agent) that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders (or to the extent there are only two (2) Lenders, would have been approved by the Required Lenders if such Lender had approved of such consent, waiver or amendment).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notice of Continuation” means a Notice of Continuation to be provided by the Borrower Representative to request a continuation of any Loans as Eurodollar Rate Loans, in the form of Exhibit I.
“Notice of Withdrawal” has the meaning specified in Section 2.02(c).
“Obligations” means all advances to, and debts, liabilities and obligations of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or expenses are allowed claims in such proceeding, and shall include on and after the Closing Date any Prepetition ABL Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Official Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, excise, property or similar taxes, charges or similar levies that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or sale of a participation (other than an assignment made pursuant to Section 3.06).
“Outstanding” means the outstanding principal amount of the Loans after giving effect to any Borrowings and prepayments or repayments of the Loans occurring on such date.

“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificates” means, collectively, (i) each Perfection Certificate delivered by the Credit Parties to the Administrative Agent on the Closing Date and (ii) each other Perfection Certificate from time to time delivered by the Credit Parties following the Closing Date to the Administrative Agent in accordance with this Agreement.
“Permitted Adequate Protection Payments” means the adequate protection payments to the secured parties under the Prepetition ABL Documents and Prepetition Secured Notes Documents pursuant to the terms of the DIP Order.

“Permitted Discretion” means a determination made by the Required Lenders in their sole and absolute judgment.
“Permitted Holders” means (i) Dov Charney, (ii) the spouse or a family member, estate or heir of Dov Charney, and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest (or beneficial interest, in the case of a trust) of which consist of Dov Charney and/or such other Persons referred to in clause (ii) above or any combination thereof.
“Permitted Liens” means those Liens permitted by Section 7.03.
“Permitted Prior Liens” means Liens otherwise permitted by the Prepetition ABL Debt Documents (other than Existing Primed Secured Facilities) only to the extent that, as of the Petition Date, such Liens were valid, properly perfected (or subsequently perfected as permitted by Section 546(b) of the Bankruptcy Code) non-avoidable and senior in priority to the Liens securing the Prepetition Facilities.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Petition Date” shall have the meaning assigned to the term in the recitals hereto.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Plan Effective Date” shall have the meaning assigned to the term “Effective Date” in the Approved Plan of Reorganization.

“Platform” has the meaning specified in Section 11.02(e).

“Pledge Agreements” means, collectively, (i) the Prepetition U.S. Pledge Agreement and (ii) any other pledge agreement or share charge granted by any Credit Party as required by Section 6.12 which shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Prepetition ABL Agent” means Wilmington Trust, National Association, as administrative agent for the Prepetition ABL Lenders.
“Prepetition ABL Documents” means the Prepetition ABL Facility and all instruments and documents executed at any time in connection therewith.
“Prepetition ABL Facility” means that certain Amended and Restated Credit Agreement dated as of August 17, 2015 as amended and supplemented from time to time by and among AA USA as a borrower and as borrower representative for itself and the other borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time, and Wilmington Trust, National Association, as administrative agent.
“Prepetition ABL Lenders” means the lenders party to the Prepetition ABL Facility, from time to time, under and as defined in the Prepetition ABL Facility.
“Prepetition ABL Liens” means collectively all Liens that secure all Prepetition ABL Obligations.
“Prepetition ABL Loans” means those Prepetition Obligations for all loans outstanding under (and as defined in) the Prepetition ABL Facility as of the Petition Date.
“Prepetition ABL Obligations” means those Prepetition Obligations arising under the Prepetition ABL Facility.
“Prepetition Debt Documents” means, collectively, the Prepetition ABL Documents, the Prepetition Senior Notes Documents, the Lion Debt Documents and the Subordinated Debt Documents.
“Prepetition Existing Letters of Credit” means the Letters of Credit issued by Capital One, N.A. and set forth in Schedule 1.01.
“Prepetition Facilities” means, collectively, the Prepetition ABL Facility and the Prepetition Senior Notes Facility.
“Prepetition Indebtedness Holders” means, collectively, the Prepetition ABL Agent, the Prepetition ABL Lenders, the Prepetition Senior Notes Trustee and the Prepetition Senior Notes Lenders.
“Prepetition Obligations” means all indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Prepetition ABL Agent and the Prepetition ABL Lenders, Prepetition Senior Notes Trustee, Prepetition Senior Notes Lenders and SG UK Lenders incurred prior to the Petition Date arising from or related to the Prepetition ABL Facility, the Prepetition Senior Notes Facility, the Lion Facility and the SG Facility, and the other agreements, instruments and other documents related thereto including fees, premiums, expenses, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Petition Date, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.
“Prepetition Senior Notes” means the 13.0% senior secured notes due 2020 issued pursuant to the Prepetition Senior Notes Facility.
“Prepetition Senior Notes Documents” means the Prepetition Senior Notes Facility, the Prepetition Senior Notes and any other related documents or instruments from time to time executed in favor of the Prepetition Senior Notes Trustee and the collateral agent thereto for the holders of the Prepetition Senior Notes, or all or any of the holders of the Prepetition Senior Notes.

“Prepetition Senior Notes Facility” means that certain Indenture dated April 4, 2013, by and among Holdings, the guarantors party thereto, the lenders party thereto from time to time and the Prepetition Senior Notes Trustee, as trustee and collateral agent..
“Prepetition Senior Notes Lenders” means those Lenders party to the Prepetition Senior Notes Facility from time to time.
“Prepetition Senior Notes Lien” means, collectively all Liens that secure the Prepetition Senior Notes and all other obligations under the Prepetition Senior Notes Documents.
“Prepetition Senior Notes Trustee” means U.S. Bank National Association in its capacity as trustee and collateral agent under the Prepetition Senior Notes Facility and its successors and assigns.
“Prepetition U.S. Pledge Agreement” means that certain Ownership Interest and Intercompany Note Pledge and Security Agreement, entered into by the Credit Parties and the Administrative Agent.
“Prime Rate” means the highest of the rate of interest announced by Citibank, N.A. or Bank of America, N.A. from time to time as its prime rate, which rate may be set by such banks on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate shall take effect at the opening of business on the day specified in the public announcement or publication, as applicable, of such change.
“Priming Lien” has the meaning specified in Section 10.05(a)(iv).
“Purchase Rights” means purchase rights described in the Form 8-K report of Holdings, filed with the SEC on June 30, 2014, relating to a dividend distribution of rights to purchase preferred stock.
“Purchased Loans” has the meaning specified in the recitals to this Agreement.
“RCRA” has the meaning specified in the definition of “Environmental Laws”.
“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by any Credit Party.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Lenders” means, as of any date of determinations, Lenders holding more than 50% of the sum of the (a) outstanding Loans and (b) aggregate unused Commitments; provided that the unused Commitment of, and the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Restricted Payment” means any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Credit Party or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of any Credit Party or any Subsidiary, or (c) any payment (whether in cash, securities or other property) of management fees (or other fees of a similar nature) by such Credit Party or such Subsidiary to any equity holder or Affiliate of such Credit Party or such Subsidiary.
“Restructuring Support Agreement” means that restructuring support agreement entered into on October 4, 2015 by AA USA and its Subsidiaries party thereto and the Lenders and the other creditor parties party thereto as “Supporting Parties”.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders and each Sub-Agent and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.
“Security Agreements” means, collectively, (i) Security Agreement dated as of the date hereof entered into by the Credit Parties and the Administrative Agent and (ii) any other security agreement granted by any Credit Party as required by Section 6.12 which shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Security Documents” means the Guarantees, the Security Agreements, the IP Security Agreement, the Pledge Agreements, the Mortgages (if any), the Agency Account Agreements, the DIP Orders and all other guarantees, security agreements, intellectual property security agreements, pledge agreements, mortgages, deeds of trust, control agreements, instruments and documents, including without limitation Uniform Commercial Code financing statements and other equivalent registrations and personal property security filings with respect to any other applicable jurisdiction, control agreements, required to be executed or delivered pursuant to, or in connection with, this Agreement or any other Loan Document, all in form and substance reasonably acceptable to the Administrative Agent.
“Senior Management” means, with respect to the any of the Credit Parties, its chairman, president, Financial Officer, chief executive officer or general counsel.
“SG Credit Agreement” means that certain Credit Agreement dated as of March 25, 2015, among American Apparel (Carnaby) Limited, the other borrowers named therein, America Apparel, Inc., and the SG UK Lenders.
“SG Debt” means all Indebtedness and all other obligations incurred by any Credit Party or any of its Subsidiaries under the SG Debt Documents.
“SG Debt Documents” means the SG Credit Agreement and any other related material documents or instruments from time to time executed in favor of Standard General or any other lender under the SG Credit Agreement and their respective successors and assigns.
“SG Facility” means that facility created by the SG Credit Agreement.
“SG DIP Lenders” means Standard General and/or affiliates of Standard General that are party to this Agreement as Lenders.
“SG UK Lenders” means the affiliates of Standard General party to the SG Credit Agreement as lenders from time to time.
“Specified Senior Management” means with respect to any of the Borrowers, its chairman of the Board of Directors and chief executive officer.

“Specified Store Closure Proceeds” means Net Cash Proceeds from the closure and/or liquidation of stores (and the inventory contained therein) of Holdings and its Subsidiaries; it being understood and agreed that Specified Store Closure Proceeds shall not include cash proceeds from the closure and/or liquidation of stores (and the inventory contained therein) of the AA UK Subsidiaries, so long as such cash proceeds are applied in accordance with the Approved Budget.
“Standard General” means Standard General, L.P.
“Standstill Debt” means all debt for borrowed money incurred by any Credit Party or any of its Subsidiaries prior to Petition Date (for avoidance of doubt, “Standstill Debt” does not include the DIP Facility).
“Standstill Debt Documents” means the finance agreement and any other related material documents or instruments evidencing Standstill Debt executed in favor of any Lender and their respective successors and assigns.
“Standstill Period” means, with respect to any Standstill Debt, the period of time commencing on the Business Day on which a default or an event of default occurs under such Standstill Debt and ending on the earlier of (x) the date which is 180 days after such Business Day and (y) the Company files any motion or pleading with the Bankruptcy Court, or otherwise supports any treatment of such Standstill Debt, that in each case is not consistent with the treatment of such Standstill Debt in the plan of reorganization attached as Exhibit A to the Restructuring Support Agreement.
“Sub-Agent” means any co-agent, sub-agent, attorney-in-fact, bailee or other designee appointed by the Administrative Agent from time to time pursuant to Section 9.05 and approved by the Required Lenders.
“Subordinated Debt” means unsecured Indebtedness of any Credit Party or any Subsidiary that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a Subordination Agreement.
“Subordinated Debt Documents” means all documents, agreements and instruments evidencing any Subordinated Debt and/or executed and/or delivered in connection with the incurrence of any Subordinated Debt, including, without limitation, each Subordination Agreement.
“Subordination Agreement” means a subordination and intercreditor agreement or such other written instrument containing subordination provisions, each in form and substance reasonably acceptable to the Required Lenders.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
“Supplemental Approved Budget” means, with respect of the Initial Approved Budget, supplemental or replacement budgets prepared and delivered in accordance with Section 6.04(n) and accepted by the Required Lenders (covering any time period covered by a prior budget or covering additional time periods).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Test Date” has the meaning specified in Section 7.13(a).
“Trade Date” has the meaning specified in Section 11.06(b)(i).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” mean the United States of America.
“Withdrawal” means a disbursement of funds from the DIP Funding Account.
“Withdrawal Date” means that date of a Withdrawal.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)     Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, negative covenant or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio, negative covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect on December 31, 2012 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto and regardless of whether such leases are in effect as of the date hereof or entered into as of the date hereof, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
1.04    Rounding. Any financial ratios required to be maintained by any of the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Certain Currency Translations. For purposes of the incurrence of Indebtedness by Foreign Subsidiaries under Section 7.02 or where the permissibility of a transaction depends upon compliance with an amount limitation stated in Dollars, any requisite currency translation shall be based on the exchange rate in effect on the date of incurrence of any amounts to be tested against the limitation of such transaction and shall not be affected by subsequent fluctuations in exchange rates; provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated limitation to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currency in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Commitments to Lend; Loans.
(a)    Subject to the terms and conditions set forth herein and in the DIP Order, each Lender severally agrees to make, on the applicable borrowing date, a Loan to the Borrowers in an aggregate amount not to exceed such Lender’s Commitment.  The Borrowers may make only two Borrowings under the Commitments that shall be, in the case of the Interim Loans, on the Closing Date and in an aggregate principal amount not to exceed $10,000,000 and, in the case of the Final Loans, on the Final Loan Date and in an aggregate principal amount not to exceed $20,000,000. The Commitments in respect of the Interim Loans shall terminate automatically immediately after the making of the Interim Loans on the Closing Date and the Commitments in respect of the Final Loans shall terminate automatically immediately after the making of the Final Loans on the Final Loan Date. All Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full not later than the Maturity Date. Proceeds of the Loans shall be deposited in the DIP Funding Account and used solely as permitted herein.
(b)    Effective upon the occurrence of the Closing Date (i) without any further action by any party to this Agreement, the Bankruptcy Court or any other Person, the Prepetition ABL Obligations owing to each Lender at the Closing Date shall be refinanced into and constitute Loans hereunder and the outstanding principal balance of and interest and fees accrued under the Prepetition ABL Loans and all other amounts in respect thereof owing to such Lender shall constitute a portion of the Outstanding amount of the Loans owing to such Lender hereunder and (ii) with respect to the outstanding principal amount of the “Loans” under the Prepetition ABL Facility immediately prior to the Closing Date held by Prepetition ABL Lenders that are not Lenders hereunder (such Prepetition ABL Lenders, the “Non-Participating Prepetition ABL Lenders”) and all accrued and unpaid interest thereon and all accrued and unpaid unused facility fees of the Non-Participating Prepetition ABL Lenders with respect thereto (collectively, the “Non-Participating Prepetition ABL Lenders’ Obligations”), subject to the terms and conditions herein the Borrowers shall borrow Loans from the Lenders, the Lenders shall make Loans to the Borrowers and the Borrowers shall repay in full the Non-Participating Prepetition ABL Lenders’ Obligations, in each case on the Closing Date, such that after giving effect to such borrowing and making of Loans and such prepayments (A) the Loans of each Lender made and deemed made under this Section 2.01(b) shall be equal to such Lender’s Applicable Percentage of the aggregate outstanding principal amount of the “Loans” under the Prepetition ABL Facility immediately prior to the Closing Date held by the Prepetition ABL Lenders and all accrued and unpaid interest thereon and all accrued and unpaid unused facility fees of the Prepetition ABL Lenders with respect thereto and (B) except with respect to indemnification obligations as set forth in Section 11.04(b), the Prepetition ABL Obligations of the Prepetition ABL Lenders shall have been paid in full.
Any Loans borrowed and subsequently repaid or prepaid, in whole or in part, may not be reborrowed.
2.02    Borrowings and Continuations of Loans.
(a)    Each Borrowing shall be made upon the Borrower Representative’s irrevocable notice to the Administrative Agent via a Borrowing Request Notice and each continuation of Eurodollar Rate Loans shall be made upon the Borrower Representative’s irrevocable notice to the Administrative Agent via a Notice of Continuation, in each case, appropriately completed and signed by a member of Senior Management of the Borrower Representative, which may be given by any Electronic Medium. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. Eastern time (10:00 a.m. Pacific time) at least three (3) Business Days prior (other than with respect to the funding of the Interim Loan on the Closing Date) to the requested date of the applicable Borrowing of or continuation of Eurodollar Rate Loans (or such shorter time as agreed by the Administrative Agent and Requisite Lenders). Each Borrowing Request Notice and Notice of Continuation shall specify (i) the Borrower requesting such Borrowing or continuation, (ii) the requested date of such Borrowing continuation (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or continued and (iv) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Representative requests a Borrowing of or continuation of Eurodollar Rate Loans in any notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Borrowing Request Notice by the Administrative Agent, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans and each Lender shall make the amount of its Applicable Percentage available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. Eastern time (12:00 p.m. Pacific time) (or such shorter time as may be agreed by the Administrative Agent) on the Business Day specified in the applicable Borrowing Request Notice which shall be one Business Day after the Interim Order Entry Date, for the Interim Loans (or such shorter time as may be agreed by the Administrative Agent and Required Lenders), and not later than three Business Days after the Final Order Entry Date, for the Final Loans (or such shorter time as may be agreed by the Administrative Agent and Required Lenders). Upon satisfaction of the applicable conditions set forth in Sections 4.02 and 4.03, the Administrative Agent shall pay all fees and expenses then due and payable under Section 2.09 and the amount net of such applied amount shall be deposited by the Administrative Agent in the DIP Funding Account.
(c)    Subject to Section 4.03 and the other terms and conditions set forth herein, the Borrower Representative may only request disbursements from the DIP Funding Account by delivering to the Administrative Agent a written notice substantially in the form of Exhibit B hereto (a “Notice of Withdrawal”), not later than 12:00 p.m., New York City time, one Business Day before (or such shorter time as agreed by the Administrative Agent) the proposed date of the applicable Withdrawal. Promptly, but in no event later than one Business Day, following receipt of a Notice of Withdrawal and the satisfaction of the conditions set forth in Section 4.03, the Administrative Agent shall disburse funds from the DIP Funding Account in an aggregate principal amount equal to the amount specified in such Notice of Withdrawal to the Master Operating Account specified by the Borrower Representative in such Notice of Withdrawal (or such other deposit account or securities account of the Borrowers that the Required Lenders may approve). All proceeds of the Loans shall be held in the DIP Funding Account at all times until such proceeds are disbursed in accordance with this Section 2.02(c) solely for purposes permitted under Section 6.11 or to be applied in accordance with Section 2.05 or Section 8.03 or Section 10.05.
(d)    Subject to Section 4.03 and the other terms and conditions set forth herein, the Administrative Agent shall honor instructions received from the Borrower Representative in the form of a Notice of Withdrawal unless and until directed otherwise in writing by the Required Lenders upon the occurrence and continuation of an Event of Default. On and after the date of receipt by the Administrative Agent of a written direction from the Required Lenders instructing the Administrative Agent that it may no longer honor instructions from the Borrower Representative with respect to the DIP Funding Account, the Borrower Representative and the other Credit Parties shall have no right to request Withdrawals from the DIP Funding Account and the Administrative Agent shall not honor such requests (in each case, other than (i) to pay the Carve-Out and (ii) to the extent permitted by the last sentence of the final paragraph of Section 8.02 during the notice period specified therein); provided, that the Administrative Agent shall not be liable for (A) any disbursements made pursuant to instructions from the Borrower Representative or (B) irrevocable electronic funds transfers or wire transfers that are subject to cut-off times, in each case, that were processed prior to receipt of such written direction from the Required Lenders.

(e)    Each submission by the Borrower Representative to the Administrative Agent of a Notice of Withdrawal shall be deemed to constitute a representation and warranty by the Borrower Representative, on behalf of the Borrowers, that the conditions set forth in Section 4.03 have been satisfied as of the date of the Withdrawal. With respect to any disbursement, withdrawal, transfer, or application of funds from the DIP Funding Account hereunder, the Administrative Agent shall be entitled to conclusively rely upon, and shall be fully protected in relying upon, (i) any Notice of Withdrawal submitted by the Borrower Representative and (ii) any instructions from the Required Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no obligation to fund any amount in excess of the amounts then held in the DIP Funding Account.
(f)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, the Administrative Agent may (and shall at the direction of the Required Lenders) declare that no Loan may be requested as or continued as Eurodollar Rate Loans.
(g)    After giving effect to all Borrowings and all continuations of Loans, there shall not be more than two (2) Interest Periods in effect.
2.03    [Intentionally Omitted].
2.04    [Intentionally Omitted].
2.05    Mandatory Prepayments.
(a)    Asset Dispositions. (i) Immediately upon receipt by any Credit Party of Net Cash Proceeds from any asset disposition on Collateral (excluding (A) dispositions of inventory in the ordinary course of business and (B) Specified Store Closure Proceeds in an aggregate amount from the Closing Date not exceeding $3,000,000 and solely to the extent such Specified Store Closure Proceeds are applied to fund disbursements in accordance with the Approved Budget), the Borrowers shall prepay the Obligations in an amount equal to 100% of the Net Cash Proceeds so received in excess of such amount (such prepayments shall be directed to the DIP Funding Account for application as provided below).
(b)    Casualty Events and Extraordinary Receipts. The Borrowers shall (i) prepay the Obligations in an amount equal to 100% such Net Cash Proceeds received by any Credit Party from Casualty Events with respect to Collateral and (ii) subject to the terms of the DIP Order, prepay the Obligations in an amount equal to 100% of all other Casualty Events or Extraordinary Receipts (subject to the terms of the DIP Order, such prepayments shall be directed to the DIP Funding Account for application as provided below).
(c)    Equity Issuances. Immediately upon (a) the sale or issuance by any Credit Party or any of its Subsidiaries of any Capital Stock (other than Excluded Equity Issuances) or (b) the receipt of any capital contribution by any Credit Party or any of its Subsidiaries on account of any Capital Stock (other than capital contributions received on account of Excluded Equity Issuances and capital contributions received from a Credit Party or any Subsidiary of a Credit Party) issued by or in such Credit Party or such Subsidiary, the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds so received (such prepayments shall be directed to the DIP Funding Account for application as provided below).
(d)    Incurrence of Indebtedness. Immediately upon the incurrence or issuance by any Credit Party or any of its Subsidiaries of any Indebtedness (other than Excluded Debt Incurrences), the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds so received (such prepayments shall be directed to the DIP Funding Account for application as provided below).
(e)    Application of Mandatory Prepayments. Each prepayment of Loans pursuant to Sections 2.05(a), (c) and (d) shall be accompanied by the Exit Fee on the principal amount of such prepayment and shall be applied to the prepayment of the Obligations in accordance with Section 2.07(c) (it being understood and agreed that for purposes of such application the principal on the Loans in amount equal to the prepayment then required pursuant to this Section 2.05 shall be then due and payable for purposes of clause “Fourth” of Section 2.07(c)).
2.06    Voluntary Prepayments; Termination or Reduction of Commitments.
(a)    The Borrowers may prepay the Loans, in whole or in part, at any time (subject to payment of Breakage Costs on Eurodollar Rate Loans pursuant to Section 3.05). Any such voluntary prepayment pursuant to this Section 2.06(a) shall be accompanied by the Exit Fee on the principal amount of such prepayment and shall be applied ratably among the Lenders in proportion to their Applicable Percentages.
(b)     The Borrower Representative may, upon notice to the Administrative Agent, terminate the DIP Facility in full or permanently reduce the DIP Facility in part; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. Eastern time (11:00 am Pacific time) five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrowers ratably pay to the Lender’s the Exit Fee on the amount of such reduction. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the DIP Facility. Any reduction of the DIP Facility shall be applied to the Commitment of each DIP Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the DIP Facility shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    Maturity. The Borrowers shall repay to the Lenders, on the Maturity Date applicable to the DIP Facility, the aggregate principal amount of all Loans outstanding on such date, together with all other Obligations in respect thereof.
(b)    [Intentionally Omitted].
(c)    Application of Payments. Subject to clause (d) below, all funds transferred and credited to the DIP Funding Account (or otherwise on account of the payment of the Obligations) shall be applied to the Obligations as follows:
(i)    First, to pay Obligations owing to the Administrative Agent constituting (a) indemnities and expenses then due and payable under this Agreement and the other Loan Documents and (b) the fees then due and payable under the Administrative Agent’s Letter Agreement;
(ii)    Second, to pay Obligations owing to the Lenders constituting indemnities and expenses then due and payable under this Agreement and the other Loan Documents;
(iii)    Third, to pay Obligations constituting interest and fees then due and payable to the Lenders by the Borrowers under this Agreement and the other Loan Documents ratably among them in proportion to the respective amounts described in this clause Third payable to them;
(iv)    Fourth, to repay principal on the Loans then due and payable and the Exit Fee thereon ratably among the holders thereof in proportion to the respective amounts described in this clause Fourth payable to them; and
(v)    Fifth, to be retained in the DIP Funding Account to be accessed by the Borrower pursuant to a Notice of Withdrawal in accordance with and subject to the terms and conditions of this Agreement.
All payments applied to the Loans pursuant to this Section 2.07(c) shall be applied to the Loans owing to the Lenders in accordance with their respective Applicable Percentages.

(d)    Following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and at the direction of the Required Lenders, shall) apply all funds transferred and credited to the DIP Funding Account (or otherwise on account of the payment of the Obligations) to the Obligations in accordance with Section 8.03.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate.
(b)    Following the occurrence and during the continuance of an Event of Default, if the Administrative Agent or the Required Lenders in their discretion so elect, the Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable (i) on demand by the Administrative Agent during the continuance of an Event of Default or (ii) otherwise, within 10 Business Days of receipt of invoice or statement; provided that the Credit Parties acknowledge and agree that the Administrative Agent may charge such Obligations to the Loan balance (as deemed Loans) immediately to satisfy such Obligations. Interest accruing at the Default Rate shall be due and payable on demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. All fees payable to the Administrative Agent and described in this Section 2.09 shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(a)    Exit Fee. Upon the termination of the Commitments or prepayment of the Loans under Section 2.06 or repayment of Loans under Section 2.05, Section 2.07 or Section 8.03 or on any other payment, prepayment or repayment of the Loans whatsoever (whether voluntary or mandatory, and including as a result of acceleration of the Loans, but other than in connection with (i) any mandatory prepayment under Section 2.05(b) or (ii) the conversion to exit facility financing upon the consummation of the Approved Plan of Reorganization pursuant to Section 2.18), the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders the Exit Fee, unless amended, modified or waived by the Required Lenders.
(b)    Agency Fees. The Borrowers shall pay to the Administrative Agent the fees in the amounts and at the times specified in the Administrative Agent’s Letter Agreement.
(c)    Commitment Fees. The Borrowers shall pay to the Lenders the Commitment Fees in the amounts and at the times specified in the Lender Letter Agreement.
2.10    Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a year of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.

The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on the date specified herein. The Administrative Agent may promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office or upon the weekly settlement date. All payments received by the Administrative Agent after 12:00 p.m. Eastern time (9:00 a.m. Pacific time) may be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at the interest rate applicable to such Loans made. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon in an amount equal to the interest owing by the Borrowers on such payment (for the account of the Administrative Agent), for each day from and including the date such amount was distributed to the Lenders but excluding the date of payment to the Administrative Agent.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds promptly (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans applicable to it and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary of the Borrowers (as to which the provisions of this Section shall apply).
The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
2.14    Collateral and Guarantees; Joint and Several Liabilities.
(a)    Guarantees. Payment of the Loans and the other Obligations shall be irrevocably and unconditionally guaranteed by each Guarantor, jointly and severally with the other Guarantors as a primary obligor and not merely as a surety (whether at the stated maturity, by prepayment, by acceleration or otherwise) subject to the terms of the Guarantees.
(b)    Further Assurances. Each Credit Party covenants and agrees that it shall, and shall cause each of its Subsidiaries party to the Security Documents to, comply with all terms and conditions of each of the Security Documents and that each Credit Party shall, and shall cause each of its Subsidiaries party to the Security Documents to, at any time and from time to time at the request of the Administrative Agent or the

Required Lenders execute and deliver such instruments and documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or protect or perfect the Lien of the Administrative Agent in the Collateral subject to the terms of the Security Documents.
(c)    Joint and Several Liabilities. Each Borrower hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all of the liabilities, covenants and Obligations whether now or hereafter existing or due or to become due. The Obligations may be enforced by the Administrative Agent and the Lenders against any Borrower or all Borrowers in any manner or order selected by the Administrative Agent or the Required Lenders in their sole discretion. Each Borrower hereby irrevocably waives (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against any other Borrower due to any payment or performance made under this Agreement, in each case until all Obligations shall have been fully satisfied. Without limiting the foregoing provisions of this Section 2.14(c), each Borrower acknowledges and agrees that:
(i)    its obligations under this Agreement shall remain enforceable against it even though such obligations may be unenforceable or not allowable against any other Credit Party due to the existence of any proceeding under any Debtor Relief Law involving any other Credit Party;
(ii)    its obligations under this Agreement are independent of the obligations of any other Credit Party, and a separate action or actions may be brought and prosecuted against it in respect of such obligations irrespective of whether any action is brought against any other Credit Party or any other Credit Party is joined in any such action or actions;
(iii)    it hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(A)    any lack of validity or enforceability of this Agreement or any other Loan Document or any agreement or instrument relating thereto in respect of any other Credit Party;
(B)    any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any other Credit Party under or in respect of this Agreement or any other Loan Document, or any other amendment or waiver of or any consent to departure from this Agreement, in respect of any other Credit Party;
(C)    any change, restructuring or termination of the structure or existence of any other Credit Party;
(D)    the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other Person with respect to any obligations of the Credit Parties under this Agreement; or
(E)    any other circumstance (including any statute of limitations but other than the Obligations having been fully satisfied) or any existence of or reliance on any representation by any other Person that might otherwise constitute a defense available to, or a discharge of, any other Borrower;
(iv)    its obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the institution of any proceeding under any Debtor Relief Law of any other Credit Party, all as though such payment had not been made; and

(v)    it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all Obligations, whether existing now or in the future.
2.15    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. The Administrative Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to the Administrative Agent such amounts until all Obligations owing to the Administrative Agent, Non-Defaulting Lenders and other Secured Parties have been paid in full. The Administrative Agent may apply such amounts to the Defaulting Lender’s defaulted obligations or readvance the amounts to the Borrowers hereunder.
(b)    Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.16    Loan Account.
(a)    The Administrative Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Indebtedness of the Borrowers resulting from each Loan. Any failure of the Administrative Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder.
(b)    Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Administrative Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.
(c)    Unless payment is otherwise timely made by the Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a Borrowing request of Eurodollar Rate Loans on the due date, in the amount of such Obligations. The proceeds of such Loans may be disbursed as direct payment of the relevant Obligation. In addition, the Administrative Agent is authorized to charge to the Loan balance on behalf of the Borrowers and cause to be paid all fees, expenses, charges, costs and interest and principal owing by the Borrowers under this Agreement or any of the other Loan Documents. To the extent permitted by law, any charges so made shall constitute part of the Loans hereunder.

The Administrative Agent shall provide monthly statements to the Borrower Representative showing any such charges.
2.17    Borrower Representative. Each Credit Party hereby designates AA USA as its representative and agent on its behalf for the purposes of issuing Borrowing Request Notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, delivering financial statements and other financial information, delivering Compliance Certificates, giving and receiving all other notices, communications and consents hereunder or under any of the other Loan Documents, executing Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Credit Party under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Credit Parties, and may give any notice or communication required or permitted to be given to any Credit Party hereunder to the Borrower Representative on behalf of such Credit Party or Credit Parties. Each Credit Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.
2.18    Conversion of Loans to Exit Facility; Implementation.
(a)    Upon the consummation of an Approved Plan of Reorganization, subject to the satisfaction or waiver of the conditions set forth in the Exit Term Sheet and otherwise in accordance with the terms and conditions set forth in the Exit Credit Agreement (as defined below), (i) the Borrowers shall continue or convert the Loans into an exit term facility financing and (ii) each Lender hereby agrees to provide, severally and not jointly, its Applicable Percentage of the $30,000,000 Incremental Exit Loan, subject to the reduction of such commitment as provided in the Exit Term Sheet (the “Exit Conversion”).
(b)    If the Borrowers exercise the Exit Conversion, then:
(i)    each Lender, severally and not jointly, hereby agrees to continue the Loans hereunder outstanding on the date of consummation of an Approved Plan of Reorganization as loans under, and subject entirely and exclusively to the terms and provisions of, the definitive documentation to be agreed (including a credit agreement governing the continuation and conversion of the Loans, the “Exit Credit Agreement”) and related documentation to the extent that such documentation is consistent with, and contains the terms set forth in, the Exit Term Sheet and is in form and substance satisfactory to the Required Lenders;
(ii)    subject to Section 2.18(a) and clause (i) above, the Administrative Agent, the Lenders and the Credit Parties agree that, upon the effectiveness of the Exit Credit Agreement:
(A)    the Borrowers, in their capacity as reorganized Borrowers, and each Guarantor, in its capacity as a reorganized Guarantor, shall assume all the Obligations hereunder with respect to the Loans and all other obligations in respect thereof in the manner set forth in the Exit Credit Agreement and related loan documents;
(B)    the Loans hereunder shall be continued or converted, as the case may be, as loans under the Exit Credit Agreement;
(C)    each Lender hereunder shall be a lender under the Exit Credit Agreement;
(D)    except as otherwise agreed between the Required Lenders and the Borrowers, the Administrative Agent hereunder shall be the administrative agent and collateral agent under the Exit Credit Agreement; and

(E)    this Agreement shall terminate and be superseded and replaced by the Exit Credit Agreement; and
(iii)     each Lender may assign all or a portion of its commitment to provide its Applicable Percentage of the Incremental Exit Loan to any of its Affiliates.
(c)    If the Borrowers do not exercise the Exit Conversion:
(i)    the Borrowers shall prepay the Loans in full in accordance with Section 2.07; and
(ii)    ratably pay to the Lenders the Exit Fee on the amount of such prepayment.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or Credit Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Credit Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent or Credit Party shall withhold or make such deductions as are determined by the Administrative Agent or Credit Party to be required taking into account the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent or Credit Party, to the extent required by the Code, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required taking into account the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law (without duplication of the provisions of subsection (a) above), or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    Without duplicating the provisions of subsection (a) above, each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount (and describing the basis) of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Each Lender does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or Credit Party shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Credit Parties to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent and the Credit Parties under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or by the Administrative Agent or Recipient to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent or Recipient shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender and Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by applicable Laws and at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender and Recipient, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender or Recipient is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B), (ii)(D) and (ii)(E) below) shall not be required if in the Lender’s or Recipient’s reasonable judgment, as a result of a Change in Law, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Recipient.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax (or any substantively comparable subsequent versions thereof or successors thereto);
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI (or any substantively comparable subsequent versions thereof or successors thereto);
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit G-1(a “U.S. Tax Compliance Certificate”), as applicable, and duly executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any substantively comparable subsequent versions thereof or successors thereto), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or

Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    the Administrative Agent shall deliver to the Borrowers on or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the request of the Borrowers) two copies of IRS Form W-9 (or any substantively comparable subsequent versions thereof or successors thereto) certifying that the Administrative Agent is exempt from United States federal backup withholding tax and such other documentation as will enable the Borrowers to determine whether or not the Administrative Agent is subject to United States federal backup withholding tax or information reporting requirements.
(E)    If a payment made to a Lender or other Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or other Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or other Recipient shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or other Recipient has complied with such Lender’s or such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender and other Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient in connection with such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans, or to determine or charge interest rates, in each case, based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make Loans by reference to the Eurodollar Rate or to continue Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Until such circumstances giving rise to the determination no longer exist, as set forth in a written notice provided by such Lender to the Administrative Agent and the Borrower Representative, all outstanding Loans of such Lender and Loans thereafter made by such Lender shall bear interest at the Base Rate (determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate if necessary to avoid such illegality) plus the Applicable Rate (or at the Default Rate if an Event of Default has occurred that is continuing) in the amount specified therein.
3.03    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Loan or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and/or Interest Period, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period or (c) the Eurodollar Rate with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans at an interest rate based on the Eurodollar Rate shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component of the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice and during such time, all such outstanding Loans shall bear interest at the Base Rate (determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate if necessary pursuant to clause (y) above) plus the Applicable Rate (or at the Default Rate if an Event of Default has occurred that is continuing). Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods).
3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition (other than any condition related to Taxes), cost or expense affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, by an amount that such Lender, as the case may be, deems to be material, of participating in, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
Notwithstanding the foregoing, no Lender shall claim any amounts pursuant to Section 3.04(a)(ii) unless such Lender provides the Borrower Representative with a statement that it is generally seeking compensation with respect to such Taxes from similarly situated borrowers.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), by an amount that such Lender deems to be material, then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or continue any Eurodollar Rate Loan on the date or in the amount notified by the Borrower Representative or (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.13, excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (all of such losses, costs or expenses, together with any administrative fees referred to in the following sentence, are referred to herein collectively as the “Breakage Costs”). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. The Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any Eurodollar Rate Loan.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower Representative such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02. as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (it being understood that the Borrowers shall be given a reasonable opportunity to reimburse such costs or expenses). The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the DIP Facility and repayment of all other Obligations hereunder.
ARTICLE IV

CONDITIONS PRECEDENT
4.01    Conditions to Effectiveness of the Commitments. Each Lender’s Commitment shall become binding and enforceable on such Lender immediately and automatically upon its execution and delivery of a signed counterpart of this Agreement to the Borrowers.
4.02    Conditions to Closing Date and Initial Credit Extension. The obligations of the Lenders to make any Loans hereunder shall not become effective unless and until the date that each of the following conditions precedent is satisfied (or waived in accordance with Section 11.01), which date shall be not later than the first Business Day after the Interim Order Entry Date. Each of the following conditions shall be satisfactory to the Administrative Agent (and/or, to the extent specified below, to each Lender or the Required Lenders) in form and substance:
(a)     The Chapter 11 Cases shall have been commenced in the Bankruptcy Court and all of the “first day orders” and all related pleadings to be filed at the time of commencement of the Chapter 11 Cases or shortly thereafter shall be in form and substance reasonably satisfactory to the Required Lenders.

(b)     The Interim Order shall have been entered by the Bankruptcy Court by not later than the date occurring five (5) Business Days after the date hereof and the Administrative Agent shall have received a true and complete copy of such order, and such order shall and shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion, be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent).
(c)     All orders entered by the Bankruptcy Court pertaining to cash management (such orders, together, the “Cash Management Orders”) and all other motions and documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith, shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion.
(d)     No trustee, examiner or receiver shall have been appointed or designated with respect to the Credit Parties’ business, properties or assets and the Bankruptcy Court shall not have entered any order granting any party, other than the Credit Parties, control over any Collateral (other than a de minimis portion of the Collateral).
(e)     The Prepetition Senior Notes Trustee, the Prepetition Senior Notes Lenders, the Prepetition ABL Agent and the Prepetition ABL Lenders shall have each either consented to the use of collateral or received adequate protection (if applicable) in respect of the liens securing their respective obligations pursuant to the Interim Order.
(f)     The Administrative Agent shall have received UCC, tax and judgment lien searches and other appropriate evidence in form and substance reasonably satisfactory to the Required Lenders evidencing the absence of any other liens or mortgages on the Collateral, except the liens securing the Prepetition Facilities, liens permitted under the Prepetition ABL Facility and other existing liens acceptable to the Required Lenders in their sole discretion.
(g)     The Interim Order and the Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority (subject to Permitted Prior Liens and the Carve-Out) security interest in and Lien upon the Collateral and the Administrative Agent, for its benefit and the benefit of each Lender, shall have been granted a perfected lien on the Collateral by the Interim Order on the terms and conditions set forth herein and the other Loan Documents.
(h)     The Administrative Agent shall have received appropriate UCC-1 financing statements for filing under the UCC of each jurisdiction of organization of each Credit Party.
(i)    The Administrative Agent and Lenders shall have received (i) the initial 4-week cash flow budget for Holdings and its Subsidiaries, attached as Exhibit F hereto, setting forth, on a weekly and a line item basis, projected cash receipts and projected disbursements (including ordinary course operating expenses, initiatives, realization of trade terms, bankruptcy-related expenses under the Chapter 11 Cases, capital expenditures, asset sales, including the fees relating thereto, and estimated fees and expenses of legal counsel and financial advisor), in each case for each week from the first day of the week in which the Closing Date occurs through the last day of the week that is 4 weeks thereafter, to be attached to the Interim Order which shall be in form and substance satisfactory to the Required Lenders (the “Initial Approved Budget”), provided that the Required Lenders hereby acknowledge and agree that the Initial Approved Budget attached hereto as Exhibit F is in form and substance satisfactory to the Required Lenders, (ii) a 13-week cash flow projection for Holdings and its Subsidiaries, which shall be in form and substance satisfactory to the Required Lenders, and (iii) a 6-month cash flow projection for Holdings and its Subsidiaries, which shall be in form and substance satisfactory to the Required Lenders.

(j)     The Administrative Agent’s receipt of the following, each of which shall be originals or facsimile or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail), unless otherwise specified, each properly executed by a member of the Senior Management of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Lenders:
(i)    executed counterparts of this Agreement and the applicable executed Borrowing Request Notice;
(ii)    an officer’s certificate of each Credit Party executing a Loan Document, (A) certifying and attaching true, correct and complete copies of: (1) the certificate or articles of incorporation (or such equivalent thereof) of such Credit Party, certified as of a recent date from the Secretary of State (or applicable Governmental Authority) of the state in which such Credit Party is incorporated or formed, (2) the by-laws, limited liability company agreement, partnership agreement or other applicable Governing Document of such Credit Party, and (3) the resolutions or votes of the board of directors or board of managers (or equivalent thereof) of such Credit Party, authorizing such Credit Party’s entry into the Loan Documents to which it is a party; and (B) certifying the incumbency of members of the Senior Management of such Credit Party authorized to act in connection with this Agreement and the other Loan Documents to which such Credit Party is a party and providing a specimen signature of such members of the Senior Management of such Credit Party who will be signing Loan Documents on the Closing Date and thereafter;
(iii)    such documents and certifications as the Administrative Agent and the Required Lenders may require to evidence that each Credit Party executing a Loan Document is validly existing, in good standing and qualified to engage in business (A) in its jurisdiction of incorporation or formation, as applicable, and (B) in each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (other than any jurisdiction to the extent the failure to so qualify could not reasonably be expected to have a Material Adverse Effect) (and in any event excluding any jurisdiction to the extent the Credit Parties ownership, lease or operation of properties or the conduct of business consists solely of the operation of retail stores numbering four or fewer) in such jurisdiction; and
(iv)    a certificate of a member of the Senior Management of the Borrower Representative certifying that (A) the conditions specified in this Section 4.02 have been satisfied and (B) upon entry of the Interim Order, all consents, licenses and approvals required in connection with the execution, delivery and performance by each Credit Party and the validity against each Credit Party of the Loan Documents to which such Credit Party is a party have been obtained, and that such consents, licenses and approvals shall be in full force and effect (including, without limitation, consents, approvals and/or amendments necessary under any document or instrument evidencing any Indebtedness of any Credit Party).
(k)    The Administrative Agent shall have received either a duly executed direction letter to Capital One, signed by each of the applicable parties thereto, in form and substance satisfactory to the Required Lenders, directing Capital One to transfer funds in the Main Concentration Accounts specified in the Capital One Control Agreement to the DIP Funding Account, or (ii) an amendment to the Capital One Control Agreement, signed by each of the applicable parties thereto in form and substance satisfactory to the Required Lenders with respect to the matters described in clause (i) of this Section 4.02(k) (such direction letter or amendment, the “Capital One Direction”).
(l)    The Administrative Agent shall have received copies of policies and certificates of insurance and endorsements from an independent insurance broker naming the Administrative Agent as additional insured or lender’s loss payee thereunder, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Agreement and the other Loan Documents, which shall be in amounts, types and terms and conditions reasonably satisfactory to the Required Lenders.
(m)    The Administrative Agent shall have received an executed guarantee agreement (or agreements, as the case may be) that is substantially similar to the Guarantees.
(n)    The Administrative Agent shall have received all Intercompany Notes, together with allonges (executed in blank) with respect to each such Intercompany Note, each duly executed and a signed original and in form and substance reasonably satisfactory to the Required Lenders, together with a Subordination Agreement with respect to the Intercompany Note among the Credit Parties, as payors, and the Credit Parties, as payees.
(o)    The Administrative Agent shall have received a funds flow memorandum with respect to the transactions contemplated hereby on the Closing Date in form, scope and substance reasonably satisfactory to the Lenders.
(p)    Any fees required to be paid under the Loan Documents on or before the Closing Date shall have been paid.
(q)    The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent or Required Lenders reasonably may require.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or reasonably acceptable or satisfactory to such Person unless the Administrative Agent shall have received notice from such Person prior to the proposed Closing Date specifying its objection thereto.
4.03    Conditions to each Credit Extension and each Withdrawal Date. The obligation of the Lenders to make the Loans hereunder (including the Interim Loans), and the Borrower’s right to make a Withdrawal on each Withdrawal Date are subject to the satisfaction of the following conditions or the waiver of such conditions in accordance with Section 11.01:
(a)     Solely with respect to any Borrowing on the Final Loan Date or any Withdrawal from and after the Final Loan Date, the Final Order shall have been entered by the Bankruptcy Court not later than 45 days following the Interim Order Entry Date and the Administrative Agent shall have received a true and complete copy of such order, and such order shall and shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion, be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent).
(b)    The representations and warranties of the Borrowers and each other Credit Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in Section 5.02 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) respectively, of Section 6.04.

(c)     The Interim Order or the Final Order, as applicable, shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, or subject to a stay pending appeal.
(d)    No Default or Event of Default shall exist, or would result from such proposed Borrowing or Withdrawal or from the application of the proceeds thereof.
(e)    The Credit Parties shall be in compliance in all material respects with the Interim Order or the Final Order, as applicable.
(f)    The Credit Parties shall be in compliance in all material respects with the Cash Management Order.
(g)    The Administrative Agent and Lenders shall have received all periodic updates to the Approved Budget required pursuant to Section 6.04(n), in form and substance satisfactory to the Required Lenders, and the Borrowers shall be in compliance with the Approved Budget.
(h)    Except as disclosed to the Administrative Agent, since the Petition Date, no event, circumstance or change shall have occurred that has caused, be reasonably expected to cause, or evidences, either in any case or in the aggregate, to have a Material Adverse Effect.
(i)    The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent, the Committee of Lead Lenders, Standard General and the Lenders to the extent invoiced prior to such Withdrawal Date or the date of such Borrowing.
(j)    The Borrowers shall have delivered a Notice of Withdrawal or a Notice of Borrowing, as applicable.
(k)     Except for actions, suits, proceedings, investigations, claims or disputes (i) stayed by 11 U.S.C. § 362, (ii) set forth on Schedule 5.07 or (iii) involving directors or officers (including, without limitation, any member of Senior Management) of any Credit Party or Subsidiary thereof, there shall be no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Credit Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Credit Parties or any of its Domestic Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) could reasonably be expected to result in a Material Adverse Effect.
Each Notice of Borrowing or Notice of Withdrawal submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified herein have been satisfied on and as of the date of the applicable Borrowing or Withdrawal.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Each Credit Party signatory hereto represents and warrants to the Lenders and the Administrative Agent for itself and on behalf of its Subsidiaries as follows:
5.01    Corporate Authority, Etc.
(a)    Existence, Qualification and Power. Except as previously disclosed to the Administrative Agent and the Lenders with respect to clause (iii) hereof, each Credit Party and each Domestic Subsidiary thereof (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) subject to the entry and the terms of the Chapter 11

Orders in the case of the Credit Parties, has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or of this Section 5.01, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is party, subject to the entry and terms of the DIP Order, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except in each case referred to in clause (ii) or (iii) of this Section 5.01(b) to the extent that such conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect
(c)    Governmental Authorization; Other Consents. Subject to the entry of the DIP Order, each Credit Party and Subsidiary has, is in compliance with, and is in good standing, with respect to all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities necessary to conduct its business and to own, lease and operate its properties except as could not reasonably be expected to have a Material Adverse Effect. Except where noncompliance could not reasonably be expected to have a Material Adverse Effect, all necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Credit Parties and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Subject to the entry of the DIP Order, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document or (ii) the grant by any Credit Party of the Liens created under the Security Documents and the perfection thereof (including the first priority nature thereof subject in priority only to Permitted Prior Liens and the Carve-Out), except for approvals, consents, exemptions, authorizations, actions, notice and filing which have been duly obtained, taken, given or made and are in full force and effect and the filing of UCC financing statements.
(d)    Binding Effect. Subject to the entry of the Chapter 11 Orders, this Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto. Subject to the entry of the DIP Order, this Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity relating to enforceability (whether considered in a proceeding at law or in equity) but such principles do not make the remedies afforded by the Loan Documents inadequate for the practical realization of the principal benefits intended to be provided thereby.
5.02    Financial Statements; Projections.
(a)    There has been furnished to the Lenders a consolidated and consolidating balance sheet of the Holdings and its Subsidiaries as of the date of the Audited Financial Statements, and a consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity of Holdings and its Subsidiaries for the Fiscal Year then ended, and in the case of the consolidated financial statements, certified by Marcum LLP. Such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Holdings and its Subsidiaries as at the close of business on the date thereof and the results of operations for the Fiscal Year then ended. There are no contingent liabilities of Holdings or any Subsidiary as of such date involving material amounts, known to the officers of Holdings or any Subsidiary, required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP, which were not disclosed in such balance sheet and the notes related thereto.
(b)    There has been furnished to the Lenders an unaudited consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the close of the Fiscal Month ending August 31, 2015 and unaudited consolidated and consolidating statements of income or operations and cash flow of Holdings and its Subsidiaries as of the close of such Fiscal Month, in each case, certified by a Financial Officer of Holdings. Such balance sheet and statement of income or operations and cash flows have been prepared in accordance with GAAP and fairly present the financial condition of Holdings and its Subsidiaries as at the close of business on the date thereof and the results of operations subject to year-end and quarterly adjustments and the absence of footnotes. There are no contingent liabilities of Holdings or any Subsidiary as of such date involving material amounts, known to the officers of Holdings or any Subsidiary required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP which were not disclosed in such balance sheet and the notes related thereto.
(c)    There has also been furnished to the Lenders willing to receive such information a 13-week cash flow forecast for the such period commencing on the Closing Date. To the knowledge of the Credit Parties, as of the Closing Date, no facts exist that (individually or in the aggregate) would reasonably be expected to result in any material change in any of such projections (taken as a whole). Such projections have been prepared on a pro forma basis after giving effect to the transactions contemplated hereby. As of the Closing Date, such projections referenced in clause (c) are based upon reasonable estimates and assumptions and reflect the reasonable estimates of the Credit Parties of the results of operations and other information projected therein (it being understood that such projections are not a guarantee of future performance and that future performance is subject to material contingencies, many of which are beyond the control of the Credit Parties).
5.03    [Intentionally Omitted].
5.04    No Material Adverse Change. Since December 31, 2014, there has occurred no Material Adverse Effect.
5.05    Ownership of Property; Liens. Other than as a result of the Chapter 11 Cases, each of the Credit Parties and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business and good title to all of its personal property, in each case, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Credit Parties and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.03.
5.06    Franchises, Patents, Copyrights, etc. Each Credit Party possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business without known material conflict with any rights of others. The Perfection Certificate delivered on the Closing Date sets forth a true, correct and complete list of all patents, patent applications, federally registered copyrights and copyright applications, trademarks and trademark applications owned by any Credit Party as of the Closing Date.
5.07    Litigation. Except for actions, suits, proceedings, investigations, claims or disputes (i) stayed by 11 U.S.C. § 362, (ii) set forth in Schedule 5.07, or (iii) involving directors or officers (including, without limitation, any member of Senior Management) of any Credit Party or Subsidiary thereof, there are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Credit Parties or any of its Domestic Subsidiaries, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Credit Parties, any of their Domestic Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) could reasonably be expected to result in a Material Adverse Effect.
5.08    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.09    Compliance with Laws. Each Credit Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No material inventory has been produced in violation of the Fair Labor Standards Act of 1938.
5.10    Tax Status. The Credit Parties (i) have filed or caused to be filed all material federal, material provincial and all material state, and material foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject and (ii) subject to the approval of the Bankruptcy Court and the Approved Budget, have paid all material Taxes (including withholdings) required to have been paid including in their capacity as tax withholding agents, except (a) those being contested in good faith and by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor in accordance with GAAP (unless foreclosure or other similar enforcement action has been commenced in respect thereof or any Lien has been filed or otherwise perfected therefor, in which case such exception does not apply) or (b) those that have been excused or prohibited from being paid pursuant to an order of the Bankruptcy Court or pursuant to the Bankruptcy Code. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in material compliance with all material applicable, federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.
5.11    Insurance. The properties of the Credit Parties are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties operate.
5.12    Holding Company and Investment Company Acts. None of any Credit Party, any Person Controlling any Credit Party, or any Subsidiary of any Credit Party, (a) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or (b) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.13    ERISA Compliance.
(a)    Other than as a result of the Chapter 11 Cases, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of each Credit Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of each Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)    Other than as a result of the Chapter 11 Cases, (i) no ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Credit Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Credit Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Credit Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither any Credit Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.
(e)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
5.14    Regulations U and X. The proceeds of the Loans shall be used solely for the purposes specified in Section 6.11. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the FRB 12 C.F.R. Parts 221 and 224.
5.15    True Copies of Governing Documents. As of the Closing Date, the Credit Parties have furnished or caused to be furnished to each of the Lenders true and complete copies of the Governing Documents (together with any amendments thereto) of each Credit Party.
5.16    Fiscal Year. The Credit Parties have a fiscal year ending December 31 of each year.
5.17    Subsidiaries, etc. As of the Closing Date, Holdings does not have any Subsidiaries except as set forth on Schedule 5.17 hereto and, as of the Closing Date, all of the outstanding Capital Stock in such Subsidiaries has been validly issued, fully paid and nonassessable and are owned by Holdings (or a Subsidiary of Holdings) in the amounts specified on Schedule 5.17 free and clear of all Liens (other than (a) Liens in favor the Administrative Agent granted under the Security Documents and (b) Liens securing the obligations under the Prepetition Facilities).
5.18    Environmental Compliance. Based upon the actual knowledge of the Chief Executive Officer and Chief Financial Officer of Holdings, and except as specifically disclosed in Schedule 5.18, existing Environmental Laws and claims, as they relate to the Credit Parties and their Subsidiaries, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.19    Bank Accounts. The Perfection Certificate delivered on the Closing Date sets forth the true, correct and complete account numbers and location of all bank accounts of the Credit Parties as of the Closing Date.

5.20    Labor Contracts. Except as set forth on Schedule 5.20, as of the Closing Date, none of the Credit Parties is party to any collective bargaining agreement. Except as otherwise disclosed to the Administrative Agent there are no material grievances, disputes or controversies with any union or other organization of any Credit Party’s employees, or threats of strikes or work stoppages that would reasonably be expected to result in a Material Adverse Effect.
5.21    Disclosure. Each Credit Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
5.22    OFAC. No Credit Party, nor, to the knowledge of any Credit Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender or the Administrative Agent) of Sanctions.
5.23    Other Debt Documents.
(a)    Subject to the entry of the DIP Order, the Loans and the Loan Documents and the transactions contemplated hereby and thereby do not violate and/or conflict with any provision of the Prepetition Senior Notes Documents, the Subordinated Debt Documents, the Lion Debt Document or the SG Debt Documents.
(b)    Except for the Prepetition Obligations, the Borrowers do not have any other Indebtedness for borrowed money outstanding on the date hereof.
5.24    Approved Budget. The Approved Budget was prepared in good faith by the management of the Borrowers, based on assumptions believed by the management of the Borrowers to be reasonable at the time made and upon information believed by the management of the Borrowers to have been accurate based upon the information available to the management of Borrower at the time such Approved Budget was furnished. On and after the date of delivery of any Variance Report in accordance with this Agreement, such Variance Report shall be complete and correct and fairly represent in all material respects the results of operations of Holdings and its Subsidiaries for the period covered thereby and in the detail to be covered thereby.
ARTICLE VI

AFFIRMATIVE COVENANTS
Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Subsidiaries that, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation remains outstanding:
6.01    Intentionally Omitted.
6.02    Maintenance of Office; Certain Changes. Each Credit Party will maintain its chief executive office, distribution center, warehouse, shipping center, plant, factory, or other similar location at the locations identified in the Perfection Certificate delivered by such Credit Party to the Administrative Agent, or at such other place as the Borrower

Representative shall designate upon not less than 30 days’ prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent). Each Credit Party shall notify the Administrative Agent, in writing, not less than thirty (30) days prior to any change in its name or the type of its organization, jurisdiction or organization, organizational identification number, or tax identification number (or such shorter period as may be acceptable to the Administrative Agent).
6.03    Records and Accounts. Each Credit Party will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with, and all financial statements provided for herein shall be prepared in accordance with GAAP consistently applied; (ii) maintain adequate accounts and reserves for all material unpaid taxes (including income taxes); and (iii) at all times, maintain independent certified public accountants as the Credit Parties’ accountants which shall be reasonably satisfactory to the Required Lenders (it being understood that Marcum LLP, PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young, KPMG and BDO Seidman shall be satisfactory to the Required Lenders).
6.04    Financial Statements, Certificates and Information. The Credit Parties will deliver to the Administrative Agent and the Lenders:
(a)    as soon as practicable, but in any event not later than the earlier of ninety (90) days after the end of each Fiscal Year and fifteen (15) days after the date required to be filed with the SEC, (i) the consolidated and consolidating balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied and such consolidated financial statements to be audited and accompanied by a report and opinion prepared in accordance with generally accepted auditing standards by Marcum LLP or by other independent certified public accountants reasonably satisfactory to the Administrative Agent and certified without qualification and without expression of uncertainty as to the ability of Holdings and its Subsidiaries to continue as going concerns, together with (x) a written statement from such accountants (to the extent then available on commercially reasonable terms) to the effect that, in making the examination necessary to said certification, nothing has come to their attention to cause them to believe that any Default or Event of Default has occurred or specifying those Defaults or Events of Defaults that they have become aware of and (y) a copy of their accountants’ management letter (if any) for such Fiscal Year and (ii) a Compliance Certificate duly executed by a Financial Officer of Holdings, which, among other things, (A) attaches and certifies to the foregoing consolidated and consolidating financial statements, accountants statements, management letters and a management discussion and analysis prepared in connection with such financial statements (which may be the management discussion and analysis provided for in Holdings’ 10-K report), (B) specifying whether the Credit Parties are in compliance with Section 7.13 and (C) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Year, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof;
(b)    as soon as practicable, but in any event not later than thirty (30) days after the end of each Fiscal Month (including the last Fiscal Month of each Fiscal Year), (i) the unaudited monthly consolidated and consolidating financial statements of Holdings and its Subsidiaries for such Fiscal Month, including the consolidated and consolidating balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Month, the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Month and for the portion of the Fiscal Year then ended, each setting forth in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, each, prepared in accordance with GAAP consistently applied, (ii) a statement of change in any intercompany accounts, and (iii) for each Fiscal Month that is the last Fiscal Month of a Fiscal Quarter, a Compliance Certificate duly executed by a Financial Officer of Holdings, which, among other things, (A) attaches and certifies to the foregoing financial statements, (B) certifies that the information contained in such financial statements fairly presents in all material respects the financial condition of Holdings and its Subsidiaries on the dates indicated therein (subject to year-end adjustments and the absence of footnotes), (C) sets forth in comparative form the results for and through such Fiscal Month with the most recent projections delivered to the Administrative Agent pursuant to Section 6.04(d), (D) specifying whether the Credit Parties are in compliance with Section 7.13, (E) sets forth (if applicable) reconciliations to reflect changes in GAAP since the date of the Audited Financial Statements and (F) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Month, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof to the Administrative Agent’s reasonable satisfaction; provided that, with respect to each Fiscal Month that is not the last Fiscal Month of a Fiscal Quarter, delivery of such financial statements to the Administrative Agent shall be deemed to be a representation by the Credit Parties that the information contained in such financial statements fairly presents in all material respects the financial condition of Holdings and its Subsidiaries on the dates indicted therein (subject to year-end adjustments and the absence of footnotes);
(c)    as soon as practicable, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis prepared in connection with the financial statements of Holdings and its Subsidiaries for such Fiscal Quarter (which may be any management and discussion analysis provided for in Holdings’ Form 10-Q report for such Fiscal Quarter; provided that any management discussion and analysis prepared in connection with the financial statements of Holdings and its Subsidiaries for the fourth Fiscal Quarter of each Fiscal Year shall not be required to be as comprehensive in scope and detail as is customary for one provided in a Form 10-Q report);
(d)    not later than December 31 of each Fiscal Year, an annual business plan and projections for Holdings and its Subsidiaries for the following Fiscal Year on a monthly basis (such projections to include consolidated and consolidating balance sheets, statements of cash flows, statements of income or operations of Holdings and its Subsidiaries prepared on a month-by-month basis);
(e)    promptly upon receipt thereof, copies of any detailed audit reports, financial control reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Credit Parties by independent accountants or internal auditors in connection with any audit of any of them;
(f)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Credit Party, and copies of all annual, regular, periodic and special reports and registration statements which the any Credit Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(g)    promptly, and in any event within two (2) Business Day after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or any other Governmental Authority concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary;
(h)    promptly after delivery or receipt thereof, copies of all notices, reports and other communications delivered or received by any Credit Party in connection with the Prepetition Debt Documents and not later than five (5) Business Days following the effectiveness thereof, copies of any new Prepetition Debt Document or any amendment, supplement, waiver, or other modification, replacement or renewal with respect to any Prepetition Debt Document;
(i)    (i) promptly following the reasonable request of the Administrative Agent, a report summarizing the insurance coverage in effect for each Credit Party, and (ii) promptly following the modification, renewal, replacement of any insurance policy of any Credit Party, updated insurance certificates and endorsements evidencing such coverage;

(j)    as soon as practicable, but in any event not later than ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) following the end of each Fiscal Quarter (or more frequently at the election of the Credit Parties), (i) an updated Perfection Certificate as to each Credit Party in substantially the same form as the Perfection Certificate most recently delivered to the Administrative Agent (with such scope and detail as the Administrative Agent’s may reasonably require) or a certificate confirming that there has been no change in such information since the Perfection Certificate delivered on the Closing Date or the most recent Perfection Certificate delivered pursuant to this Section 6.04(j) and (ii) updated Schedules 5.07, 5.17, 5.18, 5.20 and 7.08 in substantially the same form as the most recent schedule of the same delivered to the Administrative Agent to the Administrative Agent’s reasonable satisfaction;
(k)    substantially simultaneously therewith, any financial data and other information delivered pursuant to the Prepetition Debt Documents not otherwise provided under this Agreement and, promptly following a request therefor, from time to time such other financial data and information as the Administrative Agent or any Lender may reasonably request with respect to the Credit Parties, including without limitation, updates and such other information and copies of documents with respect to pending litigation or the settlement or compromise thereof.
(l)    promptly after the filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by any Credit Party in the Chapter 11 Cases, which papers and documents shall also be given or served on the Administrative Agent’s counsel;
(m)    promptly after the sending thereof, copies of all written reports given by any Credit Party to the Official Committee or any unofficial creditors’ committee in the Chapter 11 Cases related to the operations, business, assets, properties or financial condition of the Borrowers (including, without limitation, audits, appraisals, valuations, projections and other financial reports) containing information not otherwise already available to the Administrative Agent and the Lenders other than any written reports subject to privilege, provided that such Person may redact any confidential information contained in any such written report if it provides a summary of the nature of the information redacted to the Administrative Agent;
(n)     (i) on October 13, 2015, a supplement to the Initial Approved Budget in substantially the same form (including the same assumptions and methodology made or used therein) updated and extending the period of such Initial Approved Budget to cover a 13-week period, and (ii) on the Tuesday of each week thereafter (each such day, a “Supplemental Budget Delivery Date”) (i.e., commencing on October 20, 2015) a supplemental 13 week cash flow budget extending and supplementing the Approved Budget most recently delivered in substantially the same form (including the same assumptions and methodology made or used therein); provided that (A) for each supplemental budget delivered pursuant to this Section 6.04(n), the Required Lenders shall have the right to approve and dispute such supplemental budget and any line item contained therein (but not, for the avoidance of doubt, the Initial Approved Budget) for the Budget Period that is the calendar week occurring two weeks after such Supplemental Budget Delivery Date (i.e. with respect to the supplemental budget required to be delivered on October 20, 2015, the calendar week commencing Monday November 2, 2015) and (B) if the Required Lenders dispute any line item within the supplemental budget they shall provide specific notice thereof to the Borrowers within three Business Days of such delivery; provided further that in the case of a disputed receipt or disbursement contained in a specific line item, such receipt or disbursement (or the amount of such receipt or disbursement that is in dispute as determined by the Required Lenders) shall be deemed excluded and disregarded in such line item, until in each case the Required Lenders and the Borrower reach agreement as to any revision thereof; and

(o)    on each Tuesday of each calendar week, commencing with October 13, 2015 (each such day, a “Variance Report Date”), a budget variance report/reconciliation (the “Variance Report”), certified by a Financial Officer, in form acceptable to the Required Lenders, setting forth the actual cash receipts and disbursements of the Holdings and its Subsidiaries (including on an individual basis for each Foreign Subsidiary of Holdings) (i) for the Budget Period ending immediately prior to such Variance Report Date and (ii) on a cumulative basis, for the period commencing on the Petition Date and ending on the Friday immediately preceding such Variance Report Date (the “Cumulative Period”), in each case on (A) a line-item basis as of the end of the Budget Period and the Cumulative Period, respectively, and (B) in aggregate as of the end of the Budget Period and the Cumulative Period, respectively, the variance in dollar amounts of the actual disbursements for each Budget Period and the Cumulative Period, respectively, from those budgeted amounts for the corresponding Budget Period and the Cumulative Period, respectively, reflected in the Approved Budget and the variance of the actual cash receipts for the Budget Period from those budgeted amounts for the corresponding Budget Period and the Cumulative Period, respectively, reflected in the Approved Budget. Promptly following the delivery of Variance Reports, a Financial Officer of the Borrowers shall host a telephone conference call for the Administrative Agent and its advisors and the Lenders and their advisors to review the Variance Reports.

Documents required to be delivered pursuant to Section 6.04 (to the extent any such documents are included in materials otherwise filed with the SEC or the Bankruptcy Court) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Credit Party posts such documents and provides a link thereto on such Credit Party’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the applicable Credit Party’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon the request of the Administrative Agent, the applicable Credit Party shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower Representative shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent and each Lender by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
6.05    Notices.
(a)    Defaults. The Credit Parties will promptly (but in any event within two (2) Business Days) notify the Administrative Agent and each Lender in writing of the occurrence of (i) any Default or Event of Default, or (ii) any “default”, “event of default” or material breach under any Subordinated Debt Document or any Material Agreement, other than any such default or event of default resulting from the effect of filing the Chapter 11 Cases.
(b)    Material Adverse Effect. The Credit Parties shall promptly (but in any event within two (2) Business Days) disclose in writing to the Administrative Agent (for distribution to each Lender) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)    ERISA Events. The Credit Parties shall promptly disclose in writing to the Administrative Agent the occurrence of any ERISA Event;
(d)    Change in Accounting Policies or Financial Reporting. The Credit Parties shall promptly disclose in writing to the Administrative Agent notice of (i) any material change in accounting policies or financial reporting practices by Holdings or any Subsidiary or (ii) discharge by any Credit Party of its independent accountants or any withdrawal or resignation by such independent accountants.
(e)    Notice of Tax Claims, Litigation and Judgments. The Credit Parties will give notice to the Administrative Agent in writing within three (3) Business Days of any written notice of proposed assessment or written notice of the commencement of any material audit by any Governmental Authority for unpaid Taxes of any Credit Party or any Subsidiary that are due and payable, any commencement of any litigation or proceedings that are not stayed the Chapter 11 Cases and are allowed to proceed in a forum other than the Bankruptcy Court that affects any Credit Party, any Subsidiary or any member of the Senior Management of any Credit Party or any of its Subsidiaries or to which any Credit Party, any Subsidiary or any member of the Senior Management of any Credit Party or any of its Subsidiaries is or becomes a party

(other than the Chapter 11 Cases) that (i) involves any claim that has resulted in or would reasonably be expected to result in liabilities of more than $350,000 that are not covered by insurance policies maintained in accordance with Section 6.07, (ii) to the knowledge of the general counsel or chief financial officer of Holdings, involves any adverse claim or proceeding against any member of the Senior Management of Holdings, which has resulted in or would reasonably be expected to result in material publicity with respect to the Credit Parties or such member of the Senior Management of Holdings, (iii) has resulted in or would reasonably be expected to result in a Material Adverse Effect or (iv) is a criminal investigation or involves a criminal penalty for any felony. The Credit Parties will give notice to the Administrative Agent and each Lender, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within five (5) Business Days of any judgment not covered by insurance, final or otherwise, against any Credit Party in an amount in excess of $350,000 or of the entry of any non-monetary judgment that would reasonably be expected to have a Material Adverse Effect.
(f)    Notification of Claim against Collateral. The Credit Parties will promptly notify the Administrative Agent and each Lender in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses in amounts greater than $1,000,000 to the extent not covered by insurance policies maintained in accordance with Section 6.07, or defenses to the Administrative Agent’s rights with respect to the Collateral.
(g)    Notices Concerning Collateral. The Borrowers shall provide to the Administrative Agent prompt notice of (i) any physical count of any Borrower’s inventory, together with a copy of the results thereof certified by the Borrowers, (ii) any determination by the Borrowers that the aggregate inventory levels of the Borrowers are not adequate to meet the sales projections of the Borrowers, (iii) any failure of any Credit Party to pay rent which is incurred and is due and payable after the Petition Date at any leased location where inventory is located, which failure continues for more than ten (10) days following the day on which such payment rent is due and payable and (iv) of any return of inventory involving an aggregate Value of inventory in excess of $1,000,000. Promptly following the occurrence thereof, the Credit Parties shall deliver to the Administrative Agent, in form and scope reasonably acceptable to the Administrative Agent and with such supporting detail, documentation and information as the Administrative Agent shall reasonably request regarding any change to inventory cost methodology.
(h)    Notification of Additional Intellectual Property Rights. Concurrently with the delivery of financial statements with respect to any Fiscal Quarter, the Credit Parties will notify the Administrative Agent in writing of any patents, patent applications, patent application disclosures filed with any patent office during such Fiscal Quarter, registered copyrights or mask works registered during such Fiscal Quarter, applications for registration of copyrights or mask works filed during such Fiscal Quarter and trademark and service mark registrations during such Fiscal Quarter, and trademark and service mark registration applications filed during such Fiscal Quarter, all of the foregoing whether a foreign or United States right, to the extent not listed on the Perfection Certificate most recently delivered to the Administrative Agent in accordance with this Agreement.
(i)    Environmental Events. The Credit Parties will promptly give notice to the Administrative Agent and each Lender (i) of any violation of any Environmental Law that any Credit Party reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (ii) upon any member of Senior Management of any Credit Party becoming aware thereof of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential Environmental Liability, of any Governmental Authority that, in the case of clauses (i) or (ii) above, would reasonably be expected to result in a Material Adverse Effect.
(j)    Prepayment Events. Promptly following the occurrence of any event for which the Borrowers are required to make a prepayment under Sections 2.05(b) through (e), together with all supporting information reasonably requested by the Administrative Agent or the Required Lenders.

(k)    Change in CEO or CFO. The Credit Parties shall provide to the Administrative Agent prompt written notice of any change in any Credit Party’s chief executive officer or chief financial officer.
(l)    Labor Relations. The Credit Parties shall provide to the Administrative Agent prompt written notice of any collective bargaining agreement or other labor contract to which a Credit Party becomes a party, or the application for the certification of a collective bargaining agent.
(m)    Fundamental Changes. The Credit Parties shall provide to the Administrative Agent promptly written notice of the occurrence of any event described in Section 7.05(a) and Section 7.05(b)(v).
Delivery by the Credit Parties to the Administrative Agent of any and all notices required to be delivered to the Lenders as herein required shall be deemed made upon receipt of such notices by the Administrative Agent.
6.06    Legal Existence; Maintenance of Properties.
(a)    Except as permitted by Section 7.05, each Credit Party will do all things necessary to (i) maintain in full force and effect its legal existence and good standing under the laws of its jurisdiction of organization or incorporation, (ii) maintain its qualification to do business in each state or other jurisdiction in which the failure to do so would result in a Material Adverse Effect, and (iii) maintain all of its rights and franchises, except where the failure to maintain such right or franchise would not result in a Material Adverse Effect.
(b)    Each Credit Party (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, subject to ordinary wear and tear and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) will cause to be made all necessary repairs, renewals and replacement thereof, all as in the judgment of the Credit Parties may be necessary so that the business carried on in connection therewith may be properly conducted at all times, and (iii) will continue to engage in the material lines of businesses conducted by them on the date hereof; provided that nothing in this Section 6.06(b) shall prevent any Credit Party from discontinuing the operation and maintenance of any of its properties if such discontinuance is permitted by Section 7.05(b).
6.07    Insurance. Each Credit Party will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Documents. Such policies of insurance shall name the Administrative Agent as an additional insured or lender’s loss payee, as applicable and provide for such notice to the Administrative Agent of termination, lapse or cancellation of such insurance as is acceptable to the Administrative Agent (and Administrative Agent acknowledges that 30 days’ prior written notice (or 10 days in the case of non-payment of the premium) is acceptable to the Administrative Agent).
6.08    Taxes. Subject to the approval of the Bankruptcy Court and the Approved Budget, each Credit Party will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material federal, state and other Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all materials claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such Taxes, assessment, charge, levy or claim need not be paid if (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Credit Party shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) it shall have been excused or prohibited from being paid pursuant to an order of the Bankruptcy Court or pursuant to the Bankruptcy Code. Each Credit Party shall file or cause to be filed all federal, material state and all material provincial, local and foreign income tax incomes, and all other material tax returns, reports, and declarations required by any jurisdiction to which it is subject as required by applicable Law.

6.09    Compliance with Laws, Contracts, Licenses, Permits; Leaseholds and Payment of Obligations Generally.
(a)    Compliance with Laws, Contracts, Licenses and Permits. Each of the Credit Parties will comply with (i) the applicable Laws wherever its business is conducted, including, without limitation all Environmental Laws, (ii) the provisions of its Governing Documents, (iii) all agreements and instruments by which it or any of its properties may be bound, (iv) the Chapter 11 Orders and (v) all applicable decrees, orders, and judgments, provided, that in each case, such compliance shall be required by this Agreement only where noncompliance with this Section 6.09(a)(i)-(v) would result in a Material Adverse Effect. If any authorization, consent, approval, permit or license from any Governmental Authority or any central bank or other fiscal or monetary authority shall become necessary or required in order that any Credit Party may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Credit Party is a party, each Credit Party will promptly take or cause to be taken all reasonable steps within the power of such Credit Party to obtain such authorization, consent, approval, permit or license, and upon request of the Administrative Agent, to furnish the Administrative Agent and the Lenders with evidence thereof.
(b)    Compliance with Terms of Leaseholds. Subject to the approval of the Bankruptcy Court, if necessary, and the Approved Budget and except as otherwise prohibited, stayed or limited by the Chapter 11 Cases, each Credit Party will make all payments and otherwise perform all material obligations in respect of all leases and licenses of real property (including, without limitation, with respect to any concession units) to which such Credit Party is a party within any grace period provided therefor under such lease, except in the case where the enforcement of any non-compliance resulting in a default is stayed by the Chapter 11 Cases, notify the Administrative Agent of any default by any party with respect to such leases or licenses and cooperate with the Administrative Agent in all respects to cure any such default by a Credit Party, and cause each of its Domestic Subsidiaries to do so, except, (i) to the extent such obligations shall be contested in good faith by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor in accordance with GAAP and (ii) the failure to make payments in respect of leases for no more than five (5) retail stores of the Credit Parties at any time.
(c)    Payment of Obligations Generally. Subject to the approval of the Bankruptcy Court (where applicable) and the Approved Budget and except to the extent prohibited by Article VII, each of the Credit Parties will pay and discharge, as the same shall become due and payable, all its other obligations and liabilities, including all lawful claims which, if unpaid, would by law become a Lien that is not a Permitted Lien upon its property or otherwise would reasonably be expected to result in a Material Adverse Effect.
6.10    Physical Inventories. The Credit Parties, at their own expense, shall cause not less than (a) one (1) physical inventory for each warehouse location of the Credit Parties to be conducted in connection with each Fiscal Year-end of the Credit Parties and (b) one (1) physical inventory for each retail store location of the Credit Parties to be conducted in connection with each Fiscal Year-end of the Credit Parties, in each case, conducted by the Credit Parties and in the case of such Fiscal-Year-end physical inventories of warehouse locations and retail stores, accompanied by their independent certified public accountants reasonably satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Administrative Agent. The Administrative Agent and the Lenders and/or their agents or representatives, at the expense of the Credit Parties, may participate in and/or observe each scheduled physical count of inventory which is undertaken on behalf of any Credit Party. The Credit Parties, within ten (10) Business Days (or such longer period as agreed by the Administrative Agent in its discretion) following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Credit Party) and shall post such results to the Credit Parties’ stock ledgers and general ledgers, as applicable. The Administrative Agent or the Required Lenders, in their respective Permitted Discretion, if any Event of Default exists and is continuing, may cause such inventories to be taken as the they determine (each, at the expense of the Credit Parties).

6.11    Use of Proceeds.
(a)    Subject to the terms and conditions herein, the use of cash collateral and the proceeds of the Loans made hereunder will be used in accordance with the terms of the DIP Order: (i) to repay on the Closing Date an amount equal to, and used to refinance, all amounts due and owing under the Prepetition ABL Facility as of the date of repayment of the Prepetition ABL Facility, (ii) to pay related transaction costs, fees and expenses with respect to the DIP Facility, (iii) to make the Permitted Adequate Protection Payments in accordance with the Approved Budget, (iv) to fund the Carve-Out, and (v) to provide working capital, and for other general corporate purposes of the Credit Parties, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court in accordance with the Approved Budget.
(b)    No portion of the Borrower’s cash collateral, the Loans or the Collateral may be used to investigate, commence or prosecute any action, proceeding or objection with respect to or related to (1) the claims, liens or security interests of the Administrative Agent, the Prepetition ABL Agent, the Prepetition Senior Notes Trustee, the Lenders, the Prepetition ABL Lenders or Prepetition Notes Lenders, (2) any claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness or obligations that are subjects of a release under the Approved Plan of Reorganization or (3) certain stipulations to be made by the Credit Parties and approved by the Interim Order; provided that, advisors to the Official Committee, if one is appointed, may investigate the liens granted pursuant to, or any claims under or causes of action with respect to, the Prepetition Facilities at an aggregate expense for such investigation not to exceed $50,000, provided that no portion of such amount may be used to prosecute any such claims.
6.12    Covenant to Guarantee Obligations and Give Security.
(a)    Upon the formation or Acquisition by any Credit Party of any new direct or indirect Domestic Subsidiary after the Closing Date (other than any Foreign Subsidiaries) (provided, that prior to any such formation or Acquisition, such Credit Party shall have received the written consent of the Required Lenders), then the Credit Parties shall, at the Credit Parties’ expense:
(i)    within ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, cause such Subsidiary, and cause each direct and indirect parent and Subsidiary of such Subsidiary (if it has not already done so and is not a Foreign Subsidiary), to be joined as a Borrower hereto or duly execute and deliver to the Administrative Agent a Guarantee guaranteeing the other Credit Parties’ obligations under the Loan Documents,
(ii)    within ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,
(iii)    within fifteen (15) days (or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Security Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificates representing the Capital Stock in and of such Subsidiary), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,
(iv)    within fifteen (15) days (or forty-five (45) days with respect to fee owned real property required to be subject to a Mortgage unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii)) (in each case, or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such other actions as are necessary or desirable under any applicable Law) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,
(v)    within fifteen (15) days after such formation or Acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request; and
(vi)    as promptly as practicable after such formation or Acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of fee owned real property having a fair market value greater than $2,500,000 (unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii)) owned or held by the entity that is the subject of such formation or Acquisition and that is to be subject to a Mortgage as provided in this Section 6.12, title reports, surveys and to the extent in the Credit Party’s possession or to the extent required by applicable Law, engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
(b)    Upon the acquisition of any property by any Credit Party following the Closing Date (provided, that prior to any such acquisition of any property, such Credit Party shall have received the written consent of the Required Lenders), if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest (subject in priority only to the Carve-Out) in favor of the Administrative Agent for the benefit of the Secured Parties (unless such property is specifically excluded as Collateral by the terms of the Security Documents or is subject to a Lien permitted by Section 7.03(a)(viii)), then the Credit Parties shall, at the Credit Parties’ expense:
(i)    within ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent,
(ii)    within fifteen (15) days (or such longer period as agreed by the Administrative Agent in its discretion) after such acquisition, cause the applicable Credit Party to duly execute and deliver to the Administrative Agent Security Documents (to the extent not already delivered), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Credit Party under the Loan Documents and constituting Liens on all such properties,
(iii)    within fifteen (15) days (or forty-five (45) days with respect to fee owned real property required to be subject to a Mortgage) after such acquisition, cause the applicable Credit Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such action necessary or desirable under applicable Law) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv)    within fifteen (15) days (or forty-five (45) days with respect to fee owned real property required to be subject to a Mortgage unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii)) after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and
(v)    as promptly as practicable after any acquisition of fee owned real property having a fair market value greater than $2,500,000 (unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii), deliver, upon the request of the Administrative Agent in its sole discretion to the Administrative Agent with respect to such real property that is to be subject to a Mortgage as provided in this Section 6.12, flood zone determination forms, flood insurance certificates, to the extent applicable, (and to the extent provided or required to be provided to the Senior Notes Trustee) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;
provided that notwithstanding anything contained in this Section 6.12(b) or any Loan Document to the contrary, (A) no more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of any Foreign Subsidiary formed or acquired by any Credit Party shall be required to be subject to the security interest of the Administrative Agent and (B) notwithstanding clause (A) or anything in any Loan Document to the contrary, no Capital Stock which is directly or indirectly owned by any CFC shall be subject to the security interest of the Administrative Agent.
(c)    At any time upon request of the Administrative Agent or the Required Lenders, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Required Lenders may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such Security Documents.
6.13    Further Assurances. Each Credit Party will cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
6.14    Inspections; Collateral Reports; Appraisals, etc.
(a)    General. Each Credit Party shall permit the Lenders and the Administrative Agent, at the Credit Parties’ expense, to visit and inspect any of the properties of any Credit Party accompanied by a representative of the Credit Party to the extent such representative does not interfere with such inspection, to examine the books of account of such Credit Party (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Credit Party with, and to be advised as to the same by, its and their officers, in each case, except when an Event of Default shall have occurred and be continuing, at such reasonable times and intervals and with reasonable prior notice as the Administrative Agent or any Lender may reasonably request.
(b)    Appraisals. From time to time upon the request of the Administrative Agent or the Required Lenders, at the Credit Parties’ expense, the Credit Parties shall permit and shall enable the Administrative Agent to obtain appraisal reports for delivery to the Administrative Agent and the Lenders (including field appraisal reports), in each case, in its Permitted Discretion from Appraisers, including, without limitation of scope, among other things, the then current fair market, liquidation value and forced liquidation values of all or any portion of the inventory owned by the Credit Parties and describing changes to cost calculation methodology; provided that the Credit Parties shall not be required to incur the costs and expenses of more than two appraisals of any type (one of which shall be a “desktop” appraisal) unless an Event of Default has occurred and is continuing when an appraisal is initiated, then there shall be no limit on the number of appraisals of any type made at the expense of the Credit Parties. Each Credit Party acknowledges and agrees that any Appraiser may be an Affiliate of a (i) the Administrative Agent, (ii) any Lender, (iii) any Participant or (iv) any assignee or other participant permitted under Section 11.06.
(c)    Communications with Accountants. Each Credit Party authorizes the Administrative Agent and the Lenders to communicate directly with such Credit Party’s independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Credit Party (provided that the Credit Parties shall have the opportunity to participate in any such communication). At the request of the Administrative Agent or any Lender, each Credit Party shall deliver a letter addressed to such accountants authorizing them to communicate directly with the Administrative Agent and the Lenders in accordance with the foregoing.
6.15    Bank Accounts.
(a)    General. The Credit Parties shall (i) (a) instruct account debtors with respect to Credit Card Receivables and Wholesale Receivables of the Credit Parties, pursuant to instruction letters, in form and substance reasonably satisfactory to the Administrative Agent, to remit all cash proceeds of Receivables, checks and other items of payment directly to depository accounts with the Administrative Agent or the Sub-Agent that are subject to Agency Account Agreements and designated as a “Main Concentration Account” on Schedule 12 to the Perfection Certificate or the associated lockbox reflected on Schedule 12 to the Perfection Certificate, and to take all reasonable steps thereafter to insure that all collections of the Credit Parties received from credit card issuers or credit card processors (pursuant to Credit Card Agreements or otherwise with respect to Credit Card Receivables) and all collections from account debtors in respect of commercial receivables, are directed or deposited into a Main Concentration Account and (b) cause, on each Business Day, all cash and checks collected from the Credit Parties’ retail store locations (or directly by the Credit Parties at any other location) to be deposited directly to (x) local depository accounts (“Local Accounts”) for transfer to depository accounts with financial institutions which have entered into Agency Account Agreements in form and substance reasonably satisfactory to the Administrative Agent (collectively, “Concentration Accounts”), or (y) a Concentration Account, in each case of clauses (a) and (b), for transfer to a Main Concentration Account and for ultimate transfer to the DIP Funding Account, which proceeds received in the DIP Funding Account shall be applied to the payment of the Obligations in accordance with Section 2.07(c); and (ii) at all times ensure that all other cash, cash proceeds, checks and other items of payment of the Credit Parties not contained in Excluded Accounts of the types described in clauses (a), (b) and (d) of the definition thereof (including proceeds of any Collateral or any Net Cash Proceeds in connection with events or transactions described in Sections 2.05(a) through (d)), be immediately deposited in a Local Account, Concentration Account or transferred directly into a Main Concentration Account. Each depository institution with a Local Account shall be required to cause all funds held in each such Local Account to be transferred to, and only to, a Concentration Account or directly to a Main Concentration Account not less frequently than once each Business Day. Each depository institution with a Concentration Account (other than a Main Concentration Account) shall be required to cause all funds held in each such Concentration Account to be transferred not less frequently than once each Business Day to, and only to, a Main Concentration Account for ultimate transfer on each Business Day to the DIP Funding Account. For all deposit accounts, securities accounts and commodities accounts of the Credit Parties (other than the Local Accounts and Concentration Accounts subject to the foregoing provisions of this Section 6.15(a), Excluded Accounts, and until such time as the Credit Parties have opened checking accounts at Wilmington Trust, National Association or such other depository bank that is reasonably acceptable to the Required Lenders, the Master Operating Accounts), the Credit Parties shall cause all amounts contained in all such deposit accounts, securities accounts and commodities accounts to be immediately transferred to the DIP Funding Account. The Credit Parties shall not transfer amounts to its disbursements accounts at Capital One, National Association in excess of the amounts required to fund checks, fund payroll, fund sales taxes or make payments to third party vendors in the ordinary course of business.

Any disbursement account in the name of a Credit Party held with Capital One, National Association shall be maintained as a zero balance account.
(b)    Other Accounts. The Credit Parties shall cause all deposit accounts, all securities accounts and all commodities accounts (other than Excluded Accounts) of the Credit Parties to be subject to Agency Account Agreements. Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), no Credit Party shall modify or amend the instructions provided to account debtors, credit card issuers, credit card processors and other obligors pursuant to any of the notices of assignment, instruction letters, Credit Card Agreements or the Agency Account Agreements. The Credit Parties shall not open any deposit account, securities account or commodities account on or after the Closing Date at any institution other than Wilmington Trust, National Association or such other depositary bank or clearing bank that is reasonably acceptable to the Required Lenders. Notwithstanding anything to the contrary in any Loan Document, it is understood and agreed that the Administrative Agent may serve any notice of exclusive control or activation notice (or other similar notice) at any time under the Capital One Control Agreement (whether or not a Default or an Event of Default is continuing) to direct the disposition of funds in the Credit Parties’ accounts subject thereto to (i) any other deposit account or securities account of the Credit Parties at Capital One, Wilmington Trust, National Association or the designee of the Administrative Agent or (ii) after the occurrence of an Event of Default, to the Administrative Agent to be applied to the Obligations.
6.16    Chapter 11 Cases.
(a)    Comply with each Chapter 11 Order in all material respects.
(b)    The Borrowers shall promptly provide to and discuss with the Administrative Agent and each Lender any and all information and developments in connection with (i) any proposed conveyance, sale, assignment, transfer or other disposition of all or any substantial part of the assets of the Borrower or its Subsidiaries, (ii) the sale or other disposition or issuance of any equity interests of the Borrower or (iii) Change of Control, including, without limitation, any letters of intent, commitment letters or engagement letters received by the Borrowers, and any other event or condition which is reasonably likely to have a material effect on the Borrowers, the Loans or the Chapter 11 Cases, including, without limitation, the progress of any proposed or confirmed Chapter 11 plan of reorganization.
(c)    In consultation with the Lenders, the Borrowers shall take such action as shall be reasonably necessary to (i) cause the confirmation of an Approved Plan of Reorganization and (ii) minimize the length of time between entry of the Confirmation Order and the Plan Effective Date, and shall diligently pursue consummation of an Approved Plan of Reorganization.
6.17    Post-Closing Obligations. Each Credit Party shall comply with each of the covenants contained in Schedule 6.17 on or before the time periods specified therein.
ARTICLE VII

NEGATIVE COVENANTS
Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Subsidiaries that, so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation remains outstanding:
7.01    Investments. None of the Credit Parties nor any of its Subsidiaries will make any Investment in any Person, except for Investments which consist of:
(a)    Investments comprised of notes payable, or stock or other securities issued by non-Affiliated account debtors to such Credit Parties (or issued by account debtors to Subsidiaries that are not Credit Parties) pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business or following delinquency or financial distress of such account debtor;

(b)    Capital Stock (i) issued and outstanding on the Closing Date in its Subsidiaries in existence on the Closing Date, (ii) issued following the Closing Date by a Credit Party to another Credit Party, (iii) issued following the Closing Date by a Subsidiary that is not a Credit Party in favor of a Credit Party, (iv) issued following the Closing Date by a Subsidiary that is not (and that is not required to be) a Credit Party in favor of another Subsidiary that is not (and this is not required to be) a Credit Party or (v) issued to a Credit Party following the Closing Date by another Person that will become a Credit Party promptly following such issuance or capital contribution between such Persons;
(c)    Investments consisting of capital contributions by (i) a Credit Party to another Credit Party or (ii) a Subsidiary that is not a Credit Party in favor of a Credit Party or a Subsidiary that is not a Credit Party;
(d)    Investments consisting of (i) unsecured, intercompany loans by and among the Credit Parties so long as the Administrative Agent has a first priority, perfected Lien (subject to the Carve-Out) in such intercompany loans and has received the Intercompany Note evidencing such intercompany loans, together with transfer powers executed in blank and a Subordination Agreement in connection therewith, and (ii) intercompany loans made by any Subsidiary to any Credit Party on terms and conditions reasonably acceptable to the Required Lenders, including the Administrative Agent’s receipt of a Subordination Agreement;
(e)    Investments by a Subsidiary that is not a Credit Party in a Credit Party or a Subsidiary that is not a Credit Party;
(f)    Investments consisting of any Credit Party or any Subsidiary Guaranteeing (i) the Obligations of the Credit Parties and (ii) any obligations or other Indebtedness if such Credit Party or such Subsidiary would be permitted to directly incur such Indebtedness under Section 7.02 or if such obligations would be permitted to be incurred under this Agreement, except in each case, the Guarantee by a Credit Party of Indebtedness or trade payables of Foreign Subsidiaries other than as permitted under clause (k) of this Section 7.01:
(g)    Investments in cash or Cash Equivalents;
(h)    Investments consisting of loans to its respective employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $20,000 per employee at any one time outstanding and $125,000 in the aggregate at any one time outstanding;
(i)    Investments existing as of the Petition Date and set forth on Schedule 7.01:
(j)    Investments in Foreign Subsidiaries (other than the AA Canadian Subsidiaries) after the Closing Date in an aggregate amount outstanding at any time not to exceed $2,500,000; provided that, to the extent such Investments are in the form of loans, advances or other extensions of credit to a Foreign Subsidiary, such Investments are evidenced by the Intercompany Note pledged to the Administrative Agent, together with transfer powers executed in blank in connection therewith;
(k)    Investments by the Credit Parties in their Foreign Subsidiaries consisting of extensions of credit in the nature of intercompany accounts receivables from the sale of inventory; provided that (i) the aggregate book value of all outstanding accounts receivable of all Subsidiaries that are not Credit Parties owing to any Credit Party, whether or not arising out of the sale of inventory, shall not exceed $20,000,000 at any time, (ii) the amount of cash held (A) at all Foreign Subsidiaries of the Credit Parties organized in the Republic of Korea and the People’s Republic of China (excluding cash on deposit with third parties as security under a lease agreement) shall not exceed $10,000,000 in the aggregate as of the last day of any Fiscal Month except, for any period not to exceed 2 consecutive Fiscal Months in any Fiscal Year, by an amount not greater than $2,500,000, and (B) at all other Foreign Subsidiaries of the Credit Parties (excluding cash on deposit with third parties as security under a lease agreement) shall not exceed $1,000,000 in the aggregate as of the last day of any Fiscal Month, (iii) such Investments may not be converted into Capital Stock or a capital contribution, no payments with respect to such Investments may be waived by the Credit Parties and such Investments are repayable in cash by the Foreign Subsidiaries; provided that returns of inventory by any Foreign Subsidiary to any Credit Party in the ordinary course of business may be credited to any outstanding accounts receivable of such Foreign Subsidiary owing to such Credit Party, and (iv) such Investments are evidenced by the Intercompany Note pledged to the Administrative Agent, together with transfer powers executed in blank in connection therewith;
(l)    advances of payroll payments to employees in the ordinary course of business consistent with past practices in an amount not to exceed payments for one (1) payroll period for any employee;
(m)    Investments held solely by Foreign Subsidiaries denominated in any foreign currency that is the local foreign currency of such Foreign Subsidiary customarily used by similar foreign companies for cash management purposes in any jurisdiction outside the United States to the extent reasonably required or desirable in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction;
(n)    Investments consisting of any Credit Party Guaranteeing (i) pursuant to the Prepetition Senior Notes Documents, the Indebtedness evidenced by the Prepetition Senior Notes incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(c), (ii) pursuant to the Prepetition ABL Documents, the Indebtedness evidenced by the Prepetition ABL Facility incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(c), (iii) pursuant to the Lion Debt Documents, the Indebtedness evidenced by the Lion Credit Agreement incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(j) and such Guaranteeing Credit Party is a guarantor of such Indebtedness under the Lion Debt Documents on the Closing Date, or (iv) pursuant to the SG Debt Documents, the Indebtedness evidenced by the SG Credit Agreement incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(k) and such Guaranteeing Credit Party is a guarantor of such Indebtedness under the SG Debt Documents on the Closing Date; and
(o)    Investments in an aggregate outstanding amount not exceeding $100,000, including the aggregate amount of Investments made and outstanding pursuant to Section 7.01(j), made when (i) no Default or Event of Default has occurred and is continuing; (ii) with respect to any such Investment in the form of loans, advances or other extensions of credit to a Credit Party or Subsidiary, such Investment is evidenced by the Intercompany Note pledged to the Administrative Agent, together with transfer powers executed in blank in connection therewith; and (iii) not less than 10 days (or such shorter period as agreed by the Administrative Agent in its discretion) prior to such Investment, the Borrower Representative has delivered a certificate to the Administrative Agent demonstrating compliance with this Section 7.01(o).
7.02    Restrictions on Indebtedness. None of the Credit Parties nor any of its Subsidiaries will incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
(a)    Indebtedness secured by purchase money security interests and Capitalized Leases permitted by Section 7.03(a)(viii) and any permitted refinancing thereof agreeable to the Required Lenders .
(b)    Indebtedness of the Credit Parties consisting of the Obligations under the Loan Documents;
(c)    Prepetition Obligations outstanding on the Petition Date and any other Indebtedness described in Schedule 7.02, but not any extensions, renewals or replacements of such Prepetition Obligations or other Indebtedness;
(d)    Indebtedness under the Prepetition Existing Letters of Credit to the extent cash collateralized pursuant to the CapOne Agreement;
(e)    Indebtedness consisting of intercompany loans and advances permitted by Section 7.01;

(f)    Guarantees by (i) any Credit Party of Indebtedness of any Credit Party permitted by this Section 7.02, (ii) any Subsidiary that is not a Credit Party of any Indebtedness of any Credit Party permitted by this Section 7.02, (iii) any Subsidiary that is not a Credit Party of any Indebtedness of any other Subsidiary that is also not a Credit Party permitted by this Section 7.02 and (iv) a Credit Party of any Indebtedness of any other Subsidiary that is not a Credit Party permitted by Section 7.01(k);
(g)    Indebtedness consisting of contingent liabilities under surety bonds and similar instruments incurred in the ordinary course of business;
(h)    Indebtedness in respect of netting services, automatic clearing house arrangements and similar arrangement in the ordinary course of business in each case in connection with deposit and securities account;
(i)    to the extent constituting Indebtedness, obligations in respect of agreements for the deferred payment of premiums or to finance the deferred payment of premiums owing by any Credit Party under any insurance policies entered into in the ordinary course of business that are either (i) unsecured or (ii) secured by a Lien permitted under Section 7.03(a)(xiv);
(j)    unsecured Indebtedness incurred pursuant to the Lion Debt Documents on or prior to the Petition Date in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Petition Date plus the amount of any increase in principal for the purpose of paying interest in kind pursuant to the Lion Credit Agreement as in effect on May 22, 2013 and as amended by Amendment No. 1 thereto dated as of November 29, 2013, Amendment No. 2 thereto dated as of September 8, 2014 and Amendment No. 3 thereto dated as of August 17, 2015, or as a result of accretion thereof; and
(k)    unsecured Indebtedness of the borrowers under the SG Debt Documents on the Petition Date in an aggregate principal amount not to exceed the amount outstanding on the Petition Date plus the amount of any increase in principal for the purpose of paying interest in kind or as a result of accretion thereof.
7.03    Restrictions on Liens.
(a)    Permitted Liens. None of the Credit Parties nor any of its Subsidiaries will create or incur or suffer to be created or incurred or to exist any Lien upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom other than:
(i)    Liens of landlords, carriers, warehousemen, mechanics and materialmen and other like Liens created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(ii)    pledges or deposits made in connection with worker’s compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts, bids, statutory obligations or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds, letters of credit and other similar obligations or arising as a result of progress payments under government contracts or contracts with public utilities, in each case, in the ordinary course of business;
(iii)    such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially interfere with the present or proposed use of the applicable real property;
(iv)    Liens in favor of the Administrative Agent and the other Secured Parties securing the Obligations, including Liens on cash collateral;

(v)    Liens that secure the Prepetition Facilities;
(vi)    Liens in favor of the issuer of the Prepetition Existing Letters of Credit on the cash constituting cash collateral (and the deposit account holding such cash) in respect of the Prepetition Existing Letters of Credit pursuant to the CapOne Agreement; provided that the amount of such cash collateral shall not exceed the lesser of (x) the amount thereof contemplated by the CapOne Agreement on August 17, 2015 and (y) 105% of the face amount of the Prepetition Existing Letters of Credit at such time;
(vii)    Liens in existence on the Petition Date and listed on Schedule 7.03; provided that (A) the Lien does not extend to any additional property (other than accessions to equipment and proceeds thereof) and (B) to the extent such amount secured constitutes Indebtedness, such Indebtedness is permitted by Section 7.02(c);
(viii)    Liens created after the Closing Date by conditional sale or other title retention agreements (including Capitalized Leases) or in connection with purchase money Indebtedness, in each case, with respect to equipment and fixed assets acquired by any Credit Party or any Subsidiary of a Credit Party, involving the incurrence of an aggregate amount of purchase money Indebtedness and obligations with respect to conditional sale or title retention agreements of not more than $100,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred twenty (120) days following such purchase and does not exceed 100% of the purchase price of the subject assets);
(ix)    judgment Liens for the payment of money not constituting an Event of Default so long as the enforcement of such Lien has been effectively stayed and so long as such Lien is junior to the Lien in favor of the Administrative Agent granted under the DIP Order or the Security Documents;
(x)    Liens in favor of a banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry to secure usual and customary fees, returned items and other like exposure with respect to such account relating to deposit or securities accounts maintained by Holdings or any of its Subsidiaries with such banking institution;
(xi)    Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(xii)    Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that the applicable Credit Party or Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto;
(xiii)    Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
(xiv)    Liens on unearned insurance premiums securing the payment of financed insurance premiums so long as such financed amounts are promptly paid; provided that such Liens extend only to such insurance premiums or loss payment or similar payment from any insurance provider in an amount not in excess of any unpaid financed premiums;
(xv)    Liens on assets of a Subsidiary that is not a Credit Party in favor of a Credit Party or Subsidiary thereof, provided that, if such Liens relate to obligations under the Intercompany Note, such Liens are assigned to the Administrative Agent (or, in the Administrative Agent’s discretion, subject to a Subordination Agreement) pursuant to documentation and agreements in form and substance reasonably satisfactory to the Administrative Agent; and
(xvi)    Liens in favor of the Prepetition Indebtedness Holders as adequate protection granted pursuant to the DIP Order.
(b)    Restrictions on Negative Pledges and Upstream Limitations. No Credit Party shall nor shall any Subsidiary (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Credit Party from creating, assuming or incurring any of the Obligations or any Lien upon its properties, revenues or assets whether now owned or hereafter acquired, as security for the Obligations, or from making Guarantees of, or payments on, the Obligations, or (b) enter into any agreement, contract or arrangement (excluding this Agreement and the other Loan Documents, the Prepetition ABL Documents and the Prepetition Senior Notes Documents) restricting the ability of any Subsidiary of any Credit Party to pay or make dividends or distributions in cash or kind to any Credit Party, to make loans, advances or other payments of whatsoever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party in each case other than customary anti-assignment provisions contained in leases, licensing agreement and other agreements restricting the assignment thereof entered into by any Credit Party or any Subsidiary in the ordinary course of its business; provided that this Section 7.03(b) shall not apply with respect to (i) prohibitions and restrictions contained in this Agreement, the other Loan Documents, the Prepetition Senior Notes Documents, the Lion Debt Documents and the SG Debt Documents and (ii) Indebtedness permitted under Section 7.02(a) solely to the extent related to the property financed thereby or the property subject thereto.
7.04    Restricted Payments; Prepayments.
(a)    Restricted Payments. No Credit Party nor any Subsidiary shall make any Restricted Payment, except (a) Restricted Payments to a Credit Party and (d) Restricted Payments by a Subsidiary of a Credit Party that is not a Credit Party made ratably to the holders of its Capital Stock.
(b)    Prepayments of Indebtedness. No Credit Party nor any Subsidiary shall pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner (i) any Indebtedness entered into on or prior to the Petition Date and (ii) any Claim, other than payments contemplated by and in compliance with the Approved Budget and any other payments agreed to in writing by the Required Lenders and, if necessary, authorized by the Bankruptcy Court, provided that such restrictions shall not apply (A) to Foreign Subsidiaries to the extent such payments are made from cash held at such Foreign Subsidiary on the Closing Date and (B) payments from cash proceeds generated by operations and activities of the AA UK Subsidiaries (including cash proceeds from the closure and/or liquidation of stores (and the inventory contained therein) of the AA UK Subsidiaries), so long as such cash proceeds are applied in accordance with the Approved Budget.
7.05    Merger, Consolidation and Disposition of Assets.
(a)    Mergers and Acquisitions. None of the Credit Parties nor any Subsidiary will become a party to any merger, dissolution, liquidation or consolidation, except for, so long as no Default or Event of Default is continuing or would result therefrom:
(i)    the merger or consolidation of one or more of the Domestic Subsidiaries of AA USA with and into a Credit Party (other than Holdings); provided that such Credit Party shall be the surviving entity; and
(ii)    the merger or consolidation of any Subsidiary that is not a Credit Party with any other Subsidiary that is not a Credit Party.
(b)    Disposition of Assets. No Credit Party nor any Subsidiary shall dissolve, liquidate or sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including any Capital

Stock of any of its Subsidiary (whether in a public or a private offering or otherwise), any of its receivables or any of its other Investments, other than:
(i)    the sale of inventory in the ordinary course of business;
(ii)    dispositions of assets (other than receivables owned by Credit Parties) (A) among Credit Parties, (B) by Subsidiaries that are not Credit Parties to (x) Credit Parties and (y) other Subsidiaries that are not Credit Parties, (C) among Foreign Subsidiaries or (D) by Foreign Subsidiaries to Credit Parties;
(iii)    dispositions of obsolete or worn out equipment or fixtures no longer useful in the business, whether now owned or hereafter acquired, in the ordinary course of business;
(iv)    non-exclusive licenses of intellectual property in the ordinary course of business (other than to the extent such licenses would restrict the ability of the Credit Party or the Administrative Agent to sell or license the subject intellectual property or impair the security interests granted to the Administrative Agent); provided that to the extent approved by the Administrative Agent in its Permitted Discretion, such licenses are permitted to be exclusive to the extent such licenses relate to specific lines or products or specific geographic locations;
(v)    the abandonment or termination of intellectual property rights in the ordinary course of business which are not material to the operation of the business of the Credit Parties;
(vi)    dispositions of cash and Cash Equivalents except with respect to transactions prohibited hereunder so long as such dispositions are not in violation of Section 6.15 or the Agency Account Agreements to which they are subject; and
(vii)    the liquidation of stores (and the inventory contained therein) of Holdings and its Subsidiaries specified in the Approved Budget; provided that the Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith are applied in accordance with the Approved Budget and Section 2.05(a).
Notwithstanding anything to the contrary contained in this Section 7.05, (i) any disposition of Capital Stock or (ii) any merger, dissolution, liquidation or consolidation, in each case, among the Credit Parties and/or their Subsidiaries that would otherwise be permitted by this Section 7.05 shall be subject to the requirement that (a) the Credit Parties provide the Administrative Agent not less than thirty (30) days’ notice (or such earlier time acceptable to the Administrative Agent) prior to the consummation of any such disposition, merger, dissolution, liquidation or consolidation and (b) the Credit Parties shall have complied with Section 6.12 prior to the consummation thereof; provided further that the deadlines for the execution and delivery of Loan Documents, descriptions, legal opinions, resolutions, and all other instruments, certificates, documents, agreements and deliverables referred to in Section 6.12 shall be deemed to refer to the date of such disposition, merger, dissolution, liquidation or consolidation, and all action required to be taken by the Credit Parties under Section 6.12 shall be required to be taken on or before the date of such disposition, merger, dissolution, liquidation or consolidation.
7.06    Sale and Leaseback. No Credit Party nor any Subsidiary shall engage in any sale-leaseback of or similar transaction or incur any Synthetic Lease Obligations involving any of its assets, except sale leaseback transactions consummated prior to the Petition Date and described in Schedule 7.06.
7.07    Accounting Changes; Change of Fiscal Year. No Credit Party nor any Subsidiary will make any change in (i) accounting policies or reporting practices, except as permitted by GAAP or (ii) their Fiscal Year (except to make the Fiscal Year of a Subsidiary end on December 31).
7.08    Transactions with Affiliates. No Credit Party nor any Subsidiary will engage in any transaction with any Affiliate or its or any of its Affiliate’s employees, officers or directors, whether or not in the ordinary course of business, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business, provided that the foregoing restriction shall not apply to (i) transactions solely among the Credit Parties otherwise permitted hereunder, (ii) transactions solely among Subsidiaries that are not Credit Parties, (iii) any Restricted Payment permitted under Section 7.04, (iv) Investments permitted by Section 7.01, (v) Indebtedness permitted under Section 7.02(e) and (f), (vi) employment, benefit, indemnification and severance arrangements between the Credit Parties, their Subsidiaries and their respective officers, directors and employees in the ordinary course of business and consistent with past practices, (vii) transactions pursuant to agreements in existence on the Petition Date and set forth on Schedule 7.08 or any amendment thereto that is not materially adverse to any Lender or any Credit Party and (viii) the transactions referenced in and contemplated by that certain Nomination, Standstill and Support Agreement, dated as of July 9, 2014, provided that any Indebtedness incurred thereunder is Lion Debt.
7.09    No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions.
7.10    Change in Terms of Governing Documents; Material Agreements. No Credit Party nor any Subsidiary shall change or amend, modify, supplement or waive the terms of any (a) of its Governing Documents in any material respect; (b) Prepetition ABL Documents, Prepetition Senior Notes Documents, the Lion Debt Documents or the SG Debt Documents without the prior written consent of the Required Lenders, to the extent such amendment, modification, supplement or waiver shall (i) increase the aggregate principal amount of the Prepetition Senior Notes, the Lion Debt or the SG Debt or interest, premiums or fees owing thereon, (ii) shorten the weighted average life, (iii) change the amortization (other than to extend the same), (iv) amend the maturity date (other than to extend the same), (v) increase the overall interest rate, or (vi) otherwise amend the representations, covenants and defaults under the Prepetition Senior Notes Documents, the Lion Debt Documents or the SG Debt Documents in a manner that would result in such covenants and defaults being materially less favorable to the Credit Parties, taken as a whole, or materially more adverse to the interests of the Lenders; or (c) any Subordinated Debt Document, except to the extent permitted by the Subordination Agreement applicable thereto.
7.11    Change in Nature of Business. No Credit Party nor any Subsidiary shall engage in any line of business substantially different from those lines of business conducted by such Credit Party on the Petition Date other than lines of business reasonably related or ancillary to such lines of business conducted on the Petition Date.
7.12    Margin Regulations. No Credit Party shall use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.13    Financial Covenant.
(a)    Disbursements. The Credit Parties shall not, as of the last Friday of each calendar month (each a “Test Date”), commencing on Friday, October 30, 2015, permit the sum of all Disbursements of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date to exceed the amount of “Total Disbursements” for such period set forth in Part A of Schedule 7.13. As used in this Section 7.13, “Disbursements” means all disbursements and expenditures of Holdings and its Subsidiaries, excluding (i) all professional fees which have been allowed by the Bankruptcy Court in the Chapter 11 Cases and (ii) interest and fees accrued with respect to the DIP Facility.

(b)     Receipts. The Credit Parties shall not, as of each Test Date, commencing on Friday, October 30, 2015, permit the sum of all cash receipts of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date to be less than the amount of “Total Receipts” for such period set forth in Part B of Schedule 7.13.

(c)     Cash Flow. The Credit Parties shall not, as of each Test Date, commencing on Friday, October 30, 2015, permit the (i) the sum of all cash receipts of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date less (ii) sum of all Disbursements of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date, to be less than the “Minimum Cumulative Cash Flow Amount” for such period set forth in Part C of Schedule 7.13.

7.14    Maximum Capital Expenditures. The Credit Parties shall not make any Capital Expenditures other than Capital Expenditures provided for in the Approved Budget (including normal replacements and maintenance which are properly charged to current operations).
7.15    Contingent Obligations under Approved Budget. With respect to the Approved Budget, (a) it is understood and agreed that the Approved Budget shall contain a “contingent obligations” line item for each Budget Period which shall provide for disbursements for such Budget Period in an amount equal to 5% of the aggregate amount of disbursements set forth for such Budget Period in the other line items set forth in the Approved Budget for such Budget Period (excluding any items of extraordinary expenditure not in the ordinary course of business and contained in any Supplemental Budget delivered pursuant to Section 6.04(n) and approved by the Required Lenders); and (b) no Credit Party may make a disbursement pursuant to the “contingent obligations” line item other than (i) to make disbursements in any Budget Period for extraordinary unforeseen items of expenditure that were not previously identified in prior budgets delivered pursuant to Section 6.04(n) and (ii) with respect to disbursements identified in any line item in the Approved Budget for any Budget Period, to make such disbursements in excess of the amount set forth for such lien item for such Budget Period.
7.16    Sanctions. No Credit Party nor any Subsidiary shall permit any Loan or the proceeds of any Loan, directly or indirectly, (i) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (iii) in any other manner that will result in any violation by any Person (including any Lender or Administrative Agent) of any Sanctions.
7.17    Consignments. No Credit Party shall acquire or accept any inventory on consignment or approval without the Administrative Agent’s written consent. No Credit Party shall sell any wholesale inventory on consignment or approval or any other basis under which the customer may return or require a Credit Party to repurchase such inventory except in the ordinary course of business or otherwise disclosed to the Administrative Agent.
7.18    Chapter 11 Claims; Adequate Protection. No Credit Party shall incur, create, assume, suffer to exist or permit (i) any administrative expense, unsecured claim, or other super-priority claim or Lien that is pari passu with or senior to the claims of the Secured Parties against the Borrowers hereunder, or apply to the Bankruptcy Court for authority to do so, except for the Permitted Prior Liens and the Carve-Out or (ii) any obligation to make adequate protection payments, or otherwise provide adequate protection, other than Permitted Adequate Protection Payments.
7.19    Chapter 11 Orders. No Credit Party shall make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Chapter 11 Order without the prior written consent of the Required Lenders.
ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    Non-Payment. Any Credit Party shall fail to pay (i) any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or (ii) any interest on the Loans, the fees or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or
(b)    Specific Covenants.
(i)    Any Credit Party shall fail to comply with any of its covenants contained in Section 6.04(n), Section 6.04(o), Section 6.05(a), Section 6.06(a), Section 6.07, Section 6.11, Section 6.14, Section 6.15, Section 6.16, Section 6.17 or Article VII; or
(ii)    Any Credit Party shall fail to comply with any of its covenants contained in Section 6.04 (other than clauses (n) and (o) thereof) or Section 6.05(e), (f), (g), (i), (k) and (m) and such failure continues for two (2) Business Days; or
(c)    Other Defaults. Any Credit Party shall fail (or, to the extent applicable, fail to cause its Subsidiaries) to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 8.01) and such failure continues for thirty (30) days; or
(d)    Representations and Warranties. Any representation or warranty of any Credit Party in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect (but without any duplication of any materiality qualifications) upon the date when made or deemed to have been made or repeated; or
(e)    Judgments. There shall remain in force for more than thirty (30) days, whether or not consecutive, except for matters subject to the automatic stay, any final judgment against any Credit Party (considered collectively) that exceeds in the aggregate $500,000 which are not covered by insurance policies unless such judgment has been discharged, satisfied, bonded or stayed pending appeal; or
(f)    ERISA Event. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Credit Parties under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or
(g)    Indebtedness. Any Credit Party shall fail to pay at maturity, or within any applicable period of grace, any obligation for Indebtedness in excess of $500,000, or fail to observe or perform any material term, covenant or agreement (other than (i) in connection with or as a result of the Chapter 11 Cases or (ii) any such obligation with respect to which the Bankruptcy Code prohibits the Credit Parties from complying with such obligation or permits the Credit Parties not to comply with such obligation) contained in any agreement by which it is bound, evidencing or securing Indebtedness in excess of $500,000 for such period of time as would permit (assuming the lapse of time and/or giving of appropriate notice if required and assuming such breach has not been cured within the applicable grace period thereunder) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or
(h)    Invalidity of Loan Documents; Etc. If any of the Loan Documents shall be cancelled, terminated, revoked, rescinded or otherwise ceases to be in full force and effect other than in accordance with their terms; or the Administrative Agent’s security interests, mortgages or Liens in all or a material portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents in accordance with the terms thereof or with a consent or approval obtained in accordance with Section 11.01; or any action at law, suit or in equity or other legal proceeding to cancel, revoke, rescind or declare void any of the Loan Documents shall be commenced by or on behalf of any Credit Party, any Subsidiary or any of their respective equity holders; or any court or any other Governmental Authority shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or
(i)    Change of Control. A Change of Control shall occur; or
(j)    Loss of Collateral; Labor Matters; Force Majeure; Etc. There shall occur (i) any strike, lockout, labor dispute, embargo, condemnation, expropriation, act of God or public enemy, or other casualty, which in any such case causes the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect or (ii) any material damage to, or loss, theft or destruction of, any Collateral having a value in excess of $1,000,000, not covered by insurance; or
(k)    Conduct of Business. Any Credit Party shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of their business unless such order would not have a Material Adverse Effect; or there shall otherwise be, except to the extent permitted by Section 7.05(b), a suspension of the conduct of any material portion of the Credit Parties business, taken as a whole in the ordinary course, a liquidation of any material portion of the Credit Parties’ assets or store locations, a retention of an agent or other third party to conduct any store closings, store liquidations or “Going-Out-Of Business” sales with respect to any material portion of the Credit Parties’ assets or store locations (or any Credit Party shall take any action in furtherance of the foregoing, whether by vote of its board of directors (or equivalent governing body) or otherwise); or
(l)    Licenses, Permits, Etc. There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or
(m)    Indictment. Any Credit Party, any of its Subsidiaries or any member of the Senior Management of any Credit Party or any of its Subsidiaries shall be indicted or convicted for a state or federal crime or any other criminal action having the force of law for a felony; or
(n)    [Intentionally Omitted]
(o)    Approved Budget. Subject to Section 7.15 and, other than with respect to all professional fees which have been allowed by the Bankruptcy Court in the Chapter 11 Cases and interest and fees accrued with respect to the DIP Facility, (i) the proceeds of any Loan shall have been expended in a manner, or a withdrawal from the DIP Funding Account shall be for a purpose, which is not in accordance with the Approved Budget, or (ii) any disbursement is made by any Credit Party that is not set forth in a line item on the Approved Budget; or
(p)    Collateral Documents. The Interim Order and the Final Order, as applicable, shall cease to create a valid and perfected lien with such priority required by this Agreement and such DIP Order, subject to Permitted Prior Liens and the Carve-Out, on a material portion of the Collateral purported to be covered thereby; or
(q)    Entry of Order. The Final Order Entry Date shall not have occurred within 45 days after the Interim Order Entry Date; or
(r)    Conversion to Chapter 7. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case; or
(s)    Alternate Financing. Any Credit Party shall file a motion in the Chapter 11 Cases to obtain additional or replacement financing from a party other than the Lenders under Section 364(d) of the Bankruptcy Code or to use cash collateral of a Lender under Section 363(c) of the Bankruptcy Code, except (i) with the express written consent of Required Lenders or (ii) to the extent any such financing shall provide for the payment in full of the Obligations; or
(t)    Prepetition Claims. Any Credit Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition claim (or the Credit Parties shall otherwise make a payment on any prepetition claim) other than (x) as provided for in the “first-day orders” and included in the Approved Budget or (y) otherwise consented to by the Required Lenders in writing, (ii) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $1,000,000 in the aggregate or to permit other actions that would have a material adverse effect on the Credit Parties or their estates, or (iii) except with respect to the Prepetition Obligations as provided in the Interim Order and the Final Order, as applicable, approving any settlement or other stipulation not approved by the Required Lenders and not included in the Approved Budget with any secured creditor of any Credit Party providing for payments as adequate protection or otherwise to such secured creditor; or
(u)    Appointment of Trustee or Examiner. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court appointing, or any Credit Party, any Subsidiary of a Credit Party, or any Affiliate of a Credit Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104 of the Bankruptcy Code, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or
(v)    Dismissal of Chapter 11. An order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the Commitment, and payment in full of all obligations of the Credit Parties under the Loan Documents; or
(w)    Order With Respect to Chapter 11 Cases. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent), (i) to revoke, reverse, stay, modify, supplement or amend any of the Interim Order and the Final Order, as applicable, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Credit Parties equal or superior to the priority of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Administrative Agent and the Lenders in respect of the Obligations (other than the Carve Out) or (iii) to grant or permit the grant of a lien on the Collateral (other than Permitted Liens); or
(x)    Application for Order by Third Party. An application for any of the orders described in clauses (aa) through (cc) above shall be made by a person other than the Credit Parties and such application is not contested by the Credit Parties in good faith or the relief requested is not withdrawn, dismissed or denied within 45 days after filing or any person obtains a final order under Section 506(c) of the Bankruptcy Code against the Administrative Agent or obtains a final order adverse in any material respect to the Administrative Agent or the Lenders or any of their respective rights and remedies under the Loan Documents or in the Collateral; or
(y)    Right to File Chapter 11 Plan. The entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Credit Party to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or
(z)    Liens. (i) Any Credit Party shall attempt to invalidate, reduce or otherwise impair the liens or security interests of the Administrative Agent and/or the Lenders, claims or rights against such person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any lien or security interest created by Loan Documents or the Chapter 11 Orders with respect to Collateral shall, for any reason, cease to be valid or (iii) any action is commenced by the Credit Parties which contests the validity, perfection or enforceability of any of the liens and security interests of the Administrative Agent and/or the Lenders created by any of the Interim Order, the Final Order, or the Loan Documents; or
(aa)    Invalidation of Claims. Any Credit Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Credit Party) any other person’s motion to, disallow in whole or in part the Lenders’ claim in respect of the obligations or contest any material provision of any Loan Document or any material provision of any Loan Document shall cease to be effective; or
(bb)    Amendment of DIP Order. The Interim Order or the Final Order is amended, supplemented, reversed, vacated or otherwise modified without the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent); or
(cc)    Modifications. The Approved Plan of Reorganization or the Confirmation Order is amended, supplemented or otherwise modified without the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent); or
(dd)    Withdrawal or Termination of Reorganization Plan. The withdrawal or termination of the Approved Plan of Reorganization; or
(ee)    Payments. Any Credit Party or any of their Affiliates shall have filed a motion seeking the entry of, or the Bankruptcy Court shall have entered, an order approving a payment to any Person that would be materially inconsistent with the treatment of any such Person under the Approved Plan of Reorganization, without the prior written consent of the Required Lenders; or
(ff)    Confirmation Order. The entry of the Confirmation Order, in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent), shall not have occurred by the date that is 120 days after the Petition Date; or
(gg)    Plan Effective Date. The effective date of the Approved Plan of Reorganization shall not have occurred by the date that is 180 days after the Petition Date, or such later date to which the Required Lenders have consented in writing; or
(hh)    Restructuring Support Agreement. The failure of the Credit Parties to comply in any material respect with the Restructuring Support Agreement or a “Supporting Party Termination Event” (as defined therein) under the Restructuring Support Agreement as a result of a breach by a Credit Party has occurred; or
(ii)    Disclosure Statement. The failure of the Credit Parties to obtain an order of the Bankruptcy Court approving the disclosure statement with respect to the Approved Plan of Reorganization, within 60 days of the Petition Date.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or at the request of the Required Lenders, shall take any or all of the following actions:
(a)    reduce and/or condition the availability of Loans and/or declare the Commitment of each Lender to make Loans terminated, whereupon the Loans shall be reduced or conditioned, as applicable, and/or such Commitments shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (including the

Exit Fee) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties; and
(c)    exercise on behalf of itself and the other Secured Parties all rights and remedies available to it and the other Secured Parties under the Loan Documents.
No termination of the Commitments hereunder shall relieve any Credit Party of any of the Obligations.
In addition, the Administrative Agent may declare a termination, reduction or restriction on the ability of the Credit Parties to use any cash collateral derived solely from the proceeds of Collateral (any such declaration shall be made to the Credit Parties, the Official Committee (if applicable) and the United States Trustee (if applicable)).
In addition, subject solely to the giving of five (5) Business Days’ written notice as set forth below, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including all rights and remedies with respect to the Collateral and the Guarantors. In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by this Agreement and the Loan Documents in accordance with the terms hereof and thereof or any other remedies provided by applicable law. Notwithstanding the foregoing, any exercise of remedies is subject to the requirement of the giving of five (5) Business Days’ prior written notice to counsel for the Borrowers, the Office of the U.S. Trustee and counsel for the Official Committee in accordance with the terms of the Chapter 11 Orders, during which period the Credit Parties and/or the Official Committee may seek an emergency hearing before the Bankruptcy Court for the purpose of determining whether an Event of Default has occurred (but in any such hearing the only issue that may be raised in opposition to any exercise of remedies shall be whether, in fact, an Event of Default has occurred and is continuing). During the five (5) Business Day notice period, the Credit Parties may use proceeds of the Loans or cash collateral of the Lenders to (i) fund operations in accordance with the Approved Budget or (ii) fund the Carve-Out.
8.03    Application of Funds. In the event that, following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, the Administrative Agent may apply (and shall apply at (a) the request of the Required Lenders or (b) following the exercise of remedies pursuant to Section 8.02, including without limitation, pursuant to the proviso thereof) such monies as follows (and each Lender shall comply with the instructions of the Administrative Agent in the case of any such monies received by any Lender):
(i)    First, to payment of that portion of Obligations owing to the Administrative Agent constituting (a) indemnities and expenses due and payable under this Agreement and the other Loan Documents (including fees, charges and disbursements of counsel to the Administrative Agent) and (b) the fees due and payable under the Administrative Agent’s Letter Agreement;
(ii)    Second, to payment of that portion of the Obligations constituting indemnities and expenses (including fees, charges and disbursements of counsel to Lenders and amounts payable under Article III) due and payable to the Lenders under this Agreement and the other Loan Documents, ratably among such Persons in proportion to the respective amounts described in this clause Second payable to them;
(iii)    Third, to payment of that portion of the Obligations constituting accrued and unpaid interest, fees and Exit Fee and payable to the Lenders under this Agreement and the other Loan Documents ratably among such Persons in proportion to the respective amounts described in this clause Third payable to them;

(iv)    Fourth, to (i) the payment of that portion of the Obligations constituting unpaid principal of the Loans and the Exit Fee thereon, ratably among the holders thereof in proportion to the respective amounts described in this clause Fourth held by them;
(v)    Fifth, to the payment of all other Obligations (including, without limitation, the Exit Fee) ratably among the holders thereof in proportion to the respective amounts described in this clause Fifth;
(vi)    Sixth, the balance, if any, after all of the Obligations have been indefeasible paid in full, to the Borrowers or as otherwise required by Law.
All payments applied to the Loans pursuant to this Section 8.03 shall be applied to the Loans owing to the Lenders in accordance with their respective Applicable Percentages.
ARTICLE IX

ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
(a)    Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions other than as provided in Section 9.09. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. The Borrowers and the Required Lenders hereby direct the Administrative Agent, in its capacity as “First Lien Secured Party” under the Capital One Control Agreement, to execute the Capital One Direction and instruct Capital One to disburse all collected and available funds in the Main Concentration Accounts (as defined in the Capital One Control Agreements) to the DIP Funding Account.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any Sub-Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c) as though such Sub-Agent were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any

Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by a Credit Party or a Lender. The Administrative Agent shall promptly notify the Lenders upon receipt of any such notice. The Administrative Agent shall hold all security for itself and for and on behalf of the Secured Parties, in accordance with this Agreement and the other Loan Documents. The Administrative Agent shall provide copies of all Security Documents requested by any Lender and follow the instructions of the Required Lenders with respect to perfecting and maintaining the security granted to the Administrative Agent under this Agreement or Security Documents, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not be required to take, or to omit to take, any action hereunder or under the Loan Documents unless, upon demand, the Administrative

Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Administrative Agent or any of its directors, officers, employees and agents.
9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or any Withdrawal from the DIP Funding Account that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the Withdrawal from the DIP Funding Account. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more Sub-Agents appointed by the Administrative Agent. The Administrative Agent and any such Sub-Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such Sub-Agent and to the Related Parties of the Administrative Agent and any such Sub-Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any Sub-Agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Sub-Agents.
9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor from among the Lenders (or an Affiliate of a Lender) or a financial institution or other entity that provides agency or trustee services, in each case, having an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, until such time as the Required Lenders appoint a successor as provided for above in this Section. Upon the acceptance of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and

Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent any Sub-Agent and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them prior to such resignation.
9.07    Non-Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.09    Collateral and Guarantee Matters; Credit Bidding. Each of the Lenders irrevocably authorizes the Administrative Agent to and upon the commercially reasonable request of the Borrower Representative (and at its sole cost and expense) with reasonable advance notice, the Administrative Agent hereby agrees,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the DIP Facility and payment in full in cash of all Obligations (other than contingent indemnification obligations for which no claim has then been asserted) (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder (other than sales among Credit Parties), or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and
(b)    to release any Guarantor from its obligations under the Security Documents and release any related Collateral if such Person ceases to be a Subsidiary as a result of a transaction permitted by Section 7.05.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantees pursuant to this Section 9.09.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
The Credit Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Credit Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Upon request by the Administrative Agent or the Borrower Representative at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.
ARTICLE X

SECURITY AND ADMINISTRATIVE PRIORITY
10.01    Prepetition ABL Obligations. Each of the Credit Parties hereby acknowledges, confirms and agrees that the Borrowers are each indebted to the Prepetition ABL Agent and the Prepetition ABL Lenders for the Prepetition ABL Obligations, as of the date hereof, in an aggregate principal amount of not less than $60,023,965 plus accrued and unpaid interest thereon, fees, costs, expenses, charges and disbursements incurred in connection therewith (including attorneys’ fees), indemnities, reimbursement obligations and other charges now or hereafter owed by the Borrowers to the Prepetition ABL Agent and the Prepetition ABL Lenders pursuant to the terms of the Prepetition ABL Facility, all of which are unconditionally owing by the Borrowers to the Prepetition ABL Agent and the Prepetition ABL Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.
10.02    Acknowledgment of Security Interests. As of Petition Date, each of the Credit Parties hereby acknowledges, confirms and agrees (and hereby agrees that it will not dispute, challenge or otherwise contest) that (i) the Prepetition ABL Agent and the Prepetition ABL Lenders have valid, enforceable and perfected first priority and senior liens (subject only to “Permitted Liens” (as defined in the Prepetition ABL Documents)) upon and security interests in all of the Collateral (as defined in the Prepetition ABL Documents) granted pursuant to the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents) as in effect on the Petition Date to secure all of the Prepetition ABL Obligations and (ii) such Liens are not subject to avoidance, set off, counterclaim, recharacterization, reduction, disallowance, impairment or subordination (whether contractual, equitable or otherwise) or other challenge pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

10.03    Binding Effect of Documents. Each of the Borrowers hereby acknowledges, confirms and agrees (and hereby agrees that it will not dispute, challenge or otherwise contest) that (i) each of the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents) to which it is a party is in full force and effect as of the date hereof, (ii) the agreements and obligations of the Credit Parties contained in the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents) constitute the legal, valid and binding obligations of each of the Credit Parties enforceable against each of them in accordance with their respective terms and no Credit Party has any valid defense, offset or counterclaim to the enforcement of such obligations and (iii) the Prepetition ABL Agent and the Prepetition ABL Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents), except to the extent clauses (ii) and (iii) above are subject to the automatic stay under the Bankruptcy Code upon commencement of the Chapter 11 Cases.
10.04 Collateral; Grant of Lien and Security Interest.
(a)    Pursuant to the DIP Orders and in accordance with the terms thereof, as security for the full and timely payment and performance of all of the Obligations, the Credit Parties hereby, assign, pledge and grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and to and, subject to Section 10.05, a Lien on all of the Collateral.
(b)    Notwithstanding anything herein to the contrary (i) all proceeds received by the Administrative Agent and the Lenders from the Collateral subject to the Liens granted in Section 10.04(a) and in each other Loan Document and by the Chapter 11 Orders shall be subject to the Carve-Out, and (ii) no Person entitled to amounts in respect of the Carve Out shall be entitled to dispose of any Collateral, and without limiting such Person’s right to receive proceeds of a sale or other disposition of Collateral up to the amount of the Carve-Out owed to such Person, such Person shall not seek or object to the sale or other disposition, of any Collateral.
(c)    Any funding or payment of the Carve Out shall be added to, and made a part of, the secured obligations secured by the Collateral (subject in the case of the “Carve-Out Account” (as defined in the DIP Order) to the DIP Order) and shall be otherwise entitled to the protections granted under the DIP Order, the Loan Documents, the Bankruptcy Code, and applicable Law.
10.05    Priority and Liens Applicable to Credit Parties.
(a)    Upon entry of the Interim Order or Final Order and subject to the terms thereof, as the case may be, the Obligations, Liens and security interests in favor of the Administrative Agent, for the benefit of the Secured Parties, referred to in Section 10.04(a) hereof shall, subject to the Carve Out, at all times:
(i)    pursuant to Section 364(c)(1) of the Bankruptcy Code, be entitled to joint and several super-priority administrative expense claim status in the Chapter 11 Cases, which claims in respect of the DIP Facility shall be superior to all other claims;
(ii)    pursuant to Section 364(c)(2) of the Bankruptcy Code, have a first priority lien on all unencumbered assets of the Credit Parties (now or hereafter acquired and all proceeds thereof);
(iii)    pursuant to Section 364(c)(2) of the Bankruptcy Code, have a first priority lien on cash in the DIP Funding Account (and all proceeds thereof);
(iv)    pursuant to Section 364(d) of the Bankruptcy Code, have a first priority priming lien (the “Priming Liens”) on all assets of the Credit Parties (now or hereafter acquired and all proceeds thereof) that were subject to a lien as of the Petition Date.
(b)    The Priming Liens shall prime the liens securing the Prepetition Facilities and other secured obligations including foreign exchange, currency and interest rate hedged obligations (the “Existing Primed

Secured Facilities”), but that the liens so created as described in clauses (a) (ii), (iii), and (iv) above shall be subject to “Permitted Liens” (as such term is defined under the Prepetition ABL Facility) as of the Petition Date, except those securing the Existing Primed Secured Facilities.
(c)    Subject to the Carve-Out, the Liens to be granted by the Bankruptcy Court in favor of the Administrative Agent, for the benefit of the Secured Parties, shall cover all property of the Credit Parties (now or hereafter acquired and all proceeds thereof), including property or assets that do not secure the Prepetition Facilities, except (i) any security representing more than 65% of the voting Capital Stock and any asset which is directly or indirectly owned by a CFC, (ii) any leasehold interest (or any of rights or interests thereunder) the grant of a Lien on which, notwithstanding the Bankruptcy Code, shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the obligor under any lease governing such leasehold interest or a breach or termination pursuant to the terms of, or a default under, any such lease, provided that the proceeds of the leasehold interests so excluded from the Collateral shall constitute Collateral and be subject to such Liens, and (iii) until entry of the Final Order, claims and causes of action under the Avoidance Actions.
(d)    [Intentionally Omitted.]
(e)     All of the liens described herein with respect to the assets of the Credit Parties shall be effective and perfected as of the Interim Order Entry Date and without the necessity of the execution or filing of mortgages, security agreements, pledge agreements, financing statements or other agreements.
(f)    Except to the extent expressly set forth in this Agreement, the DIP Order shall contain provisions prohibiting the Borrowers from incurring any Indebtedness which (x) ranks pari passu with or senior to the loans under the Loan Documents or (y) benefits from a first priority lien under Section 364 of the Bankruptcy Code.
10.06    Administrative Priority. Each Borrower agrees that its Obligations shall constitute allowed administrative expenses in the Chapter 11 Cases, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, subject only to prior payment of the Carve-Out and the terms and conditions of the Chapter 11 Orders.
10.07    Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 10.04(a) hereof and the administrative priority and lien priority granted pursuant to Section 10.05 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the DIP Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder are cumulative.
10.08    No Filings Required. The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim Order or the Final Order, as the case may be, and entry of the Interim Order shall have occurred on or before the date of each Loan. The Administrative Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, take possession or control of any Collateral, or take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim Order or the Final Order, as the case may be, or any other Loan Document.
10.09    Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent and the Lenders pursuant to this Agreement, the DIP Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by the Borrowers (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11

Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:
(a)    except to the extent of the Carve-Out, no fees, charges, disbursements, costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on parity with any claim of the Administrative Agent and the Lenders against the Borrowers in respect of any Obligation. For the avoidance of doubt, no fees, costs, expenses, charges and disbursements shall be payable by the Borrowers to their attorneys, accountants or other professionals or to attorneys, accountants or other professionals of the Official Committee except as provided in the Carve-Out;
(b)    the Liens in favor of the Administrative Agent and the Lenders set forth in Section 10.04(a) shall constitute valid and perfected first priority Liens and security interests, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever subject to the Carve-Out; and
(c)    the Liens in favor of the Administrative Agent and the Lenders set forth in Section 10.04(a) and in the other Loan Documents shall continue to be valid and perfected without the necessity that the Administrative Agent file financing statements or mortgages, take possession or control of any Collateral, or otherwise perfect its Lien under applicable non-bankruptcy law.
ARTICLE XI

MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Credit Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    extend, increase or decrease the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that for the avoidance of doubt, mandatory prepayments pursuant to Section 2.05 may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders;
(c)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)    (i) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order of the application of payments thereunder, in each case, without the written consent of each Lender or (ii) change Section 2.05 in a manner that would alter the pro rata sharing of Commitments reductions required thereby without the written consent of each Lender affected thereby;
(e)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or
(f)    (i) release all or substantially all of the Collateral in any transaction or series of related transactions, (ii) release all or substantially all of the Guarantors party to the Guarantees, (iii) subordinate the Obligations hereunder to any other Indebtedness, (iv) except as provided by operation of applicable law, subordinate the Liens on all or substantially all of the Collateral granted in favor of the Administrative Agent for itself and the other Secured Parties under the Security Documents to any other Lien, in each case, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Administrative Agent’s Letter Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to exercise any voting, consent, elective or request right as a Lender, approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Each Affiliated Lender, solely in its capacity as a Lender hereunder, hereby agrees that such Affiliated Lender shall have no right whatsoever to vote with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document and that it shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders that are not Affiliated Lenders; provided that, notwithstanding the foregoing, (x) each such Affiliated Lender shall be permitted to vote if such amendment, modification, waiver, consent or other such action disproportionately and adversely affects such Affiliated Lender as compared to other Lenders that are not Affiliated Lenders, (y) no amendment, modification, waiver, consent or other action shall, without the consent of such Affiliated Lender, deprive such Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder and (z) each such Affiliated Lender shall be permitted to vote if such amendment, modification, waiver, consent or other such action would require the consent of all Lenders or each affected Lender.
Each Affiliated Lender, solely in its capacity as a Lender and solely in relation to such Affiliated Lender’s claim with respect to the Obligations held by such Affiliated Lender, hereby further agrees that if any Credit Party shall be subject to any Insolvency Proceeding:
(A)     such Affiliated Lender, solely in its capacity as a Lender hereunder and solely in relation to such Affiliated Lender’s claim with respect to the Obligations held by such Affiliated Lender, shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that to which Administrative Agent has consented with respect to any disposition of assets by any Credit Party or any equity or debt financing to be made to any Credit Party), including, without limitation, the filing of any pleading by the Administrative Agent) in the proceeding so long as the Administrative Agent is not taking any action to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by other Lenders that are not Affiliated Lenders (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization); and
(B)    such Affiliated Lender shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders that are not Affiliated Lenders, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by the Affiliated Lenders in a manner that is less favorable to the Affiliated Lenders than the proposed treatment of similar Obligations held by the Lenders that are not Affiliated Lenders. Each such Affiliated Lender agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of the Administrative Agent to vote or consent on behalf of the claims of such Affiliated Lender with respect to the Obligations held by such Lender in any proceeding in the manner set forth above and that such Affiliated Lender shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding.
11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower, any other Credit Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02: and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including through any Electronic Medium) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) upon notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, Etc. Each of the Borrowers and the Administrative Agent, may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Continuation) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(e)    Platform. Borrower Materials may be delivered pursuant to procedures approved by the Administrative Agent, including electronic delivery (if possible) upon request by the Administrative Agent to an electronic system maintained by the Administrative Agent (“Platform”). The Borrower Representative shall notify the Administrative Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by the Administrative Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to the Lenders on the Platform. The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. The Lenders acknowledge that Borrower Materials may include material non- public information of the Credit Parties and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Credit Party’s securities. None of the Administrative Agent or any Related Party thereof shall have any liability to the Credit Parties, the Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform
11.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Committee of Lead Lenders, the SG DIP Lenders, the other Lenders and their respective Affiliates (including, in each case, the reasonable fees, charges and disbursements of counsel and advisors for such Persons, including, without limitation, local counsel to such Persons in any relevant jurisdiction), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Committee of Lead Lenders, Standard General and the other Lenders (including, in each case, the fees, charges and disbursements of counsel (including, without limitation, local counsel to such Persons in any relevant jurisdiction) and advisors for the Lenders) in connection with the enforcement or protection of its rights (A) relating to or arising out of, in connection with or the result of this Agreement and the other Loan Documents, including its rights under this Section, (B) relating to or arising out of, in connection with, or as a result of, the Loans made hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or (C) relating to or arising out of, in connection with or the result of the commencement, defense, conduct of, intervention in, or the taking of any other action (including, without limitation, preparation for and/or response to any subpoena or document request) related to this Agreement, the other Loan Documents, or the Loans in any action, litigation, investigation, or proceeding; provided that, solely with respect to the SG DIP Lenders, the Borrower’s obligations under this Section 11.04(a) with respect to the SG DIP Lenders shall be limited to the fees and expenses of Debevoise & Plimpton LLP and one local counsel.
(b)    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any Sub-Agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party or the Official Committee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any Sub-Agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any of the Borrowers or any other Credit Party, or any Environmental Liability related in any way to any of the Borrowers or any other Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by or on behalf of any Person (including any of the Borrowers or any other Credit Party or the Official Committee), and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrowers have obtained a final and nonappealable judgment in their favor on such indemnification claim by such Indemnitee as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. It is understood and agreed that the indemnification obligations under the Prepetition ABL Loan

Documents shall survive the Closing Date and shall continue as indemnification obligations hereunder following the Closing Date subject to the terms hereof.
(c)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (and any Sub-Agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (and any Sub-Agent thereof) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Outstandings at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (and any Sub-Agent thereof). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and the Borrowers hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith, willful misconduct or material breach of this Agreement by such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the DIP Facility and the repayment, satisfaction or discharge of all the other Obligations.
(g)    Other. Without duplication with Section 11.04(a), the Borrowers shall pay or reimburse, as applicable, all professional fees and other reasonable and documented out-of-pocket expenses of the Administrative Agent, the Committee of Lead Lenders and Standard General (including the fees, charges and disbursements of their respective counsel and financial advisors) incurred in connection with the Credit Parties, the transactions contemplated hereby, the plan of reorganization of the Credit Parties, the Chapter 11 Orders, participation in the Chapter 11 Cases and any refinancing or restructuring of the indebtedness of Holdings and its Subsidiaries, including the Exit Conversion, but excluding fees and expenses of Standard General and the SG DIP Lenders relating to any litigation commenced against Standard General or the SG DIP Lenders or any challenges to the Standard General or the SG DIP Lenders’ Claims unless such litigation or challenges are (i) brought by the Committee of Lead Lenders or the Credit Parties or (ii) against any SG Lender directly in its capacity as Lender hereunder; provided that, solely with respect to Standard General and the SG DIP Lenders, the Borrower’s obligations under this Section 11.04(g) with respect to Standard General and the SG DIP Lenders shall be limited to the fees and expenses of Debevoise & Plimpton LLP and one local counsel.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party (except to the extent permitted by Section 7.05(a) to the extent a transaction permitted thereby would constitute an assignment) may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,000,000 in the case of any assignment, unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii)    No consent shall be required for any assignment except to the extent required by subsection (b(i)) of this Section and, in addition, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 payable to the Administrative Agent; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No such assignment shall be made (a) to any Credit Party or any Affiliate (except pursuant to Section 11.06(g)) or Subsidiary of any Credit Party, (b) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b), (c) to a natural person, or (d) to any Person if, after giving effect to such assignment, such Person, together with any of its Affiliates or Approved Funds that are (or would become pursuant to such assignment or any concurrent assignments) Lenders, holds Loans and Commitments in an aggregate principal amount in excess of 25% of the aggregate principal amount of Loans and Commitments then outstanding, unless the Required Lenders (determined without regard to the existence or holdings of the proposed assignor Lender or any Lenders that are Affiliates or Approved Funds of such proposed assignor Lender or of such assignee Person) shall have given their prior written consent to such assignment. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the effective date of assignment that it is an Eligible Assignee. The Administrative Agent and each Lender may conclusively rely (without any duty to inquiry or further diligence) on a representation made by another Person that such Person is an Eligible Assignee for the purposes of establishing that such Person is an Eligible Assignee for all purposes of this Agreement.
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Notwithstanding the foregoing, with the consent of the Administrative Agent, but without the consent of any Borrower, any Lender may assign to Standard General and/or its Affiliates all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or any Credit Party or any Affiliate or Subsidiary of any Credit Party) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”): provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)    Assignments to Affiliated Lenders. Affiliated Lenders and assignments of Loans and Commitments to Affiliated Lenders pursuant to this Section 11.06 shall be subject to the following additional conditions and limitations:
(i)    Affiliated Lenders will not be entitled to attend or participate in meetings attended solely by Lenders who are not Affiliated Lenders (and not attended by the Administrative Agent);
(ii)    Affiliated Lenders shall be subject to the voting restrictions set forth in the final two paragraphs of Section 11.01;
(iii)    the aggregate principal amount of all Loans and Commitments held by the Affiliated Lenders shall not exceed 25% of the aggregate principal amount of Loans and Commitments then outstanding; and
(iv)    each Affiliated Lender, upon succeeding to an interest in the Commitments and Loans shall disclose in any Assignment and Assumption that it is an Affiliated Lender. Unless such designation is set forth in an Assignment and Assumption, the Administrative Agent and each Lender may conclusively rely (without any duty of inquiry or further diligence) on a representation made by another Person that such Person is not an Affiliated Lender.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) on a confidential basis to any rating agency in connection with rating the Credit Parties or the DIP Facility, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.
For purposes of this Section, “Information” means all information received from the Borrowers or any Credit Party relating to the Borrowers or any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any Credit Party, provided that, in the case of information received from the Borrowers or any Credit Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Credit Party, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
Notwithstanding anything to the contrary contained in this Section 11.07, each Credit Party consents to the publication by the Administrative Agent or the Lenders of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Medium) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark. No party hereto shall or shall permit any of its Affiliates to, issue any press release or other public disclosure relating to the closing of the credit facilities provided for herein (other than any document required to be filed by the Credit Party with the SEC) using the name, logo or otherwise referring to any Lender, the Administrative Agent or the Sub-Agent or of any of their Affiliates or the Loan Documents to which any such Person is a party without the prior written consent (including via e-mail) of such Person (not to be unreasonably withheld) except to the extent required to do so under applicable Requirements of Law and then, only after consulting with such Persons.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and their respective Affiliates is hereby authorized at any time and from time to time after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness, provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent, promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then (x) the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent and (y) the Administrative Agent may upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b):
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the Administrative Agent shall have consented to such assignment and the applicable assignee shall have consented to the applicable amendment, waiver or consent;
provided that the failure by any Lender to execute and deliver an Assignment and Assumption in connection with any of the foregoing assignments shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT NEW YORK LAW IS SUPERSEDED BY THE BANKRUPTCY CODE.
(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS AT THEIR ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.02. THE BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b)    EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER

LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.
11.15    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Credit Parties and their Subsidiaries, which information includes the name and address of the Credit Parties and their Subsidiaries and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties and their Subsidiaries in accordance with the Act. The Credit Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.
11.16    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
11.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) none of the Administrative Agent or any Lender has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Credit Parties and their Affiliates, and neither the Administrative Agent nor any Lender have any obligation to disclose any of such interests to the Credit Parties or any of their Affiliates. To the fullest extent permitted by law, the Credit Parties hereby waive and release any claims that they may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.18    Standstill. Notwithstanding anything to the contrary contained herein, except as Required Lenders may otherwise agree and without prejudice to the refinancing of the Prepetition ABL Obligations pursuant to Section 2.01(b), each Lender hereby agrees that during the Standstill Period it shall not take any action to (a) exercise any right to foreclose, execute or levy on, collect on, seize, sequester or sell or otherwise realize upon (judicially or non-judicially) the collateral or any other property or assets securing any obligation under any Standstill Debt, or (b) exercise any other remedies under any of the Standstill Debt Documents to setoff against the collateral therefor, including any account owned or controlled by any Credit Party or its Subsidiaries.
[The Remainder of this Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
Borrowers:
AMERICAN APPAREL (USA), LLC,
as Debtor and Debtor-in-Possession

By:	Name: Title:
AMERICAN APPAREL RETAIL, INC.,
as Debtor and Debtor-in-Possession

By:	Name: Title:
AMERICAN APPAREL DYEING & FINISHING. INC.,
as Debtor and Debtor-in-Possession

By:	Name: Title:
KCL KNITTING, LLC,
as Debtor and Debtor-in-Possession

By:	Name: Title

CREDIT AGREEMENT
Signature Page

The Guarantors:
AMERICAN APPAREL, INC.,
as Debtor-in-Possession

By:	Name: Title:
FRESH AIR FREIGHT, INC.,
as Debtor-in-Possession

By:	Name: Title:
The Administrative Agent:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	Name: Title:

The Lenders:
[_______], as a Lender

By:	Name: Title:

CREDIT AGREEMENT
Signature Page

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Standard General Master Fund L.P.	$4,282,200.00	14.274000000%
P Standard General Ltd.	$1,717,800.00	5.726000000%
Monarch Master Funding Ltd	$6,000,000.00	20.000000000%
Coliseum Capital Partners, L.P.	$1,101,586.26	3.671954200%
Coliseum Capital Partners II, L.P.	$3,398,413.74	11.328045800%
Blackwell Partners, LLC, Series A	$1,500,000.00	5.000000000%
Goldman Sachs Trust - Goldman Sachs High Yield Floating Rate Fund	$1,374,000.00	4.580000000%
Goldman Sachs Lux Investment Funds - Goldman Sachs High Yield Floating Rate Portfolio (LUX)	$252,000.00	0.840000000%
Goldman Sachs Lux Investment Funds - Global Multi-Sector Credit Portfolio (LUX)	$420,000.00	1.400000000%
Global Opportunities LLC	$1,143,000.00	3.810000000%
Global Opportunities Offshore Ltd	$2,811,000.00	9.370000000%
Oceana Master Fund Ltd.	$1,231,800.00	4.106000000%
PWCM Master Fund Ltd.	$4,768,200.00	15.894000000%
Total	$30,000,000	100.000000000%

SCHEDULE 7.13
Financial Covenants
Part A - Disbursements

Test Date	Test Period	Total Disbursements
October 30, 2015	From Petition Date through Friday October 30, 2015	$35,245,600
November 27, 2015	From Petition Date through Friday November 27, 2015	$67,292,900
December 25, 2015	From Petition Date through Friday December 25, 2015	$99,022,400
January 29, 2016	From Petition Date through Friday January 29, 2016	$142,507,100
February 26, 2016	From Petition Date through Friday February 26, 2016	$178,024,600
March 25, 2016	From Petition Date through Friday March 25, 2016	$212,463,300

Part B - Receipts

Test Date	Test Period	Total Receipts
October 30, 2015	From Petition Date through Friday October 30, 2015	$25,647,500
November 27, 2015	From Petition Date through Friday November 27, 2015	$52,894,000
December 25, 2015	From Petition Date through Friday December 25, 2015	$83,547,400
January 29, 2016	From Petition Date through Friday January 29, 2016	$114,439,600
February 26, 2016	From Petition Date through Friday February 26, 2016	$140,507,600
March 25, 2016	From Petition Date through Friday March 25, 2016	$169,959,100

Part C – Cumulative Net Cash Flow

Test Date	Test Period	Minimum Cumulative Cash Flow Amount
October 30, 2015	From Petition Date through Friday October 30, 2015	($3,898,600)
November 27, 2015	From Petition Date through Friday November 27, 2015	($2,644,600)
December 25, 2015	From Petition Date through Friday December 25, 2015	$2,529,000
January 29, 2016	From Petition Date through Friday January 29, 2016	($2,636,500)
February 26, 2016	From Petition Date through Friday February 26, 2016	($6,293,100)
March 25, 2016	From Petition Date through Friday March 25, 2016	($4,735,400)

“(__)” denoting a negative amount.

EXHIBIT C
EXIT FACILITY TERM SHEET

AMERICAN APPAREL (USA), LLC
Exit Term Loan Facility
Summary of Principal Terms and Conditions

Borrowers
Reorganized American Apparel (USA), LLC (the “Company”), Reorganized American Apparel Retail, Inc., Reorganized American Apparel Dyeing & Finishing, Inc. and Reorganized KCL Knitting, LLC, (collectively, the “Borrowers”), formerly debtors and debtors-in-possession in the cases filed under Chapter 11 (the “Chapter 11 Cases”); provided that to the extent any such entity or entities may be merged or consolidated with and into a Borrower, the “Borrowers” shall consist of such surviving entities.

Guarantors
Reorganized American Apparel, Inc., Reorganized Fresh Air Freight, Inc. and each other entity party that executes a guaranty (collectively, the “Guarantors” and together with the Borrowers, the “Credit Parties”).

Exit Term Loan Facility
Secured term loan facility (the “Exit Term Loan Facility” or the “Exit Financing”), the holders thereof referred to as the “Lenders”, comprised of (i) term loans (the “Converted DIP Loan”) converted on a dollar-for-dollar basis from the loans under the Borrowers’ debtor-in-possession credit agreement (the “DIP Facility”) on the Closing Date (as defined below) and (ii) an additional incremental term loan (the “Incremental Exit Loan” and together with the Converted DIP Loan, the “Exit Term Loan”) in the principal amount of $30,000,000 to be funded on the Closing Date, proceeds of which will be used solely to fund (and be limited, as to amount, by) disbursements, costs and expenses required in connection with the Reorganization (as defined below), working capital and for other general corporate purposes of the Credit Parties, which principal amount of Incremental Exit Loan shall be reduced (x) dollar-for-dollar with the cash in the DIP Funding Account (as defined below) on the Closing Date, (y) to the extent that the “Requisite Commitment Parties” (as such term is defined in the Equity Commitment Agreement, dated as of October 4, 2015, between the Company and the other parties thereto (the “Equity Commitment Agreement”)) determine to increase the new equity investment amount in the Company above $10,000,000 and (z) at the election of the Requisite Commitment Parties, with the consent of the Borrowers. Exit Term Loans that are prepaid may not be reborrowed.
The “Plan” means the Chapter 11 Plan of Reorganization and the related disclosure statement of the Credit Parties (collectively, the “Debtors”) to be filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), in form and substance satisfactory to the Required Lenders. The reorganization contemplated by the Plan is referred to herein as the “Reorganization.”

Use of Proceeds
The Exit Term Loan Facility will be used (i) to refinance all “Loans” under the DIP Facility on the Closing Date (i.e. the Converted DIP Loan) and (ii) with respect to the Incremental Exit Loan, to fund certain disbursements, costs and expenses in connection with the Reorganization and to provide working capital and for other general corporate purposes of the Credit Parties.

Closing Date	The date on which the Exit Term Loans are issued under the Exit Term Loan Facility and the Reorganization is consummated pursuant to the Plan (the “Closing Date”).
Maturity	The date that is 4 years after the Closing Date.

Collateral
A first priority perfected senior lien on all assets of the Credit Parties, other than 35% of the equity of foreign subsidiaries and certain customary baskets to be agreed by the Required Lenders in their sole discretion (“Permitted Liens”), subject in priority only to the liens granted to the New Working Capital Facility (as defined below) which shall be subject to ranking and intercreditor arrangements satisfactory to the Required Lenders (the “Collateral”).

Conditions to Closing
Usual and customary for facilities of this type, including, without limitation, the following:
A.    Since June 30, 2015, there not having occurred any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. “Material Adverse Effect” means (a) a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Credit Parties, taken as a whole (excluding (i) any matters publicly disclosed prior to the filing of the Chapter 11 Cases, (ii) any matters disclosed in the schedules to the DIP Facility, (iii) any matters disclosed in any first day pleadings or declarations, and (iv) the effect of filing the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the DIP Facility or under the Exit Term Loan Facility); (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Exit Term Loans; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Exit Term Loans.
B.    The negotiation, execution and delivery of an intercreditor agreement for the New Working Capital Facility to be entered into as of the Closing Date (if any) and customary definitive documentation in respect of the Exit Financing consistent with the terms set forth in this Term Sheet and otherwise satisfactory to the Required Lenders and the Administrative Agent (the “Exit Financing Documentation”).
C.    The satisfaction of the Required Lenders and the Administrative Agent with:

•    the Plan;
•    the terms of any New Working Capital Facility, including the type of facility (i.e. ABL, first lien revolver, first out revolver or term facility) and priority of collateral (i.e. first lien on substantially all assets or first lien on ABL collateral, second lien on term collateral), and the definitive documentation in respect thereof;
•    the business plan of the Credit Parties (which will be reasonably satisfactory to the Required Lenders); and
•    the terms, entry and effectiveness of a confirmation order with respect to the Plan.
D.    The Reorganization shall have been consummated in accordance with the Plan (all conditions set forth therein having been satisfied or waived (with any such waiver having been approved by the Required Lenders)), and substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Plan in accordance with its terms shall have occurred contemporaneously with the closing of the Exit Term Loans and such closing shall have occurred not later than the date that falls six months after October 5, 2015.

E.    The Required Lenders shall be reasonably satisfied that, on the Closing Date, immediately after giving effect to the consummation of the Plan, the issuance of the Exit Term Loans to occur on the Closing Date and any other transactions to occur on the Closing Date, the Credit Parties and their subsidiaries shall have outstanding no indebtedness other than indebtedness outstanding under the Exit Financing, the New Working Capital Facility and any additional indebtedness on terms and conditions (including as to amount) satisfactory to the Required Lenders and, if secured, subject to intercreditor arrangements satisfactory to the Required Lenders.
F.    The terms and conditions of the Exit Term Loan Facility shall be substantively consistent with the terms and conditions described herein or otherwise satisfactory to the Required Lenders and the Administrative Agent.
G.    Delivery of evidence that all required insurance has been maintained and that the Administrative Agent has been named as loss payee and additional insured.
H.    Accuracy of representations and warranties contained in the Exit Financing Documentation in all material respects (or, in the case of representations and warranties that are qualified by materiality, in all respects) and absence of default and Event of Default under the Exit Financing Documentation.
I.    Compliance with customary documentation conditions, including the delivery of customary legal opinions and closing certificates (including a customary solvency certificate), good standing certificates and certified organizational documents, in each case, in form and substance reasonably satisfactory to the Required Lenders and the Administrative Agent.
J.    The Administrative Agent shall have a first priority perfected senior lien on all assets of the Credit Parties, other than Permitted Liens, subject in priority only to the liens granted to the New Working Capital Facility (if any) which shall be subject to ranking and intercreditor arrangements satisfactory to the Required Lenders.
K.    Receipt by the Administrative Agent of reasonably satisfactory results of customary lien searches.
L.    All requisite governmental and third party approvals shall have been obtained, and there shall be no litigation, governmental, administrative or judicial action against the Credit Parties that could reasonably be expected to restrain, prevent or impose materially burdensome restrictions on the Reorganization or the Exit Term Loans.
M.    Delivery of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
N.    Payment by the Borrowers on the Closing Date of (i) the administrative and collateral agency fee and expenses (including the fees and expenses of counsel to the Administrative Agent) due on such date, (ii) the fees of Milbank, Tweed Hadley & McCloy LLP, designated local counsel and Ducera Partners LLC in connection with the transactions hereunder and (iii) all expenses payable on the Closing Date pursuant to the terms hereof.
O.    The Required Lenders and the Administrative Agent shall be reasonably satisfied with the flow of funds in connection with the closing.
P.    Such other conditions precedent as the Required Lenders and the Administrative Agent shall reasonably require.

Interest Rate
Interest shall be paid in cash (“Cash Interest”); provided that, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may elect to pay all or a portion of the interest accrued in a particular interest period in kind (“PIK Interest”), in lieu of paying such interest in cash, solely to the extent necessary to ensure that liquidity of the Credit Parties and their Subsidiaries would not be less than $10,000,000 after giving effect to such interest payment. Any PIK Interest so elected to be paid will be added to the principal amounts outstanding under the Exit Term Loan Facility.
Cash Interest on the Loans will accrue at the Eurodollar Rate plus the Margin.  As used herein, the Margin means “10.0% per annum”.  PIK Interest on the Loans will accrue at the Eurodollar Rate plus the Margin plus 2%.

As used herein, the terms “Eurodollar Rate” will have meanings customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest at the Eurodollar Rate will be customary and appropriate for financings of this type (which in no event shall be less than 1.0%).
During the continuance of an Event of Default, the loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Upfront Fees/OID	2% on the Incremental Exit Loan.
Scheduled Amortization	None.
Conversion Fee
A non-refundable fee payable in the form of the right, and the obligation, to purchase new equity interest in the Reorganized Company (as defined Equity Commitment Agreement) in the amounts and as calculated in the Equity Commitment Agreement, which shall be earned and payable on the Closing Date.

Call Protection	Callable at 103%, 102% and101% of par in years1, 2 and 3, respectively, and thereafter at par.
Mandatory Prepayments
The Exit Term Loans shall be prepaid with:
(i)    100% of the net cash proceeds of any asset sales or casualty or condemnation events (subject to (a) first offering paydown to the New Working Capital Facility with respect to collateral subject to first-priority liens securing the New Working Capital Facility and (b) subject to reinvestment rights and baskets and exclusions to be agreed); and
(ii)    100% of the proceeds of debt incurrences (other than debt permitted under the Exit Financing Documentation).

Representations and Warranties	Usual and customary for facilities of this type and such other representations and warranties as the Required Lenders may reasonably require.
Affirmative and Negative Covenants
Usual and customary for facilities of this type and such other covenants as the Required Lenders may reasonably require.
The covenant limiting indebtedness shall permit the Borrower to incur a new working capital facility in an amount up to $40,000,000 (“New Working Capital Facility”).

Financial Covenants	Such financial covenants as the Required Lenders may reasonably require.
Events of Default	Usual and customary for facilities of this type and such other events of default as the Required Lenders may reasonably require.

Financial and Other Reporting	Usual and customary for facilities of this type.
Amendments and Voting	Usual and customary for facilities of this type.
Required Lenders	Lenders holding a majority of the Exit Term Loans (the “Required Lenders”).
Expenses and Indemnification	Usual and customary for facilities of this type.
Other Provisions	The Exit Financing Documentation will include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.
Assignments and Participations	Usual and customary for facilities of this type.
Governing Law	State of New York.
Administrative Agent	Wilmington Trust, National Association (the “Administrative Agent”).

EXHIBIT D

EQUITY COMMITMENT AGREEMENT

EQUITY COMMITMENT AGREEMENT
AMONG
AMERICAN APPAREL, INC.
AND
THE COMMITMENT PARTIES PARTY HERETO
Dated as of October 4, 2015

ARTICLE I DEFINITIONS............................................................................................................................1

Section 1.1	Definitions.............................................................................................................1

Section 1.2	Construction..........................................................................................................6
ARTICLE II EQUITY COMMITMENT.........................................................................................................6

Section 2.1	Purchase and Sale..................................................................................................6

Section 2.2	Purchase Price Funding.........................................................................................6

Section 2.3	Closing...................................................................................................................7

Section 2.4	Deliveries at the Closing. At the Closing.............................................................7

Section 2.5	Commitment Party Default...................................................................................7

Section 2.6	Assignment of Equity Commitment Rights.........................................................8
ARTICLE III MINORITY EQUITYHOLDER PURCHASE RIGHT...........................................................9
Section 3.1 Minority Equityholder Purchase Right...........................................................................9
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................9

Section 4.1	Organization and Qualification............................................................................9

Section 4.2	Corporate Power and Authority...........................................................................10

Section 4.3	Execution and Delivery; Enforceability..............................................................10

Section 4.4	Equity Interests....................................................................................................10

Section 4.5	No Conflict..........................................................................................................10

Section 4.6	Consents and Approvals......................................................................................11

Section 4.7	Arm’s Length.......................................................................................................11

Section 4.8	Financial Statements............................................................................................11

Section 4.9	Absence of Certain Changes................................................................................11

Section 4.10	Legal Proceedings................................................................................................11

Section 4.11	Takeover Statutes.................................................................................................11

Section 4.12	No Broker’s Fees.................................................................................................11
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES.............11

Section 5.1	Organization and Existence.................................................................................11

Section 5.2	Corporate Power and Authority...........................................................................12

Section 5.3	Execution and Delivery.......................................................................................12

Section 5.4	No Conflict..........................................................................................................12

Section 5.5	No Registration....................................................................................................12

Section 5.6	Purchasing Intent.................................................................................................12

Section 5.7	Sophistication; Investigation...............................................................................13

Section 5.8	No Broker’s Fees.................................................................................................13

Section 5.9	Sufficiency of Funds............................................................................................13

i

ARTICLE VI ADDITIONAL COVENANTS...............................................................................................13

Section 6.1	Confirmation Order and Plan..............................................................................13

Section 6.2	Commercially Reasonable Efforts.......................................................................13

Section 6.3	LLC Agreement and Registration Rights Agreement..........................................14

Section 6.4	Blue Sky...............................................................................................................14

Section 6.5	Share Legend.......................................................................................................14
ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.............................................14

Section 7.1	Conditions to the Obligation of All Parties.........................................................14

Section 7.2	Conditions to the Commitment Party Obligations..............................................15

Section 7.3	Conditions to the Company’s Obligations...........................................................15
ARTICLE VIII INDEMNIFICATION AND CONTRIBUTION..................................................................16

Section 8.1	Indemnification Obligations................................................................................16

Section 8.2	Indemnification Procedure..................................................................................16

Section 8.3	Settlement of Indemnified Claims.......................................................................17

Section 8.4	Contribution........................................................................................................17

Section 8.5	Treatment of Indemnification Payments.............................................................17

Section 8.6	No Survival..........................................................................................................17
ARTICLE IX TERMINATION.....................................................................................................................17

Section 9.1	Termination Rights..............................................................................................17

Section 9.2	Automatic Termination........................................................................................18

Section 9.3	Effect of Termination...........................................................................................18
ARTICLE X GENERAL PROVISIONS.......................................................................................................18

Section 10.1	Notices.................................................................................................................19

Section 10.2	Assignment; Third Party Beneficiaries................................................................19

Section 10.3	Prior Negotiations; Entire Agreement.................................................................20

Section 10.4	Governing Law; Venue........................................................................................20

Section 10.5	Waiver of Jury Trial.............................................................................................20

Section 10.6	Counterparts........................................................................................................20

Section 10.7	Waivers and Amendments; Rights Cumulative...................................................20

Section 10.8	Headings..............................................................................................................21

Section 10.9	Specific Performance..........................................................................................21

Section 10.10	Damages..............................................................................................................21

Section 10.11	No Reliance.........................................................................................................21

Section 10.12	Publicity; Public Disclosure of Agreement.........................................................22

Section 10.13	Settlement Discussions........................................................................................22

Section 10.14	Transaction Expenses..........................................................................................22

ii

Section 10.15	Transfer Taxes.....................................................................................................22

Section 10.16	Additional Agreements........................................................................................22

iii

EQUITY COMMITMENT AGREEMENT
THIS EQUITY COMMITMENT AGREEMENT (this “Agreement”), dated as of October 4, 2015, is made by and among American Apparel, Inc., and the Commitment Parties set forth on the signature pages hereto (collectively, the “Commitment Parties”). Capitalized terms that are used but are not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof or, if not defined therein, shall have the meanings given to them in the Restructuring Support Agreement (as defined below).
RECITALS
WHEREAS, the Company and certain of its domestic Subsidiaries (collectively, the “Debtors”) have entered into a Restructuring Support Agreement, dated as of the date hereof (the “Restructuring Support Agreement”), with the Commitment Parties as the “Supporting Parties” thereunder, which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a plan of reorganization to be filed in jointly administered cases (the “Chapter 11 Cases”) under Title 11 of the United States Code, 11 U.S.C. §§ 101- 1532, as amended (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), on the terms and conditions set forth in the Plan;
WHEREAS, pursuant to this Agreement and the Plan, and subject to the terms and conditions contained herein and therein, (a) the Company has agreed to issue to the Commitment Parties an aggregate number of Units equal to the quotient of the Total Equity Commitment Amount divided by the Purchase Price, at a per-Unit cash purchase price equal to the Purchase Price and (b) each Commitment Party has agreed to purchase its Commitment Percentage of such Units;
WHEREAS, pursuant to this Agreement and the Plan, and subject to the terms and conditions contained herein and therein, each of the Minority Equityholders will have the right to elect, at any time during the 30 days following the Closing Date, to purchase additional Units, at a per-Unit cash purchase price equal to the Purchase Price, in an aggregate amount equal to such Minority Equityholder’s Purchase Right Percentage of the Total Equity Commitment Amount; and
NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agrees as follows:
ARTICLE I

DEFINITIONS
1.01    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:
“Action” means any legal, governmental, administrative, regulatory or judicial actions, suits, arbitrations, audits, actions, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that no Commitment Party shall be deemed an Affiliate of the Company or any of its Subsidiaries for any purpose under this Agreement. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person.
“Allowed Prepetition Note Secured Claim” has the meaning given to such term in the Plan.

“Board” means the board of managers of the Company.
“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).
“claim” has the meaning given to such term in Section 101 of the Bankruptcy Code.
“Closing Date” means the date on which the Closing occurs.
“Commencement Date” means the date that the Debtors file voluntary petitions in the Bankruptcy Court to commence the Chapter 11 Cases.
“Commitment Party Default” means the failure by any Commitment Party to deliver the aggregate Purchase Price for such Commitment Party’s Commitment Percentage of any Equity Commitment Units by the Escrow Funding Date in accordance with Section 2.2(b).
“Commitment Percentage” means, with respect to any Commitment Party, the sum of (x) the product (rounded to four decimal places) of such Commitment Party’s DIP Commitment Percentage and the DIP Commitment Percentage Multiplier, plus (y) the product (rounded to four decimal places) of such Commitment Party’s Notes Commitment Percentage and the Notes Commitment Percentage Multiplier (rounded to four decimal places).
“Company” means American Apparel, Inc., a Delaware corporation, and for the avoidance of doubt shall also include (a) the limited liability company into which American Apparel, Inc. will be converted in accordance with the Plan, and (b) the Reorganized Company.
“Company Governance Documents” means, (a) at any time prior to the Company’s conversion into a Delaware limited liability company, the Company’s certificate of incorporation and by-laws as in effect at such time, and (b) at any time from and after the Company’s conversion into a Delaware limited liability company, the Certificate of Formation of the Company and the limited liability company agreement of the Company as in effect at such time.
“Company SEC Documents” means the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with or furnished to the SEC by the Company on or prior to the date hereof
“Confirmation Order” means an order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code and authorizing the consummation of the transactions contemplated hereby and thereby.
“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.
“Defaulted Equity Commitment Units” means, with respect to any Commitment Party Default, the Equity Commitment Units for which the Defaulting Commitment Party has failed to deliver the aggregate Purchase Price in accordance with Section 2.2(b).
“Defaulting Commitment Party” means, at any time, any Commitment Party that caused a Commitment Party Default that is continuing at such time.
“DIP Commitment Percentage” means, with respect to any Commitment Party, 20.0%.
“DIP Commitment Percentage Multiplier” means the quotient of (x) $90,000,000 divided by (y) the sum of $90,000,000 plus the amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties

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as of the date hereof; provided, that to the extent the aggregate principal amount of the loans under the DIP Facility are increased, the $90,000,000 will be adjusted accordingly in the foregoing clauses (x) and (y).
“DIP Facility” has the meaning given to such term in the Exit Facility Term Sheet.
“Effective Date” has the meaning given to such term in the Plan.
“Emergence Credit Facilities” means, collectively, the Exit Term Loan Facility and, if applicable, the New Working Capital Facility, in each case as defined in the Exit Facility Term Sheet.
“Equity Commitment” means, with respect to each Commitment Party, its obligation to purchase Units, subject to the terms and conditions set forth herein, pursuant to Section 2.1 of this Agreement.
“Equity Commitment Units” means, with respect to each Commitment Party, the Units that such Commitment Party is required to purchase pursuant to its Equity Commitment.
“Event” means any event, development, occurrence, circumstance or change.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulation of the SEC thereunder.
“Final DIP Order” means the final order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP.
“Governance Term Sheet” means the term sheet titled “Summary of Terms for Post-Restructuring Equity” and attached as Exhibit E to the Restructuring Support Agreement.
“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).
“Interim DIP Order” means an interim order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders.
“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.
“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.
“Material Adverse Effect” means any Event after the Commencement Date which, individually or collectively with all other Events, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations, or condition (financial or otherwise) of the Debtors or the Reorganized Debtors, or (b) the ability of the Debtors or the Reorganized Debtors to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement or the Plan in any material respect, in each case, except to the extent such Event results from (i) any change after the date hereof in global, national or regional political conditions or in the general business, market and economic conditions affecting the industries and regions in which the Company and its Subsidiaries operate, including, in each case, natural disasters and acts of terrorism, war or piracy or other hostilities; (ii) any changes after the date hereof in applicable Law, in GAAP or the interpretation or enforcement thereof; (iii) the execution, delivery, announcement or existence of, or performance of this Agreement

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or the transactions contemplated hereby, the Plan or the Restructuring Support Agreement, including, but not limited to the announcement of the identity of the Commitment Parties; (iv) any matters publicly disclosed (in the SEC Documents or otherwise) prior to the filing of the Chapter 11 Cases, (v) any matters disclosed in the schedules to the DIP Facility, (vi) any matters disclosed in any first day pleadings or declarations, and (vii) the effect of filing the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the DIP Facility documents or under any orders of the Bankruptcy Court in the Chapter 11 Cases).
“Minority Equityholder” means, at any time of determination, any Person then holding any Minority Equityholder Notes Claims (including any Person, including as applicable any Commitment Party or Affiliate thereof, that was not a holder of Minority Equityholder Notes Claims as of the date hereof but subsequently acquires any Minority Equityholder Notes Claims).
“Minority Equityholder Notes Claims” means, collectively, the Allowed Prepetition Note Secured Claims held, as of the date hereof, by Persons other than Commitment Parties and their Affiliates.
“Notes Commitment Percentage” means, with respect to any Commitment Party, the quotient, expressed as a percentage (rounded to four decimal places), of (x) the aggregate amount of the Allowed Prepetition Note Secured Claims held by such Commitment Party as of the date hereof, divided by (y) the aggregate amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties as of the date hereof.
“Notes Commitment Percentage Multiplier” means the quotient of (x) the amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties as of the date hereof, divided by (y) the sum of (i) $90,000,000 plus (ii) the amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties as of the date hereof; provided, that to the extent the aggregate principal amount of the loans under the DIP Facility are increased, the foregoing $90,000,000 will be adjusted accordingly.
“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator.
“Outside Date” means the date that is 180 days after the date of this Agreement.
“Parties” means, collectively, the Company and the Commitment Parties.
“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.
“Plan” means the Debtors’ Joint Plan of Reorganization, in substantially the form attached as Exhibit B to the Restructuring Support Agreement (including the Plan Supplement(s) and all other exhibits, schedules and annexes thereto) providing for, among other matters, the implementation of this Agreement, as may be further amended, supplemented or otherwise modified from time to time in accordance with the Restructuring Support Agreement.
“Plan Supplement” means the plan supplement to be filed by the Debtors with the Bankruptcy Court.
“Purchase Price” means the purchase price per Unit for the Units to be sold by the Company pursuant to this Agreement, which shall be an amount equal to the quotient of (x) an assumed total enterprise value for the Company of $225,000,000, minus the aggregate amount of all funded indebtedness of the Company and its Subsidiaries that will be outstanding on the Effective Date after giving effect to the Plan (including all capital leases and the full amount available under the Incremental Exit Loan (as defined in the Exit Facility Term Sheet), irrespective of whether it has been funded at such time), divided by (y) the aggregate number of Units distributed under the Plan (excluding any Units issued pursuant to this Agreement).
“Purchase Right Percentage” means, with respect to any Minority Equityholder, the quotient, expressed as a percentage (rounded to four decimal places), of (x) the aggregate amount of the Minority Equityholder Notes Claims held by such Minority Equityholder as of the Effective Date before giving effect to the Plan, divided by

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(y) the sum of $90,000,000 plus the aggregate amount of all Allowed Prepetition Note Secured Claims as of the Effective Date before giving effect to the Plan; provided, that to the extent the aggregate principal amount of the loans under the DIP Facility are increased, the foregoing $90,000,000 will be adjusted accordingly.
“Registration Rights Agreement” means a registration rights agreement that will become effective as of the Effective Date, which shall be, in form and substance, (a) consistent in all material respects with the terms set forth in the Governance Term Sheet and the Restructuring Support Agreement and (b) reasonably acceptable to the Required Commitment Parties, and which shall provide certain registration rights to each recipient of Equity Commitment Units hereunder.
“Related Party” means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.
“Reorganized Company” means the Company, from and after the Effective Date.
“Reorganized Company LLC Agreement” means the limited liability company agreement of the Reorganized Company that will become effective as of the Effective Date, which shall be, in form and substance, (a) consistent in all material respects with the terms set forth in the Governance Term Sheet and the Restructuring Support Agreement and (b) reasonably acceptable to the Required Commitment Parties.
“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.
“Required Commitment Parties” means Commitment Parties with an aggregate Commitment Percentage of more than 50%.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body or (c) has the power to direct the business and policies.
“Supermajority Commitment Parties” means Commitment Parties with an aggregate Commitment Percentage of more than 66 2/3%.
“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation.
“Total Equity Commitment Amount” means an amount equal to no less than $10,000,000, or such greater amount, not to exceed $40,000,000, as the Supermajority Commitment Parties in their sole discretion may elect, by written notice given to the Company at any time after the date hereof and prior to 5:00 p.m., New York City time, on the date that is seven (7) Business Days prior to the Closing Date.
“Total Equity Commitment Units” means the aggregate number of Units that all Commitment Parties are required to purchase hereunder pursuant to their Equity Commitments.
“Transaction Agreements” means, collectively, this Agreement, the Reorganized Company LLC Agreement, and the Registration Rights Agreement.

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“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of.
“Units” means, collectively, the voting common membership interest units in the Reorganized Company.
1.02    Construction. In this Agreement, unless the context otherwise requires:
(a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;
(b)    the descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;
(c)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;
(d)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(e)    the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;
(f)    the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;
(g)    “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;
(h)    references to “day” or “days” are to calendar days;
(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder in effect on the date of this Agreement; and
(j)    references to “dollars” or “$” are to United States of America dollars.
ARTICLE II

EQUITY COMMITMENT
2.01    Purchase and Sale. At the Closing, subject to the terms and conditions set forth in this Agreement and the Plan, each Commitment Party, severally and not jointly, shall purchase from the Company, and the Company shall sell and deliver to each such Commitment Party, at a per-Unit cash purchase price equal to the Purchase Price, a number of Units (rounded to the nearest whole Unit) equal to the quotient of (x) a number which is equal to the product of such Commitment Party’s Commitment Percentage and the Total Equity Commitment Amount, divided by (y) the Purchase Price. Each Commitment Party’s obligation to pay the aggregate Purchase Price for its respective Equity Commitment Units shall be satisfied by its delivery of cash in such amount to the Escrow Account, as provided in Section 2.2 below.
2.02    Purchase Price Funding.

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(a)    Funding Notice. No later than the date that is five (5) Business Days prior to the Closing Date, the Company shall deliver to each Commitment Party a written notice (the “Funding Notice”) setting forth (i) the number of Equity Commitment Units to be purchased by such Commitment Party pursuant to its respective Equity Commitment and the aggregate Purchase Price therefor; and (ii) wire instructions for the escrow account to which such Commitment Party shall deliver the aggregate Purchase Price for such Equity Commitment Units (the “Escrow Account”).
(b)    Escrow Account Funding. No later than the date that is one (1) Business Day prior to the Closing (such date, the “Escrow Funding Date”), each Commitment Party shall deliver the aggregate Purchase Price for such Commitment Party’s Commitment Percentage of the Equity Commitment Units, by wire transfer of immediately available funds in U.S. dollars to the Escrow Account in satisfaction of such Commitment Party’s Equity Commitment. The Escrow Account shall be established with an escrow agent reasonably satisfactory to the Required Commitment Parties and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Required Commitment Parties and the Company. The funds held in the Escrow Account shall be released, and each Commitment Party shall receive from the Subscription Escrow Account the cash amount actually funded to the Subscription Escrow Account by such Commitment Party, plus any interest accrued thereon, within two (2) Business Days following any termination of this Agreement in accordance with its terms.
2.03    Closing. The closing of the purchase and sale of Units pursuant to the Equity Commitments (the “Closing”) shall take place on the Effective Date promptly following consummation of the Plan, or at such other time, following the Effective Date, as is mutually agreed in writing by the Company and the Supermajority Commitment Parties. The Closing shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005 or remotely via the exchange of documents and signatures.
2.04    Deliveries at the Closing. At the Closing:
(a)    All funds held in the Escrow Account shall be delivered to the Company, by wire transfer of immediately available funds in U.S. dollars, in satisfaction of the Purchase Price for all Equity Commitment Units with respect to which the Purchase Price has been funded pursuant to Section 2.2.
(b)    Each Commitment Party (or, if applicable, its designee pursuant to Section 2.6(a)) shall deliver to the Company (i) a duly executed counterpart of the Reorganized Company LLC Agreement and (ii) a duly executed counterpart of the Registration Rights Agreement.
(c)    The Company shall:
(i)    Issue to each Commitment Party (or, if applicable, its designee pursuant to Section 2.6(a)) its respective Equity Commitment Units, against payment of the aggregate Purchase Price for such Units, along with evidence reasonably satisfactory to such Commitment Party that the books and records of the Company have been updated to reflect such issuance.
(ii)    Deliver to each Commitment Party (A) a duly executed counterpart of the Reorganized Company LLC Agreement and (B) a duly executed counterpart of the Registration Rights Agreement.
(iii)    Deliver to each Commitment Party an officer’s certificate certifying that each of the conditions set forth in Sections 7.2(d) and 7.2(e) have been satisfied.
2.05    Commitment Party Default.
(a)    Upon the occurrence of a Commitment Party Default by any Commitment Party, the Company shall give prompt written notice thereof (a “Default Notice”) to each of the other Commitment Parties that is not a Defaulting Commitment Party, each of whom shall have the right, but not the obligation, within five (5) Business Days after receipt of the Default Notice, to elect by written notice to the Company to purchase all or any portion of the

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Defaulted Equity Commitment Units, at a per-Unit purchase price equal to the Purchase Price, which purchase shall be allocated pro rata among all such Commitment Parties electing to purchase all or any portion of the Defaulted Equity Commitment Units (such Commitment Parties, the “Substituted Commitment Parties”) based upon the relative applicable Commitment Percentage of any such Substituted Commitment Parties or as may otherwise be mutually agreed upon by the Substituted Commitment Parties. The closing of any such purchase and sale of Defaulted Equity Commitment Units shall occur at 10:00 a.m. New York City Time on the date that is ten (10) Business Days following the Closing Date or such other time and date as is mutually agreed by the Company and the applicable Substituted Commitment Party, with the Purchase Price for such Defaulted Equity Commitment Units to be paid by wire transfer of immediately available funds in U.S. dollars to the Company at the account specified in the Default Notice, and the Company shall issue such Defaulted Equity Commitment Units in the manner set forth in Section 2.4(c)(i) of this Agreement.
(b)    Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Commitment Percentage of the Equity Commitment Units.
(c)    For the avoidance of doubt, nothing contained in this Agreement (including the purchase by a Substituted Commitment Party of any Defaulted Equity Commitment Units) shall relieve any Defaulting Commitment Party from its obligations with respect to its Equity Commitment Units or any liability in connection with such Defaulting Commitment Party’s Commitment Party Default, and the Company shall retain all rights and remedies available to it under law or at equity.
2.06    Assignment of Equity Commitment Rights.
(a)    Each Commitment Party shall have the right to require, by written notice to the Company no later than two (2) Business Days prior to the Closing Date, that all or any portion of its Equity Commitment Units be issued in the name of, and delivered to one or more of its Affiliates or funds or accounts that are managed by such Commitment Party or its Affiliates (each, a “Related Purchaser”) which notice of designation shall (i) be addressed to the Company and signed by such Commitment Party and each Related Purchaser, (ii) specify the number of Equity Commitment Units to be delivered to or issued in the name of each such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 5.5 through 5.7 as applied to such Related Purchaser; provided that no such designation shall relieve such Commitment Party from any of its obligations under this Agreement; provided further, that no such Related Purchaser is a “Prohibited Transferee” (as defined in the Reorganized Company LLC Agreement).
Each Commitment Party agrees that it will not, directly or indirectly, Transfer, at any time prior to the Effective Date, any of its rights and obligations under this Agreement to any Person other than in accordance with Sections 2.5, 2.6(a) or 2.6(c), or any other provision of this Agreement that expressly permits such Transfer. In the event that any Commitment Party purports to Transfer all or any portion of its Allowed Prepetition Note Secured Claims or allowed DIP Facility Claims, then such transferee shall agree in a writing addressed to the Company (i) to assume a proportionate percentage of such Commitment Party’s Equity Commitment, (ii) that such transferee or assignee shall be fully bound by this Agreement and (iii) to provide the representations and warranties set forth in Article V hereof; provided that no such Transfer shall relieve such Commitment Party from any of its obligations under this Agreement; provided further, that no such Transfer is to a “Prohibited Transferee” (as defined in the Reorganized Company LLC Agreement). In the event of a default by such transferee or assignee, as applicable, of its obligations hereunder to purchase any Equity Commitment Units, the transferring Commitment Party shall be obligated to purchase such Equity Commitment Units within one (1) Business Day of receiving notice of such default.
(b)    Each Commitment Party shall have the right to assign, by written notice to the Company no later than ten (10) Business Days prior to the Closing Date, in accordance with the Restructuring Support Agreement, all or any portion of its Equity Commitment to any other Commitment Party or Commitment Parties (each, a “Commitment Party Assignee”), which notice of assignment shall (i) be addressed to the Company and signed by such Commitment Party and each Commitment Party Assignee, and (ii) specify the portion of such Commitment Party’s Equity Commitment that is being assigned to such Commitment Party Assignee(s); provided that no such Transfer shall relieve such Commitment Party from any of its obligations under this Agreement.

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ARTICLE III

MINORITY EQUITYHOLDER PURCHASE RIGHT
Section 3.1    Minority Equityholder Purchase Right.
(c)    On the terms and conditions set forth in this Article III and the Plan, each Minority Equityholder shall have the right to elect, in the manner set forth in Section 3.1(c), at any time during the 30 days following the Closing Date (the “Election Period”), to purchase a number of Units (rounded to the nearest whole Unit, and which Units, for the avoidance of doubt, shall be in addition to the Total Equity Commitment Units) equal to the quotient of (x) the product of such Minority Equityholder’s Purchase Right Percentage and the number of Total Equity Commitment Units. As used herein, “Offered Units” means, with respect to any Minority Equityholder, the number of Units that such Minority Equityholder is entitled to purchase pursuant to this Article III, as calculated in accordance with the immediately preceding sentence.
(d)    As promptly as practicable following the Closing Date (and in no event more than two (2) Business Days thereafter) the Company shall deliver to each Minority Equityholder notice of the issuance of the Equity Commitment Units (the “Offer Notice”), which notice shall include an election form provided by the Company and in form and substance reasonably satisfactory to the Required Commitment Parties (the “Election Form”) and shall set forth (A) the Total Equity Commitment Amount, the Purchase Price and the total number of Equity Commitment Units that were issued to the Commitment Parties, (B) such Minority Equityholder’s Purchase Right Percentage, and (C) the number of Offered Units that such Minority Equityholder is entitled to purchase pursuant to this Article III and the aggregate Purchase Price therefor. The Election Form will require, among other things, that any Minority Equityholder making such election confirm in writing the accuracy of the representations set forth in Sections 5.5 through 5.7 as applied to such Minority Equityholder.
(e)    Each Minority Equityholder shall have the right to elect to purchase all (but not less than all) of its Offered Units, at a per-Unit purchase price equal to the Purchase Price, by delivering each of the following to the Company, at any time during the Election Period, in accordance with the instructions included with the Offer Notice: (i) a properly completed and duly executed Election Form, (ii) immediately available funds in U.S. dollars, in an amount equal to the aggregate Purchase Price set forth in such Minority Equityholder’s Offer Notice, (iii) a duly executed counterpart of the Reorganized Company LLC Agreement, and (iv) a duly executed counterpart of the Registration Rights Agreement, if applicable.
(f)    As promptly as practicable following the Company’s receipt from any Minority Equityholder of all of the items listed in Section 3.1(c), and in no event more than three (3) Business Days thereafter, the Company shall issue the Offered Units to such Minority Equityholder, and shall deliver to such Minority Equityholder, to the address specified in such Minority Equityholder’s Election Form, (i) evidence that the books and records of the Company have been updated to reflect such issuance, (ii) a duly executed counterpart of the Reorganized Company LLC Agreement and (iii) a duly executed counterpart of the Registration Rights Agreement to the Minority Equityholder, if applicable. The issuance of Offered Units pursuant to this Article III shall not be subject to any preemptive rights that would otherwise apply pursuant to the Reorganized Company LLC Agreement.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (i) set forth in the Company SEC Documents or (ii) as may be or become untrue directly as a result of the commencement of the Chapter 11 Cases or the discharge or compromise of claims as a result thereof, the Company hereby represents and warrants to each of the Commitment Parties, as of the date of this Agreement and as of the Closing Date, as follows:
4.01    Organization and Qualification. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be,

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in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.02    Corporate Power and Authority. The Company has the requisite power and authority, subject to entry of the Confirmation Order, to enter into, execute and deliver each of the other Transaction Agreements and to perform its obligations thereunder. Subject to entry of the Confirmation Order, the execution and delivery of each of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate or limited liability action, as applicable, on behalf of the Company, and no other organizational authorizations or approvals on the part of the Company or its equity holders are or will be necessary.
4.03    Execution and Delivery; Enforceability. Subject to entry of the Confirmation Order, each of the Transaction Agreement has been or will be, as applicable, duly executed and delivered by the Company, and the Company’s obligations hereunder and thereunder will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.
4.04    Equity Interests.
(c)    The Units to be issued pursuant to this Agreement will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered, and free and clear of all Liens, preemptive rights, subscription and similar rights, except as set forth in the Transaction Agreements.
Except as set forth in the Transaction Agreements, the Emergence Credit Facilities or any employment agreement entered into as provided in the Plan or as otherwise specifically provided for by the Plan, including without limitation any management incentive equity plan contained or provided for and approved in connection therewith, as of the Closing Date, neither the Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any such equity or voting interest, (ii) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any equity interests of the Company or any of its Subsidiaries or (iv) relates to the voting of any equity interests of the Company.
4.05    No Conflict. The Company’s execution and delivery of the Transaction Agreements, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) materially conflict with, or result in a material breach, modification or violation of, any of the terms or provisions of, or constitute a material default under (with or without notice or lapse of time, or both), or result, except to the extent expressly specified in the Plan, in the acceleration of, or the creation of any Lien under, any Contract to which the Company or any of its Subsidiaries will be bound or to which any of the property or assets of the Company or any of its Subsidiaries will be subject, as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the Reorganized Company LLC Agreement or the Certificate of Formation of the Company as of the Effective Date or any of the organization documents of any of the Company’s material Subsidiaries or (c) result in any violation of any Law or Order applicable to the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (a) and (c) above, where such occurrence, event or result would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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4.06    Consents and Approvals. Subject to entry of the Confirmation Order, no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Company from, or to be given by the Company to, or made by the Company or any of its Affiliates with, any Governmental Entity or other Person, in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for such qualifications or filings under applicable federal or state securities or Blue Sky laws as may be required in connection with the transactions contemplated by this Agreement that will be made by the Company within the time prescribed by law under such federal or state securities or Blue Sky laws.
4.07    Arm’s Length. The Company acknowledges and agrees that each of the Commitment Parties is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries.
4.08    Financial Statements. The audited consolidated balance sheets of the Company as at December 31, 2014 and the unaudited consolidated balance sheets of the Company as at June 30, 2015 and the related consolidated statements of operations and of cash flows for the fiscal year or quarter, as the case may be, ended on such dates (collectively, the “Financial Statements”), present fairly the consolidated financial condition of the Company as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal period or quarter, as the case may be, then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein, and, with respect to unaudited interim financial statements, as permitted by Form 10-Q of the Exchange Act).
4.09    Absence of Certain Changes. From the Commencement Date to the Closing Date, no Event has occurred or exists that constitutes a Material Adverse Effect.
4.10    Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no material Actions pending or, to the actual knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject which (a) in any manner draws into question the validity or enforceability of this Agreement, the Plan or the Transaction Agreements or (b) that would reasonably be expected to have a Material Adverse Effect and which would not be subject to discharge under the Plan.
4.11    Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Equity Commitment and the other transactions contemplated by this Agreement. As of the entry of the Confirmation Order, the Board shall have authorized and approved the issuance of the Units (including the Equity Commitment Units) pursuant to the Plan and this Agreement.
4.12    No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with this Agreement or any of the transactions contemplated hereby that would not be subject to discharge under the Plan.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES
Each Commitment Party represents and warrants, as to itself only, as of the date of this Agreement and as of the Closing Date, as follows:
5.01    Organization and Existence. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the laws of its jurisdiction of incorporation or organization.

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5.02    Corporate Power and Authority. Such Commitment Party has the requisite corporate, limited partnership, limited liability company or other organizational power and authority to enter into, execute and deliver this Agreement and each other Transaction Agreements to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary corporate, limited partnership, limited liability company or other organizational action required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.
5.03    Execution and Delivery. Each of the Transaction Agreements (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) when executed and delivered, will constitute the valid and binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.
5.04    No Conflict. Such Commitment Party’s execution, delivery and performance of each of the Transaction Agreements does not and will not (i) violate any provision of its organizational documents, (ii) to the actual knowledge of such Commitment Party, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any material right or obligation of the Commitment Party under, any Contract, or (iii) to the actual knowledge of such Commitment Party, violate or result in a breach of or constitute a default under any Law to which the Commitment Party is subject.
5.05    No Registration. Such Commitment Party understands that the Equity Commitment Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto.
5.06    Purchasing Intent. Such Commitment Party is acquiring the Equity Commitment Units for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws.

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5.07    Sophistication; Investigation. Such Commitment Party is an institutional “accredited investor” as such term is defined in Rule 501(a) of the Securities Act, or a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act. Such Commitment Party has made its own inquiry and investigation into the Company and has undertaken such investigation and had access to such information as it has deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. Such Commitment Party has not relied on any advice from the Company or its representatives regarding the tax consequences of an investment in the Equity Commitment Units. Such Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Equity Commitment Units being acquired hereunder. Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Equity Commitment Units for an indefinite period of time), including a complete loss of its investment in the Equity Commitment Units. In evaluating the suitability of an investment in the Equity Commitment Units, such Commitment Party has not relied upon any representation or warranty of any Person by or on behalf of the Company other than those representations and warranties that are expressly set forth in this Agreement and the Restructuring Support Agreement, whether written or oral.
5.08    No Broker’s Fees. Such Commitment Party is not a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Company, for a brokerage commission, finder’s fee or like payment in connection with this Agreement or an of the transactions contemplated hereby.
5.09    Sufficiency of Funds. At the Escrow Funding Date, such Commitment Party will have available to it sufficient funds to make the payment of the aggregate Purchase Price for its Equity Commitment Units.
ARTICLE VI

ADDITIONAL COVENANTS
6.01    Confirmation Order and Plan. The Company shall use its commercially reasonable efforts to obtain entry of the Confirmation Order as soon as reasonably practicable following the Commencement Date and on terms consistent with the Restructuring Support Agreement.
6.02    Commercially Reasonable Efforts.
(d)    Without in any way limiting any other respective obligation of the Company or any Commitment Party in this Agreement, the Company shall use (and shall cause its Subsidiaries to use), and each Commitment Party shall use, commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable efforts in:
(i)    timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Party and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;
(ii)    defending any Actions challenging this Agreement, the Plan or any other Transaction Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and
(iii)    working together in good faith to finalize the Registration Rights Agreement and the Reorganized Company LLC Agreement for timely inclusion in the Plan Supplement.
Subject to applicable Laws relating to the exchange of information, the Commitment Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all

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of the information relating to the Commitment Parties or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, that, except as provided for in Section 5(a)(viii) of the Restructuring Support Agreement, neither the Company nor the Commitment Parties are required to provide for review in advance motions, pleadings, declarations or other evidence filed, or submitted in connection with any filing, with the Bankruptcy Court or in connection with any other proceeding. In exercising the foregoing rights, each of the Company and the Commitment Parties shall act reasonably and as promptly as practicable.
(e)    Nothing contained in this Section 6.2 shall limit the ability of any Commitment Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases.
6.03    LLC Agreement and Registration Rights Agreement. The Plan will provide that prior to the purchase of Units by any Person pursuant to this Agreement, such Person must be a party to the Reorganized Company LLC Agreement and have delivered a duly executed counterpart thereto. Each Commitment Party that purchases Units hereunder shall be entitled to certain registration rights under the Registration Rights Agreement with respect to all such Units. Forms of the Reorganized Company LLC Agreement and the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement.
6.04    Blue Sky. The Company shall, on or before the Closing Date, take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Equity Commitment Units issued hereunder for, sale to the Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Company shall timely make all filings and reports, if any, relating to the offer and sale of the Equity Commitment Units issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.4.
6.05    Share Legend. All Units issued under this Agreement shall be issued in uncertificated book-entry form, and all such Units shall be subject to a restrictive notation in the member register or other appropriate records maintained by the Company or its transfer agent, to the effect that such Units have not been registered under the Securities Act or any state securities laws, and may not be Transferred in the absence of an effective registration statement or an available exemption from registration thereunder. The Company shall remove such restrictive notation at any time after the restrictions described therein cease to be applicable, including, as applicable, when such Units may be sold by such holder under Rule 144 under the Securities Act without any further restrictions thereunder. The Company may reasonably request customary opinions, certificates or other evidence that such restrictions no longer apply, in connection with any such removal. All Units issued under this Agreement shall also be subject to transfer restrictions contained in the Reorganized Company LLC Agreement and also bear a legend with respect to such transfer restrictions.

ARTICLE VII    CONDITIONS TO THE OBLIGATIONS OF THE PARTIES
7.01    Conditions to the Obligation of All Parties. The obligations of the Company (except to the extent waived by the Company in its sole discretion) and each Commitment Party (except to the extent waived by the Required Commitment Parties in their sole discretion) to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions.
(f)    Effective Date. The Effective Date shall have occurred and the Plan shall have been consummated.

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(g)    No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.
7.02    Conditions to the Commitment Party Obligations. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Required Commitment Parties in their sole discretion) of each of the following conditions:
(a)    Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date.
(b)    Consents. All governmental notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.
(c)    Representations and Warranties. The representations and warranties of the Debtors contained in Sections 4.1, 4.2, 4.3 and 4.4(a) shall be true and correct in all respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date). All other representations and warranties of the Debtors contained in this Agreement shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute a Material Adverse Effect.
(d)    Covenants. The Debtors shall have performed and complied, in all respects, with all of their respective covenants and agreements contained in this Agreement.
(e)    Material Adverse Effect. From the Commencement Date to the Closing Date, there shall not have occurred, and there shall not exist, any Event that constitutes a Material Adverse Effect.
(f)    Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms, and there shall not exist any default thereunder by any party other than such Commitment Party.
7.03    Conditions to the Company’s Obligations. The obligation of the Company and the other Debtors to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the Company) of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of each Commitment Party contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).
(b)    Covenants. Each Commitment Party shall have performed and complied, in all respects, with all of its covenants and agreements contained in this Agreement and the Restructuring Support Agreement.
(c)    Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms, and there shall not exist any default thereunder by any party other than the Company.
Conditions of Plan. The Company shall be satisfied that the conditions to the occurrence of the Effective Date of the Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan.

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ARTICLE XIII

INDEMNIFICATION AND CONTRIBUTION
8.01    Indemnification Obligations. The Company (the “Indemnifying Party”) shall indemnify and hold harmless each Commitment Party, their Affiliates, shareholders, members, partners and other equity holders, general partners, managers and their respective Representatives, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, including the Equity Commitments, the use of the proceeds of the Equity Commitment Units, or any breach by the Company of this Agreement, for any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented (subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) caused by a Commitment Party Default by a Commitment Party, (b) to the extent relating to disputes among Commitment Parties and/or Minority Equityholders, or (c) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.
8.02    Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof, specifying in reasonable detail the Losses paid, incurred or otherwise arising; provided that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. Such notice will be accompanied by copies of reasonably sufficient documentation with respect to such claim, challenge, litigation, investigation or proceeding, including any summons, complaint or other pleading that may have been served and any written demand or any other document or instrument directly relating thereto. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required) and that all such expenses shall be reimbursed as they occur), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified

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Person within a reasonable time after notice of commencement of the Indemnified Claims, (iii) the Indemnifying Party shall have failed or is failing to defend such claim, and is provided written notice of such failure by the Indemnified Person and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.
8.03    Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, the provisions of this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
8.04    Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Party, any Person asserting claims on behalf of or in right of any of the Indemnifying Party, or any other Person in connection with an Indemnified Claim.
8.05    Treatment of Indemnification Payments. All amounts paid by the Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all tax purposes.
8.06    No Survival. All representations and warranties made in this Agreement shall not survive the Closing Date.
ARTICLE IX

TERMINATION
9.01    Termination Rights. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date (including at any time prior to entry of the Confirmation Order):
(d)    by mutual written consent of the Company and the Required Commitment Parties;
(e)    by the Company by written notice to each Commitment Party or by the Required Commitment Parties by written notice to the Company if any Law or Order shall have been enacted, adopted or issued by any Governmental Entity, that prohibits the implementation of the Plan or the transactions contemplated by this Agreement or the other Transaction Agreements;
(f)    by the Required Commitment Parties upon written notice to the Company:

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(i)    at any time following the Outside Date, if the Closing shall not have occurred prior to such time; provided, that such right to terminate this Agreement shall not be available to any Party whose failure to perform any material obligation required to be performed by it under this Agreement has been a cause of or results in the failure of the Closing to occur by such time;
(ii)    if the Company shall have breached any of its representations, warranties, covenants or other agreements in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, if continuing on the Closing Date, result in a failure of a condition set forth in Section 7.2(c) or Section 7.2(d), and such breach or inaccuracy is not cured by the Company by the earlier of (A) the twentieth (20th) Business Day after the giving of notice thereof to the Company by any Commitment Party; provided that the Commitment Parties shall not have such right to terminate this Agreement if they are then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.3(a) or Section 7.3(b);
(iii)    if the Interim DIP Order is not entered by the Bankruptcy Court by the date that is five (5) Business Days after the date hereof;
(iv)    if the Final DIP Order is not entered by the Bankruptcy Court by the date that is forty-five (45) days after the date hereof;
(v)    in the event of any termination, waiver or modification of the Interim DIP Order or the Final DIP Order without the prior written consent of the Required Commitment Parties; or
(vi)    if any of the Chapter 11 Cases shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Bankruptcy Court has entered an Order in any of the Chapter 11 Cases appointing an examiner or trustee with expanded powers to oversee or operate the Debtors in the Chapter 11 Cases; and
(g)    by the Supermajority Commitment Parties, if any Event occurs or has occurred on or after the Commencement Date that, either alone or in combination with any other Event, constitutes a Material Adverse Effect.
9.02    Automatic Termination. This Agreement shall terminate automatically, unless waived by both the Company and the Required Commitment Parties, upon any termination of the Restructuring Support Agreement or upon any determination by the Bankruptcy Court that this Agreement is unenforceable for any reason.
9.03    Effect of Termination. Upon any termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Debtors or the Commitment Parties; provided that (i) the obligations of the Debtors to pay the Transaction Expenses pursuant to Section 10.14 and to satisfy their indemnification obligations pursuant to Article VIII shall survive the termination of this Agreement indefinitely and shall remain in full force and effect, and (ii) the provisions set forth in Article X shall survive the termination of this Agreement in accordance with their terms.
ARTICLE X

GENERAL PROVISIONS
10.01    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):
(a)    If to the Company:

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American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
Attention:     Chelsea Grayson, Esq. (cgrayson@americanapparel.net)
with a copy (which shall not constitute notice) to:
Jones Day
222 East 41st Street
New York, New York 10017
Attention:     Scott J. Greenberg (sgreenberg@jonesday.com)        Michael J. Cohen (mcohen@jonesday.com)
(b)    If to the Commitment Parties (or to any of them):
To each Commitment Party at the addresses or e-mail addresses set forth below the Commitment Parties’ signature page to this Agreement.

with a copy (which shall not constitute notice) to:
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005
Attention:     Gerard Uzzi (guzzi@milbank.com)
Alexander M. Kaye (akaye@milbank.com), and
Bradley Scott Friedman (bfriedman@milbank.com)
with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:     M. Natasha Labovitz (nlabovitz@debevoise.com)
Jonathan Levitsky (jelevitsky@debevoise.com)
10.02    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Sections 2.5,  2.6(a), 2.6(c) or 10.7 or any other provision of this Agreement and any purported assignment in violation of this Section 10.2 shall be void ab initio. This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, each of the Parties and their respective successors and permitted assigns, and this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any other Person any rights or remedies under this Agreement, except that (a) the Indemnified Parties shall be third-party beneficiaries of, and entitled to enforce, the provisions of Article VIII (Indemnification and Contribution) and (b) the Minority Equityholders shall be third-party beneficiaries of, and entitled to enforce, the provisions of Article III (Minority Equityholder Purchase Right.
10.03    Prior Negotiations; Entire Agreement.
(a)    This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties and the Restructuring Support Agreement will continue in full force and effect.

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(b)    Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.
10.04    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, OR, AT ANY TIME FOLLOWING THE COMMENCEMENT DATE SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
10.05    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.
10.06    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.
10.07    Waivers and Amendments; Rights Cumulative. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Debtors and the Required Commitment Parties (other than a Defaulting Commitment Party); provided that each Commitment Party’s prior written consent shall be required for any amendment that would have the effect of: (a) modifying such Commitment Party’s Commitment Percentage, (b) increasing the Purchase Price to be paid in respect of the Equity Commitment Units, (c) extending the Outside Date; (d) increasing the Total Equity Commitment Amount above $40,000,000 without each Commitment Party having the opportunity (but not the obligation) to participate pro rata in such increase (for the avoidance of doubt, this clause shall only apply to the Equity Commitment Units to be issued pursuant to this Agreement and shall not apply to any subsequent issuance of Units, it being agreed that no Commitment Party shall be required to purchase such Units); or (e) otherwise have a materially adverse and disproportionate effect on such Commitment Party; provided, further, that a written instrument signed by the Debtors and the Supermajority Commitment Parties (other than a Defaulting Commitment Party) shall be required to amend, restate, modify or change any provision that gives the Supermajority Commitment

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Parties consent rights with respect to any matter. The terms and conditions of this Agreement may be waived (i) by the Company only by a written instrument executed by the Company and (ii) by the Commitment Parties only by a written instrument executed by the Required Commitment Parties (provided that each Commitment Party’s prior written consent shall be required for any waiver having the effects referred to in the first proviso of this Section 10.7). Notwithstanding anything to the contrary contained in this Agreement, the Commitment Parties may agree, among themselves, to reallocate their Commitment Percentages, without any consent or approval of any other Party; provided, however, for the avoidance of doubt any such agreement among the Commitment Parties shall require the consent or approval of all Commitment Parties affected by such reallocation; provided, further that any reallocation shall require the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.
10.08    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
10.09    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.
10.10    Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits, including, without limitation, with respect to Losses under Article VIII (other than in respect of Losses incurred in respect of any third party claims).
10.11    No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) (i) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity and (ii) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Equity Commitment.
10.12    Publicity; Public Disclosure of Agreement.
(a)    At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement.

21

Subject to Section 10.12(a), the Company may, in its discretion, disclose this Agreement (including the signature pages hereto) in a press release or public filing; provided, however, that the Company shall not disclose the Commitment Percentage of any Commitment Party to any Person, other than legal, accounting, financial and other advisors to the Company, or any of its respective subsidiaries or affiliates, unless such information is or becomes publicly available other than by the Company’s breach of this Section 10.12 or such information is required to be disclosed by law, rule, regulation, legal, judicial or administrative process, subpoena, or court order, or by a governmental, regulatory, or self-regulatory authority, or similar body, including the SEC and the Company’s filing obligations the Exchange Act. For the avoidance of doubt, the Company shall be permitted to disclose at any time the aggregate amount of claims held by any class of Commitment Parties.
10.13    Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Action, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than an Action to approve or enforce the terms of this Agreement).
10.14    Transaction Expenses. At the Closing or termination of this Agreement,, the Company will reimburse or pay, as the case may be, the reasonable and documented out-of-pocket costs and expenses incurred by the Commitment Parties in connection with this Agreement and the transactions contemplated hereby (including investigating, negotiating and completing such transactions), including the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP and Deveboise & Plimpton LLP reasonably incurred (collectively, “Transaction Expenses”), to the extent such amounts are incurred on or prior to the earlier of the Effective Date and the termination of this Agreement. Such Transaction Expenses shall constitute an allowed administrative expense of the Company under Section 503(b)(1) and 507(a)(1) of the Bankruptcy Code. The payment of Transaction Expenses hereunder shall not limit the payment of fees and expenses as contemplated in the Restructuring Support Agreement or in any other agreement by and among the Parties hereto; provided, however, that the payment of any amounts pursuant to this Section shall not be duplicative with the payment of any amounts pursuant to the Restructuring Support Agreement or any other agreement by and among the parties hereto.
10.15    Transfer Taxes. All Units issued by the Company pursuant to this Agreement will be delivered to the applicable Commitment Party (or designee, as applicable) or Minority Equityholder with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties (if any) that are due and payable in connection with such delivery duly paid in full by the Company.
10.16    Additional Agreements. While this Agreement is in effect with respect to any Commitment Party, such Commitment Party shall be automatically entitled to its pro rata share of any fees, expenses, compensation or benefits in the event that the Company or any of the Debtors agrees to pay any such fees, expenses or other compensation or grant any such benefits to any other Commitment Party in connection with or related to this Agreement (including in connection with any amendment, waiver or modification of this Agreement) or the Equity Commitments made herein.
[Signature Pages Follow]

22

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

AMERICAN APPAREL, INC.
By:	/s/ [ ]
Name: [ ]
Title: [ ]

.

[Equity Commitment Agreement Signature Page]

[MONARCH COMMITMENT PARTY]
By:	/s/ [ ]
Name: [ ]
Title: [ ]

Notice Information:
[Name]
[Address]
Attention: [Name] ([email address])

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

[COLISEUM COMMITMENT PARTY]
By:	/s/ [ ]
Name: [ ]
Title: [ ]

Notice Information:
[Name]
[Address]
Attention: [Name] ([email address])

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

[GSAM COMMITMENT PARTY]
By:	/s/ [ ]
Name: [ ]
Title: [ ]

Notice Information:
[Name]
[Address]
Attention: [Name] ([email address])

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

[PENTWATER COMMITMENT PARTY]
By:	/s/ [ ]
Name: [ ]
Title: [ ]

Notice Information:
[Name]
[Address]
Attention: [Name] ([email address])

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

[STANDARD GENERAL COMMITMENT PARTY]
By:	/s/ [ ]
Name: [ ]
Title: [ ]

Notice Information:
[Name]
[Address]
Attention: [Name] ([email address])

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

Schedule 1

Required Consents

EXHIBIT E

GOVERNANCE TERM SHEET

IN RE: AMERICAN APPAREL INC.
SUMMARY OF TERMS FOR POST-RESTRUCTURING EQUITY

This term sheet (this “Equity Term Sheet”) sets forth the principal terms of the equity to be issued pursuant to the financial restructuring of American Apparel Inc. (“AAP Inc.”) as described in the Restructuring Support Agreement to which this Equity Term Sheet is attached (the “Restructuring Support Agreement”). This Equity Term Sheet does not constitute (nor shall it be construed as) an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities of the Company (as defined below) or of AAP Inc. or any of its subsidiaries, it being understood that any such offer or solicitation will only be made in compliance with applicable provisions of securities, bankruptcy and/or other applicable laws. The transactions described herein will be subject to the completion of definitive documents incorporating the terms set forth herein and the closing of any transaction shall be subject to the terms and conditions set forth in such definitive documents. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Restructuring Support Agreement. All references in this Equity Term Sheet to a specified percentage of Units (as defined below) outstanding shall be calculated without giving effect to any Units or other equity interests issued pursuant to any equity incentive plan adopted by the Company or any other issuance that is carved out of the Operating Agreement’s preemptive rights provision.

The Company
AAP Inc. will be converted into a Delaware limited liability company, on or prior to the Effective Date (such limited liability company, the “Company”). The Company will elect to be treated as a corporation for U.S. federal, state and local income tax purposes effective on the earlier of the Effective Date or the date of formation, absent an alternative structure determined by the Supporting Parties, which alternative structure shall require the consent of the Company Parties if such structure results in a transfer of a Company Party’s assets to a new entity that is not a successor of the Company Party for tax purposes.

Operating Agreement; Units
The Company shall be governed by a limited liability company agreement (the “Operating Agreement”), in a form to be filed with the Plan Supplement. Each Person that receives a distribution of New Common Equity pursuant to the Plan shall be required, as a condition to receiving such distribution, to become a party to the Operating Agreement by executing a counterpart signature page to the Operating Agreement. The New Common Equity will be issued in the form of common membership interest units in the Company (“Units”). From and after the Effective Date, it shall be a condition to any issuance or transfer of Units that the recipient thereof become a member of the Company (a “Member”) and a party to the Operating Agreement. The Operating Agreement shall provide for only one class of Units at the Effective Date.

Board of Directors
Board Composition: The Company shall be managed by a Board of Directors (the “Board”) consisting of seven directors (collectively, the “Directors”), including (i) the Chief Executive Officer of the Company (the “CEO”), (ii) three individuals who have relevant industry expertise and are not affiliates of the appointing Member, the Company or any DC Transferee (as defined below), including (a) one individual elected by the affirmative vote of Units representing at least a majority of the total outstanding Units (an “At-Large Independent Director”), (b) one individual appointed by Goldman Sachs Asset Management, L.P. (“GSAM”) (the “GSAM Independent Director”) and (c) one individual appointed by Monarch Alternative Capital LP (“Monarch”) (the “Monarch Independent Director” and, collectively with the At-Large Independent Director and the GSAM Independent Director, the “Independent Directors”), (iii) one individual appointed by Monarch; (iv) one individual appointed by Pentwater Capital Management LP; and (v) one individual appointed by Coliseum Capital Management, LLC. The initial term of the At-Large Independent Director shall expire on the one year anniversary of the Effective Date, and thereafter all At-Large Independent Directors shall be subject to election each year and shall be elected (or appointed, as applicable) for a term expiring one year after the date of his or her election or appointment, in the manner described in the foregoing clause (ii).
Additional Appointment Rights. Any Member (other than the Initial Appointing Members (as defined below)) shall have the right to appoint one Director from and after such time as it becomes the holder of at least 15% (including Units held by its affiliates) of the total outstanding Units (any such Member(s), collectively with the Initial Appointing Members, the “Appointing Members”). Any Member (other than Monarch and its affiliates, for so long as Monarch has the right to appoint more than one Director) shall have the right to appoint two Directors (one of whom must be an industry expert and not an affiliate of the appointing Member or the Company, and shall be deemed an “Independent Director” for all purposes hereof) from and after such time as it becomes the holder of at least 30% (including Units held by its affiliates) of the total outstanding Units. Any such additional Director appointment right will be accommodated by giving the applicable Member an appointment right with respect to (i) any Board seat with respect to which another Member has ceased to have appointment rights because it has fallen below the Board Seat Threshold (and with respect to which no other Member has obtained appointment rights) or (ii) the At-Large Independent Director Board seat, if there are no such Board seats as are described in clause (i). As used herein, “Initial Appointing Members” means, collectively, Monarch, Coliseum, GSAM and Pentwater, in each case together with their respective affiliates.
Cessation of Appointment Rights. A Member shall cease to have the right to appoint any Directors (and shall cease to be an Appointing Member and, as applicable, an Initial Appointing Member) from and after such time as it ceases to hold a number of Units (including Units held by its affiliates) that is at least 13% of the aggregate number of Units issued as distributions under the Plan or pursuant to the equity commitment agreement contemplated by the Plan (such number of Units, as adjusted proportionally to reflect any Unit splits or combinations, equity issuances or similar transactions, the “Board Seat Threshold”), and the term of any Director(s) appointed by such Member shall thereupon automatically terminate, and from and after such time such Board seat (a) will be given to any Member that has obtained the right to appoint an additional Director, to the extent necessary to accommodate such right, and (b) will otherwise be an At-Large Independent Director seat until it is given to a Member to accommodate such an appointment right. Any Director whose term was automatically terminated pursuant to the immediately preceding sentence may continue to serve until his or her successor is duly elected. Monarch shall cease to have the right to appoint the Monarch Independent Director, and any other Member with the right to appoint a second Director shall cease to have the right to appoint such Director, from and after such time as Monarch or such other Member, as applicable, ceases to hold a number of Units (including Units held by its affiliates) equal to at least two times the Board Seat Threshold, and from and after such time such Board seat will be an At-Large Independent Director seat.
Transfers of Appointment Rights. A Member that has the right to appoint a Director shall have (for so long as it has such appointment right) the right to transfer such appointment right to any Person to whom it transfers (subject to and in accordance with the terms of the Operating Agreement) a number of Units equal to or greater than the Board Seat Threshold.
Vacancies; Removal: A Member (or a group of Members) that has the right to appoint a Director shall have (for so long as it has such appointment right) the exclusive right to fill vacancies with respect to such Board seat and the exclusive right to remove such Director; provided, however, that any Director may be removed for “cause” (to be defined in the Operating Agreement) by the affirmative vote of one or more Members holding more than 60% of the Units then outstanding. Any At-Large Independent Director may be removed at any time, with or without cause, by any Member or group of Members holding, in the aggregate, a majority of the total outstanding Units.
Chairman: The initial Chairman of the Board shall be selected at the initial Board meeting by a plurality vote of the Directors.
Meetings: The Board shall meet no less frequently than once per calendar quarter. Board meetings may be called by the Chairman of the Board, the CEO, or by any three Directors with at least forty-eight (48) hours’ prior notice in writing or by email.
Quorum: A quorum shall consist of a majority of the full Board.
Board Action: Board action shall require the affirmative vote of a majority of the Directors present at a duly called meeting at which a quorum is present, or the written consent of all of the Directors; provided, however that the entry by the Company or any of its subsidiaries into any transaction with any Member or its members, managers, directors, officers, employees, agents or representatives or its or any of their affiliates (other than agreements between the Company and its subsidiaries) shall require the approval of a majority of the disinterested Directors (for purposes of this provision, a Director shall not be disinterested if they have been appointed by such Member).
Committees; Subsidiary Boards: Subject to any applicable law or stock exchange rule to which the Company is then subject, each Member that has the right to appoint a Director to the Board shall also have the right to proportionate representation by such Director on all Board committees, and on the boards and committees of any material subsidiaries of the Company; provided that for purposes of any Board or subsidiary committees, such representation can be in the form of a non-voting observer.
Board Observer: Each of Monarch and GSAM, for so long as it has the right to appoint an Independent Director, will have the right to appoint one non-voting observer to the Board (each, a “Board Observer”), who will receive all Board materials and notice of all Board meetings, and be entitled to attend all Board meetings, with such receipt of materials and attendance subject to customary exclusions related to the loss of attorney-client privilege and the entry into a customary non-disclosure agreement.

Member Consent Rights
The Company shall not, and shall not permit any of its subsidiaries to, take any of the following actions without the prior written consent of Members holding a majority of the Units then outstanding:
•    Any merger, consolidation, recapitalization, reorganization or other business combination transaction of the Company or any of its material subsidiaries;
•    Any sale, lease or other disposition of all or substantially all assets of the Company or any of its material subsidiaries; and
•    Any dissolution, winding-up or liquidation of the Company or any of its subsidiaries.

Fiduciary Duties; Indemnity and Exculpation
The Operating Agreement shall expressly provide that any duties (including fiduciary duties) of any Member or Director in their capacities as such (but not the duties of any officer of the Company, in his or her capacity as such) that would otherwise apply at law or in equity (including the duty of loyalty and the duty of care) shall be waived and eliminated to the fullest extent permitted under Delaware law and any other applicable law; provided, however that (i) the foregoing shall not eliminate the obligation of each Member to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing. In furtherance of the foregoing (but subject to the foregoing provisos), when any Member (but not the officers of the Company, in their capacity as such) takes any action under the Operating Agreement to give or withhold its consent or approval, such Member shall have no duty (fiduciary or otherwise) to consider the interests of the Company, its subsidiaries or the other Members, and may act exclusively in its own interest.

The Operating Agreement shall contain customary indemnification and exculpation provisions consistent with the foregoing and applicable Delaware law.

Pre-emptive Rights
If the Company or any of its subsidiaries proposes to issue Units or other equity interests or securities convertible into or exercisable or exchangeable therefor, the Company shall (or shall cause such subsidiary to) first offer to each Member holding at least 5% of the Units then outstanding the right to purchase, for cash, at a price equal to the price at which the Company (or such subsidiary) proposes to issue such Units or other interests or securities, such Member’s pro rata portion based on its respective ownership of the Units outstanding immediately prior to such issuance (or, as applicable, its indirect ownership in such subsidiary) of such Units or other securities, subject to customary exceptions for Unit dividends, issuances under employee incentive plans, and issuances in connection with acquisition transactions.

Transfers of Units
The ability of any Member to directly or indirectly sell, assign, transfer, pledge or otherwise dispose of all or any of its Units (any of the foregoing, a “Transfer”) shall be subject to the following restrictions, subject to customary exceptions for Transfers to affiliates and other “permitted transferees”:
•    The transferee shall have executed a joinder to the Operating Agreement, in an agreed upon form.
•    All Transfers shall be made in compliance with all applicable federal and state securities laws.
•    All Transfers shall be subject to the Right of First Offer and (subject to the percentage threshold) Tag-Along provisions described below.
•    No Transfer of Units will be permitted if, as a result of such Transfer, any class of equity securities of the Company would be held of record by a number of holders that exceeds the applicable threshold for registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or if the Board otherwise determines that such Transfer could result in the Company’s being required to file reports under the Exchange Act.
•    No Transfer of Units will be permitted during a specified windows of time immediately before and immediately after the Company issues its quarterly and annual financial statements.
•    No Transfers of Units will be permitted to any of the following Persons (each, a “Prohibited Transferee”), and in the event that any Transfer of Units is made to a Prohibited Transferee in violation of this provision or deemed to be made to a Prohibited Transferee by operation of law or otherwise the Board may, in its sole discretion at any time thereafter, cause any or all such Units to be stripped of all voting and information rights:
o    Any Person that the Board determines in good faith is a competitor of the Company or an affiliate of a competitor, other than as approved by the Board.
o    Dov Charney, his family members, or any of their respective affiliates, or any other Person (a) in which any of the foregoing Persons is an actively participating investor, (b) in which any of the foregoing Persons holds any equity or voting power, or has the right to obtain an equity interest or voting power or otherwise obtain control through the exercise of any option, warrant, right or security, (c) whose investment in the Units is being funded directly or indirectly by any of the foregoing Persons, (d) with whom any of the foregoing Persons is acting as a member of a “group” (as such term is defined in the Securities Exchange Act of 1934, as amended), (e) acting in its capacity as a lender, co-investor, or financing source for any of the foregoing Persons (any of the foregoing, a “DC Transferee”).
•    All Transfers may be subject to customary restrictions consistent with the preservation of the net operating loss and other tax attributes of the Company and its subsidiaries. If an alternate structure decision is made rendering the Company to be treated as a partnership for U.S. federal, state and local income tax purposes, Transfers may be subject to customary restrictions to avoid treatment as a "publicly traded partnership"
These Transfer Restrictions will also apply to Transfers of equity interests in any entity that directly or indirectly holds Units, other than bona fide Transfers of equity interests in an entity whose aggregate direct and indirect interest in the Units represents 10% or less of such entity’s total assets. Any purported transfer to a Prohibited Transferee shall be void ab initio and have no force and effect.

Right of First Offer
In the event that any Member proposes to Transfer all or any of its Units (the “Offered Units”) to any unaffiliated third party in one or more bona fide transactions, then such Member (a “ROFO Seller”) shall deliver to each of the other Members holding a number of Units equal to or greater than the Board Seat Threshold (each, a “ROFO Offeree”) written notice thereof, specifying the number of Offered Units, the price per Offered Unit, and any other material terms of such Transfer (an “Offer Notice”).
•    Each ROFO Offeree may elect to purchase, by written notice given to the ROFO Seller at any time during the 10 Business Days following its receipt of the Offer Notice (the “Offer Period”), its pro rata share (based on its respective ownership of the Units held by all ROFO Offerees as of the date of the Offer Notice) of the Offered Units at the price and on the terms specified in the Offer Notice.
•    Any Offered Units that ROFO Offerees do not elect to purchase will be re-offered pro rata to each ROFO Offeree who elected to purchase Offered Units.
•    Any remaining Offered Units may be Transferred by the ROFO Seller, at any time during the 75 days following expiration of the Offer Period to any third party on terms (including a cash purchase price that, net of commissions or similar expenses, is no lower than the price specified therein) no more favorable in the aggregate to such third party than the terms specified in the Offer Notice. If a buyer is found during the 75-day ROFO window, the transfer to such Buyer will be subject to the tag-along if the number of Units exceeds the 51% threshold for a Tag-Along Sale (as defined below). If during such 75 days the ROFO Seller is not able to sell the remaining Offered Units on such terms, but determines in good faith that such remaining Offered Units may reasonably be expected to be sold to a third party under terms more favorable to such third party than originally proposed in the Offer Notice, the ROFO Seller may deliver a new Offer Notice to the ROFO Offerees with respect to such remaining Offered Units with such terms.

Tag-along Rights
In the event that any one or more Members proposes to Transfer to any unaffiliated Person or “group” of unaffiliated Persons (the “Tag-Along Buyer”) Units that constitute more than 51% of the total Units then outstanding (a “Tag-Along Sale”), such Member (the “Selling Member”) shall provide notice of the Tag-Along Sale to each of the other Members (the “Tag-Along Offerees”) no later than ten (10) Business Days prior to the proposed closing of such Tag-Along Sale (the “Tag Along Notice”). Each Tag-Along Offeree shall have “tag-along” rights to participate, on a pro rata basis (based on its respective ownership of the Units held by all Tag-Along Offerees as of the date of the Tag-Along Notice), in the Tag-Along Sale, on the same terms, and subject to the same conditions as the Selling Member, with a corresponding reduction (except to the extent the Tag-Along Buyer agrees to purchase additional Units) in the number of Units being sold by the Tag-Along Seller to reflect the number of Units that Tag-Along Offerees elect to sell in the Tag-Along Sale. It shall be a condition precedent to the effectiveness of any Tag-Along Sale that the Tag-Along Buyer concurrently purchase, pursuant to the terms hereof, all of the Units with respect to which Tag-Along Offerees elect to exercise tag-along rights in connection with such Tag-Along Sale.

Drag-along Rights
In the event that any one or more Members collectively holding more than 60% of the outstanding Units proposes to Transfer all of its or their Units, as the case may be, to any unaffiliated Person or “group” of unaffiliated Persons (the “Drag-Along Buyer”), then such Members (the “Drag-Along Seller”) shall have the right to cause all of the other Members to Transfer all of their Units to the Drag-Along Buyer, on the same terms, and subject to the same conditions as the Drag-Along Seller. In connection with any such Transfer, each Member shall, if applicable, (i) vote in favor of the transaction pursuant to which the Transfer is effected, (ii) not exercise any appraisal or similar rights with respect to such transaction and (iii) provide customary representations and warranties to the Drag-Along Buyer regarding its legal status and authority, and its ownership of the Units being transferred, and customary (several but not joint) indemnities regarding the same, (iv) participate pro rata in any indemnification of the Drag-Along Buyer with respect to matters other than the representations and warranties described in clause (iii), provided, that each Member’s liability shall be several and not joint and several, and (v) take all other actions reasonably requested in order to consummate such transaction. In no event shall any such Member be required to indemnify or contribute any amount in excess of the net cash amount received by such Member in any such Transfer.

Information Rights
The Company shall hold quarterly conference calls with the Members to discuss the results of the Company’s operations and the financial performance of the Company for the prior fiscal quarter and year-to-date and to answer questions related thereto, and shall provide the following to each Member:
•    audited consolidated financial statements within 90 days after the end of each fiscal year;
•    unaudited quarterly consolidated financial statement within 45 days from the end of each quarter;
•    unaudited monthly reports and consolidated financial statements within 30 days after the end of each month;
•    transcripts of the quarterly conference calls described above; and
•    not less than 45 days prior to the beginning of each fiscal year, a budget and a business plan, provided that the Company will not be required to provide any such budget and business plan information to any holder of less than 5% of the Units then outstanding (including any Units held by its affiliates).

The Company shall provide the foregoing information in an electronic data room to which access is given to each Member and any potential transferee that enters into a customary confidentiality agreement in form and substance reasonably acceptable to the Company; provided, that access to the budgets and business plans may be restricted to Members entitled to receive such information and potential transferees of such Members; provided, further no access to any of the foregoing information shall be given to any Prohibited Transferee, except as approved by the Board with respect to any Prohibited Transferee that is not a DC Transferee, and in no event will any such access be given to any DC Transferee.

In addition, each Member of the Company holding (including any Units held by its affiliates) at least 5% of the Units then outstanding shall have the right, upon reasonable notice and at reasonable times, to meet with the officers of the Company and its subsidiaries and to have access to the officers of the Company and its subsidiaries, and the Company shall provide to each such Member who so requests, information and rights that satisfy the VCOC requirements of ERISA and that are customary for transactions of this type.

In addition, upon reasonable notice from any Member of the Company holding (including any Units held by its affiliates) at least 5% of the Units then outstanding, the Company shall, and shall cause its officers and employees to, afford such 5% Member and its representatives reasonable access during normal business hours to the corporate, financial and similar records, reports and documents of the Company, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members or Managers, and to permit such Member and its representatives to examine such documents and make copies thereof.

The Company’s obligation to provide the foregoing information to any particular Member shall be subject to customary exceptions regarding competitors, attorney-client privileged information, and the restrictions described above with respect to Prohibited Transferees.

Capital Contributions	No Member shall be required to make any additional capital contributions to the Company without the prior consent of such Member.

D&O Insurance; Indemnification Agreements	The Directors and executive officers shall have the benefit of customary Indemnification Agreements with the Company and the Company shall maintain customary D&O insurance.

Confidentiality
Customary confidentiality restrictions for a privately held company (including with respect to all information and documents described under “Information Rights” above), with a carve-out allowing Members to share confidential information with any potential transferee that enters into a customary confidentiality agreement in form and substance reasonably acceptable to the Company; provided however, that such carve out shall not apply to any Prohibited Transferee, except as approved by the Board with respect to any Prohibited Transferee that is not a DC Transferee. In in no event may any such information be shared with any DC Transferee.

Amendments
Any amendment to the Operating Agreement shall require approval of Members holding at least 66 2/3% of the Units then outstanding, provided, that any amendment that adversely affects the Director or observer appointment rights of any Member or could reasonably be expected to materially adversely affect any Member’s interest in the Company in a manner that is disproportionate to the effect on each other Member’s interest in the Company shall require the consent of such Member.

IPO Issuer / Structuring
In connection with any registered offering of equity securities by the Company for its own account or pursuant to any demand registration as described below, the Board may cause the Company to merge with or convert into a corporation or other business entity that is an affiliate of the Company, pursuant to which the outstanding Units are converted into or exchanged for voting common stock of such corporation (or voting common equity securities of such other business entity) (the “IPO Issuer”), for the purpose of effecting an initial offering of such class of securities of such IPO Issuer for sale to the public in a registered offering.  In any such conversion or exchange, each Member will receive shares (or other equity securities, as applicable) of the IPO Issuer having (a) a fair market value (as determined by the Board in good faith) equal to the distribution that such Member would have received with respect to its Units if the Company were dissolved and its assets distributed pursuant to Operating Agreement’s liquidation waterfall and (b) substantially equivalent economic, governance, priority and other rights and privileges as are in effect for the Units immediately prior to such transaction, subject to the changes that would be required to comply with applicable federal securities laws and national stock exchange listing rules in connection with such transaction.

Registration Rights
Registration Rights Agreement: The Company and each Person that receives a distribution of Units pursuant to the Plan (including Units purchased pursuant to the Equity Commitment Agreement) that, together with all Units distributed pursuant to the Plan to affiliates of such Member, represent at least 10% of the total number of Units distributed pursuant to the Plan and Equity Commitment Agreement, will enter into a Registration Rights Agreement, in a form to be filed with the Plan Supplement. Notwithstanding the foregoing, each Supporting Party (as defined in the Restructuring Support Agreement) and any affiliate thereof that receives Units pursuant to the Plan or Equity Commitment Agreement will also be a party to the Registration Rights Agreement, irrespective of whether it satisfies such 10% percentage threshold. The Registration Rights Agreement will include customary provisions including those set forth below.
Demand Registrations: Prior to the completion of an underwritten public offering that results in net proceeds to the Company and selling Members of at least $50 million (an “IPO”), any one or more Members that is a party to the Registration Rights Agreement and holds Units (including any Units held by its affiliates) representing at least 51% of the total Units issued under the Plan shall be entitled to up to three “demand” registrations. Such demand registration rights may be exercised at any time from and after the 12-month anniversary of the Effective Date.
Following the completion of an IPO and provided that the Company is eligible to use Form S-3 to effectuate such registration, any one or more Members that are party to the Registration Rights Agreement and hold in the aggregate Units (including any units held by their affiliates) representing at least 10% of the total Units issued under the Plan shall be entitled to no more than three “demand” registrations on Form S-3 per Member; provided, that in no event shall the Company be required to file more than three such registration statements during any twelve month period.
Any demand registration may, at the option of the Member who makes the demand, be a “shelf” registration pursuant to Rule 415 under the Securities Act, provided that the Company is eligible to use Form S-3 to effectuate such registration.

Piggyback Registration Rights. In addition to the demand registration rights set forth above, in the event that the Company files a registration statement for an offering of securities on its own behalf or on behalf of any other person (other than an IPO and with customary exceptions for employee benefit plans, and acquisition or exchange transactions), each Member shall be entitled to include any Units that it owns in such offering, subject to customary cut-back provisions (as described more fully below) in the case of any underwritten public offering.
Cut-Backs. In the case of any underwritten public offering by the Company for its own account, priority shall be given to securities offered by the Company, and any cut-backs will be allocated proportionally among the Members participating in such offering based on the number of Registrable Securities held by each such Member. In the case of any underwritten public offering pursuant to a demand registration, any cut-backs will be allocated proportionally among all Members participating in such offering based on the number of Registrable Securities held by each such Member.

Holdback Provisions: In connection with any underwritten registration, each Member that is party to the Registration Rights Agreement will be required, with respect to any Units that it owns, to enter into customary holdback agreements with the managing underwriter(s) of such offering; provided, that such holdback agreements shall not require a holding period of longer than 180 days with respect to an IPO and 90 days with respect to any other registration (unless a longer period is required by FINRA regulations or applicable law).

Indemnification: Customary indemnification and contribution arrangements in connection with any offering pursuant to a registration statement filed pursuant to the Registration Rights Agreement.

Registration Expenses: All registrations shall be at the Company’s expense, including, without limitation, fees and expenses of one counsel for the Members if any of them are registering Units in connection with any such registration, such counsel to be selected by the holders of a majority of the Units being registered.
Amendments: Any amendment to the Registration Rights Agreement shall require approval of Members holding at least 66 2/3% of the “Registrable Securities” then outstanding, provided that any amendment that could reasonably be expected to materially adversely affect any Member’s rights thereunder in a manner that is disproportionate to the effect on each other Member’s rights thereunder shall require the consent of such Member.
Termination: Following an IPO, a Member’s rights and obligations under the Registration Rights Agreement will terminate (other than continuing indemnification and customary expense reimbursement obligations thereunder) when they cease to hold “Registrable Securities” which will be defined in the Registration Rights Agreement; provided, that Units distributed pursuant to the Plan (including Units purchased pursuant to the Equity Commitment Agreement) will not cease to be Registrable Securities for so long as they are held by any party to the Registration Rights Agreement that  holds at least 5% (including Units held by its affiliates that are party to the Registration Rights Agreement) of the total outstanding Units, calculated without giving effect to any Units or other equity interests issued pursuant to any equity incentive plan adopted by the Company or any other issuance that is carved out of the Operating Agreement’s preemptive rights provision. For all purposes of this “Registration Rights” section of this Equity Term Sheet, “Units” shall be construed to include any IPO Issuer securities received upon the conversion or exchange of Units, as contemplated under the “IPO Issuer / Structuring” heading above.

EXHIBIT F

INTERIM DIP ORDER

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: AMERICAN APPAREL, INC., et al., Debtors.	: : : : : : :	Chapter 11 Case No. 15-_______ (___) (Joint Administration Requested)

INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO (A) OBTAIN POSTPETITION SENIOR SECURED SUPERPRIORITY FINANCING PURSUANT TO 11 U.S.C. §§ 361, 362, 363(c), 363(e), 364(c), 364(d)(1), 364(e) AND 507 AND (B) UTILIZE CASH COLLATERAL, (II) AUTHORIZING THE REPAYMENT IN FULL OF AMOUNTS OWED UNDER THE PREPETITION ABL CREDIT FACILITY, (III) GRANTING PRIMING LIENS, PRIORITY LIENS AND SUPERPRIORITY CLAIMS TO THE DIP LENDERS, (IV) GRANTING ADEQUATE PROTECTION TO CERTAIN PREPETITION SECURED PARTIES, (V) SCHEDULING A FINAL HEARING PURSUANT TO BANKRUPTCY RULES 4001(b) AND (c) AND (VI) GRANTING RELATED RELIEF

Upon the motion dated October 5, 2015 (the “Motion”) of American Apparel, Inc. (“American Apparel”) and its affiliated debtors, as debtors and debtors in possession (collectively, the “Debtors”) in the above-referenced chapter 11 cases (the “Cases”), for entry of an interim order (this “Interim Order”) and a final order (“Final Order”), under sections 361, 362, 363(c), 363(e), 364(c), 364(d)(1) and 364(e) of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”), Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”) and Rule 4001-2 of the Local Bankruptcy Rules for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), seeking, inter alia:
(A) authorization for American Apparel (USA), LLC. (“AA LLC” or the “Borrower”) and certain other borrower parties (together with AA LLC, the “Borrowers”) to obtain senior secured postpetition financing in an aggregate principal amount not to exceed $90 million (the “DIP Credit Facility”), pursuant to section 364 of the Bankruptcy Code, and (B) authorization for the Guarantors (as defined in the DIP Credit Agreement (as defined below)) to guarantee the Borrowers’ obligations under the DIP Credit Facility, in each case, pursuant to the terms of this Interim Order, the Final Order and that certain Debtor in

Possession Credit Agreement, dated as of October 4, 2015, by and among, inter alia, the Borrower, the Guarantors, Wilmington Trust, National Association (“Wilmington Trust”) as administrative agent and collateral agent (in such capacities, the “DIP Agent”) and the lenders party thereto from time to time (collectively, the “DIP Lenders”), in substantially the form attached hereto as Exhibit A (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Interim Order, the “DIP Credit Agreement”), and any related documents required to be delivered by or in connection with the DIP Credit Agreement (collectively, the “DIP Credit Documents”);
authorization for the Debtors to execute and enter into the DIP Credit Documents and to perform such other and further acts as may be required in connection with the DIP Credit Documents;
authorization for the Debtors to grant security interests, liens and superpriority claims (including a superpriority administrative claim pursuant to section 364(c)(1) of the Bankruptcy Code, liens pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code and priming liens pursuant to section 364(d) of the Bankruptcy Code) in favor of the DIP Agent, for the benefit of itself and the DIP Lenders, to secure the repayment of all obligations of the Debtors under and with respect to the DIP Credit Facility and the DIP Credit Documents;
authorization for the Debtors’ use of cash collateral (as such term is defined in section 363(a) of the Bankruptcy Code) constituting Collateral under the Prepetition ABL Facility (as defined in the DIP Credit Agreement) and under the Prepetition Notes Indenture, on the terms and conditions set forth in this Interim Order and in the DIP Credit Documents;
authorization for the Debtors to provide adequate protection of the liens and security interests of (i) Prepetition ABL Lenders and Prepetition ABL Agent under the Prepetition

ABL Facility (as defined in the DIP Credit Agreement) (collectively, the “Prepetition ABL Liens”), and (ii) holders of the Prepetition Senior Notes (as defined in the DIP Credit Agreement) and the Prepetition Senior Notes Trustee (as defined in the DIP Credit Agreement) (the “Prepetition Senior Notes Liens”, and together with the Prepetition ABL Liens, the “Prepetition Liens”), which Prepetition Liens are either being satisfied and released or primed by the liens securing the repayment of the DIP Credit Facility in accordance with this Interim Order and the DIP Credit Agreement;
authorization for the Borrower to use Cash Collateral and the proceeds from the DIP Credit Facility upon entry of this Interim Order (a) to pay in full, as a condition to closing the DIP Credit Facility, the outstanding balance of all Prepetition ABL Obligations, including the unpaid fees, costs and expenses and indemnification rights of each of the Prepetition ABL Agent (including, without limitation, in its capacity as “Collateral Agent” under the Prepetition ABL Facility) and the committee of certain lead lenders under the Prepetition ABL Credit Facility represented by Milbank Tweed Hadley & McCloy LLP (the “Committee of Lead Lenders”), whether incurred prior or subsequent to the Commencement Date (the “Prepetition Agreement Expenses”); (b) to pay related postpetition transaction costs, fees and expenses with respect to the DIP Facility; (c) to provide working capital, and for other general corporate purposes of the Credit Parties (as defined in the DIP Credit Agreement), (d) to fund the Carve-Out, and (e) to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court;
modification of the automatic stay imposed under section 362 of the Bankruptcy Code to the extent necessary to permit the Debtors, the DIP Agent, the DIP Lenders, the Prepetition ABL Agent, the Prepetition ABL Lenders, the Prepetition Senior Notes Trustee, and holders of the Prepetition Senior Notes, to implement the terms of this Interim Order;

an emergency interim hearing (the “Interim Hearing”) on the Motion for the Court to consider entry of this Interim Order, which authorizes the Borrowers to borrow under the DIP Credit Documents, on an interim basis, up to an aggregate principal or face amount not to exceed $10 million plus amounts necessary to effect the Prepetition ABL Refinancing (as defined below);
the scheduling of a final hearing (the “Final Hearing”) on the Motion to consider entry of a Final Order authorizing the borrowings under the DIP Credit Documents on a final basis and approval of notice procedures with respect thereto; and
the granting of certain related relief.
The Interim Hearing having been held by this Court on October [__], 2015; and the Court having considered the Motion and all pleadings related thereto, including the record made at the Interim Hearing; and after due deliberation and consideration, and good and sufficient cause appearing therefor:
THE COURT HEREBY FINDS AND CONCLUDES AS FOLLOWS:
Section 1.On October 5, 2015 (the “Commencement Date”), each Debtor filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors are continuing to operate their respective businesses and manage their respective properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Cases are being jointly administered for procedural purposes only under case number 15-_____ (___).
Section 2.    This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157(b) and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.
Section 3.    The Debtors have provided notice of the Motion and the Interim Hearing by facsimile, electronic mail or overnight mail to: (i) the United States Trustee for Region 3, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801, Attn: Jane Leamy, Esq.; (ii) the Internal Revenue Service, Centralized Insolvency Operations, 11601 Roosevelt Boulevard,

Mail Drop N781, Philadelphia, Pennsylvania 19255; (iii) all relevant state and local taxing authorities; (iv) the United States Attorney General, U.S. Department of Justice, 950 Pennsylvania Avenue NW, Washington, DC 20530; (v) the Securities Exchange Commission, Attn: General Counsel, 100 F Street NE, Washington, DC 20549; (vi) the parties listed in the consolidated list of thirty (30) largest unsecured creditors filed by the Debtors in the Cases (collectively, the “Top 30 Creditors”); (vii) counsel to the DIP Agent and the Prepetition ABL Agent, Covington & Burling LLP, 620 Eighth Avenue, New York, New York 10018, Attn: Ronald Hewitt, Esq.; (viii) counsel to Standard General, L.P., Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attn: M. Natasha Labovitz, Esq.; (ix) counsel to the Committee of Lead Lenders, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005, Attn: Gerard Uzzi and Bradley Scott Friedman, and Fox Rothschild LLP, Wilmington, 919 North Market Street, Suite 300, P.O. Box 2323, Wilmington, Delaware 19899-2323, Attn: Jeffrey M. Schlerf, Esq.; (x) all entities known or reasonably believed to have asserted a security interest or lien against the Debtors; and (xi) all parties having filed requests for notice in the Cases (the parties set forth in the preceding clauses (i) through (xi), collectively, the “Notice Parties”). Given the nature of the relief sought in the Motion, the Court concludes that no further notice is necessary for entry of this Interim Order.
Section 4.    No official committee of unsecured creditors (upon the appointment thereof, the “Committee”), as provided for under section 1102 of the Bankruptcy Code, has been appointed in the Cases.
Section 5.    Subject to paragraph 27 below, the Debtors hereby admit, stipulate and agree that:
(a)    Prepetition ABL Facility: Pursuant to the Prepetition ABL Documents (as defined in the DIP Credit Agreement), the Prepetition ABL Lenders agreed to extend a revolving credit facility to, and issue fully cash collateralized letters of credit for, the Borrowers from time to time, including, inter alia, the Prepetition ABL Obligations in an aggregate principal committed amount of up to $90 million (the “Prepetition ABL Loans”). All obligations of the Debtors arising under the Prepetition ABL Documents, including all loans, advances, debts, liabilities, principal, accrued or hereafter accruing interest, fees, costs, charges, expenses (including any and all attorneys’, accountants’, appraisers’ and financial advisors’ fees and expenses that are chargeable, reimbursable or otherwise payable under the Prepetition ABL Documents) and obligations for the performance of covenants, tasks or duties, or for the payment of monetary amounts owing to the Prepetition ABL Agent or Prepetition ABL Lenders by the Debtors, of any kind or nature, whether or not evidenced by any note, agreement or other instrument, and specifically including the Prepetition Agreement Expenses, shall hereinafter be referred to as the “Prepetition ABL Obligations.”
(b)    Pursuant to certain Prepetition ABL Documents (the “Prepetition Collateral Documents”), including that certain Security Agreement, dated as of April 4, 2013, and entered into by and among the Prepetition ABL Agent (as successor to Capital One Business Credit under the Prepetition ABL Agreement), for the benefit of itself and the Prepetition Lenders, the Borrowers and each other party signatory thereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Prepetition ABL Security Agreement”), each Debtor granted to the Prepetition ABL Agent, for the benefit of itself and the Prepetition Lenders, to secure such Prepetition ABL Obligations, a security interest in and continuing lien on all of such Debtor’s assets (subject to certain exceptions agreed by the parties thereto as set forth in the Prepetition ABL Security Agreement), including, but not limited to, all of such Debtor’s accounts, chattel paper, documents, general intangibles, goods (including, without limitation, inventory, equipment and fixtures), instruments, intellectual property, investment property, deposit accounts, money, cash or cash equivalents, supporting obligations and letter of credit rights, commercial tort claims, a pledge of one hundred percent (100%) of the capital stock of each of its domestic subsidiaries and sixty-five percent (65%) of the capital stock of each of its foreign subsidiaries and all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing, in each case, whether then owned or existing or thereafter acquired or arising. All collateral granted or pledged by the Debtors pursuant to the Prepetition Collateral Documents shall collectively be referred to herein as the “Prepetition ABL Collateral.”
(c)    Prepetition Senior Notes: Pursuant to that certain Indenture dated April 4, 2013, by and among American Apparel, the guarantors party thereto, and the Prepetition Senior Notes Trustee, as trustee and collateral agent (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Prepetition Senior Notes Indenture”), American Apparel issued senior secured notes in the original aggregate principal amount of $206 million (the "Prepetition Senior Notes") plus all accrued and unpaid interest, fees, and expenses. The Prepetition Senior Notes Indenture, along with any other agreements, instruments, notes, guaranties and other documents executed in connection therewith, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof, are collectively referred to herein as the “Prepetition Senior Notes Documents". All obligations of the Debtors arising under the Prepetition Senior Notes Indenture, including all notes, advances, debts, liabilities, principal, interest, fees, charges, expenses and obligations for the performance of covenants, tasks or duties, or for the payment of monetary amounts owing to the holders of the Prepetition Senior Notes (the “Prepetition Senior Noteholders” and, together with the Prepetition ABL Agent, the Prepetition ABL Lenders, and the Prepetition Senior Notes Trustee, the “Prepetition Secured Parties”) and the Prepetition Senior Notes Trustee by the Debtors, of any kind or nature, whether or not evidenced by any note, agreement or other instrument, shall hereinafter be referred to as the “Prepetition Senior Notes Obligations” (together with the Prepetition ABL Obligations, the “Prepetition Secured Obligations”).
(d)    Pursuant to certain security documents (referred to in this Interim Order as the “Prepetition Senior Notes Collateral Documents”), each Debtor granted to the Prepetition Senior

Notes Trustee, for the benefit of itself and the Prepetition Senior Noteholders, to secure the Prepetition Senior Notes Obligations, a security interest in and lien on substantially all of the Debtors’ assets, including the Prepetition ABL Collateral, as described in detail in the Prepetition Senior Notes Documents (the “Prepetition Senior Notes Collateral” and, together with the Prepetition ABL Collateral, the “Prepetition Collateral”).
(e)    Prepetition Senior Notes Intercreditor Agreement: That certain Intercreditor Agreement, dated as of April 4, 2013 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by that certain Amendment No. 1 to Intercreditor Agreement, dated as of August 17, 2015, the “Prepetition Senior Notes Intercreditor Agreement” and, together with the Prepetition ABL Documents and the Prepetition Senior Notes Documents, the “Prepetition Credit Documents”), by and between the Prepetition ABL Agent, for the benefit of itself and the Prepetition ABL Lenders, and the Prepetition Senior Notes Trustee, for the benefit of itself and the Prepetition Senior Noteholders, and acknowledged by the Borrowers and the Guarantors, sets forth, inter alia, the relative priority of the security interests in and liens on the Prepetition Collateral granted to the Prepetition ABL Agent, for the benefit of itself and the Prepetition ABL Lenders, and the Prepetition Senior Notes Trustee, for the benefit of itself and the Prepetition Senior Noteholders.
(f)    All Prepetition Credit Documents executed and delivered by the Debtors to the Prepetition Secured Parties are valid and enforceable by the Prepetition Secured Parties against each of the Debtors. The Prepetition Secured Parties duly perfected their liens upon and security interests in the Prepetition Collateral by, among other things, filing financing statements, entering into deposit account control agreements and, where necessary, possessing the relevant instruments, certificates, or other property. All of such financing statements were validly executed by authorized representatives of the Debtors. Pursuant to the Prepetition Credit Documents, the Prepetition Secured Parties have perfected security interests in and liens on all of the Prepetition Collateral, including, without limitation, cash collateral (as such term is defined in section 363(a) of the Bankruptcy Code), including, without limitation, all of the Debtors' cash on hand as of the Commencement Date (collectively, the "Cash Collateral").
(g)    The liens and security interests of the Prepetition Secured Parties in the Prepetition Collateral, including the Cash Collateral, as security for the Prepetition Secured Obligations, constitute valid, binding, enforceable and perfected liens and security interests and are not subject to avoidance, disallowance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law (except insofar as such liens are subordinated to the DIP Liens and the Carve-Out (as defined below) in accordance with the provisions of this Interim Order). The Debtors further admit, acknowledge and agree that (a) the Prepetition Secured Obligations constitute legal, valid and binding obligations of each of the Debtors, (b) no offsets, defenses or counterclaims to the Prepetition Obligations exist and (c) no portion of the Prepetition Obligations is subject to avoidance, disallowance, reduction, objection, recharacterization or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.
(h)    The Debtors have no valid claims (as such term is defined in section 101(5) of the Bankruptcy Code) or causes of action against the Prepetition Secured Parties with respect to the Prepetition Secured Notes Documents and the Prepetition ABL Documents, whether arising at law or at equity, including, without limitation, any recharacterization, subordination, avoidance or other claims arising under or pursuant to sections 105, 510, 541 or 542 through 553, inclusive, of the Bankruptcy Code.
(i)    As of the Commencement Date, the aggregate principal balance of the Prepetition Secured Obligations for which the Debtors were truly and justly indebted to the Prepetition Secured Parties, without defense, counterclaim, recoupment or offset of any kind, are comprised of not less than approximately (i) an aggregate principal balance of $60,020,202 on account of the Prepetition ABL Facility, plus all other Prepetition ABL Obligations, and (ii) an aggregate principal balance of no less than $209,858,779 on account of the Prepetition Senior Notes, plus all other Prepetition Senior Notes Obligations.
Section 6.    The Debtors have an immediate and critical need to obtain postpetition financing under the DIP Credit Facility and to use Cash Collateral to, among other things, finance the ordinary costs of their operations, maintain business relationships with vendors, suppliers and customers, make payroll, make capital expenditures, satisfy other working capital and operational needs and fund the administration and prosecution of the Cases. The Debtors’ access to sufficient working capital and liquidity through the incurrence of postpetition financing under the DIP Credit Facility and the use of Cash Collateral under the terms of this Interim Order is vital to the preservation and maintenance of the going concern value of the Debtors’ estates, the orderly operation of the Debtors’ businesses and, ultimately, the success of the Cases. Consequently, without access to the DIP Credit Facility and the continued use of Cash Collateral, to the extent authorized pursuant to this Interim Order, the Debtors and their estates would suffer immediate and irreparable harm.
Section 7.    The Debtors are unable to obtain (i) adequate unsecured credit allowable either (a) under sections 364(b) and 503(b)(1) of the Bankruptcy Code or (b) under section 364(c)(1) of the Bankruptcy Code, (ii) adequate credit secured by (x) a senior lien on unencumbered assets of their estates under section 364(c)(2) of the Bankruptcy Code and (y) a junior lien on encumbered assets of their estates under section 364(c)(3) of the Bankruptcy Code, or (iii) secured credit under section 364(d)(1) of the Bankruptcy Code from sources other than the DIP Agent and the DIP Lenders on terms more favorable than the terms of the DIP Credit Facility. The only available source of secured credit available to the Debtors is the DIP Credit Facility. The Debtors are not able to operate and manage their business solely with the use of Cash Collateral. The Debtors require both additional financing under the DIP Credit Facility and the continued use of Cash Collateral under the terms of this Interim Order in order to satisfy their postpetition liquidity needs.
Section 8.    The DIP Lenders have indicated a willingness to provide the Debtors with certain financing commitments, but solely on the terms and conditions set forth in this Interim Order and in the DIP Credit Documents. After considering all of their alternatives, the Debtors have concluded, in an exercise of their sound business judgment, that the financing to be provided by the DIP Lenders pursuant to the terms of this Interim Order and the DIP Credit Documents represents the best financing presently available to the Debtors.
Section 9.    Solely on the terms and conditions set forth in this Interim Order and in the DIP Credit Documents, Prepetition Secured Parties are prepared to consent to: (i) the imposition of certain liens under section 364(d)(1) of the Bankruptcy Code in favor of the DIP Agent, for the benefit of itself and the DIP Lenders, which liens will prime the Primed Liens (as defined hereinafter) and (ii) the Debtors’ use of the Prepetition Collateral (including the Cash Collateral), provided that the Court authorizes the Debtors, pursuant to sections 361, 363 and 364(d) of the Bankruptcy Code, to grant to the Prepetition ABL Agent and the Prepetition Secured Notes Trustee, for the benefit of themselves and the Prepetition ABL Lenders and the Prepetition Secured Noteholders, respectively, as and for adequate protection and without in any way limiting the Prepetition Secured Parties’ rights under section 552 of the Bankruptcy Code, but subject to the Carve-Out, (1) a security interest in and lien and mortgage upon the DIP Collateral (as defined hereinafter) in favor of the Prepetition Secured Parties, which shall have the priorities set forth in paragraph 12 hereof (the “Prepetition Secured Parties’ Adequate Protection Lien”) and (2) superpriority administrative expense claims under section 507(b) of the Bankruptcy Code (collectively, the “Adequate Protection Priority Claims”).

Section 10.    The security interests and liens granted pursuant to this Interim Order to the DIP Agent, for the benefit of itself and the DIP Lenders, are appropriate under section 364(d) of the Bankruptcy Code because, among other things: (i) such security interests and liens do not impair the interests of any holder of a valid, perfected, prepetition security interest or lien in the property of the Debtors’ estates; and/or (ii) the holders of such valid, perfected, prepetition security interests and liens have consented to the security interests and priming liens granted pursuant to this Interim Order to the DIP Agent for the benefit of itself and the DIP Lenders; and (iii) the interests of any holder of a valid, perfected, prepetition security interest or lien are otherwise adequately protected. In particular, the security interests and liens of the Prepetition Secured Parties are adequately protected by the Prepetition Secured Parties’ Adequate Protection Lien and the Adequate Protection Priority Claims.
Section 11.    Good cause has been shown for immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and (c)(2) and Local Rule 4001-2. In particular, the authorization granted herein for the Debtors to execute the DIP Credit Documents, to continue using Cash Collateral and to obtain interim financing, including on a priming lien basis, is necessary to avoid immediate and irreparable harm to the Debtors and their estates. Entry of this Interim Order is in the best interest of the Debtors, their estates and creditors. The terms of the DIP Credit Documents (including the Debtors’ continued use of Cash Collateral) are fair and reasonable under the circumstances, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration.
Section 12.    The Debtors, the DIP Agent, the Committee of Lead Lenders and the Prepetition Secured Parties have negotiated the terms and conditions of the DIP Credit Documents (including the Debtors’ continued use of Cash Collateral) and this Interim Order in good faith and at arm’s-length, and any credit extended and loans made to the Debtors pursuant to this Interim

Order shall be, and hereby are, deemed to have been extended, issued or made, as the case may be, in “good faith” within the meaning of section 364(e) of the Bankruptcy Code.
Section 13.    The DIP Agent, the DIP Lenders, and the Prepetition Secured Parties request a waiver of the provisions of section 506(c) of the Bankruptcy Code and the “equities of the case” exception in section 552(b) of the Bankruptcy Code in connection with the DIP Facility at the Final Hearing.
Section 14.    Based on the foregoing, and upon the record made before this Court at the Interim Hearing, and good and sufficient cause appearing therefor,
IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
(a)    Approval of Motion. The Motion is granted on an interim basis on the terms and conditions set forth in this Interim Order. Any objections or responses to the relief requested in the Motion that have not been previously resolved or withdrawn, waived or settled are hereby overruled on the merits and denied with prejudice or, to the extent applicable, deferred until the Final Hearing. The rights of all parties in interest to object to entry of a Final Order are reserved. This Interim Order shall become effective immediately upon its entry. To the extent that the terms of the DIP Credit Documents differ from the terms of this Interim Order, this Interim Order shall control.
(b)    Authority to Enter Into DIP Credit Agreement, Authority Thereunder. The Debtors are hereby authorized to enter into the DIP Credit Documents, including the DIP Credit Agreement, and such additional documents, instruments and agreements as may be reasonably required by the DIP Agent to implement the terms or effectuate the purposes of this Interim Order. The Borrower is hereby authorized to borrow money under the DIP Credit Agreement, on an interim basis, up to an aggregate principal or face amount not to exceed $10 million plus amounts necessary to effect the Prepetition ABL Refinancing, and the Guarantors are hereby authorized to guaranty such borrowings, all in accordance with the terms of this Interim Order, the DIP Credit Agreement and the other DIP Credit Documents.
(c)    Use of Cash Collateral and DIP Loans. The Debtors are hereby authorized to use the Cash Collateral and proceeds of DIP Loans (as defined below) and the DIP Facility solely (i) for the Prepetition ABL Refinancing; (ii) the DIP Fees and Expenses (as defined below); (iii) the fees and expenses of Professional Persons (as defined below); and (iv) to make disbursements in the ordinary course of the Debtors' business and pay for the costs of administering these Cases in accordance with the Budget (as defined in the DIP Credit Agreement), in each case, pursuant the terms, conditions, and procedures set forth in the DIP Credit Agreement and this Interim Order, it being understood that in no event shall the Budget be construed as a cap on the payment of the items set forth in (i), (ii), and (iii) of this paragraph. Any and all of the Debtors' cash on hand as of the Commencement Date shall be deemed used and exhausted prior to the Debtors' use of the proceeds of the DIP Credit Facility, regardless of whether such cash on hand is commingled with such proceeds of the DIP Credit Facility or actually used.
(d)    Payment of DIP Fees and Expenses. The Debtors are hereby authorized to pay all reasonable fees, expenses and other amounts payable under the terms of the DIP Credit Agreement, including, without limitation, the Commitment Fee, the fees specified in the Administrative Agent’s Letter Agreement and the Exit Fee (each as defined in the DIP Credit Agreement) and all reasonable out-of-pocket costs and expenses of the DIP Agent, the Committee of Lead Lenders and the SG Lenders (as defined in the DIP Credit Agreement) in accordance with the terms of the DIP Credit Agreement (including, without limitation, the prepetition and postpetition fees and disbursements of legal counsel, financial advisors and third-party appraisers and consultants advising the DIP Agent and the Committee of Lead Lenders) (collectively, the “DIP Fees and Expenses”); provided, however, DIP Fees and Expenses shall not include, among other things, costs, fees and expenses incurred by the SG Lenders or Standard General (as defined in the DIP Credit

Agreement) relating to any litigation commenced against the SG Lenders or Standard General or any challenges to the SG Lenders' or Standard General's claims unless such litigation or challenges are brought by (a) the Committee of Lead Lenders or the Debtors or (b) against any SG Lender directly in its capacity as DIP Lender. None of the DIP Fees and Expenses shall be subject to Court approval or U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with the Court; provided, however, that the DIP Agent, the Committee of Lead Lenders and the SG Lenders shall submit copies of their professional fee summary invoices to the Debtors, the U.S. Trustee and the Committee, and the Debtors, U.S. Trustee and the Committee shall have ten (10) days from receipt thereof to object in writing to the reasonableness of such invoices; to the extent that the Debtors, U.S. Trustee or the Committee so objects to any such invoices, payment of the disputed portion of such invoices will be subject to review by the Court; provided, further, however, that such invoices may be redacted to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or any benefits of the attorney work product doctrine. In addition, the Debtors are hereby authorized to indemnify the DIP Agent and the DIP Lenders against any liability arising in connection with the DIP Credit Documents to the extent set forth in the DIP Credit Documents. All such unpaid fees, expenses and indemnities of the DIP Agent shall constitute DIP Obligations (as defined hereinafter) and the repayment thereof shall be secured by the DIP Collateral and afforded all of the priorities and protections afforded to the DIP Obligations under this Interim Order and the DIP Credit Documents. The Debtors shall pay the fees and expenses provided for in this paragraph 4 promptly after the foregoing ten (10)-day period.
(e)    Validity of DIP Credit Documents. Upon execution and delivery of the DIP Credit Documents and entry of this Interim Order, the DIP Credit Documents shall constitute valid and binding obligations of the Debtors, enforceable against each Debtor party thereto in accordance with the terms thereof. No obligation, payment, transfer or grant of security under the DIP Credit Documents as approved under this Interim Order shall be stayed, restrained, voided, voidable or recoverable under the Bankruptcy Code or under any applicable non-bankruptcy law, or subject to any defense, reduction, setoff, recoupment or counterclaim.
(f)    DIP Loans. All loans made to or for the benefit of the Debtors on or after the Commencement Date under the DIP Credit Documents, including the Prepetition Letters of Credit, which shall be and hereby are deemed re-issued under the DIP Credit Documents (collectively, the “DIP Loans”), all interest thereon and all fees, costs, expenses, indemnification obligations and other liabilities owing by the Debtors to the DIP Agent and the DIP Lenders under the DIP Credit Documents and this Interim Order and any obligations arising under the Prepetition ABL Documents after the ABL Refinancing shall hereinafter be referred to as the “DIP Obligations.” The DIP Loans: (a) shall be evidenced by the books and records of the DIP Agent or the DIP Lenders; (b) shall bear interest payable at the rates set forth in the DIP Credit Agreement; (c) shall be secured in the manner specified in paragraph 14 below and in the DIP Documents; (d) shall be payable in accordance with the terms of the DIP Credit Documents; and (e) shall otherwise be governed by the terms set forth herein and in the DIP Credit Documents.
(g)    Repayment of Prepetition ABL Credit Facility. Upon entry of this Interim Order, the Borrower shall use the proceeds of the DIP Credit Facility, as a condition to the closing of the DIP Credit Facility and the provision of liquidity thereunder, to pay in full all outstanding Prepetition ABL Obligations in accordance with the terms, conditions, and procedures set forth in the DIP Credit Agreement (the “Prepetition ABL Refinancing”).
(h)    Continuation of Prepetition Liens and Prepetition Liens Securing DIP Obligations. Until (a) the Borrower and the Guarantors have paid in full all DIP Obligations and all Prepetition Secured Obligations (in each case, other than unasserted contingent indemnification obligations), (b) the DIP Lenders’ commitments under the DIP Credit Facility have terminated, (c) all objections and challenges to (i) the liens and security interests of the Prepetition Secured Parties (including, without limitation, liens granted for adequate protection purposes) and (ii) the Prepetition Secured Obligations have been waived, denied or barred, and (d) all of the Debtors’ stipulations contained in paragraphs E(1), E(2), E(5), E(7), E(8) and E(9) of this Interim Order (collectively, the "Debtors' Stipulations") have become binding upon their estates and parties in interest in accordance with paragraph 27 below, all liens and security interests of the Prepetition Secured Parties (including, without limitation, liens granted for adequate protection purposes) shall remain valid and enforceable with the same continuing priority as described herein. Without limiting the foregoing, notwithstanding any payment of all or any portion of the Prepetition Secured Obligations, the Prepetition Liens shall continue in full force and effect and shall, and shall be deemed to, secure the full and timely payment of the DIP Obligations (separate from and in addition to the DIP Liens granted to the DIP Agent and the DIP Lenders in paragraph 14 below) until the payment in full of all of the DIP Obligations and the termination of the DIP Lenders’ commitments under the DIP Credit Facility.
(i)    DIP Liens and DIP Collateral. As security for the full and timely payment of the DIP Obligations, the DIP Agent, for the benefit of the DIP Agent and the DIP Lenders, is hereby granted, pursuant to sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, subject to (x) the Carve-Out and (y) any existing valid, perfected, enforceable and non-avoidable liens existing as of the Commencement Date that are senior to Prepetition Liens, valid, enforceable, unavoidable and fully perfected first-priority security interests in and priming liens and mortgages as set forth in the DIP Credit Documents (collectively, the “DIP Liens”) and to the extent not otherwise set forth in the DIP Credit Documents upon all existing and after-acquired tangible and intangible personal and real property and assets of each of the Debtors and all proceeds thereof, other than (i)

thirty-five percent (35%) of the outstanding voting capital stock of the Debtors’ respective first-tier Foreign Subsidiaries (as defined in the DIP Credit Agreement) and any assets directly or indirectly owned by a CFC (as defined in the DIP Credit Agreement) and any proceeds thereof and (ii) any leasehold interest (or any of rights or interests thereunder) the grant of a lien on which, notwithstanding the Bankruptcy Code, shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the obligor under any lease governing such leasehold interest or a breach or termination pursuant to the terms of, or a default under, any such lease (collectively, the “DIP Collateral”); provided that (1) the proceeds of the leasehold interests excluded from the DIP Collateral pursuant to the immediately preceding clause (ii) shall constitute DIP Collateral and (2) pending entry of the Final Order, this Interim Order does not grant, and shall not be deemed to grant, any security interests in or liens on claims and causes of action under chapter 5 of the Bankruptcy Code and similar laws, and any proceeds thereof and property received thereby, whether by judgment, settlement or otherwise (collectively, "Avoidance Actions"); provided, however, that Avoidance Actions shall not include any claims and causes of action under section 549 of the Bankruptcy Code and any proceeds thereof and property received on account thereof, whether by judgment, settlement or otherwise, and all such claims and causes, proceeds and property shall constitute DIP Collateral.
(j)    DIP Lenders’ Superprioritv Claims. In addition to the DIP Liens, subject to the Carve-Out and in accordance with sections 364(c)(1), 503 and 507 of the Bankruptcy Code, all of the DIP Obligations (including, without limitation, all DIP Loans) shall constitute allowed superpriority administrative expense claims (the “DIP Superpriority Claims”) with priority over any and all administrative expenses of the Debtors, whether heretofore or hereafter incurred, of the kind specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 364, 365, 503(b), 506(c), 507(a), 507(b), 726, 1113, 1114 or any other provisions of the Bankruptcy Code, which DIP Superpriority

Claims shall be payable from and have recourse to all prepetition and postpetition property of the Debtors, including, but not limited to, the proceeds of Avoidance Actions, and all proceeds thereof.
(k)    Funds shall not be available to the Debtors or any other party under the Exit Credit Agreement (as defined in the DIP Credit Agreement) until all conditions under the Exit Term Sheet (as defined in the DIP Credit Agreement) and the Exit Credit Agreement have been satisfied, including, without limitation, the confirmation of an Approved Plan of Reorganization (as defined in the DIP Credit Agreement).
(l)    Adequate Protection for Prepetition Lenders. Without in any way limiting the Prepetition Secured Parties' respective rights under the Bankruptcy Code, including, without limitation, section 552 of the Bankruptcy Code, the Prepetition Secured Parties are entitled, pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code, to adequate protection of their interest in their respective Cash Collateral for the sale, lease or use by the Debtors of the Prepetition Collateral, the priming of the Prepetition Liens, and the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code. The Prepetition Secured Parties shall receive and retain all rights and entitlements that a secured creditor that did not consent to the use of its cash collateral or other property or sought relief from the automatic stay and had such request been overruled would otherwise receive and/or retain. In addition, the Prepetition Secured Parties are hereby granted the following:
Section 1.    Effective and perfected upon the date of entry of this Interim Order and without the necessity of the execution of any mortgages, security agreements, pledge agreements, financing statements or other agreements, the Prepetition Secured Parties’ Adequate Protection Liens and the Adequate Protection Priority Claims, which shall secure the payment of an amount equal to the diminution in the value of the Prepetition Secured Parties’ interests in the Prepetition Collateral from and after the Commencement Date, including, without limitation, any such diminution resulting from: (A) the use by the Borrower of such collateral and cash and property constituting proceeds of such collateral, (B) the imposition of those liens granted to the DIP Lenders which will prime the Prepetition Secured Parties’ prepetition liens, (C) the Carve-Out, (D) the imposition of the automatic stay pursuant to section 362(a) of the Bankruptcy Code and/or (E) any other reason (the “Adequate Protection Obligations”).
Section 2.    To give effect to the Prepetition Secured Parties’ intent to recognize the priorities established in the Prepetition Senior Notes Intercreditor Agreement, the priority of the Adequate Protection Liens shall be as follows: pursuant to section 364(c) of the Bankruptcy Code, and subject only to the DIP Liens, any existing, valid, perfected, enforceable and non-avoidable liens that are senior to the DIP Liens, and the Carve-Out, (1) the Adequate Protection Liens granted to the Prepetition ABL Agent and Prepetition ABL Lenders (x) shall constitute first-priority security interests in and liens upon DIP Collateral that is also Prepetition ABL Collateral in which the Prepetition ABL Agent, for the benefit of itself and the Prepetition Lenders, has a first-priority security interest pursuant to the Prepetition Senior Notes Intercreditor Agreement (the “Prepetition ABL First Lien Collateral”); (y) shall constitute second-priority security interests in and liens upon DIP Collateral that is Prepetition Notes First Lien Collateral (as defined below); and (z) shall be pari passu in priority with regard to all other DIP Collateral that is neither Prepetition ABL First Lien Collateral nor Prepetition Notes First Lien Collateral, and (2) the Adequate Protection Liens granted to the Prepetition Senior Notes Trustee and Prepetition Senior Noteholders (x) shall constitute first-priority security interests in and liens upon DIP Collateral that is also Prepetition Senior Notes Collateral that the Prepetition Senior Notes Trustee, for the benefit of itself and the Prepetition Senior Noteholders, has a first-priority security interest in pursuant to the Prepetition Senior Notes Intercreditor Agreement (the “Prepetition Notes First Lien Collateral”); (y) shall constitute second-priority security interests in and liens upon DIP Collateral that is Prepetition ABL First Lien

Collateral; and (z) shall be pari passu in priority with regard to all other DIP Collateral that is neither Prepetition ABL First Lien Collateral nor Prepetition Notes First Lien Collateral.
Section 3.    As additional adequate protection, and subject to the Budget, the Debtors shall pay to the Prepetition ABL Agent and the Prepetition Senior Notes Trustee (i) immediately upon entry of this Interim Order, in the form of cash payments equal to all accrued and unpaid reasonable and documented fees and out-of-pocket expenses (including, but not limited to, the fees owed to the Prepetition ABL Agent for its services as administrative agent and collateral agent and the Prepetition Senior Notes Trustee for its services as indenture trustee and collateral agent, and the fees and out-of-pocket expenses of the respective counsel to the Prepetition ABL Agent and the Prepetition Senior Notes Trustee) owing to such parties and incurred before the Commencement Date; and (ii) from time to time after the Commencement Date, in the form of cash payments equal to all reasonable and documented fees and out-of-pocket expenses (including, but not limited to, the fees owed to the Prepetition ABL Agent for its services as administrative agent and collateral agent and the Prepetition Senior Notes Trustee for its services as indenture trustee and collateral agent, and the fees and out-of-pocket expenses of the respective counsel to the Prepetition ABL Agent and the Prepetition Senior Notes Trustee) (all such payments, the “Adequate Protection Payments”). None of the fees and expenses payable pursuant to this paragraph 12(C) shall be subject to separate approval by this Court (but this Court shall resolve any dispute as to the reasonableness of any such fees and expenses) or United States Trustee guidelines, and no recipient of any such payment shall be required to file any interim or final fee application with the Court with respect thereto; provided, however, that the Prepetition ABL Agent and the Prepetition Senior Notes Trustee shall submit copies of their professional fee invoices to the Debtors, the U.S. Trustee and the Committee; and the Debtors, U.S. Trustee and the Committee shall have ten (10) days from receipt thereof to object in writing to the reasonableness of such invoices; to the extent that the Debtors, U.S. Trustee or the Committee so objects to any such invoices, payment of the allegedly unreasonable portion of such invoices will be subject to review by the Court; provided, further, however, that such invoices may be redacted to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or any benefits of the attorney work product doctrine. The Debtors shall pay the fees and expenses provided for in this paragraph 12(C) promptly after the foregoing ten (10)-day period.
Section 4.    The consent of the Prepetition Secured Parties to the priming of their liens by the DIP Liens is limited to the DIP Credit Facility presently before the Court and shall not extend to any other postpetition financing or to any modified version of the DIP Credit Facility. Furthermore, the consent of the Prepetition Secured Parties to the priming of their liens by the DIP Liens does not constitute, and shall not be construed as constituting, an acknowledgment or stipulation by the Prepetition Secured Parties that their interests in the Prepetition Collateral are adequately protected pursuant to this Interim Order or otherwise, and, to the extent of any dispute regarding the payment or entitlement to adequate protection, including adequate protection granted pursuant to this Interim Order, the Debtors shall retain the burden of proof.
(a)    Automatic Effectiveness of Liens. Except as expressly set forth herein (including, without limitation, with respect to the Carve-Out), the liens granted pursuant to this Interim Order shall not be (a) subject to any lien that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code or (b) subordinated to or made pari passu with any other lien under sections 363 and 364 of the Bankruptcy Code other than as explicitly provided herein. The DIP Liens and the Adequate Protection Liens shall not be subject to challenge and shall attach and become valid, perfected, enforceable, non-avoidable and effective by operation of law as of the Commencement Date without any further action by the Debtors, the DIP Agent, the DIP Lenders, the Prepetition Secured Parties, and without the necessity of execution by the Debtors, or the filing or recordation, of any financing statements, guaranty agreements, security agreements, vehicle lien applications, mortgages, filings with the U.S. Patent and Trademark Office, or other documents or the taking of any other actions. All DIP Collateral shall be free and clear of other liens, claims and encumbrances, except the Carve-Out and other permitted liens and encumbrances as provided herein and in the DIP Credit Agreement. If the DIP Agent hereafter requests that the Debtors execute and deliver to the DIP Agent financing statements, guaranty agreements, security agreements, collateral assignments, mortgages or other instruments and documents considered by the DIP Agent to be reasonably necessary or desirable to further evidence the perfection of the DIP Liens, the Debtors are hereby authorized to execute and deliver such financing statements, security agreements, mortgages, collateral assignments, instruments and documents, and the DIP Agent is hereby authorized to file or record such documents in its discretion, in which event all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Interim Order.
(b)    Carve Out.
(i)    Upon the DIP Agent’s issuance of a Carve-Out Trigger Notice (as defined below), the DIP Collateral, the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Priority Claims, and the Adequate Protection Liens shall be subject to the payment of the Carve-Out. For purposes of this Order, the “Carve-Out” shall mean, collectively: the sum of (i) all fees required to be paid to the clerk of the Court and to the U.S. Trustee under section 1930(a) of title 28 of the United States Code and 31 U.S.C. §3717, (ii) all reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code not to exceed $100,000, (iii) all accrued and unpaid claims for unpaid fees, costs, disbursements, charges and expenses incurred at any time before the Carve-Out Trigger Date (as defined below), or any monthly fees payable to estate professionals (but not any success or transaction fees), in each case, by persons or firms retained by the Debtors or the Committee whose retention is approved by the Court pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code (collectively, the

“Professional Persons,” and the fees, costs and expenses of Professional Persons, the “Carve-Out Expenses”), to the extent such Carve-Out Expenses are allowed by the Court at any time (i.e., before or after the Carve-Out Trigger Date) on a final basis; and (iv) all Carve-Out Expenses incurred on and after the Carve-Out Trigger Date by Professional Persons and allowed by the Court at any time, whether before or after the Carve-Out Trigger Date, whether by interim order, procedural order or otherwise; provided, that, the payment of any Carve-Out Expenses of the Professional Persons (but excluding fees and expenses of third party professionals employed by individual members of the Committee) incurred on or after the Carve-Out Trigger Date and allowed by the Court at any time, whether before or after the Carve-Out Trigger Date, on a final basis, shall not exceed $2,000,000 in the aggregate (the “Professional Expense Cap”); provided, that (A) any payments actually made in respect of Carve-Out Expenses of the Professional Persons incurred on or after the Carve-Out Trigger Date and allowed by the Court at any time, whether before or after the Carve-Out Trigger Date, on a final basis, shall reduce the Professional Expense Cap on a dollar-for-dollar basis and (B) for the avoidance of doubt, so long as no Carve-Out Trigger Date has occurred, the payment of Carve-Out Expenses shall not reduce the Professional Expense Cap. For the purposes of the foregoing, “Carve-Out Trigger Date” means the first business day after (A) the occurrence and during the continuance of (x) an Event of Default under this Agreement or (y) a default by any Borrower in any of its obligations under any Chapter 11 Order, in each case, unless such Event of Default or default is cured or waived, and (B) delivery of written notice thereof (the “Carve-Out Notice”) by the DIP Agent to (1) the U.S. Trustee, (2) the Borrower Representative (as defined in the DIP Credit Agreement) and counsel to the Debtors, and (3) counsel for the Committee. For the avoidance of doubt, the Carve-Out shall be senior to any claims arising under or relating to and liens securing the DIP Facility, the Prepetition Secured Obligations, including, without limitation, any administrative or superpriority claims and all forms of adequate protection liens or security interests. In any event, the DIP Agent and the Prepetition ABL Agent reserve the right to review and object to any fee statement, interim application or monthly application issued or filed by estate professionals. Any funding or payment of the Carve-Out shall be added to, and made a part of, the DIP Obligations and adequate protection and shall be otherwise entitled to the protections granted under this Interim Order, the DIP Documents, the Bankruptcy Code, and applicable law.
(ii)    Immediately upon delivery of a Carve-Out Notice, no Cash Collateral, proceeds of the DIP Credit Facility or any other cash of the Debtors shall be applied toward any of the DIP Obligations unless and until the Debtors have transferred from their concentration account to a segregated account (the “Carve-Out Account”) not subject to the control of the DIP Agent, DIP Lenders or the Prepetition Secured Parties an amount equal to the Professional Expense Cap plus an amount equal to the aggregate unpaid fees, costs and expenses described in clause (iii) of the definition of “Carve-Out” as reasonably determined by a good faith estimate of the applicable Professional Person. The Carve-Out Account and the proceeds on deposit in the Carve-Out Account shall be available only to satisfy obligations benefitting from the Carve-Out and shall not constitute DIP Collateral, except that the DIP Lenders and Prepetition Secured Parties shall retain security interests in any residual interests in the Carve-Out Account available following satisfaction in full of all obligations benefitting from the Carve-Out, and shall receive distributions on accounts of such residual interests.
(iii)    For the avoidance of doubt, the Carve-Out shall be senior to any claims arising under or relating to and liens securing the DIP Facility, the Prepetition ABL Obligations, the Prepetition Secured Notes Obligations, including, without limitation, any administrative or superpriority claims and all forms of adequate protection liens or security interests related to any of the foregoing.

(c)    Investigation of Prepetition Liens. The Debtors shall not assert or prosecute, and no portion of the DIP Credit Facility, the DIP Collateral, the Prepetition Collateral, the Cash Collateral, or the Carve-Out, and no disbursements set forth in the Budget, shall be used for the payment of professional fees, disbursements, costs or expenses incurred in connection with (a) asserting or prosecuting any claims or causes of action against the Prepetition Secured Parties, the DIP Agent, or the DIP Lenders, or (b) challenging or raising any defenses to the Prepetition Obligations or the DIP Obligations, or the liens of the Prepetition Secured Parties, the DIP Agent, the DIP Lenders, or the Prepetition Secured Parties. Notwithstanding the foregoing, (i) the Debtors shall be permitted to contest the occurrence and/or continuance of an Event of Default in accordance with the terms and conditions of this Interim Order and (ii) no more than $50,000 of the proceeds of the DIP Credit Facility or the DIP Collateral or Cash Collateral may be used by the Committee to investigate the prepetition liens and claims of the Prepetition Secured Parties.
(d)    Cash Management System. The cash management system described in the Debtors' motion seeking authorization to use such system (among other relief) or in the DIP Credit Agreement (the “Cash Management System”) and all accounts established in connection therewith shall be used for the purposes and on the terms and conditions set forth in the DIP Credit Agreement and the other DIP Credit Documents. The Debtors and the DIP Agent are further authorized to enter into any additional agreements providing for the establishment of lock boxes, blocked accounts or similar arrangements in favor of the DIP Agent for purposes of facilitating cash collections from the Debtors in accordance with the terms of the DIP Credit Agreement, and to give directions and instructions to the depository banks (including, without limitation, Capital One, National Association and its affiliates) at which the Debtors' bank accounts are maintained (or amend control agreements with such depository banks) in order to direct the Debtors' cash collections to be transferred to the DIP Funding Account pursuant to (and as defined in) the DIP Credit Agreement.

(e)    Shared Control Between Prepetition Agent and DIP Agent; Access; Insurance. The Prepetition ABL Agent shall immediately share dominion and control with the DIP Agent with respect to each depository account of the Debtors or other third party that was subject to a deposit account control agreement with the Prepetition ABL Agent as of the Commencement Date, and each of such deposit account control agreements shall hereafter be enforceable by the DIP Agent against, and binding upon, each depository institution party thereto until the DIP Obligations have been paid in full in cash and the DIP Credit Agreement shall have been terminated, after which such deposit account control agreements shall again be solely enforceable by the Prepetition ABL Agent. Notwithstanding anything contained herein to the contrary and without limiting any other rights or remedies of the DIP Agent, for the ratable benefit of the DIP Lenders, contained in this Interim Order or the DIP Credit Documents, or otherwise available at law or in equity, and subject to the terms of the DIP Credit Agreement and this Interim Order, upon reasonable prior written notice to the landlord of any leased premises that an Event of Default has occurred and is continuing under the DIP Credit Documents, the DIP Agent may, subject to any separate agreement by and between such landlord and the DIP Agent and applicable non-bankruptcy law (each, a “Separate Agreement”), enter upon any leased premises of the Debtors for the purpose of exercising any remedy (in accordance with the terms of the DIP Credit Agreement and this Interim Order) with respect to the DIP Collateral located thereon and, subject to such Separate Agreement, shall be entitled to all of the Debtors’ rights and privileges as lessee under such lease without interference from the landlord(s) thereunder; provided that, subject to such Separate Agreement, the DIP Agent shall only pay rent of the Debtors that first accrues after the DIP Agent’s written notice referenced above and that is payable during the period of such occupancy by the DIP Agent, calculated on a per diem basis. Nothing herein shall require the DIP Agent to assume any lease as a condition to the rights afforded to the DIP Agent in this paragraph 17. Upon entry of this Interim Order, the Prepetition ABL Agent and the DIP Agent shall be, and shall be deemed to be, without any further action or notice, named as additional insureds and loss payees on each insurance policy maintained by the Debtors which in any way relates to the DIP Collateral.
(f)    Section 506(c) and 552(b) Waivers. Upon the entry of a Final Order, the Debtors (on behalf of themselves and their estates) shall irrevocably waive, and shall be prohibited from asserting, (i) any surcharge claim under section 506(c) of the Bankruptcy Code or otherwise for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the DIP Agent, the DIP Lenders, the Prepetition Secured Parties upon, the DIP Collateral and the Prepetition Collateral, and (ii) the “equities of the case” exception under section 552(b) of the Bankruptcy Code in connection with the DIP Facility. In no event shall the DIP Agent or the DIP Lenders be subject to the equitable doctrine of marshaling or any similar doctrine with respect to the DIP Collateral or the Prepetition Collateral unless consented to by the DIP Agent.
(g)    Restrictions on Granting Post-Petition Liens. Except for the Carve-Out, liens and claims otherwise permitted pursuant to section 7.03(a) of the DIP Credit Agreement or as expressly set forth in this Interim Order, it shall constitute an Event of Default if any of the Debtors incurs or requests authority to incur a claim or grants a lien (or a claim or lien is allowed) having a priority superior to or pari passu with those granted pursuant to this Interim Order to the DIP Agent and the DIP Lenders, or the Prepetition Secured Parties, respectively, at any time during which any portion of the DIP Credit Facility (or any refinancing thereof), the DIP Obligations or the adequate protection obligations owing to the Prepetition Secured Parties remains outstanding; provided, however, that the Debtors shall be entitled to incur such liens or request such authority in connection with obtaining postpetition financing, loans or financial accommodations (or a request therefor) that will indefeasibly repay in full all DIP Obligations; provided, further, however, that in connection with the seeking or obtaining of such postpetition financing, loans, or financial accommodations, the Debtors may not rely on the consent of the Prepetition Secured Parties to the relief granted in this Interim Order and any and all such consent shall be deemed to have automatically terminated.

(h)    Binding Nature of Order; Order Controls. The provisions of this Interim Order shall be binding upon the Debtors and their respective successors and assigns (including, without limitation, any trustee or other fiduciary hereafter elected or appointed for or on behalf of any Debtor’s estate or with respect to its property). In the event of any inconsistency between the provisions of this Interim Order and any of the DIP Documents, the provisions of this Interim Order shall govern.
(i)    Survival of Order. The provisions of this Interim Order and any actions taken pursuant thereto (a) shall survive the entry of any order: (i) confirming any plan of reorganization in any of the Cases; (ii) converting any of the Cases to a case under chapter 7 of the Bankruptcy Code; or (iii) dismissing any of the Cases; and (b) shall continue in full force and effect notwithstanding the entry of any such order, and the claims, liens, and security interests granted pursuant to this Interim Order shall maintain their priority as provided by this Interim Order until all of the DIP Obligations are indefeasibly paid in full and discharged in accordance with the terms of the DIP Credit Agreement. The DIP Obligations shall not be discharged by the entry of any order confirming any plan of reorganization in any of the Cases, and the Debtors shall, and shall be deemed to, waive any such discharge pursuant to section 1141(d)(4) of the Bankruptcy Code.
(j)    Protection under Section 364(e) of the Bankruptcy Code. If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, such reversal, modification, vacation or stay shall not affect (i) the validity of any DIP Obligations or adequate protection obligations owing to the DIP Agent, the DIP Lenders, and the Prepetition Secured Parties incurred prior to the actual receipt by the DIP Agent or the Prepetition Agent, as applicable, of written notice of the effective date of such reversal, modification, vacatur or stay, or (ii) the validity or enforceability of any claim, lien, security interest or priority authorized or created hereby or pursuant to the DIP Credit Documents with respect to any DIP Obligations or adequate protection rights of the Prepetition Secured Parties. Notwithstanding any such reversal, modification, vacatur or stay, any use of Cash Collateral or the incurrence of DIP Obligations or adequate protection rights of the Prepetition Secured Parties prior to the actual receipt by the DIP Agent, the Prepetition ABL Agent, and the Prepetition Senior Notes Trustee, as applicable, of written notice of the effective date of such reversal, modification, vacatur or stay, shall be governed in all respects by the provisions of this Interim Order, and the DIP Agent, the DIP Lenders, and the Prepetition Secured Parties shall be entitled to all of the rights, remedies, protections and benefits granted under section 364(e) of the Bankruptcy Code, this Interim Order and the DIP Credit Documents with respect to all uses of Cash Collateral and the incurrence of DIP Obligations and adequate protection obligations owing to the Prepetition Lenders.
(k)    Events of Default. Except as otherwise provided in this Interim Order or to the extent the DIP Agent may otherwise agree in writing, any occurrence of an “Event of Default” pursuant to the DIP Credit Agreement shall constitute an event of default hereunder, unless the DIP Agent has waived such default in accordance with the DIP Credit Documents (each, an “Event of Default”); provided that it shall not be an Event of Default in the event any cash proceeds generated by operations and activities of the AA UK Subsidiaries (as defined in the DIP Credit Agreement) (including cash proceeds from the closure and/or liquidation of stores (and the inventory contained therein) of the AA UK Subsidiaries) are applied to repay the SG Debt (as defined in the DIP Credit Agreement), so long as such cash proceeds are applied in accordance with the Budget.
(l)    Modification of Stay. The automatic stay provisions of section 362 of the Bankruptcy Code shall be automatically vacated and modified to the extent necessary to permit the DIP Agent and the DIP Lenders to exercise, upon the occurrence and during the continuation of any Event of Default and, in each case, after the provision by the DIP Agent to the Debtors of five (5) business days’ prior written notice of such Event of Default (such five (5)-business day period, the “Remedies Notice Period”), which written notice shall be served by the DIP Agent via electronic mail or facsimile on the Debtors, counsel to the Debtors, counsel to the Committee of Lead Lenders, counsel to the Prepetition ABL Agent, Counsel to the Prepetition Senior Notes Trustee, counsel to the Committee (or, in the event no Committee has been appointed, to the Top 30 Creditors) and the U.S. Trustee and filed with the Court by counsel to the DIP Agent, all rights and remedies provided for in the DIP Credit Documents, and to take any or all of the following actions without further order of or application to this Court following the conclusion of the Remedies Notice Period and in the absence of a determination by the Court that an Event of Default has not occurred and/or is not continuing: (a) immediately terminate the Debtors’ use of Cash Collateral and cease making any DIP Loans to the Debtors; (b) immediately declare all DIP Obligations to be immediately due and payable; (c) immediately terminate the commitment to enter into the Exit Credit Agreement or provide any exit financing; (d) immediately set off any and all amounts in accounts maintained by the Debtors with the DIP Agent or any of the DIP Lenders against the DIP Obligations, or otherwise enforce rights against the DIP Collateral in the possession of any of the DIP Lenders for application towards the DIP Obligations; and (e) take any other actions or exercise any other rights or remedies permitted under this Interim Order, the DIP Credit Documents or applicable law to effect the repayment of the DIP Obligations. The automatic stay under section 362(a) of the Bankruptcy Code shall be automatically vacated and modified as provided above unless and until the Court has determined that an Event of Default has not occurred and/or is not continuing. For the avoidance of doubt, neither the DIP Agent nor any of the DIP Lenders shall exercise any such rights and remedies on account of an Event of Default until after expiration of the Remedies Notice Period. Any party in interest’s sole recourse with respect to opposing such modification of the automatic stay under section 362(a) of the Bankruptcy Code shall be to contest the occurrence and/or continuance of an Event of Default. During the Remedies Notice Period, the Debtors shall be entitled to (x) use the proceeds of the DIP Facility or the Cash Collateral in accordance with the Budget and fund the Carve-Out (in accordance with the procedures set forth herein), (y) contest the occurrence and/or continuance of the an Event of Default and (z) to seek and obtain an emergency hearing before the Court, with proper notice to the DIP Agent, solely for the purpose of contesting whether an Event of Default has occurred and/or is continuing. The rights and remedies of the DIP Agent and the DIP Lenders specified herein are cumulative and not exclusive of any rights or remedies that the DIP Agent and the DIP Lenders may have under the DIP Credit Documents or otherwise. The Borrower shall cooperate fully with the DIP Agent and the DIP Lenders in their exercise of rights and remedies, whether against the DIP Collateral or otherwise.
(m)    Limitations on Borrowings. It shall constitute an Event of Default if any of the Debtors obtain authorization from the Court for the Debtors or their estates to borrow money (other than in accordance with the DIP Credit Agreement) from any person other than the DIP Lenders; provided, however, that the Debtors may request and obtain such authorization in connection with postpetition financing, loans or financial accommodations that will indefeasibly repay in full all DIP Obligations; provided, further, however, that in connection with the seeking or obtaining of such postpetition financing, loans, or financial accommodations, the Debtors may not rely on the consent of the Prepetition Secured Parties to the relief granted in this Interim Order and any and all such consent shall be deemed to have automatically terminated.
(n)    Modifications of DIP Credit Agreement and Budgets. The Debtors are hereby authorized, without further order of this Court, to enter into agreements with the DIP Agent, with the consent of the Required Lenders, providing for any non-material modifications to the DIP Credit Agreement or of any other modifications to the DIP Credit Agreement necessary to conform the DIP Credit Agreement to this Interim Order; provided, however, that the Debtors shall provide notice of any material modification or amendment to the DIP Credit Agreement that is adverse to the Debtors’ estates to counsel to the Committee, counsel to the Prepetition ABL Agent, Counsel to the Prepetition Senior Notes Trustee, counsel to the Committee of Lead Lenders, and the U.S. Trustee, each of whom shall have five (5) days from the date of such notice within which to object in writing to such modification or amendment. If the Committee or the U.S. Trustee timely objects to any such material modification or amendment to the DIP Credit Agreement, such modification or amendment shall only be permitted pursuant to an order of this Court.
(o)    Stipulations Regarding Prepetition Obligations and Prepetition Liens Binding on Parties in Interest. The Debtors' Stipulations shall be binding on the Debtors’ estates and all parties in interest, including, without limitation, the Committee, unless (a) the Committee, or another party in interest (other than any of the Debtors) with standing and requisite authority, has timely commenced a contested matter or adversary proceeding (subject to the limitations set forth in paragraph 15 hereof) (a “Challenge”) challenging the amount, validity or enforceability of the Prepetition Obligations, or the perfection or priority of the Prepetition Liens, or otherwise asserting any objections, Claims or causes of action on behalf of the Debtors’ estates against the Prepetition Agent or the Prepetition Lenders relating to the Prepetition Obligations or the Prepetition Liens no later than the earlier of the date that is (X) seventy-five (75) days after the Commencement Date or (Y) sixty (60) days after the appointment of the Committee, and (b) to the extent the Court rules in favor of the plaintiff in any such timely and properly filed Challenge. If no such Challenge is timely commenced as of such date then, without further order of the Court, (x) the claims, liens and security interests of the Prepetition Secured Parties shall, without further order of the Court, be deemed to be finally allowed for all purposes in the Cases and any subsequent chapter 7 cases and shall not be subject to challenge or objection by any party in interest as to validity, priority, amount or otherwise, and (y) without further order of the Court, the Debtors and their estates shall be deemed to have released any and all claims or causes of action against Prepetition Secured Parties with respect to the Prepetition Credit Documents or any related transactions. Notwithstanding anything to the contrary herein, if no Challenge is timely commenced, the Debtors' Stipulations shall be binding on the Debtors’ estates, the Committee and all parties in interest. If a Challenge is timely commenced, the Debtors' Stipulations shall be binding on the Debtors’ estates and all parties in interest except to the extent such stipulations are specifically challenged in such Challenge as and when originally filed (ignoring any relation back principles). To the extent a Challenge is withdrawn, denied or overruled, the Debtors' Stipulations specifically challenged in such Challenge also shall be binding on the Debtors’ estates and all parties in interest.
(p)    Termination of Commitments and Right to Use Cash Collateral. All commitments of the DIP Lenders and any consent or right of the Debtors to use Cash Collateral shall terminate and all amounts owing under the DIP Credit Facility shall be due and payable, on the earliest to occur of the following events (collectively, the "Cash Collateral Termination Events"): (a) in the event the Final Order has not been entered by the Court within forty-five (45) days after the entry of this Interim Order, (b) in the event the Court declines to enter the Final Order, (c) the effective date of a confirmed plan, (d) subject to the other terms and conditions of this Interim Order, the Borrower’s receipt of written notice (which notice may be delivered to the Debtors by facsimile or other electronic means of communication and in accordance with the DIP Credit Agreement) of the occurrence of an Event of Default (such notice, a “Carve-Out Trigger Notice”), (e) the payment in full in cash of the DIP Obligations and (f) as otherwise provided in the DIP Credit Agreement; provided that the Cash Collateral Termination Events set forth in the immediately preceding clauses (b), (d) and (f) shall be subject to the Remedies Notice Period.
(q)    Master Proof of Claim. Notwithstanding any order entered by the Court in relation to the establishment of a bar date in any of the Cases or any successor cases to the contrary, none of the Prepetition Secured Parties will be required to file proofs of claim in any of the Cases or any successor cases for any claims arising under the Debtors' Stipulations, the Prepetition Credit Documents, and such stipulations shall be deemed to constitute a timely filed proof of claim for the Prepetition Secured Parties with regard to all claims arising under the Prepetition Credit Documents. Notwithstanding the foregoing, the Prepetition ABL Agent, for the benefit of itself and the Prepetition Lenders, and the Prepetition Senior Notes Trustee, for the benefit of itself and the Prepetition Senior

Noteholders, are authorized and entitled, in their sole discretion, but are not required, to file (and amend and/or supplement, as each sees fit) a proof of claim and/or proofs of claim in each of the Cases or any successor cases for any claim described herein.
(r)    Final Hearing. The Final Hearing is scheduled for October __, 2015, at __:00 _.m. (prevailing Eastern Time) before this Court. Any objections by creditors or other parties in interest to any provisions of this Interim Order shall be deemed waived unless timely filed and served in accordance with this paragraph 30. The Debtors shall promptly serve notice of entry of this Interim Order and the Final Hearing on the appropriate parties in interest in accordance with the Federal Rules of Bankruptcy Procedures and the Local Rules. Without limiting the foregoing, the Debtors shall promptly serve a notice of entry of this Interim Order and the Final Hearing, together with a copy of this Interim Order, by first class mail, postage prepaid, facsimile, electronic mail or overnight mail upon the Notice Parties. The notice of the entry of this Interim Order and the Final Hearing shall state that objections to the entry of a Final Order shall be filed with the United States Bankruptcy Court for the District of Delaware by no later than 5:00 p.m. (prevailing Eastern Time) on October ____, 2015 (the “Objection Deadline”). The continued availability of the DIP Credit Facility shall be subject to the entry in the Cases, not later than the earlier of thirty (30) days after the entry of this Interim Order of a Final Order, following proper notice and hearing thereon, which is in all respects reasonably satisfactory to the DIP Agent, the DIP Lenders, and the Prepetition Senior Notes Trustee.
Dated: October __, 2015.
_____________________________________
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT G

JOINDER AGREEMENT
[    ], 2015
The undersigned (“Transferee”) hereby acknowledges that it has reviewed and understands the Restructuring Support Agreement, dated as of October [__], 2015, a copy of which is attached hereto as Annex I (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among American Apparel Inc., a Delaware corporation (“American Apparel”), and its direct and indirect subsidiaries parties thereto (the “Company”) and the entities and persons named therein as “Supporting Parties”, and that it has been represented, or has had the opportunity to be represented, by counsel with respect to the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.
1.    Agreement to be Bound. The Transferee hereby agrees to be bound by all of the terms of the Agreement. The Transferee shall hereafter be deemed to be a “Supporting Party” and a “Party” for all purposes under the Agreement and with respect to all Claims and Interests held by such Transferee.
2.    Representations and Warranties. The Transferee hereby makes the representations and warranties of the Supporting Parties set forth in Section 9 of the Agreement to each other Party or only the Company (as applicable).
3.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Transferee has caused this Joinder Agreement to be executed as of the date first written above.

Name of Transferor:
Name of Transferee:

By:
Name:
Title:
Notice Address:

Attention:
with a copy to:

Attention:

Principal Amount of Note Claims: $
Principal Amount of Other Claims: $

[Joinder Agreement to Restructuring Support Agreement Signature Page]

ANNEX I

RESTRUCTURING SUPPORT AGREEMENT